As filed with the Securities and Exchange Commission on May 12, 2000

Registration No. 333-34974

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NM ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4813 (Primary Standard Industrial Classification Code Number)	54-1983517 (I.R.S. Employer Identification No.)

Gary D. Begeman, Esq.
Senior Vice President and General Counsel
NEXTLINK Communications, Inc.
1505 Farm Credit Drive
McLean, VA 22102
(703) 547-2000
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)	NM Acquisition Corp. 1505 Farm Credit Drive McLean, VA 22102 (703) 547-2000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copies to:

Bruce R. Kraus, Esq. Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Michael J. Kennedy, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300

     Approximate date of commencement of proposed sale of securities to the public: At the effective time of the merger of NEXTLINK Communications, Inc. and Concentric Network Corporation with and into Registrant, which shall occur as soon as practicable after the effective date of this Registration Statement and the satisfaction of or waiver of all conditions to the closing of such merger.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  [   ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering.  [   ]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CONCENTRIC LOGO

To Our Stockholders:

      I am pleased to announce the proposed merger with NEXTLINK Communications, Inc. This merger will create a combined company offering a broad set of solutions for telecommunications and Internet services.

      The merger is structured so that Concentric and NEXTLINK will merge into a third company, named NM Acquisition Corp., which has been formed for this purpose and which, following the merger, will be known as NEXTLINK Communications, Inc. This merger is described in detail in the attached document.

      In the merger, if the average trading price of NEXTLINK common stock is between $69.23 and $90.91 per share, then for each share of Concentric common stock you hold, you will receive common stock of the combined company worth $45 per share. Holders of Concentric common stock will receive a higher amount if the average trading price of NEXTLINK common stock is higher than $90.91 per share, and will receive a lower amount if the average trading price of NEXTLINK common stock is lower than $69.23 per share. For a more detailed discussion, including a discussion of adjustments to the exchange ratio necessary to reflect NEXTLINK’s proposed class A common stock split, please see the section entitled “Questions and Answers About the Merger” beginning inside on page iv.

      You will be asked to vote upon the merger agreement and the merger with NEXTLINK at a special meeting of Concentric stockholders. The date, time and place of this special meeting is:

Thursday, June 15, 2000

1:00 p.m. local time
Concentric Network Corporation
1400 Parkmoor Avenue
San Jose, California 95126-3429

      The merger cannot be consummated unless the holders of a majority of shares of Concentric common stock approve the merger agreement and the merger. Only stockholders who hold shares of Concentric common stock at the close of business on May 10, 2000, the record date, will be entitled to vote at the special meeting.

      We are very excited by the opportunities we see for the combined company. After careful consideration, your board of directors has unanimously determined that the terms and conditions of the merger are fair to and in the best interests of you, the Concentric stockholders, and has recommended that you approve the merger agreement and merger.

      Please carefully read this document for detailed information about NEXTLINK, the combined company and the merger. Your vote is very important regardless of the number of shares you own. Whether or not you expect to attend the special meeting, please mark, date, sign and promptly return the accompanying proxy in the enclosed postage-prepaid envelope, so that your shares may be represented at the special meeting. Returning your proxy does not deprive you of your right to attend the special meeting and vote your shares in person.

Very truly yours,

NOTHHAFT SIGNATURE

Henry R. Nothhaft
Chairman, President and
Chief Executive Officer

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this proxy statement/information statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/information statement/prospectus. Any representation to the contrary is a criminal offense.

      This proxy statement/information statement/prospectus is dated May 12, 2000 and is first being mailed to Concentric stockholders on or about May 15, 2000

CONCENTRIC LOGO

CONCENTRIC NETWORK CORPORATION

1400 PARKMOOR AVENUE
SAN JOSE, CA 95126

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY JUNE 15, 2000

To Our Stockholders:

      Notice is hereby given that a special meeting of stockholders of Concentric Network Corporation will be held on Thursday, June 15, 2000  at 1:00 p.m., Pacific Daylight Time, at the principal executive offices of Concentric at 1400 Parkmoor Avenue, San Jose, California 95126-3429, for the following purpose:

      To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 10, 2000, by and among Concentric, NEXTLINK Communications, Inc., Eagle River Investments, L.L.C., Craig O. McCaw and NM Acquisition Corp., and to approve the acquisition of Concentric by NEXTLINK by means of a merger of both Concentric and NEXTLINK into NM Acquisition Corp., a company formed for this purpose. We describe the merger and the merger agreement more fully in the accompanying proxy statement/information statement/prospectus, which we urge you to read. This document is also a prospectus of NM Acquisition Corp. relating to the shares of NM Acquisition Corp. common stock to be issued in the merger, and an information statement for the stockholders of NEXTLINK.

      Only stockholders of record of Concentric common stock at the close of business on May 10, 2000 are entitled to vote at the special meeting or any adjournments or postponements of the special meeting. YOUR VOTE IS VERY IMPORTANT. Approval of the merger proposal, requires the favorable vote of the holders of a majority of the outstanding shares of Concentric common stock. A FAILURE BY A HOLDER OF CONCENTRIC COMMON STOCK TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE “ABSTAIN” BOX ON THE PROXY, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

      Please mark, date, sign and promptly return your proxy whether or not you plan to attend the special meeting.

      The board of directors of Concentric has unanimously approved the merger and the merger agreement and determined that the merger is advisable and in the best interests of Concentric and its stockholders. After careful consideration, the Concentric board of directors unanimously recommends that the Concentric stockholders vote “FOR” the proposal.

By Order of the Board of
Directors

NOTHHAFT SIGNATURE

Henry R. Nothhaft
Chairman, President and
Chief Executive Officer

May 12, 2000

[NEXTLINK LOGO]

Dear NEXTLINK Stockholder:

      The board of directors of NEXTLINK Communications, Inc. has approved the merger of NEXTLINK and Concentric Network Corporation. In the merger, among other things, NEXTLINK and Concentric will each merge with and into NM Acquisition Corp., a Delaware corporation without any operations or material assets which was formed in connection with the merger and which, following the merger, will change its name to NEXTLINK Communications, Inc.

      Eagle River Investments, L.L.C., which owns shares representing more than 50% of the total voting power of all outstanding NEXTLINK common stock, agreed in connection with the execution of the merger agreement to approve the merger and did so on May 10, 2000. Under Delaware law and the terms of NEXTLINK’s certificate of incorporation and bylaws, Eagle River’s approval is sufficient to approve the merger and the merger agreement. For this reason, NEXTLINK is not calling a meeting of its stockholders to vote on the merger and the merger agreement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      Although we are not asking you for a proxy and ask that you not send us one, we are furnishing this information statement in order to provide you with important information about the merger. Please read this document and the attached merger agreement carefully. This document is also a prospectus of NM Acquisition Corp. relating to the shares of NM Acquisition Corp. common stock to be issued in the merger, and a proxy statement for the stockholders of Concentric who are being asked to approve the merger.

/s/ DANIEL F. AKERSON

Daniel F. Akerson,

Chairman and Chief Executive Officer
May 12, 2000

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this proxy statement/information statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/information statement/prospectus. Any representation to the contrary is a criminal offense.

      This proxy statement/information statement/prospectus is dated May 12, 2000 and is first being mailed to NEXTLINK stockholders on or about May 15, 2000.

PROXY STATEMENT/ INFORMATION STATEMENT/ PROSPECTUS

PROXY STATEMENT OF CONCENTRIC NETWORK CORPORATION 1400 PARKMOOR AVENUE SAN JOSE, CA 95126 (408) 817-2800	INFORMATION STATEMENT OF NEXTLINK COMMUNICATIONS, INC. 1505 FARM CREDIT DRIVE MCLEAN, VA 22102 (703) 547-2000

PROSPECTUS OF

NM ACQUISITION CORP.
1505 FARM CREDIT DRIVE
MCLEAN, VA 22102
(703) 547-200

i

      This proxy statement/ information statement/ prospectus incorporates important business and financial information about Concentric and NEXTLINK that is not included or delivered with this document. This business and financial information is available without charge to stockholders of both Concentric and NEXTLINK upon their written or oral request at the following address and/or telephone number:

      For Concentric stockholders:

CONCENTRIC NETWORK CORPORATION
1400 Parkmoor Avenue
San Jose, CA 95126
Attention: Investor Relations
Telephone number: (408) 817-2000

      For NEXTLINK stockholders:

NEXTLINK COMMUNICATIONS, INC.
1505 Farm Credit Drive, 6th Floor
McLean, VA 22102
Attention: Investor Relations
Telephone number: (703) 547-2000

If you would like to request documents from Concentric or NEXTLINK and want to receive them prior to the Concentric stockholder meeting, please make your request at least five business days before the date of that meeting, or June 8, 2000.

See also “Where You Can Find More Information” on page 77.

      NM Acquisition Corp. may not sell the securities to be issued under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

      In this proxy statement/ information statement/ prospectus, unless otherwise indicated, “we” refers to both Concentric and NEXTLINK, and “our” refers to both Concentric and NEXTLINK.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What will NEXTLINK stockholders receive in the merger?

A:	NEXTLINK stockholders will receive one share of NM Acquisition Corp. class A common stock for each share of NEXTLINK class A common stock and one share of NM Acquisition Corp. class B common stock for each share of NEXTLINK class B common stock.

Q:	What is NM Acquisition Corp. and what will its stock represent?

A:	NM Acquisition Corp. is a newly-formed corporation which will have no assets and liabilities of its own until the closing of the merger. After the closing, its assets and business will be those of NEXTLINK and Concentric, and it will also own 100% of INTERNEXT, L.L.C., a Delaware limited liability company. NEXTLINK will be contributing the majority of the assets of NM Acquisition Corp., and NEXTLINK stockholders will receive NM Acquisition Corp. shares on a one-for-one basis as discussed above.

Q:	What is the difference between NM Acquisition Corp. class A and class B common stock?

A:	NM Acquisition Corp. class A common stock, which holders of Concentric common stock and NEXTLINK class A common stock will receive in the merger, will be entitled to one vote per share. NM Acquisition Corp. class B common stock, which holders of NEXTLINK class B common stock will receive in the merger, will be entitled to ten votes per share and will be convertible on a one-for-one basis into shares of NM Acquisition Corp. class A common stock. These differences are identical to the differences between NEXTLINK’s class A common stock and class B common stock. Except for these differences, NM Acquisition Corp. class A class common stock and class B common stock will be identical.

Q:	What will Concentric stockholders receive in the Merger?

A:	For each share of Concentric common stock converted in the merger, Concentric stockholders will receive NM Acquisition Corp. class A common stock worth $45 dollars per share, unless the average price of NEXTLINK common stock prior to the merger is outside of a specified range known as a “collar.” Each share of NM Acquisition Corp. class A common stock is intended to be the economic equivalent of a share of NEXTLINK class A common stock.

Q:	How does the collar work?

A:	If the NEXTLINK share price is within the collar, the exchange ratio adjusts so that Concentric stockholders receive class A common stock of NM Acquisition Corp. with a value (based on the value of an equivalent number of NEXTLINK shares) of $45 per share of Concentric common stock. If the NEXTLINK share price is outside the collar, the exchange ratio is fixed and the value of the merger consideration will depend upon the value of the underlying NEXTLINK shares. The range of the collar was originally set at $69.23 to $90.91 per share of NEXTLINK class A common stock, which results in an exchange ratio of 0.495 (if the NEXTLINK average share price is at or higher than $90.91) to 0.650 (if the NEXTLINK average share price is at or below $69.23). However, as discussed below, it is anticipated that NEXTLINK will, subject to the approval of its stockholders, pay a one-for-one stock dividend on its class A common stock prior to the consummation of the merger. In such event, the merger agreement provides that, in order to adjust for the stock dividend, the exchange ratio will be between 0.99 and 1.3 (i.e. the low and high ends of the range of the collar will be $34.61 and $45.46, respectively). If the average NEXTLINK share price is below the low end of the collar, (regardless of whether the collar is adjusted for the proposed NEXTLINK class A common stock dividend), Concentric stockholders will receive NM Acquisition Corp. class A common stock worth less than $45 per share for each share of Concentric common stock converted in the merger. If the average NEXTLINK share price is above the high end of the collar, Concentric stockholders will receive NM Acquisition Corp. class A common stock worth more than $45 per share for each share of Concentric common stock converted in the merger.

Q:	How is the average NEXTLINK share price computed?

A:	It’s the volume-weighted average price on the Nasdaq National Market, as reported by Bloomberg, L.P., for the 20 trading day period ending on the third trading day prior to the closing of the merger. However, for any portion of the measurement period prior to the payment date of the NEXTLINK class A common stock dividend, the relevant NEXTLINK share prices will be divided by two.

Q:	What is the proposed NEXTLINK class A common stock dividend and how will it affect the NEXTLINK class A common stock?

A:	Holders of record of NEXTLINK class A common stock as of the close of business on June 15, 2000 will be entitled to receive a one-for-one stock dividend of NEXTLINK class A common stock, subject to the approval of an increase in the number of authorized shares of NEXTLINK common stock by NEXTLINK common stockholders at the NEXTLINK annual meeting of stockholders to be held on May 24, 2000. As a result of the stock dividend, the number of shares of NEXTLINK class A common stock issued and outstanding after the stock dividend will be two times the number issued and outstanding on June 15, 2000, and the price per share at the opening of trading on June 16, 2000 should, other things being equal, be approximately one-half of the prior day’s closing price.

Q:	Will the proposed NEXTLINK class A common stock dividend affect the value of the NM Acquisition Corp. class A common stock received by Concentric stockholders in the merger?

A:	No. We expect the closing of the merger to occur after the stock dividend is made. As a result, the collar and the resultant exchange ratio will be adjusted as discussed above, so that Concentric common stockholders would receive twice the number of shares of NM Acquisition Corp. class A common stock as would have been received if the merger closed prior to June 16, 2000.

Q:	Does the board of directors of Concentric recommend voting in favor of the merger agreement and the merger?

A:	Yes. After careful consideration, the board of directors of Concentric has determined that the merger is in the best interest of Concentric and its stockholders, has unanimously approved the merger agreement and the merger, and recommends that its stockholders vote in favor of the merger agreement and the merger.

Q:	Has the NEXTLINK board of directors approved the merger agreement and the merger?

A:	Yes. After careful consideration, the board of directors of NEXTLINK has determined that the merger is in the best interest of NEXTLINK and its stockholders and has unanimously approved the merger agreement and the merger.

Q:	Should Concentric stockholders send in stock certificates now?

A:	No. After we complete the merger, NM Acquisition Corp. (which will then be renamed NEXTLINK Communications, Inc.) will send instructions to Concentric stockholders explaining how to exchange their certificates for shares of Concentric common stock.

Q:	Will NEXTLINK stockholders need to send stock certificates now or later?

A:	No. Shares of NEXTLINK common stock will, by operation of the merger, be deemed to be converted into shares of NM Acquisition Corp. common stock, and there will be no need for NEXTLINK stockholders to exchange their common stock certificates.

Q:	What do I need to do now?

A:	Please carefully read and consider the information contained in this proxy statement/information statement/prospectus. If you are a Concentric stockholder, you may indicate how you want to vote on your proxy card and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the Concentric special meeting. You may also attend the special meeting and vote in person instead of submitting a proxy.

Q:	What if I don’t vote?

A:	If you are a Concentric stockholder and you fail either to return your proxy card or to vote in person at the special meeting, or if you mark your proxy “abstain,” the effect will be a vote against the merger agreement and the merger. If you sign and send in your proxy without indicating how you want to vote, your proxy will be counted as a vote for the merger agreement and the merger unless your shares are held in a brokerage account.

v

Q:	If my shares are held in a brokerage account, will my broker vote my shares for me?

A:	If you are a Concentric stockholder, your broker will not be able to vote your shares without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to provide your broker with instructions, it will have the same effect as a vote against the merger agreement and the merger.

Q:	May I change my vote after I have mailed in my signed proxy card?

A:	If you are a Concentric stockholder, you may change your vote at any time before the vote takes place at the Concentric special meeting. To do so, you may either complete and submit a later dated proxy card or send a written notice stating that you would like to revoke your proxy. In addition, you may attend the special meeting and vote in person. However, if you elect to vote in person at the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Q:	When do you expect to complete the merger?

A:	We are working to complete the merger on June 16, 2000, or as soon as practicable thereafter, assuming Concentric stockholder approval is obtained at the Concentric special meeting on June 15, 2000. June 15, 2000 is also the payment date for the proposed NEXTLINK class A common stock dividend. Because the merger is subject to other conditions, however, we cannot predict the exact timing.

Q:	When and where is the Concentric special meeting?

A:	The special meeting of Concentric stockholders will be held on Thursday, June 15, 2000, at 1:00 p.m., Pacific Daylight Time, at the principal executive offices of Concentric at 1400 Parkmoor Avenue, San Jose, California 95126-3429.

Q:	What are the federal income tax consequences of the merger?

A:	The merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code. Accordingly, no gain or loss will generally be recognized by Concentric, NEXTLINK or NM Acquisition Corp. as a result of the merger. Additionally, no gain or loss will be recognized by Concentric or NEXTLINK stockholders to the extent they receive shares of NM Acquisition Corp. common stock in the merger. In general, however, Concentric stockholders will recognize taxable gain to the extent they receive cash in lieu of fractional shares in the merger. Concentric stockholders should consult their tax advisors for a full understanding of the tax consequences of the merger.

Q:	Are there any risks associated with the merger?

A:	Yes. The merger does involve some risks. For a discussion of risk factors that should be considered in evaluating the merger, see “Risk Factors” on page 13.

Q:	Who can I contact with questions?

A:	If you are a Concentric stockholder and you have questions about the merger or how to submit your proxy, you should contact:

Concentric Network Corporation

1400 Parkmoor Avenue
San Jose, CA 95216
Attention: Secretary

If you are a NEXTLINK stockholder and you have questions about the merger you should contact:

      NEXTLINK Communications, Inc.

1505 Farm Credit Drive
McLean, VA 22102
Attention: Investor Relations

SUMMARY

      This brief summary does not contain all of the information about the merger that may be important to you. You should read this entire document and the other documents we refer to for a more complete understanding of NEXTLINK, Concentric and the terms of the merger. See “Where You Can Find More Information” beginning on page 77.

The Companies

NEXTLINK COMMUNICATIONS, INC.

      Since 1996, NEXTLINK has provided high quality telecommunications services to the rapidly growing business market. To serve its customers’ broad and expanding telecommunications needs, NEXTLINK has assembled a unique collection of high-bandwidth, local and national network assets. These assets include:

•	31 high-bandwidth, or broadband, local networks operating in 19 states, generally located in the central business districts of the cities NEXTLINK serves, the number of which is increasing as NEXTLINK continues to build additional networks;

•	high-capacity fixed broadband spectrum covering 95% of the population of the 30 largest U.S. cities; and

•	an interest in a national fiber optic network now being built for INTERNEXT, L.L.C. that will connect over 50 cities in the United States and Canada, including all of the major metropolitan markets that NEXTLINK’s current and planned local networks serve. NEXTLINK currently holds a 50% interest in INTERNEXT, L.L.C., but has agreed to acquire the remaining 50% interest in conjunction with the merger.

      NEXTLINK intends to integrate these assets with additional communications technologies and services in order to become one of the nation’s leading providers of a comprehensive array of communications services.

      NEXTLINK now operates 31 broadband local networks in 49 cities, providing nearly 428,000 business telephone lines to its customers as of December 31, 1999, of which more than 78,000 were installed in the fourth quarter of 1999. NEXTLINK is currently building additional networks, and plans to have operational networks in most of the 30 largest U.S. cities by the end of 2000.

      For further information on NEXTLINK, see “Where You Can Find More Information” on page 77.

CONCENTRIC NETWORK CORPORATION

      Since 1995, Concentric has provided tailored, Internet-protocol based network services for small to medium sized companies. Concentric provides these services through data centers connected to its national network, which forms a part of the Internet backbone. Concentric’s services include implementing private networks for companies, offering high speed access to the Internet, and hosting Web-sites on the World Wide Web.

      By using Concentric’s services, companies can take advantage of Internet tools, such as browsers and high performance servers, to customize their data communications both within a company and between a company and its suppliers, partners and customers. Concentric’s services incorporate the advantages of a public network, such as low cost, nationwide access and standard protocols, with the advantages of a private network, such as customization, high performance, reliability and security. Concentric’s current distribution partners include Intuit, SBC and Web TV.

      For further information on Concentric, see “Where You Can Find More Information” on page 77.

NM ACQUISITION CORP.

      NM Acquisition Corp. was incorporated in Delaware on December 13, 1999. NM Acquisition Corp. does not have, and will not have prior to completion of the merger, any operations, assets or liabilities. Other than the shares of NM Acquisition Corp. issued in the LHP share exchange immediately prior to the consummation of the merger, no shares of NM Acquisition Corp. common stock are issued and outstanding, and no shares will be outstanding prior to completion of the merger. In the merger, each share of NEXTLINK common stock will become one share of NM Acquisition Corp. common stock, so that each share of NM Acquisition Corp. common stock will be the economic equivalent of one share of NEXTLINK common stock.

      NM Acquisition Corp. will be treated as the successor entity to NEXTLINK for all reporting purposes under U.S. securities laws.

The Merger (see page 28)

      In the merger, Concentric and NEXTLINK will each merge with and into NM Acquisition Corp. As a result of the merger, the separate existence of Concentric and NEXTLINK will cease and NM Acquisition Corp. will succeed to the business, assets and liabilities of Concentric and NEXTLINK. Immediately following the merger, NM Acquisition Corp. will change its name to NEXTLINK Communications, Inc.

      For a detailed description of the terms of the merger, see “The Merger” beginning on page 28.

Concentric Special Meeting (see page 25)

      The Concentric special meeting will be held on Thursday, June 15, 2000 at 1:00 p.m. Pacific Daylight Time, at the principal executive offices of Concentric at 1400 Parkmoor Avenue, San Jose, California. At the special meeting or any adjournment of the special meeting, Concentric stockholders will be asked to consider and vote upon a proposal to approve the merger and the merger agreement.

      Concentric stockholders are entitled to cast one vote per share of Concentric common stock owned as of the close of business on May 10, 2000, the record date for determining Concentric stockholders entitled to vote at the Concentric special meeting. There were 52,006,633 shares of Concentric common stock outstanding on the record date.

Stockholder Votes Required to Approve the Merger Agreement and the Merger (see page 27)

  Concentric

      The affirmative vote of the holders of a majority of the outstanding shares of Concentric common stock is required to approve and adopt the merger agreement and approve the merger. The failure by a holder of Concentric common stock to vote or instruct a broker, bank or other record holder on how to vote (if that holder’s shares are held in street name) will have the effect of a vote against the merger agreement and the merger. As of the record date, there were 52,006,633 shares of Concentric common stock entitled to vote outstanding. Concentric’s directors, executive officers and their affiliates hold approximately 8.27% of the outstanding shares entitled to vote, as of the record date.

  NEXTLINK

      The votes of a majority of the total voting power of the outstanding shares of NEXTLINK common stock are required to approve and adopt the merger agreement and approve the merger. Eagle River Investments, L.L.C., which owns shares representing more than 50% of the total voting power of all outstanding NEXTLINK common stock, agreed in connection with the execution of the merger agreement to approve the merger and did so on May 10, 2000. Under Delaware law and the terms of NEXTLINK’s certificate of incorporation and bylaws, Eagle River’s approval is sufficient to approve the merger and the merger agreement. For this reason, NEXTLINK is not calling a meeting of its stockholders to vote on the merger and the merger agreement, nor is NEXTLINK asking its stockholders for a proxy.

Board Approvals and Recommendations

  Concentric

      The board of directors of Concentric believes that the merger agreement is fair to, and in the best interests of, the stockholders of Concentric, and has unanimously approved the merger and the merger agreement. The Concentric board unanimously recommends that Concentric stockholders vote “FOR” the approval of the merger agreement and the merger.

  NEXTLINK

      The board of directors of NEXTLINK believes that the merger agreement is fair to, and in the best interests of, the stockholders of NEXTLINK, and has approved the merger and the merger agreement. The board of directors of NEXTLINK established a special committee to give independent consideration to the LHP share exchange (which is described below in this summary and in “The Merger Agreement and Related Agreements — LHP Share Exchange”), and the special committee evaluated and participated in the negotiation of the LHP share exchange. The special committee unanimously determined that the LHP share exchange, as contemplated by the merger agreement, is fair to and in the best interests of the NEXTLINK and recommended that the board of directors of NEXTLINK approve the LHP share exchange.

Reasons for the Merger (see page 30-33)

      The boards of directors of Concentric and NEXTLINK believe that the merger may result in a number of benefits to Concentric’s and NEXTLINK’s stockholders, including, among other potential benefits:

•	the combined company is expected to compete more effectively in the rapidly growing market for telecommunications and Internet services;

•	the merger may provide the combined company with greater depth of skilled personnel, strengthened research and development activity and expanded distribution and support capacity;

•	customers of both companies would have access to expanded telecommunications and other products and services;

•	the merger may provide the combined company with access to each company’s existing customer base and partners; and

•	the creation of a larger customer base, a higher market profile and greater financial strength would present greater opportunities for marketing the products and services of the combined company.

      In addition, the Concentric board of directors believes that the merger may result in a number of benefits to Concentric and its stockholders, including, among other potential benefits:

•	opportunities after combining Concentric’s business with NEXTLINK’s business, compared with the opportunities for Concentric as a stand-alone company;

•	alignment of interests, goals and objectives resulting from a broadened communications business, allowing the combined company to leverage synergies resulting from an integrated management team, streamlined operation, and strengthened infrastructure;

•	the ability to combine NEXTLINK’s growing local telephone service business and its existing and planned long distance and fixed wireless network assets with Concentric’s web hosting and Internet data services, enabling the combined company to provide cross selling opportunities and other synergies;

•	potential synergies of the combined company, including the offering of a complete, single-source communications service for small and medium-sized businesses, consisting of Concentric’s Internet business, data center and application service provider services, transported across NEXTLINK’s network;

•	access to NEXTLINK’s planned Internet Protocol (IP)-centric national fiber optic network and extensive fixed wireless spectrum;

•	the continued consolidation of the network services communications industry which enables businesses with substantial resources to effectively compete in the future in cost structure and service offerings; and

•	the opportunity for Concentric stockholders to participate in the potential for growth of the combined company’s business after the merger, in the form of the combined company’s common stock.

      In addition, the NEXTLINK board of directors believes that the merger may result in a number of benefits to NEXTLINK and its stockholders, including, among other potential benefits:

•	acceleration of NEXTLINK’s planned expansion of its data product and service offerings;

•	the opportunity to increase revenue relating to the utilization of NEXTLINK’s network assets;

•	the opportunity to move local and data traffic onto NEXTLINK’s broadband metropolitan and broadband wireless networks; and

•	access to an established base in the European data marketplace.

      To review the background and reasons for the merger in greater detail, as well as the risks of the merger, see “The Merger— Concentric’s Reasons for the Merger and Additional Considerations” beginning on page 30, “— NEXTLINK’s Reasons for the Merger and Additional Considerations” beginning on page 32, “— Background of the Merger” beginning on page 28, “— Opinion of Concentric’s Financial Advisor” beginning on page 33, “— Opinion of NEXTLINK’s Financial Advisor” beginning on page 42 and “Risk Factors — Risks Related to the Merger” beginning on page 13.

Opinions of Financial Advisors (see pages 33 and 42; Appendices B and C)

      In deciding to approve the merger and the merger agreement, the board of directors of Concentric considered the opinion of its financial advisor and the board of directors of NEXTLINK considered the opinion of its financial advisor. Concentric received an opinion from its financial advisor, Bear, Stearns & Co. Inc., that the exchange ratio was fair, from a financial point of view, to the Concentric stockholders. NEXTLINK received an opinion from its financial advisor, Merrill Lynch & Co., that the exchange ratio was fair from a financial point of view to NEXTLINK.

Interests of Insiders of Concentric in the Merger (see page 48)

      When considering the recommendation of the Concentric board, you should be aware that the terms of the merger agreement and agreements it contemplates gives a number of Concentric executive officers and key employees substantial interests in the merger that are different from, or in addition to, the interests of Concentric stockholders, including stock option grants at market exercise prices, shares of restricted stock and cash retention bonuses. The board of directors of Concentric was aware of these interests at the time it adopted the merger agreement and approved the merger.

Overview of the Merger Agreement (see page 57)

      For a detailed description of the merger agreement see “The Merger Agreement and Related Agreements” beginning on page 57. The merger agreement is attached to the back of this proxy statement/information statement prospectus as Appendix A.

Conditions to the Merger

      Concentric and NEXTLINK will complete the merger only if Concentric’s stockholders approve it and other contractual and other legal conditions are either satisfied or waived.

Limitation on Negotiations

      Until the merger is completed or the merger agreement terminated, Concentric has agreed not to directly or indirectly solicit other acquisition proposals and to notify NEXTLINK promptly of any third party inquiries or requests for non-public information that could lead to an acquisition proposal.

Termination of the Merger Agreement

      Either Concentric or NEXTLINK may terminate the merger agreement if, among other things:

•	the merger is not completed on or before August 31, 2000; or

•	Concentric accepts or recommends to its stockholders a superior proposal and pays to NEXTLINK a $110 million termination fee.

      Concentric does not have any right to terminate the merger agreement solely because the price of NEXTLINK common stock declines, even though the exchange rate on conversion will not be adjusted to maintain a $45 value if NEXTLINK’s share price falls below $69.23 per share. However, Concentric and NEXTLINK may agree at any time not to complete the merger, even if stockholders have approved it.

Termination Fees and Expenses

      Concentric has agreed to pay NEXTLINK a termination fee of $110 million upon the occurrence of certain events. Otherwise, Concentric and NEXTLINK will generally pay their own fees and expenses in connection with the merger, whether or not the merger is completed.

Amendment of the Merger Agreement

      Concentric and NEXTLINK may jointly amend the terms of the merger agreement. However, after Concentric’s stockholders approve the merger, any amendment which changes the amount or form of consideration in the merger would require further stockholder approval.

LHP Share Exchange

      Currently, NEXTLINK and Craig O. McCaw each own 50% of LHP, L.L.C., a Washington limited liability company, which in turn owns 100% of INTERNEXT, whose sole asset is an interest in a national telecommunications network currently under construction. Immediately prior to the merger, Craig O. McCaw will contribute 100% of his equity interests in LHP to NM Acquisition Corp. in exchange for approximately 3.4 million shares of NM Acquisition Corp. class A common stock. As a result, NM Acquisition Corp. will own 100% of both LHP and INTERNEXT.

Accounting Treatment

      The merger of Concentric and NEXTLINK will be accounted for as a purchase of the Concentric business by NEXTLINK. The LHP share exchange will be accounted for on an historical cost basis, since NEXTLINK and INTERNEXT are under common control.

Completion and Effectiveness of the Merger

      We will complete the merger when all of the conditions for completion of the merger are satisfied or waived in accordance with the merger agreement. The merger will become effective when we file certificates of merger with the State of Delaware. We expect to complete the merger on June 16, 2000, or as soon thereafter as practicable.

Appraisal Rights (see page 51)

      Under Delaware law, Concentric common stockholders and NEXTLINK class A common stockholders are not entitled to appraisal rights in connection with the merger. However, holders of NEXTLINK class B common stock (as well as holders of NEXTLINK 14% redeemable preferred stock, NEXTLINK 6 1/2% convertible preferred stock and Concentric 13 1/2% series B redeemable exchangeable preferred stock) who submit a written demand for appraisal of their shares and who comply with the other applicable procedures under Delaware law will be entitled to appraisal rights and to receive payment in cash for the fair market value of their shares as determined by the Delaware Chancery Court. For a more complete description of the appraisal rights available to holders of NEXTLINK class B common stock, see “The Merger — Appraisal Rights.”

Material Federal Income Tax Consequences (see page 53)

      The merger is intended to qualify as a “reorganization” for United States federal income tax purposes. In general, therefore, the Concentric stockholders and the NEXTLINK stockholders, respectively, will recognize no gain or loss upon the exchange of shares of Concentric common stock and NEXTLINK common stock, respectively, for NM Acquisition Corp. common stock in the merger, except to the extent of cash received in lieu of fractional shares.

      The obligation of Concentric and NEXTLINK to consummate the merger is subject to the prior receipt of an opinion from Wilson Sonsini Goodrich & Rosati, counsel to Concentric, and an opinion from Willkie Farr & Gallagher, counsel to NEXTLINK, that the merger will be treated as a “reorganization” within the meaning of the Internal Revenue Code, and that each of Concentric, NEXTLINK and NM Acquisition Corp. will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code for United States federal income tax purposes. For a further discussion of the tax consequences of the merger, see “The Merger — Material Federal Income Tax Consequences of the Merger.”

Listing of NM Acquisition Corp. Class A Common Stock (see page 56)

      Prior to the effective time, NM Acquisition Corp. will list the shares of its common stock to be delivered in the merger on The Nasdaq National Market.

Concentric Voting Agreements (see page 63)

      To induce NEXTLINK to enter into the merger agreement, ten Concentric officers and directors holding approximately 3.67% of Concentric’s common stock outstanding at the record date have agreed with NEXTLINK to vote their Concentric shares in favor of the merger and the adoption of the merger agreement and against approval of any proposal opposing or competing against the merger.

Required Regulatory Approvals (see page 60)

      The obligations of Concentric and NEXTLINK to consummate the merger is conditioned upon the receipt of regulatory approvals. NEXTLINK is required to obtain, and is in the process of obtaining, the approval of eleven state public utility service commissions to the merger of NEXTLINK with and into NM Acquisition Corp.

Officers and Directors After the Merger (see page 65)

      After the merger, the NM Acquisition Corp. board of directors will consist of the current NEXTLINK board of directors, with the addition of Henry Nothhaft, President, Chief Executive Officer and Chairman of the Board of Concentric, and Peter C. Waal, currently a member of the board of directors of Concentric. The officers of NEXTLINK immediately prior to the consummation of the merger will be the officers of NM Acquisition Corp. following consummation of the merger, with the addition of Mr. Nothhaft as Vice Chairman and other officers of Concentric.

MARKET PRICE INFORMATION

      Concentric common stock trades on The Nasdaq National Market under the symbol “CNCX.” NEXTLINK class A common stock trades on The Nasdaq National Market under the symbol “NXLK.” The following table presents the quarterly high and low sales prices for each of Concentric common stock and NEXTLINK class A common stock as reported on The Nasdaq National Market for the periods indicated. Concentric common stock commenced trading on July 31, 1997 and NEXTLINK common stock commenced trading on September 26, 1997. NEXTLINK 1998 and 1999 prices have been adjusted for the two-for-one stock split effected August 27, 1999.

	Concentric		NEXTLINK
	Common Stock		Common Stock

	High	Low	High	Low

Year Ended December 31, 1997

Third Quarter	$8.00	$5.69	$25.50	$23.13

Fourth Quarter	7.50	3.94	27.75	19.50
Year Ended December 31, 1998

First Quarter	$10.19	$4.44	$18.44	$10.60

Second Quarter	15.75	9.31	18.91	12.94

Third Quarter	20.50	7.13	20.37	10.32

Fourth Quarter	18.63	7.25	16.75	5.50
Year Ended December 31, 1999

First Quarter	$40.13	$16.38	$31.44	$13.00

Second Quarter	52.25	25.06	43.38	26.63

Third Quarter	39.75	17.88	56.88	30.00

Fourth Quarter	34.38	17.25	91.31	49.81
Year Ended December 31, 2000

First Quarter	$57.44	$28.25	$131.74	$70.94

Second Quarter (through May 10, 2000)	$56.56	$36.00	$121.75	$68.00

Recent Closing Prices

      On January 7, 2000, the last trading day before announcement of the proposed merger, the closing prices per share of common stock of Concentric and class A common stock of NEXTLINK on The Nasdaq National Market were as follows:

	Concentric	NEXTLINK

Closing Price Per Share	$30	$78.50

      On May 10, 2000, the latest practicable trading day before the printing of this proxy statement/information statement/prospectus, the closing prices per share of each of Concentric common stock and NEXTLINK common stock on The Nasdaq National Market were as follows:

	Concentric	NEXTLINK

Closing Price Per Share	$43.31	$81.19

      We urge you to obtain current market quotations for Concentric common stock and NEXTLINK common stock. We cannot give you any assurances as to the future prices or markets for Concentric common stock or NEXTLINK common stock.

SELECTED FINANCIAL DATA OF CONCENTRIC

      The following is a summary of consolidated financial information regarding Concentric’s financial position and operating results as of the dates and for the periods indicated. This information is only a summary and you should read it in conjunction with the financial statements and other information Concentric has filed with the Securities and Exchange Commission. You should read this summary in conjunction with “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in Concentric’s 1999 Form 10-K, which explains and qualifies it. See “Where You Can Find More Information” on page 77.

	Year Ended December 31,

	1995	1996	1997	1998(1)	1999(2)

	(In thousands, except per share data)

Consolidated Statement of Operations Data:

Revenue	$2,483	$15,648	$45,457	$82,807	$147,060

Cost of revenue	16,168	47,945	61,439	85,352	133,922

Network equipment write-off	—	8,321	—	—	—

Development, marketing and sales and general and administrative operating expenses	7,602	22,503	34,262	57,925	80,636

Amortization of goodwill and other intangible assets	—	—	—	3,842	7,913

Acquisition-related charges	—	—	—	1,291	—

Write-off of in-process technology	—	—	—	5,200	—

Total costs and expenses	23,770	78,769	95,701	153,610	222,471

Loss from operations	(21,287)	(63,121)	(50,244)	(70,803)	(75,411)

Other income (expense)	—	—	1,233	(750)	(663)

Net interest expense	(721)	(3,260)	(6,571)	(13,595)	(9,011)

Loss before extraordinary item	(22,008)	(66,381)	(55,582)	(85,148)	(85,085)

Extraordinary gain on early retirement of debt		—	—	3,042	—

Net loss	$(22,008)	$(66,381)	$(55,582)	$(82,106)	$(85,085)

Preferred stock dividends and accretion	—	—	—	(11,958)	(26,697)

Net loss attributable to common stockholders	$(22,008)	$(66,381)	$(55,582)	$(94,064)	$(111,782)

Net loss per share attributable to common stockholders(3)		$(6.73)	$(2.82)	$(3.23)	$(2.76)

Shares used in computing net loss per share attributable to common stockholders(3)		9,874	19,744	29,094	40,473

Other Consolidated Financial Data:

Depreciation and amortization	$2,196	$9,470	$19,230	$33,418	$40,833

EBITDA(4)	(19,091)	(53,651)	(31,014)	(30,894)	(34,578)

Capital expenditures(5)	17,176	39,093	22,798	30,137	43,104

	As of December 31,

	1995	1996	1997	1998(1)	1999(1)

	(In thousands, except per share data)

Consolidated Balance Sheet Data:

Cash and cash equivalents	$19,054	$17,657	$119,959	$98,988	$25,891

Short term investments	—	—	—	52,226	80,095

Restricted cash(6)	—	—	52,525	36,238	144,060

Property and equipment, net	16,289	47,927	53,710	64,268	82,894

Total assets	37,235	70,722	244,489	298,257	497,794

Notes payable and capital lease obligations, net of current portion	11,047	30,551	179,172	156,455	153,416

Redeemable exchangeable preferred stock	—	—	—	156,105	179,521

Convertible redeemable preferred stock	—	—	—	—	41,339

Total stockholders’ equity (deficit)	9,763	2,925	31,918	(56,875)	62,154

(1)	During 1998, Concentric acquired InterNex, DeltaNet and AnaServe, the effects of which have been included in its 1998 financial results.

(2)	During 1999 Concentric acquired 9 Net Avenue, Inc., the effects of which have been included in the 1999 financial results.

(3)	Net loss per share and shares used in computing net loss per share attributable to common stockholders are presented on a pro forma basis for the years ended December 31, 1996 and 1997 and on an historical basis for the years ended December 31, 1998 and 1999.

(4)	EBITDA is loss from operations before interest, taxes, depreciation and amortization and also excludes the write off of in-process technology and acquisition-related charges. EBITDA is included in this table because Concentric’s management believes that investors find it to be a useful tool for approximating its cash flow. However, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, should not be considered as a substitute for net loss as an indicator of Concentric’s operating performance or cash flow as a measure of liquidity, and should be examined in conjunction with Concentric’s consolidated financial statements and notes thereto included in Concentric’s 1999 Form 10-K. Because EBITDA is not defined in GAAP, different companies report it differently and so cannot be directly compared on this basis. For example, Concentric and NEXTLINK report EBITDA differently.

(5)	Capital expenditures includes assets acquired through capital lease financing and other debt.

(6)	Restricted cash consists of $19.1 million of funds held in escrow to pay interest relating to Concentric’s 12 3/4% Senior Notes, and $125.0 million of funds held in escrow for the acquisition of Internet Technology Group Plc, which was closed in January 2000. See Note 5 of notes to Concentric’s consolidated financial statements included in Concentric’s 1999 Form 10-K.

SELECTED FINANCIAL DATA OF NEXTLINK

      The following is a summary of consolidated financial information regarding NEXTLINK’s financial position and operating results as of the dates and for the periods indicated. This information is only a summary and you should read it in conjunction with the financial statements and other information NEXTLINK has filed with the Securities and Exchange Commission. You should read this summary in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in NEXTLINK’s 1999 Form 10-K, which explains and qualifies it. See “Where You Can Find More Information” on page 77.

	Year Ended December 31,

	1995	1996	1997	1998	1999

	(In thousands, except per share data)

Consolidated Statement of Operating Data:

Revenue	$7,552	$25,686	$57,579	$139,667	$274,324

Costs and expenses:

Operating	6,618	25,094	54,031	123,675	221,664

Selling, general and administrative	9,563	31,353	75,732	156,929	266,908

Restructuring (including $28.0 million in non-cash stock consideration)	—	—	—	—	30,935

Deferred compensation	375	9,914	3,247	4,993	12,872

Depreciation and amortization	3,458	10,340	27,190	60,254	108,475

Loss from operations	(12,462)	(51,015)	(102,621)	(206,184)	(366,530)

Interest expense, net	(269)	(20,086)	(26,383)	(72,156)	(192,162)

Net loss	$(12,731)	$(71,101)	$(129,004)	$(278,340)	$(588,692)

Net loss applicable to common shares	$(12,731)	$(71,101)	$(168,324)	$(337,113)	$(627,881)

Net loss per share(3)		$(0.91)	$(1.96)	$(3.13)	$(5.02)

Other Data:

Ratio of earnings to fixed charges(1)	—	—	—	—	—

EBITDA(2)	$(8,629)	$(30,761)	$(72,184)	$(140,937)	$(214,248)

	As of December 31,

	1995	1996	1997	1998	1999

Consolidated Balance Sheet Data:

Cash, cash equivalents and marketable securities	$1,350	$124,520	$742,357	$1,478,062	$1,881,764

Property and equipment, net	29,664	97,784	253,653	594,408	1,180,021

Total assets	53,461	390,683	1,219,978	2,483,106	4,597,108

Long-term debt	—	350,000	750,000	2,013,192	3,733,342

Redeemable preferred stock, net of issuance costs	—	—	313,319	556,168	612,352

Total shareholders’ equity (deficit)	36,719	(18,654)	71,285	(246,463)	(13,122)

(1)	For the years ended December 31, 1995, 1996, 1997, 1998 and 1999, earnings were insufficient to cover fixed charges during the periods presented by the net loss amounts of $12,731, $71,101, $129,004, $278,340 and $588,692, respectively.

(2)	EBITDA consists of net loss before net interest expense, depreciation, amortization, deferred compensation expense and restructuring costs. EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. We include EBITDA to provide additional information with respect to our anticipated ability to meet future debt service, capital expenditures and working capital requirements.

(3)	For the year ended December 31, 1995, net loss per share is not applicable as prior to 1996, NEXTLINK was not subject to the reporting requirements of the Securities Exchange Act of 1934.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

      The following selected unaudited pro forma condensed combined financial data of NEXTLINK and Concentric combine the consolidated financial information of NEXTLINK for the year ended December 31, 1999 and the year ended December 31, 1998, with the consolidated financial information of Concentric for the year ended December 31, 1999, and the year ended December 31, 1998. The selected unaudited pro forma condensed combined financial data are derived from the unaudited pro forma combined condensed financial statements contained elsewhere in this proxy statement. We have prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting. This pro forma information does not give effects to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger.

      The unaudited pro format condensed combined financial information does not purport to represent what the combined company’s financial position or results of operations would have been had the merger occurred at the beginning of the earliest period presented or to project the combined financial position or results of operations for any future date or period.

      You should read the financial information in this section along with historical and unaudited pro forma condensed combined financial statements and accompanying notes, either incorporated by reference or included in this proxy statement. See “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 67.

	Pro Forma

	For the	For the
	year ended	year ended
	December 31, 1998	December 31, 1999

	(In thousands)

Revenue	$222,474	$421,384

Income (loss) applicable to common shares	(838,731)	(1,144,175)

Balance Sheet data:

Total assets		7,459,332

Long-term debt		3,879,984

Shareholders’ equity		2,413,462

COMPARATIVE PER SHARE DATA

      You should read the comparative share data presented below in conjunction with the historical financial statements and related notes contained in the annual and other reports that Concentric and NEXTLINK have filed with the Securities and Exchange Commission.

      The following table presents on a pro forma basis unaudited data concerning the net income, dividends and book value per share for NEXTLINK after giving effect to the merger and the LHP share exchange, assuming that those transactions occurred as of the beginning of the periods presented:

Pro Forma Basis:

	Year Ended	Year Ended
	December 31, 1998	December 31, 1999

Basic and diluted net income per share	$(6.68)	$(7.66)

Dividends declared per share	—	—

Book value per share at end of period	—	14.97

      The following tables present historical per share data for Concentric and NEXTLINK :

Concentric:

	Year Ended	Year Ended
	December 31, 1998	December 31, 1999

Historical Per Share Data:

Basic and diluted net income per share	$(3.23)	$(2.76)

Book value per share at end of period	(1.878)	1.368

NEXTLINK:

	Year Ended	Year Ended
	December 31, 1998	December 31, 1999

Historical Per Share Data:

Basic and diluted net income per share	(3.13)	(5.02)

Book value per share at end of period	$(2.262)	$(.098)

RISK FACTORS

      By voting in favor of the merger, Concentric stockholders will be choosing to invest in the combined company, which involves a high degree of risk. You should consider all of the following risks in deciding whether to vote in favor of the merger. Any of the following risks could materially adversely affect the business, operating results and financial condition of NEXTLINK, Concentric or the combined company. You should consider these factors in conjunction with the information contained elsewhere in this document.

      In light of the following factors, we caution you that you should not consider the past financial performance of NEXTLINK or Concentric to be a reliable indicator of future performance of and or use historical trends to anticipate results or trends in future periods.

RISKS RELATED TO THE MERGER

Difficulties integrating Concentric and NEXTLINK may prevent anticipated benefits of the merger from being realized.

      As a result of the differing nature of Concentric’s and NEXTLINK’s operations, it may be difficult to successfully integrate the products, services, technologies, research and development activities, administration, sales and marketing and other operations of the two companies. Integration difficulties may disrupt the combined company’s business and could prevent the achievement of the potential benefits of the merger. The difficulties, costs and delays involved in integrating the companies, which could be substantial, may include:

•	distracting management and other key personnel, particularly sales and marketing personnel and senior engineers involved in network deployment, from the business of the combined company;

•	failure to integrate complex technology, product lines and development plans and the difficulty of maintaining uniform standards, controls, procedures and policies;

•	potential incompatibility of business cultures;

•	costs and delays in implementing common systems and procedures, particularly in integrating different information systems;

•	inability to retain and integrate key management, technical, sales and customer support personnel;

•	disruptions in the combined sales forces that may result in a loss of current customers or the inability to close sales with potential customers;

•	additional financial resources that may be needed to fund combined operations;

•	management’s ability to maximize its financial and strategic position by the incorporation of acquired technology or businesses into its service offerings; and

•	impairment of relationships with employees and customers as a result of changes in management.

      Any of the above risks could prevent the combined company from realizing significant benefits from the merger.

      If the combined company cannot quickly and efficiently integrate Concentric and NEXTLINK personnel, products and services following the closing of the merger, it will not enjoy the full benefits anticipated from the transaction. Concentric officers and employees have valuable knowledge of the data services and web hosting business that would be difficult to replace if the combined company does not retain the services of a substantial portion of them.

If the average price of NEXTLINK common stock decreases below $69.23 per share prior to the merger, Concentric stockholders will receive less dollar value for their Concentric common stock.

      If the average price per share of NEXTLINK common stock prior to the merger falls below $69.23, the NM Acquisition Corp. common stock received by Concentric stockholders will be worth less than $45 per share. Additionally, Concentric does not have “walk-away rights” and consequently cannot terminate the merger agreement solely because NEXTLINK’s stock price declines. The market prices of NEXTLINK common stock and Concentric common stock as of a recent date are set forth under “Summary — Comparative Market Price Information.” Concentric stockholders are advised to obtain recent market quotations for NEXTLINK common stock and Concentric common stock. Additionally, there may be some time between when Concentric stockholders vote to approve the merger and when the merger is actually completed, during which the price of NEXTLINK common stock could decline. As a consequence, Concentric stockholders will not know with certainty at the time they vote the value of the shares of NM Acquisition Corp. common stock they will receive in the merger.

Some officers and directors of Concentric have conflicts of interest arising out of personal benefits to be received in the merger that could influence their support of the merger.

      Certain of Concentric’s executive officers and directors will receive substantial employment-related benefits in the merger. These benefits constitute a conflict of interest for each of these individuals because these benefits, which Concentric stockholders will not share, give them a personal interest in the merger and could have influenced their support for it. In particular, certain of Concentric’s executive officers and directors will receive stock options at market and nominal exercise prices, shares of restricted stock and cash retention bonuses. The directors and officers of Concentric may therefore have been more likely to vote to approve the merger agreement and the merger than if they did not have these interests. Concentric stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger. You should read more about these interests under “The Merger — Interests of Insiders of Concentric in the Merger” on page 48.

Concentric may not be able to enter into a merger or business combination with another party at a favorable price because of restrictions in the merger agreement.

      While the merger agreement is in effect, subject to specified exceptions, Concentric is prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender offer, sale of shares of capital stock or other similar transactions with any person other than NEXTLINK. As a result of this prohibition, Concentric may not be able to enter into an alternative transaction at a favorable price.

The combined company’s success in the Internet/data services market depends upon third-party distribution and engineering relationships, some of which could be jeopardized by the merger.

      An important element of Concentric’s strategy has been to develop relationships with leading companies to enhance its distribution and engineering efforts. Concentric also has technology supply arrangements in place for key components of its web hosting and e-commerce platform. We cannot assure you that the merger won’t adversely affect some or all of these important relationships. NEXTLINK competes with Williams, SBC and Teligent, all of which are important Concentric customers and therefore may make these companies reluctant to deal with the combined company following the merger.

      Concentric has also entered into strategic agreements with SBC and Teligent for the delivery of private-labeled services to their customers. Concentric relies on these relationships for the acquisition of small and medium enterprise customers. Termination of any of these agreements or the combined company’s failure to renew any of the agreements upon termination on terms acceptable to it could have a material adverse effect on its business, financial condition and results of operations. For example, Concentric currently is in the process of winding down its relationship with Teligent to deliver private label services to Teligent’s customers. Concentric expects the relationship to be terminated in 2000. If Concentric does not successfully replace the Teligent relationship, then Concentric may have difficulty attracting new small and medium sized enterprise customers which could have a material adverse impact on the results of operations of the combined enterprise. Concentric has an outsourcing agreement with Williams Technology Solutions, a subsidiary of Williams Communications Group, Inc., that enables Concentric to use Williams employees for the operational support of its network. Concentric’s use of Williams employees and Williams engineering expertise was integral to the development of Concentric’s network and continues to be integral to the ongoing operation of Concentric’s network operations center. Pursuant to the agreement with Williams, all of the Williams employees currently working for Concentric will transition to become employees of the combined company when the agreement terminates in December 2000. If the combined enterprise experiences any difficulty transitioning or attracting the Williams employees, the company may experience difficulty running its network operations center which could have a material adverse effect on the operations of the combined company.

If the combined company is required to redeem Concentric senior notes and preferred stock, there will be substantial expenses resulting from the merger that will divert resources from other productive uses.

      Under the terms of the indenture governing Concentric’s 12 3/4% senior notes due 2007, and the terms of its 13 1/2% series B senior redeemable exchangeable preferred stock, upon completion of the merger the combined company will be required to offer to repurchase those outstanding senior notes and shares of preferred stock at a purchase price equal to 101% of the principal amount of the senior notes and 101% of the liquidation preference of the shares of preferred stock. As of March 31, 2000, the total principal amount of the senior notes and the liquidation preference of the shares of preferred stock outstanding was approximately $338.7 million. If the combined company is required to utilize available cash to fund repurchase of all or a significant amount of Concentric’s senior notes and preferred stock, it would reduce the amount of funds available to implement the business plan of the combined company.

RISKS RELATED TO THE BUSINESS AND OPERATIONS OF NEXTLINK AND CONCENTRIC

      The risks set forth below are a number of the risks relating to the business and operations of Concentric and NEXTLINK. It is important for stockholders of Concentric and NEXTLINK to understand these risks because, after the merger, they could harm the business of the combined company.

  Risks Related to Liquidity and Capital Resources

NEXTLINK and Concentric have substantial existing debt and the combined company will incur substantial additional debt, in addition to NEXTLINK’s and Concentric’s records of increasing losses and negative cash flow.

      As of March 31, 2000 NEXTLINK had outstanding nine issues of senior notes totaling $3,733.3 million in principal amount, approximately $4.1 million in miscellaneous debt obligations of its subsidiaries, and two series of redeemable preferred stock. These redeemable preferred stock series include 8,324,796 shares of 14% redeemable preferred stock, with a liquidation preference of $50 per share, and 4,000,000 shares of 6 1/2% preferred stock, with a liquidation preference of $50 per share. NEXTLINK has also issued 584,357 shares of Series C cumulative convertible participating preferred stock and 265,625 shares of Series D convertible participating preferred stock, both with a liquidation preference of $1,000 per share. NEXTLINK has also obtained a $1,000.0 million secured credit facility, of which $375.0 million has been drawn.

      At March 31, 2000 Concentric’s total debt (including the current portion) was $214.8 million, and stockholders’ equity was $62.2 million. Interest on this indebtedness totaled approximately $22.6 million in 1999. Concentric also issued 150,000 shares of preferred stock in June 1998 with dividends which accrue at the rate of 13 1/2 % per year and 50,000 shares of preferred stock in June 1999 with dividends which accrue at the rate of 7% per year.

      The combination of NEXTLINK’s and Concentric’s debt, including preferred stock, will have important consequences for the combined company, including the following:

•	its ability to obtain additional financing in the future, whether for working capital, capital expenditures, acquisitions or other purposes, may be impaired;

•	a substantial portion of its cash flow from operations and financing activities will be dedicated to the payment of interest on its debt and dividends on preferred stock, which will reduce the funds available for other purposes;

•	its flexibility in planning for or reacting to changes in market conditions may be limited; and

•	it may be more vulnerable in the event of a downturn in its business.

      For each period since inception, both NEXTLINK and Concentric have incurred substantial and increasing net losses and negative cash flow from operations. Consequently, neither NEXTLINK nor Concentric currently generates, and the combined company may not be able to generate, cash flows from which it can make interest payments on outstanding notes and dividend payments on outstanding preferred stock or fund continuing operations and planned capital expenditures. We cannot know when, if ever, net cash generated by the internal business operations of the combined company will support its growth and continued operations. If the combined company is unable to generate cash flow in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds from other sources, then it may be required to:

•	refinance all or a portion of its existing debt and redeemable preferred stock; or

•	sell all or a portion of its assets.

      If the combined company fails to pay principal and interest on its notes when due, the noteholders could declare default and demand that it repay the entire amount of defaulted notes. Unless the combined company is able to find alternate financing to pay the entire amount, the noteholders could seek a judgment and attempt to seize its assets to satisfy the debt to them. Any action of this type would have a material adverse affect on the business of the combined company and on the market price of its common stock.

      The indentures under which NEXTLINK’s and Concentric’s notes have been issued, and NEXTLINK’s credit facility, will permit the combined company to incur substantial additional debt. We fully expect to draw down the remaining $625.0 million available under NEXTLINK’s credit facility and borrow substantial additional funds in the next several years. This additional indebtedness, together with the indebtedness of Concentric expected to be assumed in connection with the merger, will further increase the risk of a default unless the combined company can establish an adequate revenue base and generate sufficient cash flow to repay its indebtedness. We cannot assure you that the combined company will ever establish an adequate revenue base to produce an operating profit or generate adequate positive cash flow to provide future capital expenditures and repayment of debt.

Neither NEXTLINK nor Concentric has sufficient additional financing commitments to meet the long term needs of the combined company and, if the combined company not successful in raising additional capital, it will not be able to build and maintain its business.

      Building the business of the combined company will require substantial additional capital spending. NEXTLINK’s and Concentric’s capital spending plans have increased substantially over time, as their respective strategies have evolved and their planned networks have grown larger and more robust and service offerings have expanded. The combined company will need to raise additional capital because its anticipated future capital requirements exceed NEXTLINK’s and Concentric’s cash and marketable securities on hand as of March 31, 2000, the $850.0 million that NEXTLINK received in January 2000 in connection with its Forstmann Little investment, the $375.0 million that NEXTLINK received in February 2000 in connection with its credit facility, and the $625.0 million currently available under NEXTLINK’s credit facility, the only current commitment for additional financing for the combined company. If the combined company fails to raise sufficient capital, it may be required to delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on its growth and its ability to compete in the telecommunications services industry and generate profits for stockholders, and could even result in a payment default on its existing debt.

The covenants in NEXTLINK’s and Concentric’s indentures and NEXTLINK’s credit facility will restrict the combined company’s financial and operational flexibility, which could have an adverse effect on its results of operations.

      The indentures under which NEXTLINK’s and Concentric’s senior notes have been issued and NEXTLINK’s credit facility contain covenants that restrict, among other things, the ability of the combined company to borrow money, make particular types of investments or other restricted payments, sell assets or merge or consolidate. NEXTLINK’s credit facility also requires the combined company to maintain specified financial ratios. If the combined company fails to comply with these covenants or meet these financial ratios, the noteholders or the lenders under the credit facility could declare a default and demand immediate repayment. Unless the combined company cures any such default, they could seek a judgment and attempt to seize our assets to satisfy the debt to them. After the merger is completed, the security for the credit facility will consist of all of the assets purchased with the proceeds thereof, the stock of the combined company’s direct subsidiaries, all assets of the combined company and, to the extent of $125.0 million of guaranteed debt, all assets of certain of the combined company’s subsidiaries. In addition, a default under any of these obligations could adversely affect our rights under other commercial agreements.

  Risks Related to NEXTLINK’s Technology and Network Development

If the combined company cannot quickly and efficiently install NEXTLINK’s hardware, it will be unable to generate revenue.

      Each of NEXTLINK’s networks consists of many different pieces of hardware, including switches, routers, fiber optic cables, electronics, and combination radio transmitter/receivers, known as transceivers, and associated equipment, which are difficult to install. If the combined company cannot install this hardware quickly, the time in which customers can be connected to its network and it can begin to generate revenue from NEXTLINK’s network will be delayed. The construction of NEXTLINK’s national fiber optic network is not under NEXTLINK’s control, but is under the control of Level 3 Communications. If Level 3 Communications fails to complete its network on time or if it fails to perform as specified, NEXTLINK’s strategy of linking its local networks to one another and creating an end-to-end national network will be delayed.

Internet-protocol technology has not yet been perfected for full service networks like NEXTLINK’s.

      NEXTLINK plans to rely on IP technology as the principal basis for its planned end-to-end network. Although IP technology is used throughout the Internet, its extension to support other telecommunications applications, such as voice and video, has not yet been perfected, and currently has several deficiencies, including poor reliability and quality. Integrating these technologies into NEXTLINK’s network may prove difficult and may be subject to delays. NEXTLINK cannot assure you that these improvements will become available in a timely fashion or at reasonable cost, if at all, or that the technology choices we make will prove to be cost effective and correct.

The combined company may not be able to connect NEXTLINK’s network to the incumbent carrier’s network on favorable terms.

      NEXTLINK currently requires interconnection agreements with the dominant local telephone company to connect calls between its customers and non-customers. Congress and the telecommunications industry refer to this dominant local carrier as the incumbent local exchange carrier, or the incumbent carrier. We cannot assure you that the combined company will be able to negotiate or renegotiate interconnection agreements in all of NEXTLINK’s markets on favorable terms.

Physical space limitations in office buildings and landlord demands for fees or revenue sharing could limit the combined company’s ability to connect customers directly to NEXTLINK’s networks and reduce the combined company’s operating margins.

      Connecting a customer who is a tenant in an office building directly to NEXTLINK’s network requires installation of in-building cabling through the building’s risers from the customer’s office to NEXTLINK’s fiber in the street or its antenna on the roof. In some office buildings, particularly the premier buildings in the largest markets, the risers are already close to their maximum physical capacity due to the entry of other competitive carriers into the market. Moreover, the owners of these buildings are increasingly requiring competitive telecommunications service providers like NEXTLINK to pay fees or otherwise share revenue as a condition of access. NEXTLINK has not been required to pay these fees in smaller markets it has served in the past, but the combined company may be required to do so to penetrate larger markets, which would reduce the combined company’s operating margins. In addition, some major office building owners have equity interests in, or joint ventures with, companies offering broadband communications services over fiber optic networks and may have an incentive to encourage their tenants to choose those companies’ services over the combined company’s or to grant those companies more favorable terms for installation of in-building cabling.

NEXTLINK’s deployment of wireless first mile connections could be delayed by a lack of acceptable equipment and by installation risks.

      The Federal Communications Commission, or FCC, licensed NEXTLINK’s broadband wireless spectrum in what it calls the Local Multipoint Distribution Service, or LMDS. LMDS is a newly-authorized service, and equipment vendors are only beginning to offer radios, transceivers and related equipment designed to work at its frequencies. Recently completed field testing revealed that improvements in the price, features and functionality of the point-to-multi-point equipment must be made before NEXTLINK undertakes a broader commercial launch of services using this technology. Although NEXTLINK’s vendors have advised NEXTLINK that these improvements will be incorporated in their second generation equipment, this equipment is still in development. NEXTLINK cannot be certain that commercial quantities of equipment meeting its standards will be available in time to meet its development schedule.

      LMDS direct connections require NEXTLINK to obtain access to rooftops from building owners and to satisfy local construction and zoning rules for antennas and transmitters. The need to obtain these authorizations could be an additional source of delay.

NEXTLINK cannot accurately predict the total cost of its fixed wireless deployment.

      Although NEXTLINK has selected one vendor from which we will purchase LMDS equipment, because NEXTLINK’s fixed wireless development strategy contemplates using a number of equipment vendors, we don’t know precisely how much the equipment the combined company will need will cost. Installation costs are expected to vary greatly, depending on the particular characteristics of the locations to be served. After initial installation, we expect to incur additional costs to reconfigure, redeploy and upgrade our fixed wireless direct connections as technologies improve.

NEXTLINK’s competition against the incumbent carrier in local markets and Concentric’s dependence upon incumbent local carriers may make it more difficult for the combined company to connect new customers to its networks.

      It is expensive and difficult for NEXTLINK to switch a new customer to NEXTLINK’s network because:

•	a potential customer faces switching costs if it decides to become our customer, and

•	NEXTLINK requires cooperation from the incumbent carrier.

      NEXTLINK’s principal competitors, the incumbent carriers, are already established providers of local telephone services to all or virtually all telephone subscribers within their respective service areas.

      Their physical connections from their premises to those of their customers are expensive and difficult to duplicate. To complete the new customer provisioning process, NEXTLINK relies on the incumbent carrier to process certain information. The incumbent carriers have a financial interest in retaining their customers, which could reduce their willingness to cooperate with our new customer provisioning requests.

      We cannot assure you that the combined company will be able to overcome these advantages and compete successfully with the incumbent carriers.

      Additionally, Concentric is dependent upon incumbent carriers to provide telecommunications services to it and its customers. Concentric experiences delays from time to time in receiving telecommunications services from these suppliers. We cannot assure you that the combined company will be able to obtain such services on the scale and within the time frames required by it at an affordable cost, or at all. Any failure to obtain such services on a sufficient scale, on a timely basis or at an affordable cost would have a material adverse effect on the combined company’s business, financial condition and results of operations.

If the combined company loses key personnel and qualified technical staff, our ability to manage the day-to-day aspects of our complex network will be weakened.

      We believe that a critical component for the success of the combined company will be the attraction and retention of qualified professional and technical personnel. If the combined company loses key personnel and qualified technical staff, or is unable to recruit qualified personnel, our ability to manage the day-to-day aspects of our complex network will be weakened. NEXTLINK and Concentric face significant competition in the attraction and retention of personnel who possess the skill sets that they seek.

      In addition, the combined company must also develop and retain a large and sophisticated sales force. If the combined company fails to do so, there will be an adverse effect on its ability to generate revenue and, consequently, its operating cash flow.

  Risks Related to Competition and the Telecommunications and Data Services Industries

The combined company will face competition in local markets from other carriers, putting downward pressure on prices.

      NEXTLINK currently faces, and the combined company will face, competition from recent and potential market entrants, including long distance carriers entering, reentering or expanding their entry into the local exchange marketplace such as AT&T, MCI WorldCom and Sprint (which has agreed to merge with MCI WorldCom). This places downward pressure on prices for local telephone service and for data services and makes it more difficult for NEXTLINK and the combined company to achieve positive operating cash flow. In addition, competition from other companies, such as cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end-users is expected. We cannot assure you that the combined company will be able to compete effectively with these industry participants.

The combined company will face competition in long distance markets, putting downward pressure on prices.

      NEXTLINK also currently faces, and the combined company will face, intense competition from long distance carriers in the provision of long distance services, which places downward pressure on prices for long distance service, including both voice and data services, and makes it difficult for us to achieve positive operating cash flow. Although the long distance market is dominated by three major competitors, AT&T, MCI WorldCom and Sprint (which has agreed to merge with MCI WorldCom), hundreds of other companies also compete in the long distance marketplace. We also anticipate that the incumbent carriers will be competing in the long distance market in the near future. We cannot assure you that the combined company will be able to effectively compete with any of these industry participants.

The combined company will face competition in creating a national broadband network.

      Several of NEXTLINK’s competitors, such as Qwest, Level 3, IXC and Williams, have announced an intention to create end-to-end broadband networks that would compete directly with the network NEXTLINK is building. In addition, the major long-distance and incumbent local carriers have the ability and announced intention to do so as well. We cannot assure you that the combined company will be able to successfully compete with these service providers.

The combined company will face competition for data services.

      Competitors for data services consist of online service providers, Internet service providers and Web hosting providers. New competitors continue to enter this market and include large computer hardware, software, media and other technology and telecommunications companies, including the incumbent carriers.

Certain telecommunications companies and online services providers are currently offering or have announced plans to offer Internet or online services or to expand their network services. Certain companies, including America Online, BBN, PSINet and Verio, have also obtained or expanded their Internet access products and services.

Many of these competitors have superior resources, which may place the combined company at a cost and price disadvantage.

      Many of our current and potential competitors have market presence, engineering, technical and marketing capabilities and financial, personnel and other resources substantially greater than those of NEXTLINK and Concentric and those of the combined company. As a result, some of these competitors can raise capital at a lower cost than we can, and they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than we can. Also, our competitors’ greater brand name recognition may require us to price our services at lower levels in order to win business. Finally, our competitors’ cost advantages give them the ability to reduce their prices for an extended period of time if they so choose.

The technologies used by NEXTLINK and Concentric may become obsolete, which would limit the ability of the combined company to compete effectively.

      The telecommunications industry is subject to rapid and significant changes in technology. If the combined company does not replace or upgrade technology and equipment that becomes obsolete, it will be unable to compete effectively because it will not be able to meet the expectations of its customers.

      The following technologies and equipment that NEXTLINK uses or will use are subject to obsolescence: wireline and wireless transmission technologies, circuit, and packet switching technologies and data transmission technologies, including the digital subscriber line (DSL), asynchronous transfer mode (ATM) and IP technologies. In addition, we cannot assure you that the technologies that the combined company chooses to invest in will lead to successful implementation of its business plan.

      Additionally, the markets for Concentric’s services are characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition and frequent new product and service introductions. The future success of the combined company’s data services business will depend, in part, on its ability to accomplish the following in a timely and cost-effective manner:

•	effectively use leading technologies;

•	continue to develop its technical expertise;

•	enhance its current networking services;

•	develop new services that meet changing customer needs;

•	advertise and market its services; and

•	influence and respond to emerging industry standards and other technological changes.

      We believe that the combined company’s ability to compete successfully in the data services market will depend upon the continued compatibility and interoperability of Concentric’s services with products and architectures offered by various vendors. We cannot assure you that industry standards will be established, or, if established, that we can conform to those standards in time to maintain a competitive position. In addition, if the combined company fails to develop successive enhancements to DSL technology or other enhanced services, it may not maintain a competitive position. Also, in order to maintain its competitive position, the combined company must be able to develop new technology to accommodate new industry developments, including:

•	Internet access through cable television, satellite and wireless modems;

•	Internet access through screen-based telephones, televisions or other consumer electronic devices; or

•	subscriber requirements that change the way Internet access is provided.

      Any failure to pursue these technological advances, which may require substantial time and expense, may result in the combined company losing its competitive position and causing a material adverse effect on the combined company’s business. We cannot assure you that we will succeed in adapting Concentric’s network service business to alternate access devices and conduits as they emerge.

      We cannot assure you that the combined company will be successful in effectively using new technologies, developing new services or enhancing its existing services on a timely basis or that such new technologies or enhancements will achieve market acceptance. The combined company’s pursuit of necessary technological advances may require substantial time and expense.

The combined company may be required to pay patent licensing fees, which will divert funds which could be used for other purposes.

      From time to time NEXTLINK and Concentric receive requests to consider licensing certain patents held by third parties that may have bearing on its interactive voice response, other enhanced, or data services. Should the combined company be required to pay license fees in the future, such payments, if substantial, could have a material adverse effect on its results of operations.

      Additionally, if someone asserts a claim relating to Concentric’s proprietary technology or information, the combined company may seek licenses to such intellectual property. We cannot assure you, however, that the combined company could obtain licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could have a material adverse effect on the combined company’s business, financial condition and results of operations.

NEXTLINK and its industry are, and Concentric and its industry may become, highly regulated, imposing substantial compliance costs and restricting the ability of the combined company to compete in its target markets.

      NEXTLINK is subject to varying degrees of federal, state and local regulation. This regulation imposes substantial compliance costs on NEXTLINK. It also restricts its ability to compete. For example, in each state in which NEXTLINK desires to offer its services, it needs to obtain authorization from the appropriate state commission. NEXTLINK cannot assure you that it will receive authorization for markets to be launched in the future.

      As an operator of value-added networks that provide access to regulated transmission facilities only as part of a data services package, Concentric is not currently subject to direct regulation by the Federal Communications Commission (FCC) or any other governmental agency, other than regulations applicable to businesses generally. However, future changes in law or regulation could result in some aspects of its current operations becoming subject to one or more forms of telecommunication regulation by the FCC or other regulatory agencies.

      The prices at which the combined company may sell Concentric’s services could be affected by regulatory changes:

•	in the Internet connectivity market;

•	that indirectly or directly affect telecommunications costs; or

•	that increase the likelihood or scope of competition from the regional bell operating companies, or RBOCs, that are currently restricted from providing certain services.

      We cannot predict the effect, if any, that future regulation or regulatory changes may have on the combined company’s business, and we cannot assure you that future regulation or regulatory changes will not have a material adverse effect on the combined company’s business, results of operations or financial condition.

The requirement that NEXTLINK obtain permits and rights-of-way increases its cost of doing business.

      In order for NEXTLINK to acquire and develop its fiber networks, it must obtain local franchises and other permits, as well as rights-of-way and fiber capacity from entities such as incumbent carriers and other utilities, railroads, long distance companies, state highway authorities, local governments and transit authorities. The process of obtaining these permits and rights-of-way increases the cost of doing business.

      We cannot assure you that the combined company will be able to maintain the existing franchises, permits and rights-of-way that it will need to implement its business. Nor can we assure you that the combined company will be able to obtain and maintain the other franchises, permits and rights that it will require. A sustained and material failure to obtain or maintain these rights could materially adversely affect the combined company’s business in the affected metropolitan area.

Risks Related to Growth and Development of NEXTLINK’s Network and Concentric’s Data Services Business After the Merger

Continued rapid growth of the combined company’s network, services and subscribers could be slowed if we cannot manage the growth of NEXTLINK’s network.

      NEXTLINK has rapidly expanded and developed its network, services and subscribers, and expect to continue to do so. This has placed and will continue to place significant demands on NEXTLINK’s and the combined company’s management, operational and financial systems and procedures and controls. We may not be able to manage the anticipated growth of the combined company effectively, which would harm its business, results of operations and financial condition. Further expansion and development will depend on a number of factors, including:

•	technological developments;

•	the combined company’s ability to hire, train and retain qualified personnel in a competitive labor market;

•	availability of rights-of-way, building access and antenna sites;

•	development of customer billing, order processing and network management systems that are capable of serving our growing customer base;

•	cooperation of the existing local telephone companies;

•	regulatory and governmental developments; and

•	existence of strategic alliances or relationships.

      The combined company will need to continue to improve its operational and financial systems and its procedures and controls as it grows. It must also develop, train and manage its employees.

The combined company’s ability to succeed in the data services market is uncertain.

      The combined company’s ability to succeed in the data services market depends to a large extent on its ability to build a tailored, value-added network services business. The combined company’s ability to do so is subject to the following risks:

•	the data services markets are relatively new, and current and future competitors are likely to introduce competing services or products which may result in market saturation;

•	certain critical issues concerning commercial use of tailored, value-added services and Internet services, including, among others, security, reliability, ease and cost of access, and quality of service, remain unresolved and may impact the growth of such services;

•	the market for data services may fail to grow or grow more slowly than anticipated;

•	reliability, quality or compatibility problems with new enterprise service offerings which we may introduce could significantly delay or hinder market acceptance and could divert technical and other resources;

•	the combined company’s inability to obtain sufficient quantities of sole- or limited-source components required to provide data services or to develop alternative sources, if required, could result in delays and increased costs in expanding, and overburdening of, our network infrastructure;

•	suppliers may not provide the combined company with products or components that comply with Internet standards or that inter-operate with other products or components used in its infrastructure;

•	capacity constraints that adversely affect the system performance if demand for data services were to increase faster than projected or were to exceed current forecasts;

•	the combined company’s ability to respond to changing customer requirements or evolving industry trends;

•	the failure of any link in the delivery chain, including the networks with which the combined company establish public or private peering arrangements or private transit;

•	the market for tailored value-added network services is extremely competitive, and we expect that competition will intensify in the future;

•	increased price and other competition due to Internet industry consolidation;

•	interruptions in service due to a natural disaster, such as an earthquake, or other unanticipated problem; and

•	liability for information disseminated through our network.

The combined company faces risks associated with international expansion.

      NEXTLINK has begun to expand into Canadian markets and the merger will entail the acquisition of Concentric’s UK operations. The combined company may expand into other international markets in the future. The following risks are inherent in doing business on an international level:

•	unexpected changes in regulatory requirements;

•	export restrictions and controls relating to encryption technology;

•	tariffs and other trade barriers;

•	difficulties in staffing and managing foreign operations;

•	longer payment cycles and problems in collecting accounts receivable;

•	political instability;

•	fluctuations in currency exchange rates;

•	seasonal reductions in business activity during the summer months in Europe and certain other parts of the world; and

•	potentially adverse tax consequences that could adversely impact the success of its international operations.

      We cannot assure you that one or more of such factors will not have a material adverse effect on the existing or future international operations of the combined company and, consequently, on its business, financial condition and results of operations. The risks will become increasingly material to the combined company if our international business continues to grow.

OTHER RISKS

Craig O. McCaw, who will control a majority of the combined company’s voting power after the merger, may have interests which are adverse to your interests.

      Craig O. McCaw, primarily through his majority ownership and control of Eagle River Investments, L.L.C., will control a majority of the combined company’s total voting power after the merger. Because Mr. McCaw has the ability to control the direction and future operations of the combined company and has interests in other companies that may compete with the combined company, he may make decisions that are adverse to your interests. Mr. McCaw effectively controls a decision whether a change of control of NEXTLINK will occur.

We do not plan on the combined company paying dividends on its common stock.

      We do not anticipate the combined company paying any dividends for the foreseeable future. The NEXTLINK credit facility and the indentures governing the combined company’s senior notes will restrict our ability to pay cash dividends.

  Forward-Looking Statements

Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs.

      Some statements and information contained or incorporated in this proxy statement/ information statement/ prospectus are not historical facts, but are “forward-looking statements,” as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should,” or “anticipates,” or the negative of these words or other variations of these words or other comparable words, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding:

•	market development, the number of markets we expect to serve, and the expected number of addressable business lines in such markets;

•	network development, including those with respect to IP and ATM network and facilities development and deployment, broadband fixed wireless technology, testing and installation, high speed technologies such as DSL, and matters relevant to our national network;

•	liquidity and financial resources, including anticipated capital expenditures, funding of capital expenditures and anticipated levels of indebtedness; and

•	statements with respect to when the merger will be completed and the effects of the merger, including the potential benefits of the merger to Concentric, NEXTLINK and their respective stockholders.

      All such forward-looking statements are qualified by the inherent risks and uncertainties surrounding expectations generally, and also may materially differ from our actual experience involving any one or more of these matters and subject areas. The operation and results of our business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified in the above “Risk Factors” section and elsewhere in this proxy statement/information statement/prospectus, including, but not limited to:

•	general economic conditions in the geographic areas that we are targeting for communications services;

•	the ability to achieve and maintain market penetration and revenue levels sufficient to provide financial viability to our business;

•	access to sufficient debt or equity capital to meet our operating and financing needs;

•	the quality and price of similar or comparable communications services offered or to be offered by our competitors; and

•	future telecommunications-related legislation or regulatory actions.

THE CONCENTRIC SPECIAL MEETING

General

      Concentric is furnishing this document as a proxy statement to holders of Concentric common stock in connection with the solicitation of proxies by the Concentric board of directors for use at the special meeting of stockholders of Concentric to be held on Thursday, June 15, 2000, and any adjournment thereof, and as a prospectus for the NM Acquisition Corp. class A common stock to be issued to holders of Concentric common stock as contemplated by the merger agreement. This document is first being furnished to stockholders of Concentric on or about May 15, 2000 for their special meeting. This document is also being furnished to NEXTLINK stockholders as an information statement in connection with the merger, and as a prospectus for the NM Acquisition Corp. class A common stock to be issued to holders of NEXTLINK class A common stock and for the NM Acquisition Corp. class B common stock to be issued to holders of NEXTLINK class B common stock, as contemplated by the merger agreement.

Date, Time and Place

      The special meeting will be held on Thursday, June 15, 2000, starting at 1:00 p.m., Pacific Daylight Time, at the principal executive offices of Concentric at 1400 Parkmoor Avenue, San Jose, California 95126-3429.

Purpose of the Special Meeting

      At the special meeting, Concentric stockholders will consider and vote upon a proposal to adopt the merger agreement and to approve the transactions it contemplates.

Board Recommendation

      The Concentric board has determined that the merger is advisable and fair to, and in the best interests of, Concentric and its stockholders. The Concentric board has therefore unanimously approved the merger and the merger agreement and recommends that stockholders vote for approval of the merger and the merger agreement. When considering the recommendation of the Concentric board, you should be aware that the terms of the merger gives a number of Concentric directors, executive officers and key employees substantial interests in the merger that are different from, or in addition to, the interests of Concentric stockholders, including stock option grants at market and nominal exercise prices, shares of restricted stock and cash retention bonuses. The board of directors of Concentric was aware of these interests at the time it adopted the merger agreement and approved the merger. See “The Merger — Interests of Certain Insiders of Concentric in the Merger.”

      The matters to be considered at the special meeting are of great importance to you as a stockholder of Concentric. Accordingly, we urge you to read and carefully consider the information presented in this proxy statement/information statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

      You should not send any stock certificates with your proxy card. We will mail you a transmittal form with instructions for the surrender of Concentric common stock certificates promptly after completion of the merger.

Record Date; Voting Rights

      Only holders of record of Concentric common stock at the close of business on the record date, May 10, 2000, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, there were 52,006,633 shares of Concentric common stock outstanding, held by approximately 25,000 record holders. Each share of Concentric common stock entitles the record holder of the share to one vote.

      On the record date, the directors and executive officers of Concentric and their affiliates beneficially owned and were entitled to vote 4,301,233 shares of Concentric common stock, or approximately 8.27% of the shares of Concentric common stock outstanding, on the record date.

Quorum

      To constitute a quorum for the special meeting, stockholders entitled to cast at least a majority of the votes that all stockholders of Concentric are entitled to cast on the merger agreement and the merger must be present in person or by properly executed proxy. Concentric common stock represented by proxies which are marked “ABSTAIN” will be counted as shares present for purposes of determining the presence of a quorum on all matters, as will shares that are represented by proxies that are executed by any broker, fiduciary or other nominee on behalf of the beneficial owner(s) of the shares regardless of whether authority to vote is withheld from the broker, fiduciary of nominee on one or more matters. If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Voting of Proxies

      To assure that your shares are represented at the special meeting, we urge you to complete, date and sign the enclosed proxy and promptly return it in the enclosed envelope or otherwise mail it to Concentric.

      Concentric stockholders may also vote their shares in person at the special meeting. In order to vote in person at the special meeting, Concentric stockholders must attend the special meeting and cast their votes according to the voting procedures announced at the special meeting. If your shares are held in “street name” by your broker, your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide directions on how to instruct the broker to vote your shares.

      Stockholders may revoke their proxies at any time prior to their use. Proxies may be revoked by:

•	filing, with the Secretary of Concentric, before taking the vote at the special meeting, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares; or

•	attending the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the special meeting.

      Concentric stockholders who require assistance in changing or revoking a proxy should contact Pete Bergeron at the address or phone number provided in this document under the caption “Where You Can Find More Information.”

      All shares of Concentric common stock represented by proxies properly received prior to or at the special meeting and not revoked will be voted in accordance with their instructions indicated on such proxies. If Concentric stockholders do not indicate any instructions on a proxy properly executed and returned, that proxy will be voted FOR the merger proposal.

      If any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy, and acting under that proxy, will have discretion to vote on such matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn the special meeting is properly presented, the persons named in the enclosed form of proxy will not have discretion to vote shares voted against any of the proposals related to the approval of the merger in favor of the adjournment proposal. Concentric’s board does not currently intend to bring any other business before the special meeting, and so far as Concentric’s board knows, no other matters are to be brought before the special meeting.

      Abstentions may be specified on the merger proposal. Since the favorable vote of holders of a majority of the outstanding shares of Concentric common stock on the merger proposal is required to approve the proposal, a proxy marked “ABSTAIN” with respect to any such proposal will have the effect of a vote against that proposal. In addition, the failure of a Concentric stockholder in connection with the merger proposal to return a proxy will have the effect of a vote against the proposal.

Vote Required to Approve the Merger Agreement and the Merger

      Under Delaware law, the affirmative vote of a majority of the outstanding Concentric common stock entitled to vote is required to approve the merger agreement and the merger. On the record date, there were 52,006,633 shares of Concentric common stock outstanding and entitled to vote and, thus, the affirmative vote of 26,003,317 shares is required for approval.

      Pursuant to voting agreements, directors and executive officers of Concentric beneficially owning an aggregate of 1,983,976 shares of Concentric common stock, including shares issuable upon exercise of options, as of the record date, or approximately 3.67% of the shares of Concentric common stock outstanding on that date, have agreed to vote their shares of Concentric common stock in favor of the merger and the merger agreement.

Abstentions and Broker Non-Votes

      Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be “votes cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results for approval of the merger and the merger agreement. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because the required vote of the Concentric stockholders to adopt the merger agreement and the merger is based upon the number of outstanding shares of Concentric common stock, rather than upon the shares actually voted, the failure by the holder of any shares to submit a proxy or to vote in person at the Concentric meeting (including abstentions and broker non-votes) will have the same effect as a vote against the adoption of the merger agreement and the merger.

Solicitation of Proxies and Expenses

      Concentric has retained the services of ChaseMellon Consulting Services, LLC to assist in the solicitation of proxies from its stockholders. The fees to be paid by Concentric to ChaseMellon Consulting Services, LLC for these services are not expected to exceed $20,000 plus reasonable out-of-pocket expenses. Concentric will bear its own expenses in connection with the solicitation of proxies for the special meeting of stockholders, except that Concentric and NEXTLINK each will pay one-half of all filing and other fees (other than fees to be paid by Eagle River in connection with the LHP share exchange) paid to the SEC in connection with the registration statement and this proxy statement/information statement/prospectus.

      In addition to solicitation by mail, the directors, officers and employees of Concentric may solicit proxies from their stockholders by telephone, facsimile or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

Appraisal Rights

      Under Delaware law, Concentric stockholders are not entitled to appraisal rights in connection with the merger.

THE MERGER

      This section describes material aspects of the proposed merger and related transactions. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read the entire merger agreement, which is incorporated by reference and attached to this proxy statement/information statement/prospectus as Appendix A, and the other documents we refer to carefully and in their entirety for a more complete understanding of the merger.

Background of the Merger

      In the summer of 1999, NEXTLINK conducted an internal study of the Internet Service Provider (ISP)/data services market. The intent was to evaluate potential strategic partners with positions in ISP, web hosting and e-commerce services that would complement NEXTLINK’s position as a leading competitive local exchange carrier (CLEC)/emerging broadband data company. NEXTLINK narrowed the target list of potential strategic partners and set up several meetings, including with Concentric, to discuss possible business/strategic relationship opportunities.

      On August 2, 1999, Scott Macleod, Chief Business Development Officer of NEXTLINK, and Hank Koerner, Director of Business Development of NEXTLINK, flew to San Jose to meet with representatives of Concentric to discuss a range of possible business relationships. The representatives of Concentric included James Isaacs, Vice President of Business Development, John Peters, Vice President and General Manager, Network Services, and others. The range of business relationships discussed included a purely commercial relationship involving the resale of each other’s services, as well as a potentially larger strategic relationship. No specific terms of a transaction were discussed. It was determined that additional discussions should be considered after both parties briefed their respective senior management teams.

      On September 17, 1999, Steve Hooper, then Chief Executive Officer of NEXTLINK, and Mr. Macleod met with Hank Nothhaft, Chief Executive Officer, and John Peters, of Concentric, in San Jose. The purpose of the meeting was to further discuss a range of possible business relationships and to provide a high level overview of NEXTLINK’s and Concentric’s respective business operations. A possible strategic combination was discussed and both parties agreed to consider whether a combination of NEXTLINK and Concentric should be pursued.

      Several discussions occurred between late September and early November 1999 as NEXTLINK and Concentric evaluated whether to pursue more serious discussions with each other.

      On November 8, 1999, Daniel F. Akerson, the newly appointed Chief Executive Officer of NEXTLINK, and Mr. Hooper met with Messrs. Nothhaft and Peters of Concentric, in San Jose. It was agreed that there was significant business rationale in support of a combination of the two companies and it was determined that both parties should proceed to conduct due diligence reviews.

      Following the November 8, 1999 meeting, Mr. Nothhaft met with a representative of Bear, Stearns & Co. Inc. regarding the potential strategic combination and retained Bear Stearns to assist Concentric in its evaluation of a potential transaction with NEXTLINK.

      On November 12, 1999, Mr. Akerson contacted Merrill Lynch & Co. concerning the proposed transaction and retained Merrill Lynch to act as financial advisor to NEXTLINK on the Concentric transaction. Merrill Lynch had been working informally for several months assisting NEXTLINK in its review of potential strategic partners in the ISP/data services business.

      On November 14 and 15, 1999, a representative of Merrill Lynch spoke with representatives of Bear Stearns concerning the process and timetable for the transaction. The representative of Bear Stearns stated that prior to NEXTLINK conducting a due diligence review of Concentric, NEXTLINK would need to supply Concentric a written indication of interest, including a preliminary valuation range for Concentric.

      On November 16, 1999, Messrs. Akerson and Nothhaft spoke by telephone, and Mr. Akerson provided a verbal indication of interest and committed to provide a follow-up indication of interest in written form. A preliminary valuation range was also discussed.

      On November 18, 1999, NEXTLINK and Concentric entered into a non-disclosure agreement in anticipation of the ongoing due diligence reviews and discussions regarding a strategic transaction. Mr. Akerson sent Mr. Nothhaft the written indication of interest, which included a preliminary valuation range and addressed other management and operational issues.

      Concentric’s representatives subsequently confirmed that Concentric was willing to proceed with due diligence based on the preliminary indication of interest.

      Starting on November 29 and continuing through December 2, 1999, representatives of NEXTLINK, including Messrs. Hooper and Macleod, representatives of Merrill Lynch and NEXTLINK’s legal advisors met with representatives of Concentric and Bear Stearns at Concentric’s headquarters to conduct due diligence.

      On December 6, 1999, the NEXTLINK board of directors met telephonically. At the meeting, Mr. Akerson advised the board regarding the status of the discussions with Concentric and the valuation ranges under consideration.

      On December 13, 1999, a telephonic meeting of the board of directors of Concentric was held, with directors Hank Nothhaft, Vinod Khosla, Peter C. Waal and Randy Katz in attendance. Mr. Nothhaft reviewed with the board the status of discussions with NEXTLINK and other parties with respect to a strategic combination transaction. Mr. Nothhaft then reviewed with the board the terms of NEXTLINK’s indication of interest, previously distributed to the board. Representatives of Bear Stearns reviewed with the board the valuation metrics being applied by Concentric, and the potential synergies of the combined companies. The board and management, along with Concentric’s financial and legal advisors, then discussed the timing of negotiations and strategies in this regard.

      On December 16, 1999, a telephonic meeting of the board of directors of Concentric was held, with directors Messrs. Nothhaft, Khosla, Waal, Katz and Franco Regis in attendance. Mr. Nothhaft reviewed with the Board the status of discussions with NEXTLINK since the last board meeting. The board then directed management, in consultation with Concentric’s financial and legal advisors, to present the board with further valuation metrics and analysis at a subsequent meeting of the board in order to formulate a further basis for negotiations.

      On December 23, 1999, a representative of Merrill Lynch spoke with representatives of Bear Stearns and discussed potential valuation ranges for Concentric based on the results of NEXTLINK’s due diligence reviews. No agreement was reached on valuation.

      On December 23, 1999, Messrs. Akerson and Nothhaft spoke and reached a preliminary agreement on the value per Concentric share to be paid in NEXTLINK common stock in the transaction. It was agreed that the value per share would be $45, subject to the negotiation of an acceptable “collar” and the finalization and approval of definitive agreements. Messrs. Akerson and Nothhaft directed Merrill Lynch and Bear Stearns and the parties’ respective legal advisors to work on the other aspects of the transaction, such as the appropriate terms of the collar.

      On December 29, 1999, a telephonic meeting of the board of directors of Concentric was held, with directors Messrs. Nothhaft, Khosla, Waal and Katz in attendance. Mr. Nothhaft reviewed with the board the status of negotiations since the last meeting of the board. Representatives of Bear Stearns reviewed with the board the status of negotiations on pricing and related terms. The board made inquiry of management, as well as Concentric’s financial and legal advisors, with respect to the expected timing of further negotiation on open issues.

      On December 31, 1999, Messrs. Akerson and Nothhaft discussed issues raised by NEXTLINK’s due diligence reviews, including questions regarding Concentric’s performance in the fourth quarter of 1999.

      On January 5, 2000, representatives of Merrill Lynch spoke with representatives of Bear Stearns and finalized the terms of the collar.

      On January 8 and 9, 2000, representatives of NEXTLINK and Concentric exchanged drafts of the proposed merger agreement and negotiated the terms of the agreement, including the collar.

      On January 8, 2000, the Concentric board of directors held a special meeting. Mr. Nothhaft updated the board on the status of negotiations. Representatives of Bear Stearns then presented their financial and valuation analyses of the proposed merger and summarized the terms of the proposed merger agreement. After the presentation, Bear Stearns indicated that, in its opinion, the exchange ratio was fair, from a financial point of view, to the stockholders of Concentric. The board of directors unanimously concluded that the proposed merger was in the best interests of Concentric and its stockholders and authorized Concentric’s management to conclude negotiations and execute the merger agreement. Members of the board and certain officers of Concentric executed voting agreements at this time.

      On January 9, 2000, the NEXTLINK board of directors met telephonically to consider the transaction and the definitive agreements relating thereto. Messrs. Akerson and Macleod made a presentation that reviewed the terms and strategic rationale for the proposed transaction. Following the presentation by NEXTLINK’s management, representatives of Merrill Lynch made presentations to the NEXTLINK board regarding the transactions contemplated by the merger agreement, including the financial terms thereof, and summarized their financial analysis. Merrill Lynch delivered its opinion that the exchange ratio was fair, from a financial point of view to NEXTLINK. The NEXTLINK board of directors unanimously voted to authorize the transaction.

      During the course of the day on January 9, 2000, management of both NEXTLINK and Concentric and their respective legal advisors completed negotiations and finalized the terms of the definitive merger agreement. Thereafter, on the evening of January 9, 2000, the parties entered into the merger agreement and Eagle River signed its voting agreement. The merger agreement was announced in a joint press release on January 10, 2000.

Concentric’s Reasons for the Merger and Additional Considerations

      The Concentric board of directors held several meetings to evaluate the merits of the merger. At a special meeting held on January 8, 2000, the Concentric directors concluded that the merger is in the best interests of Concentric and its stockholders, and voted unanimously to enter into the merger agreement and to recommend that Concentric stockholders vote to adopt the merger agreement and approve the merger.

      The decision of the Concentric directors to authorize Concentric to enter into the merger agreement, and to recommend that Concentric stockholders adopt the merger agreement and approve the merger, was the result of their careful consideration of a range of strategic alternatives, including the pursuit of a long-term independent business strategy for Concentric. The directors’ primary consideration was to identify and secure the strategic alternative that would provide the greatest value to Concentric stockholders.

      In reaching its decision, the Concentric board consulted with:

•	Concentric management regarding the business and financial condition of Concentric, trends and competitors in the IP-based network services industry, Concentric management’s due diligence investigation of NEXTLINK’s business and the terms and other considerations in the proposed merger;

•	Bear Stearns, its financial advisor, regarding the financial aspects of the proposed transaction and the fairness, from a financial point of view, of the exchange ratio to holders of Concentric common stock in the merger; and

•	Concentric’s legal counsel regarding the proposed terms of the transaction and the obligations of the members of the Concentric board in its consideration of the proposed transaction.

      In reaching its decision, the Concentric board considered the following information and factors:

•	opportunities after combining Concentric’s business with NEXTLINK’s business, compared with the opportunities for Concentric as a stand alone company;

•	alignment of interests, goals and objectives resulting from a broadened communications business, allowing the combined company to leverage synergies resulting from an integrated management team, streamlined operation, and strengthened infrastructure;

•	the ability to combine NEXTLINK’s growing local telephone service business and its long distance and fixed wireless network assets with Concentric’s web hosting and Internet data services, enabling the combined company to provide cross selling opportunities and other synergies;

•	potential synergies of the combined company, including the offering of a complete, single-source communications service for small and medium-sized businesses, consisting of Concentric’s Internet business, data center and application service provider services, transported across NEXTLINK’s network;

•	access to NEXTLINK’s planned IP-centric national fiber optic network and extensive fixed wireless spectrum;

•	the continual consolidation of the network services communications industry which enables businesses with substantial resources to effectively compete in the future in cost structure and service offerings;

•	current financial market conditions and historical market prices;

•	the oral opinion, subsequently confirmed in writing, of Bear Stearns delivered January 8, 2000, that, as of such date, the exchange ratio is fair, from a financial point of view, to holders of Concentric common stock (see “— Opinion of Concentric’s Financial Advisor);

•	the opportunity for Concentric stockholders to participate in the potential for growth of the combined company’s business after the merger, in the form of the combined company’s common stock;

•	detailed reports from Concentric’s management and financial advisors as to the results of their due diligence regarding NEXTLINK’s business operations, financial condition, culture, long-term strategic goals, prospects, integration plans and strategies; and

•	the fact that the parties intend to treat the merger as a tax-free reorganization under the Internal Revenue Code and the condition to Concentric’s obligations that it receive an opinion of its counsel that the merger is a tax-free reorganization for Concentric and its stockholders.

      The Concentric directors also considered potentially negative factors relating to the merger, including:

•	the risk that the potential benefits and synergies anticipated to result from the merger set forth above might not be realized;

•	the fact that the combined company will not be a separate independent company from NEXTLINK as Concentric currently is;

•	the possibility of a decline in the value of the combined company’s common stock following the merger;

•	the substantial costs that will be incurred in connection with the merger, including the amortization of large amounts of goodwill, as well as the costs of integrating the businesses and transaction expenses arising from the merger;

•	the risk that Concentric’s key personnel might not continue with the combined company due to integration difficulties or other factors;

•	the risk of future dilution to former Concentric stockholders through the issuance of the combined company’s common stock in future mergers and acquisitions, or to finance the operations of the combined company and the issuance of options to purchase the combined company’s common stock to employees of the combined company;

•	the risk that the merger could harm, or that the public announcement of the merger could have harmed, Concentric’s relationships with some of its customers and strategic partners;

•	the possibility that the merger might not be completed, even if approved by Concentric stockholders, and the effect of public announcement of the merger or any failure to complete the merger on Concentric’s business and stock price, its ability to attract and retain key management, sales and marketing and technical personnel and the fees payable by Concentric if the merger is terminated under some circumstances; and

•	other potential risks described in this document under “Risk Factors.”

      In view of the number and wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters the Concentric board of directors did not find it practicable to, nor did they attempt to, quantify, rank or otherwise assign relative weights to the specific factors they considered. In addition, the board did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to its ultimate determination or assign any particular weight to any factor, but rather conducted an overall analysis of the factors described above, including through discussions with and questioning of Concentric’s management and management’s analysis of the proposed merger based on information received from Concentric’s legal and financial advisors. In considering the factors described above, individual members of the Concentric board of directors may have given different weight to different factors. The Concentric directors considered all these factors as a whole, and overall considered the factors to be favorable to and to support its determination.

NEXTLINK’s Reasons for the Merger and Additional Considerations

      The NEXTLINK board of directors held several meetings to evaluate the merits of the merger. At its meeting on January 9, 2000, the NEXTLINK board of directors concluded that the merger and the merger agreement are in the best interest of NEXTLINK and its stockholders, and voted unanimously to enter into the merger agreement.

      The NEXTLINK board of directors believes that the following are reasons why the merger would be beneficial to NEXTLINK and its stockholders:

•	the Concentric network will accelerate NEXTLINK’s planned expansion of its data product and services offerings;

•	the opportunity to increase revenue relating to the utilization of NEXTLINK’s network assets;

•	the ability to offer integrated voice and data services to NEXTLINK’s customers;

•	the opportunity to move local and data traffic onto NEXTLINK’s broadband metropolitan and broadband wireless networks;

•	access to an established base in the European data market;

•	the geographic “fit” of Concentric’s operations with NEXTLINK’s local and planned INTERNEXT network;

•	marketing opportunities to sell NEXTLINK telecommunications services to Concentric’s customers;

•	the belief that technical expertise of Concentric will accelerate and expand NEXTLINK products and services; and

•	the ability to market “bundled” services to small and mid-sized customers will offer competitive advantages.

      The NEXTLINK board of directors instructed NEXTLINK’s senior management to conduct a detailed due diligence review of Concentric, its business operations, strategies and goals and its prospects for future performance. In addition, the NEXTLINK board of directors sought the advice and analysis of independent financial, legal and accounting advisors regarding due diligence and the structure and fairness of the merger. The NEXTLINK board of directors considered, among other things:

•	the extent to which the merger would further NEXTLINK’s long term strategies and goals;

•	the detailed reports presented by NEXTLINK’s management and advisers regarding Concentric’s business operations, financial condition, culture, long-term strategic goals, prospects, and NEXTLINK’s integration plans and strategies;

•	the belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants and the conditions to each party’s obligations, are reasonable;

•	current financial market conditions and historical market prices;

•	volatility and trading information with respect to both companies’ common stock;

•	the terms and conditions of the merger agreement;

•	the fact that the parties intend to treat the merger as a tax-free reorganization under the Internal Revenue Code and the condition to NEXTLINK’s obligations that it receive an opinion of its counsel that the merger is a tax-free reorganization for NEXTLINK and its stockholders;

•	the oral opinion, subsequently confirmed in writing, of Merrill Lynch delivered January 9, 2000, that, as of such date, the exchange ratio is fair, from a financial point of view, to NEXTLINK (see “— Opinion of NEXTLINK’s Financial Advisor”); and

•	the compatibility of the corporate cultures of each of NEXTLINK and Concentric.

      The NEXTLINK board of directors also considered a variety of potentially negative factors in its deliberations concerning the merger, including:

•	the potential dilutive effect of the issuance of NM Acquisition Corp. common stock in the merger;

•	the substantial costs expected to be incurred, primarily in the current and next quarter, in connection with the merger, including the transaction expenses arising from the merger and costs associated with combining the operations of the two companies;

•	the risk that, despite the intentions and efforts of NEXTLINK and Concentric, the benefits sought to be achieved in the merger will not be achieved;

•	the risk that the combined company will be unable to integrate the two businesses successfully; and

•	other potential risks described in this document under “Risk Factors.”

      The foregoing discussion of the information and factors considered by the NEXTLINK board of directors is not intended to be exhaustive but is believed to include all material factors considered by the NEXTLINK board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the NEXTLINK board of directors did not find it possible to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the NEXTLINK board of directors may have given different weights to different factors. The NEXTLINK directors considered all these factors as a whole, and overall considered the factors to be favorable to and to support its determination.

Opinion of Concentric’s Financial Advisor

  Overview

      Concentric retained Bear Stearns to act as its financial advisor in connection with the merger. Bear Stearns delivered its written opinion, dated January 8, 2000, to the Concentric board of directors to the effect that, and based upon and subject to the assumptions made, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of shares of Concentric common stock.

      The full text of the Bear Stearns opinion is attached as Appendix B to this proxy statement/ information statement/ prospectus. Holders of Concentric common stock are urged to read the Bear Stearns opinion its entirety, especially with regard to the assumptions made and matters considered by Bear Stearns, as well as the limitations on the information considered and analysis presented.

      The Bear Stearns opinion was prepared for the benefit and use of the Concentric board of directors and addresses only the fairness, from a financial point of view, of the exchange ratio pursuant to the merger to holders of shares of Concentric common stock as of the date of the opinion. The opinion does not address any other aspect of the merger, does not constitute a recommendation to the Concentric board of directors in connection with the merger and does not constitute a recommendation to any holder of Concentric common stock as to how to vote at the Concentric special meeting. Bear Stearns did not express any opinion as to Concentric’s underlying business decision to pursue the merger or the price or range of prices at which Concentric common stock may trade subsequent to the announcement of the merger or the price or range of prices at which the shares of the common stock may trade subsequent to the consummation of the merger.

      The exchange ratio, the form of the consideration and the terms of the merger were determined by arm’s length negotiations between Concentric and NEXTLINK and were not based on any recommendation by Bear Stearns. Concentric did not impose any limitations on Bear Stearns with respect to the investigation made or the procedures followed by Bear Stearns in rendering its opinion.

      In arriving at its opinion, Bear Stearns, among other things:

•	reviewed the merger agreement;

•	reviewed Concentric’s and NEXTLINK’s respective recent filings with the Securities and Exchange Commission;

•	reviewed certain operating and financial information relating to Concentric’s business and prospects on a stand alone basis, including certain projections, all of which was prepared and provided by Concentric’s management;

•	reviewed certain operating and financial information relating to NEXTLINK’s business and prospects on a stand alone basis, which was prepared and provided by NEXTLINK’s management, and certain projections which were prepared and provided by Concentric’s management based on verbal guidance provided by NEXTLINK’s management to Concentric’s management;

•	reviewed certain estimates of revenue enhancements, cost savings and other combination benefits expected to result from the merger, prepared and provided by Concentric’s management;

•	met with certain members of Concentric’s and NEXTLINK’s senior management to discuss each company’s respective business, operations, historical and projected financial results and future prospects;

•	reviewed the historical prices, trading multiples and trading volumes of the shares of Concentric common stock and NEXTLINK class A common stock;

•	reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to Concentric and NEXTLINK;

•	reviewed the terms of recent precedent mergers and acquisitions involving companies which Bear Stearns deemed generally comparable to Concentric;

•	performed discounted cash flow analyses relating to Concentric and NEXTLINK on a stand alone basis and the combined company on a pro forma combined basis, both including and excluding the estimated combination benefits;

•	reviewed the financial condition and capitalization of the combined company, giving effect to the merger; and

•	conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

      Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided by Concentric and NEXTLINK, including without limitation, projections and estimated combination benefits expected to result from the merger. With respect to such projections and estimated combination benefits that could be achieved upon consummation of the merger, Bear Stearns assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Concentric and NEXTLINK as to the expected future performance of Concentric, NEXTLINK and the combined company. Bear Stearns did not independently verify or assess any of this information or the projections and combination benefits provided, and Bear Stearns also relied upon the assurances of the senior management of Concentric and NEXTLINK that they were unaware of any facts that would make the information provided to Bear Stearns incomplete or misleading. In addition, Bear Stearns did not make or receive any independent evaluation or appraisal of the assets or liabilities of Concentric or NEXTLINK, nor was Bear Stearns furnished with any such evaluation or appraisal.

      The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion. In arriving at its opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, market and other conditions as to the significance of each analysis and factor. In its analyses, Bear Stearns, at Concentric’s direction and with Concentric’s consent, made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of Concentric, NEXTLINK or Bear Stearns. Any assumed estimates implicitly contained in Bear Stearns’ opinion or relied upon by Bear Stearns in rendering its opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of a business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold.

      The Concentric board of directors retained Bear Stearns based upon Bear Stearns’ qualifications, experience and expertise. Bear Stearns is an internationally recognized investment banking firm which, as part of its investment banking business, regularly engages in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Bear Stearns has previously rendered investment banking and financial advisory services to Concentric and has received fees for rendering these services. In addition to acting as Concentric’s advisor in connection with the merger, Bear Stearns has previously been retained by Concentric as an advisor in connection with its acquisition of Internet Technology Group, plc in September 1999 and as an underwriter in connection with its offering of $162 million of common stock in February 1999 ($33.8 million of which was offered and sold by certain selling stockholders), its offering of $150 million of 13 1/2% series B senior redeemable exchangeable preferred stock in June 1998 and its offering of $150 million of 12 3/4% senior notes in December 1997. In the ordinary course of its business, Bear Stearns may actively trade the equity and/or debt securities of Concentric and NEXTLINK for its own account or for accounts of its customers and, accordingly, Bear Stearns may at any time hold a long or short position in such securities.

      Pursuant to the terms of the engagement letter between Concentric and Bear Stearns dated December 29, 1999, Concentric agreed to pay to Bear Stearns customary financial advisory fees. In addition, Concentric has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by it in connection with the merger, including the reasonable fees and disbursements of its legal counsel. Concentric also has agreed to indemnify Bear Stearns against specific liabilities in connection with its engagement, including liabilities under the federal securities laws.

Summary of Analyses

      The following is a summary of the material financial analyses presented by Bear Stearns to the Concentric board of directors on January 8, 2000. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Bear Stearns, the tables must be read together with the text of each summary. The tables alone do not represent a complete description of the financial analyses.

      Summary Valuation Analysis. Bear Stearns reviewed the aggregate equity and enterprise values of Concentric based on Concentric’s closing stock price on January 5, 2000 and based on the merger assuming a per share value of $45.00 (that is, within the collar — see “-- Collar Analysis” below). In addition, Bear Stearns compared such per share values to recent trading prices and calculated implied multiples of enterprise value to estimated revenue for 2000 and 2001 (which revenue, estimates are based on an average of Concentric management’s high case and low case projections as more fully discussed in “— Discounted Cash Flow Analysis” below). These analyses are summarized in the table below:

Summary Valuation Analysis

				Transaction
		At Market		Within Collar
		as of 1/5/00		Value

Valuation

Concentric Stock Price		$28.25		$45.00

Gross Equity Value		$1,886.2		$2,939.7

Net Equity Value		1,690.9		2,727.7

Enterprise Value		1,744.0		2,741.5

Valuation Parameters

Premium (Discount) to:

Closing Price on 1/5/00	$29.69	0.0%		51.6%

20-Day Average Closing Price	28.43	4.4		58.3

Past Year High Closing Price	52.25	(43.2)		(13.9)

Past Year Low Closing Price	16.38	81.3		174.8

Enterprise Value/ Revenue

2000E		5.3	x	8.4	x

2001E		3.2	x	5.0	x

      Collar Analysis. Bear Stearns reviewed the impact of a range of assumed NEXTLINK average closing prices on:

•	the exchange ratio (which, as contemplated by the merger agreement, may float between a minimum of 0.4950 and a maximum of 0.6500);

•	the resulting per share values to be received by Concentric stockholders in the merger;

•	the percentage premium to be received compared to Concentric closing stock price of $29.69 per share on January 5, 2000; and

•	the implied transaction multiple based on enterprise value to estimated revenue for 2000 and 2001.

      The following table summarizes this analysis:

Collar Analysis

Assumed					Concentric Implied
NEXTLINK				Premium/	Transaction Multiple
Average Trading			Illustrative Value	(Discount) to	Based on Enterprise
Price During			of Merger	Concentric	Value/ Revenue
Measurement	Exchange		Consideration per	Closing Price of
Period(1)	Ratio		Concentric Share	$29.69 on 1/5/00	2000E		2001E

$50.00	0.6500	x	$32.50	9.5%	5.9	x	3.5	x
60.00	0.6500		39.00	31.4	7.2		4.2

69.23	0.6500		45.00	51.6	8.4		5.0
80.00	0.5625		45.00	51.6	8.4		5.0

90.91	0.4950		45.00	51.6	8.4		5.0
100.00	0.4950		49.50	66.7	9.3		5.5
110.00	0.4950		54.45	83.4	10.3		6.1

(1)	Based on NEXTLINK’s volume weighted average closing stock price for the 20 trading days ending on the third day prior to the closing of the merger.

      Exchange Ratio Analysis. Bear Stearns compared the proposed exchange ratio of 0.4950  — 0.6500 shares of NEXTLINK common stock per share of Concentric common stock pursuant to the merger agreement to the ratio of the closing market prices of Concentric common stock and NEXTLINK common stock on January 5, 2000. Bear Stearns also compared this ratio to selected average historical ratios of the closing market prices of Concentric common stock and NEXTLINK common stock over various periods ending January 5, 2000. The table below summarizes the results of this analysis:

Exchange Ratio Analysis

	Market Price
	Ratio

January 5, 2000	0.3717	x

Average Ratio:

20 Prior Trading Days	0.3759

Past Six Months	0.4751

Past Year	0.7608

      Analysis of Selected Precedent M&A Transactions. Bear Stearns reviewed selected precedent mergers and acquisitions involving companies that, like Concentric, provide Internet- and data-related services. Bear Stearns noted that most precedent transactions involving such companies are not directly relevant for the purpose of comparison to the merger, as such precedent transactions were, among other things:

•	mostly acquisitions of consumer-oriented internet service providers (ISPs);

•	acquisitions of non-U.S. or smaller, privately-held companies;

•	acquisitions of companies that provide Web hosting services; or

•	representative of mergers-of-equals transactions as opposed to outright acquisitions.

      However, Bear Stearns did make a direct comparison of the merger to the pending acquisition of Splitrock Services, Inc. by McLeodUSA Incorporated, which transaction was announced on January 7, 2000. The table below summarizes certain relevant statistics from this analysis:

Precedent M&A Transaction Analysis

			Implied
	McLeod USA/Splitrock		NEXTLINK/Concentric
	Transaction		Merger

Price Premium to One Week Prior Trading Price	53.0%		51.9%

Multiples of Enterprise Value to Revenue Based On:

Latest Quarter Annualized	20.4	x	18.0	x

2000E	10.3		8.4	(1)

2001E	6.1		5.0	(1)

(1)	Based on an average of the high and low Concentric projection scenarios.

      Bear Stearns noted that the McLeod USA/ Splitrock transaction is not identical to the merger. Bear Stearns further noted that the analysis of precedent transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the acquisition value of Concentric versus the acquisition value of any other comparable company in general and Splitrock in particular.

      Discounted Cash Flow Analysis. Bear Stearns performed discounted cash flow analyses to determine a range of estimated per share equity values for each of Concentric and NEXTLINK on a stand alone basis. In addition, Bear Stearns performed discounted cash flow analyses to determine a range of estimated per share equity values for NEXTLINK on a pro forma basis giving effect to the merger. Bear Stearns then calculated the implied per share equity values to be received by Concentric’s shareholders pursuant to the merger by applying the appropriate exchange ratio to the corresponding NEXTLINK pro forma per share equity value.

      Concentric Stand Alone Discounted Cash Flow Analyses. Bear Stearns performed discounted cash flow analyses on the after-tax cash flows of Concentric on a stand alone basis. After-tax cash flows for the ten-year period beginning January 1, 2000 and ending on December 31, 2009 were calculated as after-tax earnings before depreciation and amortization less changes in working capital and capital expenditures. Bear Stearns calculated a terminal value for Concentric on a stand alone basis by applying to projected earnings before interest, taxes, depreciation and amortization (“EBITDA”) in 2009 a range of multiples of 9.0x to 11.0x. Bear Stearns determined that such range of terminal multiples was appropriate for valuing Concentric based on:

•	the implied perpetual growth rates of free cash flow derived from such multiples;

•	Bear Stearns’ review of Internet and data-related companies generally comparable to Concentric; and

•	Bear Stearns’ overall experience in valuing growth-oriented companies.

      Bear Stearns chose weighted average costs of capital (“WACC”) ranging from 15.0% to 17.0% based on several assumptions regarding factors such as the inherent business risk of Concentric and the resulting equity beta, Concentric’s cost of debt and Concentric’s prospective capital structure.

      Concentric’s management provided Bear Stearns with two separate projection scenarios: a low case and a high case. The principal difference between the low case and the high case reflects different revenue growth rate assumptions and gross margin assumptions for certain business units. Concentric’s management indicated to Bear Stearns that they believed that the low case projections were more likely to be reflective of Concentric’s future operating results.

      Bear Stearns discounted cash flow analyses of Concentric on a stand alone basis generated the following range of per share equity values:

Concentric Stand Alone Discounted Cash Flow Analysis

Low Case				High Case

WACC	EBITDA Exit Multiple in 2009			WACC	EBITDA Exit Multiple in 2009

	9.0x	10.0x	11.0x		9.0x	10.0x	11.0x

15.0%	$36.81	$39.77	$42.86	15.0%	$52.07	$56.31	$60.55

16.0%	33.96	36.85	39.74	16.0%	48.13	52.02	55.91

17.0%	31.35	34.02	36.67	17.0%	44.53	48.10	51.67

      NEXTLINK Stand Alone Discounted Cash Flow Analyses. Bear Stearns performed a discounted cash flow analysis of the after-tax cash flows of NEXTLINK on a stand alone basis for the ten year period beginning January 1, 2000 and ending on December 31, 2009. Bear Stearns calculated a terminal value for NEXTLINK on a stand alone basis by applying to projected EBITDA in 2009 a range of multiples of 9.0x to 11.0x. Bear Stearns determined that such range of terminal multiples was appropriate for valuing NEXTLINK based on:

•	the implied perpetual growth rates of free cash flow derived from such multiples;

•	Bear Stearns’ review of competitive local exchange carrier companies generally comparable to NEXTLINK; and

•	Bear Stearns’ overall experience in valuing growth-oriented companies.

      Bear Stearns chose weighted average costs of capital ranging from 13.0% to 15.0% based on several assumptions regarding factors such as the inherent business risk of NEXTLINK and the resulting equity beta, NEXTLINK’s cost of debt and NEXTLINK’s prospective capital structure. Equity beta is a statistical measure of a security’s risk and volatility calculated based upon an analysis of its trading history.

      The NEXTLINK stand alone discounted cash flow analyses were based on projections prepared and provided to Bear Stearns by Concentric’s management, based on verbal guidance provided by NEXTLINK’s management to Concentric’s management. The discounted cash flow analyses of NEXTLINK on a stand alone basis generated the following range of per share equity values:

NEXTLINK Stand Alone Discounted Cash Flow Analysis

WACC	EBITDA Exit Multiple in 2009

	9.0x	10.0x	11.0x

13.0%	$67.37	$75.34	$83.32

14.0%	60.17	67.69	74.99

15.0%	53.35	60.55	67.43

      Bear Stearns compared the following historical trading prices for NEXTLINK common stock to the NEXTLINK per share discounted cash flow equity values as outlined in the table above.

NEXTLINK Stock Price Data

Closing Stock Price on 1/5/00	$79.88

10-Day Average Closing Stock Price	81.28

20-Day Average Closing Stock Price	76.09

Past Year High Closing Price	91.38

Past Year Low Closing Price	13.00

      NEXTLINK Pro Forma Discounted Cash Flow Analyses. Bear Stearns performed discounted cash flow analyses of the after-tax cash flows of NEXTLINK and Concentric on a pro forma combined basis giving effect to the merger. Bear Stearns based its analyses on the NEXTLINK projections prepared by Concentric’s management and on low case and high case projections for Concentric, including in both cases certain estimated combination benefits prepared and provided to Bear Stearns by Concentric management.

      The resulting ranges of per share equity values of NEXTLINK on a pro forma basis, based on both the Concentric low case and Concentric high case projections and including estimated combination benefits, are outlined in the table below:

NEXTLINK Pro Forma Discounted Cash Flow Analysis

Based on Concentric Low Case				Based on Concentric High Case

WACC(1)	EBITDA Exit Multiple in 2009			WACC(1)	EBITDA Exit Multiple in 2009

	9.0x	10.0x	11.0x		9.0x	10.0x	11.0x

13%/15.0%	$80.17	$90.27	$98.98	13%/15.0%	$90.03	$99.38	$108.61

14%/16.0%	71.08	80.33	89.57	14%/16.0%	80.20	90.10	98.67

15%/17.0%	64.00	71.29	79.77	15%/17.0%	71.26	80.33	89.40

(1)	Represents the estimated weighted average cost of capital for NEXTLINK and Concentric, respectively.

Bear Stearns then calculated implied pro forma per share equity values to be received by Concentric’s shareholders, as well as the premium of such implied pro forma per share equity values to Concentric’s stand alone discounted cash flow per share equity values, by applying the appropriate exchange ratio pursuant to the merger agreement to each per share equity value of NEXTLINK on a pro forma basis calculated under the various scenarios as described above:

Implied Concentric Pro Forma Discounted Cash Flow Per Share Equity Value

Based on Concentric Low Case and				Based on Concentric High Case and
NEXTLINK Base Case				NEXTLINK Base Case

WACC(1)	EBITDA Exit Multiple in 2009			WACC(1)	EBITDA Exit Multiple in 2009

	9.0x	10.0x	11.0x		9.0x	10.0x	11.0x

13%/15.0%	$45.00	$45.00	$48.99	13%/15.0%	$45.00	$49.19	$53.76

14%/16.0%	45.00	45.00	45.00	14%/16.0%	45.00	45.00	48.84

15%/17.0%	41.60	45.00	45.00	15%/17.0%	45.00	45.00	45.00

(1)	Represents the estimated weighted average cost of capital for NEXTLINK and Concentric, respectively.

Premium/(Discount) Relative to Concentric’s Stand Alone Per Share Discounted Cash Flow Value

Based on Concentric Low Case and				Based on Concentric High Case and
NEXTLINK Base Case				NEXTLINK Base Case

WACC(1)	EBITDA Exit Multiple in 2009			WACC(1)	EBITDA Exit Multiple in 2009

	9.0x	10.0x	11.0x		9.0x	10.0x	11.0x

13%/15.0%	22.3%	13.1%	14.3%	13%/15.0%	(13.6%)	(12.6%)	(11.2%)

14%/16.0%	32.5	22.1	13.2	14%/16.0%	(6.5)	(13.5)	(12.6)

15%/17.0%	32.7	32.3	22.7	15%/17.0%	1.1	(6.4)	(12.9)

(1)	Represents the estimated WACC for NEXTLINK and Concentric, respectively

      Illustrative Value Creation Analysis. Bear Stearns calculated implied per share equity values to be received by Concentric’s shareholders on a pro forma basis, based on:

•	a range of trading multiples of estimated 2001 revenue with a midpoint equal to the implied blended trading multiple of NEXTLINK and Concentric and

•	a range of estimated combination benefits.

Bear Stearns then compared such values to Concentric’s closing stock price of $29.26 on January 5, 2000. Bear Stearns calculated the pro forma equity market value of NEXTLINK by subtracting total debt and preferred stock of both NEXTLINK and Concentric from the implied pro forma enterprise value and adding cash and cash equivalents and the value of unconsolidated investments. Bear Stearns then calculated the pro forma per share equity value of NEXTLINK by dividing the aggregate pro forma equity value by the number of fully diluted common shares of NEXTLINK that would be outstanding based on the exchange ratio pursuant to the merger. The implied per share equity value to be received by Concentric’s shareholders was then calculated by multiplying the pro forma per share equity value of NEXTLINK by the appropriate exchange ratio pursuant to the merger (giving effect to the collar mechanism).

      The assumed multiples of estimated 2001 revenue ranged from 6.7x to 12.3x, which range was based on:

•	NEXTLINK’s current trading multiple of estimated 2001 revenue (that is, 12.3x),

•	an implied blended multiple of combined enterprise value to combined estimated 2001 revenue (assuming an average of the low and high Concentric projection scenarios) (that is, 9.5x) and

•	an assumed low multiple of estimated 2001 revenue (that is, 6.7x). Bear Stearns analyzed the implied per share equity values to be received by Concentric’s shareholders against an assumed range of annual combination benefits of $0 to $200 million, which combination benefits were capitalized at a multiple of 20.0x. Bear Stearns noted that projected combination benefits pursuant to the transaction were estimated at approximately $16 million, $53 million, $132 million, $190 million, and $312 million in 2000, 2001, 2002, 2003, and 2004, respectively. The range of Concentric implied pro forma per share equity values based on these multiples and potential annual combination benefits are set forth in the following table:

Pro Forma Value Per Concentric Share Assuming Collar Mechanism

Assumed Annual
Combination	2001 Revenue Multiple

Benefits	6.7x	9.5x	12.3x

$0	$33.12	$45.00	$49.46

100	39.13	45.00	53.94

200	44.84	47.07	58.43

      The following table sets forth the percentage premium of the implied values in the table above to the closing price of $29.26 of Concentric common stock on January 5, 2000:

Premium to Concentric Closing Stock Price of $29.26 as of January 5, 2000

Assumed Annual
Combination	2001 Revenue Multiple

Benefits	6.7	x	9.5	x	12.3	x

$0	11.6%		51.6%		66.6%

100	31.8		51.6		81.7

200	51.0		58.6		96.8

      Bear Stearns compared the range of multiples of estimated 2001 revenues for NEXTLINK on a pro forma basis (that is, 6.7x – 12.3x) to trading multiples of selected competitive local exchange carrier companies and Internet-and data-related companies which, in Bear Stearns’ judgment, were generally comparable to the operations of NEXTLINK and Concentric. Such multiples were based on publicly available information, including estimates in published third party research reports. Such comparable companies and their respective multiples are set forth in the table below:

Comparable Trading Multiples

	Revenue Multiple — 2001E

Competitive Local Exchange Carriers:

Adelphia Business Solutions	4.3	x

Allegiance Telecom Inc.	11.0

Electric Lightwave Inc.	3.6

e.spire Communications Inc.	2.7

GST Telecommunications Inc.	3.2

ICG Communications Inc.	2.6

Intermedia Communications	3.6

McLeod USA Inc.	7.0

Time Warner Telecom	8.6

Internet/ Data Companies:

Verio, Inc.	9.6	x

PSINet, Inc.	5.4

Globix Corporation	12.4

      Bear Stearns noted that none of the comparable companies is identical to Concentric or NEXTLINK and that, accordingly, any analysis of comparable companies necessarily involves complex consideration and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading values of Concentric and NEXTLINK versus the companies to which Concentric and NEXTLINK were being compared.

Opinion of NEXTLINK’s Financial Advisor

      Merrill Lynch acted as financial advisor to NEXTLINK in connection with the merger. In its role as financial advisor to NEXTLINK, Merrill Lynch was asked by NEXTLINK to render an opinion to the NEXTLINK board as to the fairness of the exchange ratio, from a financial point of view, to NEXTLINK. On January 9, 2000, at a meeting of the NEXTLINK board held to evaluate the merger, Merrill Lynch delivered its oral opinion, subsequently confirmed in writing, to the NEXTLINK board of directors to the effect that, as of that date, and based upon the assumptions made and matters considered as set forth in its opinion, the exchange ratio was fair from a financial point of view to NEXTLINK.

      A copy of the Merrill Lynch written opinion dated January 9, 2000 with respect to the exchange ratio, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Merrill Lynch is attached as Appendix C to this proxy statement/information statement/prospectus. We urge each holder of NEXTLINK common stock to read the Merrill Lynch opinion in its entirety. The opinion was intended for the use and benefit of the NEXTLINK board of directors, was directed only to the fairness from a financial point of view to NEXTLINK of the exchange ratio, did not address the merits of the underlying decision by NEXTLINK to engage in the merger and does not constitute a recommendation to any stockholder as to how that stockholder should vote on the proposed issuance of NEXTLINK common stock or any related matter. The exchange ratio was determined on the basis of negotiations between NEXTLINK and Concentric and was approved by the NEXTLINK board of directors. The summary of the Merrill Lynch opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion attached as Appendix C.

      In arriving at its opinion, Merrill Lynch, among other things:

•	reviewed publicly available business and financial information relating to Concentric and NEXTLINK that Merrill Lynch deemed to be relevant;

•	reviewed information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Concentric and NEXTLINK furnished to Merrill Lynch by Concentric and NEXTLINK, respectively, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger or the alternative merger (the “Expected Synergies”) furnished to Merrill Lynch by NEXTLINK;

•	conducted discussions with members of senior management and representatives of Concentric and NEXTLINK concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the merger or the alternative merger, and the Expected Synergies;

•	reviewed the market prices and valuation multiples for Concentric common stock and NEXTLINK common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

•	reviewed the results of operations of Concentric and NEXTLINK and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

•	compared the proposed financial terms of the merger and the alternative merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

•	participated in discussions and negotiations among representatives of Concentric and NEXTLINK and their financial and legal advisors;

•	reviewed the potential pro forma impact of the merger and the alternative merger;

•	reviewed the merger agreement; and

•	reviewed other financial studies and analyses and took into account other matters that Merrill Lynch deemed necessary, including Merrill Lynch’s assessment of general economic, market and monetary conditions.

      In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available. Merrill Lynch did not assume any responsibility for independently verifying this information or for undertaking an independent evaluation or appraisal of any of the assets or liabilities of Concentric or NEXTLINK and was not furnished with any valuation or appraisal of this type. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Concentric or NEXTLINK. With respect to the financial forecast information and the expected synergies furnished to or discussed with Merrill Lynch by Concentric or NEXTLINK, Merrill Lynch assumed that they were reasonably prepared and reflected the best currently available estimates and judgment of Concentric’s or NEXTLINK’s management as to the expected future financial performance of Concentric or NEXTLINK, as the case may be. Merrill Lynch further assumed that the merger and alternative merger would each qualify as a tax-free reorganization for U.S. federal income tax purposes.

      The Merrill Lynch opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of the date of the Merrill Lynch opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals, whether contractual or otherwise, for the merger or the alternative merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the merger or the alternative merger.

      Pursuant to the terms of a letter agreement between NEXTLINK and Merrill Lynch dated January 1, 2000, NEXTLINK has agreed to pay Merrill Lynch financial advisory fees. NEXTLINK has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel, and to indemnify Merrill Lynch and certain related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

      Merrill Lynch has, in the past, provided financial advisory and financing services to NEXTLINK and/or its affiliates, including Eagle River, and may continue to do so and has received, and may receive, fees for rendering of such services. In addition, in the ordinary course of Merrill Lynch’s business, Merrill Lynch may actively trade Concentric common stock and other securities of Concentric, as well as NEXTLINK common stock and other securities of NEXTLINK, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities.

  Financial Analysis

      The following is a summary of the material portions of the financial and comparative analyses performed by Merrill Lynch in connection with the opinion delivered to NEXTLINK’s board of directors on January 9, 2000 with respect to the exchange ratio.

  Concentric Valuation

      Historical Stock Price Performance Analysis. Merrill Lynch reviewed the relationship between movements of the price of Concentric’s common stock and an index comprised of the following Internet service providers for the one-year period ending January 6, 2000:

•	Earthlink Network, Inc.;

•	Mindspring Enterprises, Inc.;

•	PSINet Inc.; and

•	Verio Inc.

      Merrill Lynch also reviewed the relationship between movements of the price of Concentric’s common stock and the NASDAQ Composite Index for the one-year period ending January 6, 2000. Merrill Lynch noted that over this one-year period Concentric’s common stock outperformed this Internet service providers index, comprised of the companies listed above, and the NASDAQ Composite Index.

      The following table indicates the appreciation in the stock price performance from January 6, 1999 to January 6, 2000:

Stock Price
Appreciation

Concentric	71.2%

Internet service providers	52.2%

NASDAQ Composite Index	60.6%

      Merrill Lynch reviewed the range of the daily closing prices of Concentric’s common stock for the 52 week period ending January 6, 2000. Merrill Lynch noted that Concentric’s common stock had traded in a range from $16.50 to $52.25 during this period.

      Comparable Publicly Traded Companies Analysis. Merrill Lynch reviewed publicly available information to compare financial and operating information and multiples of firm value, calculated as equity value on a fully diluted basis plus total debt less cash and marketable securities, to 2000 estimated revenues as reported in publicly available financial analysts’ reports for a group of publicly traded companies that Merrill Lynch deemed to be comparable to Concentric. Because certain of the companies reviewed had different product mixes or were at different stages of development than Concentric, their trading multiples were less relevant. Merrill Lynch determined the relevant range of the comparable public company multiples was 5.5x to 8.5x with Concentric at 5.6x. The companies reviewed in this analysis included the following:

•	PSINet Inc.

•	Verio Inc.

•	Exodus Communications, Inc.

•	Digex, Inc.

      Comparable Transaction Analysis. Merrill Lynch reviewed publicly available information to compare the merger with business combinations in the communications industry that Merrill Lynch deemed relevant. Merrill Lynch compared the transaction value of each of these transactions, which was calculated as the equity offer value on a fully diluted basis plus total debt less cash and marketable securities, to the revenues of the acquired company in the calendar year of the transaction and the calendar year following the transaction. Merrill Lynch determined the relevant range of these comparable transaction multiples to be 5.6x to 10.9x compared to the NEXTLINK transaction with Concentric of 9.1x for the calendar year of the transactions, with transaction multiples of 1.3x to 6.6x compared to 5.2x for the NEXTLINK transaction with Concentric for the calendar year following the transactions. The transactions reviewed in this analysis included the following:

•	Global Telesystems Group, Inc./ Ebone A/S;

•	Mindspring Enterprises, Inc./ Earthlink Network, Inc.;

•	Verio Inc./ TabNet;

•	Sprint Corporation/ Earthlink Network, Inc.;

•	NTT/ Verio Inc.;

•	America Online, Inc./ Netscape Communications Corporation;

•	MFS Communications Inc./ UUNet Technologies, Inc.; and

•	McLeodUSA, Inc./ Splitrock Services, Inc.

      Discounted Cash Flow Analysis. Merrill Lynch performed a discounted cash flow analysis of the projected after-tax unlevered free cash flow of Concentric (defined as unlevered after-tax earnings plus amortization and depreciation less capital expenditures and net changes in working capital), using financial projections of Concentric as prepared by NEXTLINK. Merrill Lynch calculated a range of present values for Concentric based upon the discounted present value of the sum of the projected stream of after-tax unlevered free cash flows of Concentric and the projected terminal value of Concentric based upon a range of multiples of Concentric’s projected 2004 EBITDA. Applying discount rates ranging from 14.0% to 16.0% and 2004 terminal value EBITDA multiples of 14.0x to 16.0x, Merrill Lynch calculated implied equity values per share of Concentric common stock ranging from $51.00 to $58.00, giving effect to expected synergies from the merger, compared to the offer price of $45.00.

      Analysts’ Price Targets. Merrill Lynch considered and reviewed research analysts’ price targets for Concentric common stock prior to the announcement of the merger, which indicated a selected range of 12-month price targets for Concentric common stock of approximately $32.00 to $60.00 per share.

  NEXTLINK Financial Analysis

      Historical Stock Price Performance. Merrill Lynch reviewed the relationship between movements of the price of NEXTLINK’s common stock and two indices comprised of the following fiber-based and wireless competitive local exchange carrier companies for the one-year period ending January 6, 2000:

Fiber-based competitive local exchange providers:

•	Allegiance Telecom Inc.;

•	ICG Communications Inc.;

•	Intermedia Communications Inc.;

•	McLeodUSA Inc.; and

•	Time Warner Telecom Inc.

Wireless competitive local exchange providers:

•	Teligent, Inc.; and

•	Winstar Communications, Inc.

      Merrill Lynch also reviewed the relationship between movements of the price of NEXTLINK’s common stock and the NASDAQ Composite Index for the one-year period ending January 6, 2000. Merrill Lynch noted that over this one-year period NEXTLINK’s common stock outperformed the fiber-based and wireless competitive local exchange carriers comprised of the companies listed above and the NASDAQ Composite Index.

      The following table indicates the appreciation in the stock price performance from January 6, 1999 to January 6, 2000:

Stock Price
Appreciation

NEXTLINK	409.5%

Fiber-based competitive local exchange providers	209.8%

Wireless competitive local exchange providers	73.2%

NASDAQ Composite Index	60.6%

      Merrill Lynch reviewed the range of the daily closing prices of NEXTLINK’s common stock for the 52 week period ending January 6, 2000. Merrill Lynch noted that NEXTLINK’s common stock had traded in a range from $14.50 to $91.38 during this period.

      Comparable Publicly Traded Companies Analysis. Merrill Lynch reviewed publicly available information to compare financial and operating information and multiples of firm value, which was calculated as the equity offer value on a fully diluted basis plus total debt less cash and marketable securities, to 2000 and 2001 estimated revenues for a group of publicly traded companies that Merrill Lynch deemed to be comparable to NEXTLINK. Merrill Lynch determined the relevant range of the comparable public company multiples was 8.5x to 25.1x with NEXTLINK at 28.8x for 2000 and 6.0x to 11.2x with NEXTLINK at 15.4x for 2001. The companies reviewed in this analysis included the following:

•	Allegiance Telecom Inc.;

•	McLeodUSA Inc.;

•	Teligent, Inc.;

•	Time Warner Telecom Inc.; and

•	Winstar Communications, Inc.

      Analysts’ Price Targets. Merrill Lynch considered and reviewed research analysts’ price targets for NEXTLINK common stock prior to the announcement of the merger, which indicated a selected range of 12-month price targets for NEXTLINK common stock of approximately $62.50 to $102.00 per share.

  Pro Forma Combination Analysis

      Historical Exchange Ratios. Merrill Lynch reviewed the relationship between the price of Concentric’s common stock and NEXTLINK’s common stock for the one-year period ending January 6, 2000. The range of exchange ratios for this period ranged from 0.304x to 1.648x compared to the exchange ratio range of between 0.495x and 0.650x.

      The following table illustrates the various average exchange ratios for the period from January 6, 1999 to January 6, 2000:

	Average

At 1/6/00	0.382	x

30 Day	0.420	x

60 Day	0.454	x

90 Day	0.431	x

Maximum	1.648	x

Minimum	0.304	x

Mean	0.760	x

      Pro Forma Stock Ownership Analysis. Merrill Lynch reviewed the exchange ratio and the number of shares of NEXTLINK common stock to be issued to holders of Concentric common stock based upon the offer value of $45.00. This analysis indicated that current shareholders of Concentric would own between approximately 16% and 20% of NEXTLINK’s common stock for the exchange ratio range of 0.495x to 0.650x, respectively, after the merger.

      Discounted Cash Flow Value Accretion/(Dilution) Analysis. Merrill Lynch performed a discounted cash flow analysis of the projected after-tax unlevered free cash flows for NEXTLINK and Concentric on a combined basis giving effect to the expected synergies using financial information provided by NEXTLINK. Based on the midpoint of the discounted cash flow per share for NEXTLINK as a stand alone entity compared to the midpoint of the combined discounted cash flows of NEXTLINK and Concentric on a combined basis giving effect to the expected synergies, per share, the transaction would be approximately 2.0% accretive to NEXTLINK shareholders, or provide an approximate incremental $1.20 in intrinsic value per share.

      The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. The matters considered by Merrill Lynch in its analysis were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond NEXTLINK’s and Merrill Lynch’s control and involve the application of complex methodologies and educated judgment. Any estimates contained in Merrill Lynch’s analysis are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than the estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and the estimates are inherently subject to uncertainty.

      No company utilized as a comparison in the analyses described above is identical to Concentric or NEXTLINK. Also, no transaction utilized in the analyses described above is identical to the merger of Concentric and NEXTLINK. In addition, various analyses performed by Merrill Lynch incorporate projections prepared by research analysts using only publicly available information. These estimates may or may not prove to be accurate. An analysis of comparable transactions and publicly traded comparable companies is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

      The NEXTLINK board of directors selected Merrill Lynch to act as its financial advisor because of Merrill Lynch’s reputation as an internationally recognized investment banking firm with substantial experience in transactions similar to the merger and because it is familiar with NEXTLINK and its business. The NEXTLINK board of directors did not impose any limitations on the investigation made or the procedures followed by Merrill Lynch in rendering its opinion. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes.

Recommendation of Concentric’s Board of Directors

      Concentric’s board of directors believes that the merger is fair to and in the best interests of Concentric and its stockholders and recommends to its stockholders that they vote “FOR” the proposal to adopt the merger agreement and approve the merger.

      In considering the recommendation of Concentric’s board of directors with respect to the merger agreement and merger, you should be aware that certain directors and executive officers of Concentric have certain interests that are different from, or addition to, the interests of Concentric stockholders generally. Please see “The Merger — Interests of Certain Insiders of Concentric in the Merger.”

Recommendation of NEXTLINK’s Board of Directors

      NEXTLINK’s board of directors believes that the merger is fair to and in the best interests of NEXTLINK and its stockholders.

Interests of Insiders of Concentric in the Merger

      The terms of the merger agreement and agreements it contemplates give a number of Concentric, executive officers and key employees substantial interests in the merger that are different from, or in addition to, the interests of Concentric stockholders, including stock option grants at market exercise prices, shares of restricted stock and cash retention bonuses. The board of directors of Concentric was aware of these interests at the time it adopted the merger agreement and approved the merger. The names and titles of the individuals who are executive officers of Concentric and are known to have these additional interests are described below.

      Additionally, under the terms of the merger agreement, the combined company has agreed to provide to the entire Concentric employee base, certain performance incentives, including stock options, restricted shares and a cash bonus.

      The new stock options will be granted at the consummation of the merger and will vest and become exercisable in installments over the four year period immediately following the merger. Twenty percent of the restricted stock will be fully vested as of the consummation of the merger and the vesting of the remaining seventy percent will be subject to the achievement of certain performance objectives during the two years immediately following the merger. Similarly, twenty percent of the cash retention bonuses will be paid upon consummation of the merger and the remaining seventy percent will be subject to the achievement of certain performance objectives during the two years immediately following the merger.

      Solely with respect to the cash retention bonuses paid and the restricted stock vested at the time of the consummation of the merger, NEXTLINK has agreed to pay an additional gross-up amount to certain Concentric executives who become subject to the excise tax provisions of Section 280G of the Code, to put them in the same position with respect to such cash retention bonuses and restricted stock as they would have been in had no excise tax applied to those cash bonus or restricted stock payments. Henry R. Nothhaft will receive a gross-up amount with respect to 100% of any cash retention bonus paid or restricted stock that becomes vested during the two year period immediately following the merger to the extent that any such amount becomes subject to any excise tax under Section 280G.

      In addition to the cash bonus to be offered to the entire Concentric employee base and stock options and restricted stock to certain employees, the combined company has agreed to offer two-year employment agreements with certain senior management and key personnel of Concentric. The employment agreements will provide full acceleration of restricted stock, cash bonus and new and assumed options if such employee is terminated, other than for “cause” or “involuntary termination”, within 24 months of the merger. Furthermore, certain senior management and key personnel, will be eligible to participate in the combined company management bonus plan, as if they commenced employment with the combined company starting January 1, 2000.

      Stock Ownership and Voting. As of the record date, directors and officers of Concentric beneficially owned 1,143,878 shares of Concentric common stock, or approximately 2.20% of the outstanding shares of Concentric common stock.

      Stock Options. Executive officers of Concentric who hold options to purchase Concentric common stock will have their options assumed by NM Acquisition Corp. and converted to options to acquire class A common stock of NM Acquisition Corp. These options will continue to vest if these officers continue to be employed by the combined company.

      In January 2000, the Concentric board of directors approved a resolution to accelerate all of the outstanding options held by Randy Katz and Peter C. Waal, its two outside directors, effective and contingent upon the consummation of the merger. Randy Katz and Peter C. Waal each hold unvested options to purchase 45,000 shares of common stock of Concentric.

      Severance Agreements. Certain executive employees of Concentric have entered into severance agreements with Concentric. These severance agreements grant certain benefits if such employee is terminated within 18 months following a merger. Under the terms of these agreements, if such executive is terminated, the executive will receive, for a period of 24 months, certain benefits, including severance pay equal to such employee’s current compensation, medical benefits and continuing vesting of options held. The executive employees of Concentric who have entered into these severance agreements include: Henry R. Nothhaft, Chairman, President, Chief Executive Officer and Director; Michael F. Anthofer, Senior Vice President and Chief Financial Officer; Mark W. Fisher, Senior Vice President of Corporate Marketing, General Manager, Network Services Division; Leslie R. Hamilton, Senior Vice President of Network Engineering and Operations; William C. Etheredge, Senior Vice President of Sales; and Eileen A. Curtis, Senior Vice President of Customer Relations.

The Merger Structure

      At the closing of the merger, each of NEXTLINK and Concentric will merge with and into NM Acquisition Corp. at which time the separate corporate existence of NEXTLINK and Concentric will cease. The merger of NEXTLINK will immediately precede the merger of Concentric. NM Acquisition Corp. will change its name to NEXTLINK Communications, Inc. following the consummation of the merger. The merger agreement also provides that, immediately prior to the effective time of the merger, NM Acquisition Corp. will acquire indirect ownership of the 50% of INTERNEXT that NEXTLINK does not already own from Craig O. McCaw through the LHP share exchange.

Effective Time of the Merger

      The mergers of each of NEXTLINK and Concentric into NM Acquisition Corp. will become effective upon the filing of separate certificates of merger with the Secretary of State of Delaware. The merger agreement provides that the closing of the merger will occur at which time the certificates of merger are to be filed, on a date to be specified by Concentric and NEXTLINK but not later than the fifth business day after:

•	the Concentric stockholders have approved the merger agreement and the merger;

•	all required regulatory approvals and actions have been obtained or taken;

•	the registration statement, of which this document is a part, shall have been declared effective by the Securities and Exchange Commission and no stop order with respect the registration statement is in effect;

•	the shares of NM Acquisition Corp. common stock to be issued in the merger have been approved for issuance on The Nasdaq National Market; and

•	all other conditions to the consummation of the merger have been satisfied or waived (see “The Merger Agreement — Conditions to the Merger”).

      We are working towards completing the merger as soon as possible. We expect to complete the merger on June 16, 2000 or as soon as practicable thereafter.

Conversion of Concentric and NEXTLINK Securities

      Common Stock. As a result of the merger, each share of Concentric common stock will be converted into a number of shares of NM Acquisition Corp. class A common stock determined by application of an exchange ratio, known as a collar, which will be between 0.495 and 0.650 (or between 0.99 and 1.3 after adjustment for NEXTLINK’s proposed one-for-one common stock dividend). The actual exchange ratio will depend on the volume-weighted average price of NEXTLINK class A common stock on The Nasdaq National Market, as reported by Bloomberg, L.P., for the 20 trading day period ending on the third trading day prior to the closing of the merger. However, for any portion of the measurement period prior to the payment date of the NEXTLINK class A common stock dividend, the relevant NEXTLINK share prices will be divided by two. The collar corresponds to a price per share (prior to the consummation of NEXTLINK’s proposed one-for-one common stock dividend) of NEXTLINK class A common stock between $69.23 and $90.91 (or between $34.61 and $45.46 after adjustment for NEXTLINK’s proposed one-for-one common stock dividend) and will affect the value of the NM Acquisition Corp. shares received by Concentric stockholders as follows:

•	if the average NEXTLINK share price is within the collar, Concentric stockholders will receive NM Acquisition Corp. class A common stock worth $45 (the value of NM Acquisition Corp. class A common stock being assumed to be equivalent to the value of NEXTLINK class A common stock) for each share of Concentric common stock converted in the merger;

•	if the average NEXTLINK share price is less than $69.23 (or $34.61 after adjustment for NEXTLINK’s proposed one-for-one common stock dividend) per share, Concentric stockholders will receive NM Acquisition Corp. class A common stock, worth less than $45 for each share of Concentric common stock converted in the merger; and

•	if the average NEXTLINK share price is more than $90.91 (or $45.46 after adjustment for NEXTLINK’s proposed one-for-one common stock dividend) per share, Concentric stockholders will receive NM Acquisition Corp. class A common stock worth more than $45 for each share of Concentric common stock converted in the merger.

      Each issued and outstanding share of NEXTLINK class A common stock and class B common stock will, by operation of the merger, automatically be converted on a one-for-one basis into shares of NM Acquisition Corp. class A common stock and class B common stock, respectively. Accordingly, class A common stock of NM Acquisition Corp. will be the economic equivalent of NEXTLINK class A common stock and is expected to be valued based on the market value of NEXTLINK class A common stock.

      Preferred Stock. Each issued and outstanding share of NEXTLINK and Concentric preferred stock will, by operation of the merger, be converted into shares of NM Acquisition Corp. preferred stock with identical substantive provisions, except for the relative ranking of the series of preferred stock and certain changes which the holders of Concentric senior notes and series B preferred stock have consented to.

      Options. Upon the merger, all options to purchase Concentric common stock then outstanding under Concentric’s stock option plans, compensation plans and arrangements and held by existing employees of Concentric, whether or not exercisable or vested, will to be assumed by NM Acquisition Corp. and automatically be converted into options to acquire NM Acquisition Corp. class A common stock, with the number of shares issuable upon exercise and the exercise price adjusted as follows:

•	each Concentric common stock option outstanding immediately prior to the effective time will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Concentric stock option, the same number of shares of NM Acquisition Corp. class A common stock as the holder of the Concentric stock option would have been entitled to receive in the merger if the option had been exercised in full prior to the effective time; and

•	the per share exercise price of the NM Acquisition Corp. stock option received on conversion of a Concentric stock option will be the aggregate exercise price for the shares of Concentric common stock issuable under the Concentric stock option divided by the aggregate number of shares of NM Acquisition Corp. class A common stock deemed issuable under the NM Acquisition Corp. stock option.

      Upon consummation of the merger, each outstanding option to purchase NEXTLINK class A common stock granted under any NEXTLINK stock option or compensation plans or arrangements, whether or not exercisable or vested, will be deemed to constitute an option to acquire the same number of shares of NM Acquisition Corp. class A common stock, subject to the same terms and conditions, as were acquirable upon exercise of the NEXTLINK option at the effective time.

      On or before the next business day following the effective times of the mergers, NM Acquisition Corp. will file a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the shares of NM Acquisition Corp. class A common stock subject to the assumed Concentric and NEXTLINK options.

      Warrants. At the effective time, outstanding warrants to purchase Concentric common stock and NEXTLINK class A common stock then outstanding will become exercisable for NM Acquisition Corp. common stock in accordance with their terms.

Certificate of Incorporation and Bylaws of NM Acquisition Corp. After the Merger

      Upon completion of the merger, the restated certificate of incorporation for NM Acquisition Corp. will be in substantially the form set forth in Appendix E to this proxy statement/information statement/prospectus and the restated bylaws of NM Acquisition  Corp. will be substantially in the form set forth in Appendix F to this proxy statement/information statement/prospectus. For a summary of the material provisions of the restated certificate of incorporation and restated bylaws of NM Acquisition Corp., and the rights of stockholders of NM Acquisition Corp. under the restated certificate of incorporation and restated bylaws, see the section entitled “Description of NM Acquisition Corp. Capital Stock.”

Appraisal Rights

      Under Delaware law, holders of neither Concentric common stock nor NEXTLINK class A common stock are entitled to appraisal rights in connection with the merger. Holders of NEXTLINK class B common stock (which is not publicly traded) and holders of specified series of Concentric and NEXTLINK preferred stock who comply with the provisions of Section 262 of the Delaware General Corporation Law are entitled to appraisal rights in the merger. The following description may not be applicable to the appraisal rights as to which holders of NEXTLINK 14% redeemable preferred stock, NEXTLINK 6  1/2% convertible preferred stock and Concentric 13  1/2% series B redeemable exchangeable preferred stock may be entitled, and such holders will receive separate notice of their appraisal rights in connection with the merger.

      If the merger is completed, holders of record of NEXTLINK class B common stock who object to the terms of the merger may seek an appraisal under Section 262 of the Delaware General Corporation Law for the judicially determined fair value of their shares. As this is not a complete description, a copy of Section 262 is attached to this document as Appendix D. Holders of NEXTLINK class B common stock should review Section 262 carefully. If you fail to take any action required by Section 262, you will terminate or waive your rights to appraisal under Section 262.

      Holders of NEXTLINK class B common stock will receive a notice relating to their appraisal rights as follows:

•	before the effective time, NEXTLINK will notify each holder of NEXTLINK class B common stock (other than Eagle River or Craig O. McCaw) that the merger has been approved and that appraisal rights are available for any or all shares of NEXTLINK class B common stock held by that holder; or

•	within ten days after the effective time, NM Acquisition Corp. will notify each holder of NEXTLINK class B common stock (other than Eagle River or Craig O. McCaw) that appraisal rights are available for any or all shares of NEXTLINK class B common stock held by that holder and of the effective time of the merger.

      This proxy statement/information statement/prospectus may be deemed to be the notice referred to above.

      Holders of NEXTLINK class B common stock who elect to exercise appraisal rights must:

•	deliver a written demand for appraisal to NEXTLINK within 20 days after the date of mailing of the notice; and

•	not vote for or consent in writing to the approval of the merger agreement and the merger.

      Holders of NEXTLINK class B common stock must deliver their demand to NEXTLINK Communications, Inc. at 1505 Farm Credit Drive McLean, VA 22103, Attention: Gary D. Begeman, Senior Vice President and General Counsel. The demand will be sufficient if it reasonably informs NEXTLINK or NM Acquisition Corp., as the case may be, of the identity of the stockholder and that the stockholder intends to demand the appraisal of such stockholder’s NEXTLINK class B common stock.

      Only holders of record of NEXTLINK class B common stock will be entitled to demand appraisal rights for NEXTLINK class B common stock registered in their name. The demand must be executed by or for the holder of record, fully and correctly, as such person’s name appears on his or her NEXTLINK class B common stock certificates. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the holder of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such person.

      If a holder of record, such as a broker, holds NEXTLINK class B common stock as nominee for beneficial owners, the holder may exercise his or her right of appraisal with respect to NEXTLINK class B common stock held for all or less than all of such beneficial owners. In this case, the written demand should state the number of shares of NEXTLINK class B common stock covered by the demand. If no number of shares of NEXTLINK class B common stock is expressly mentioned, we will presume it covers all shares of NEXTLINK class B common stock outstanding in the name of the holder of record.

      Within 10 days after the effective time, we will send notice of the effectiveness of the merger to each person who satisfied the above conditions prior to the effective time.

      Within 120 days after the effective time, NEXTLINK or any NEXTLINK class B common stockholder who has satisfied the above conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the NEXTLINK class B common stock. If you are seeking to exercise your appraisal rights, you should not assume that we will file a petition to appraise the value of your NEXTLINK class B common stock or that we will initiate any negotiations with respect to the fair value of your

NEXTLINK class B common stock. Accordingly, you should initiate all necessary action if you wish to perfect your appraisal rights within the time periods specified in Section 262.

      Within 120 days after the effective time, if you have complied with the requirements for exercise of appraisal rights, as discussed above, you will be entitled, upon written request, to receive a statement from us setting forth:

•	the aggregate number of shares of NEXTLINK class B common stock not voted in favor of the merger and with respect to which demands for appraisal have been made; and

•	the aggregate number of holders of such NEXTLINK class B common stock.

      We must mail this statement within 10 days after we receive your written request to do so. If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the value of the NEXTLINK class B common stock owned by those stockholders. The court will determine fair value exclusive of any element of value arising from the accomplishment or expectation of the merger and will determine the amount of interest, if any, to be paid upon the value of the NEXTLINK class B common stock of the stockholders entitled to appraisal. Any judicial determination of the fair value of NEXTLINK class B common stock could be based upon considerations other than or in addition to the price paid in the merger and the market value of NEXTLINK class B common stock, including asset values, the investment value and voting rights of the NEXTLINK class B common stock and any other valuation considerations generally accepted in the investment community. This judicial determination of value could be more than, less than or the same as the consideration paid under the merger agreement. The court may also order that all or a portion of any stockholder’s expenses incurred in connection with an appraisal proceeding, including reasonable attorney’s fees and fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all NEXTLINK class B common stock entitled to appraisal.

      If you demand an appraisal in compliance with Section 262, you will not, after the effective time, be entitled to vote the shares subject to this demand for any purpose. You will also not have the right to dividends or other distributions on that NEXTLINK class B common stock, other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time.

      You will lose your right to appraisal if you do not file a petition within 120 days after the effective time, or if you deliver a written withdrawal of your demand for an appraisal and an acceptance of the merger to NEXTLINK. Any attempt to withdraw made more than 60 days after the effective time will require our written approval.

      You will be entitled to receive the consideration you would have been paid under the merger agreement if:

•	you do not perfect your appraisal rights; or

•	you withdraw your demand for appraisal rights.

      If you correctly follow the procedures described above and perfect your right of appraisal after instituting a timely appraisal, your appraisal proceeding cannot be dismissed without the approval of the Delaware court.

Material Federal Income Tax Consequences of the Merger

      The following discussion summarizes the material federal income tax consequences of the merger that are generally applicable to Concentric stockholders and NEXTLINK stockholders exchanging their Concentric common stock or NEXTLINK class A or class B common stock, as the case may be, for NM Acquisition Corp. class A or class B common stock, as the case may be. The discussion does not address all aspects of federal income taxation that may apply to Concentric stockholders or NEXTLINK stockholders in light of their particular circumstances and who may be subject to special rules, including dealers in securities, foreign persons, insurance companies, tax-exempt entities, retirement plans and persons who acquired their Concentric common stock or NEXTLINK class A common stock, as the case may be, pursuant to the exercise of employee stock options or otherwise as compensation. In addition, the following discussion does not address the tax consequences of the merger under applicable state, local or foreign tax laws. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the merger (whether or not such transactions are in connection with the merger) including, without limitation, the exercise of options or rights to purchase Concentric common stock or NEXTLINK class A or class B common stock, as the case may be, in anticipation of the merger. Accordingly, Concentric stockholders and NEXTLINK stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences to them of the merger.

      The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger to NEXTLINK, Concentric, NM Acquisition Corp., and/or the respective stockholders of NEXTLINK and Concentric.

      The merger is intended to qualify as a reorganization under section 368(a) of the Code. Assuming the merger does qualify as a reorganization, and assuming that the NM Acquisition Corp. class A or class B common stock received by each Concentric stockholder or NEXTLINK stockholder, as the case may be, is held as a capital asset within the meaning of Section 1221 of the Code, the following tax consequences should result (subject to the limitations and qualifications referred to herein):

•	none of NM Acquisition Corp., Concentric or NEXTLINK will recognize any gain or loss solely as a result of the merger;

•	a holder of Concentric common stock or NEXTLINK class A or class B common stock, as the case may be, who exchanges shares of Concentric common stock or NEXTLINK class A or class B common stock, as the case may be, for shares of NM Acquisition Corp. class A or class B common stock pursuant to the merger will not recognize any gain or loss upon such exchange, except that (as noted in the last bullet point below) gain or loss may be recognized with respect to cash received in lieu of a fractional share of NM Acquisition Corp. class A common stock;

•	the aggregate adjusted tax basis of the NM Acquisition Corp. class A or class B common stock received by a Concentric stockholder or NEXTLINK stockholder, as the case may be, will be equal to the aggregate adjusted tax basis of the shares of Concentric common stock or NEXTLINK class A or class B common stock, as the case may be, surrendered in exchange therefor (reduced by any basis allocable to fractional shares for which cash is received);

•	the holding period of the shares of NM Acquisition Corp. class A and class B common stock received by each Concentric stockholder or NEXTLINK stockholder, as the case may be, will include the holding period of the shares of Concentric common stock or NEXTLINK class A or class B common stock, as the case may be, exchanged therefor; and

•	a holder of shares of Concentric common stock who receives cash in the merger in lieu of a fractional share of NM Acquisition Corp. class A common stock will be treated as if such holder actually received such fractional share which was subsequently redeemed by NM Acquisition Corp. The recipient should recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder’s adjusted tax basis allocable to the fractional share.

      Completion of the merger is conditioned on the receipt by Concentric of an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, Concentric’s tax counsel, and the receipt by NEXTLINK of an opinion from Willkie Farr & Gallagher, NEXTLINK’s tax counsel, stating that the merger will be treated for federal income tax purposes as reorganization within the meaning of Section 368(a) of the Code, and that each of NEXTLINK, Concentric and NM Acquisition Corp. will be a party to the reorganization within the meaning of Section 368(b) of the Code. These opinions will be based upon the existing law, the truth and accuracy of certain representations of NEXTLINK, Concentric and NM Acquisition Corp., and will be subject to certain assumptions and qualifications, including the assumption that the merger will be effected pursuant to applicable state law and otherwise completed according to the terms of the merger agreement. The tax opinions neither bind nor preclude the Internal Revenue Service or the courts from adopting a contrary position, and it is possible that the Internal Revenue Service may assert successfully a contrary position in litigation or other proceedings. Neither Concentric nor NEXTLINK intend to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

      The foregoing discussion of material federal income tax consequences is for general information purposes only. Because of the complexity of the tax laws, and because the tax consequences of any particular stockholder may be affected by matters not discussed herein, each Concentric stockholder and NEXTLINK stockholder, as the case may be, is urged to consult his or her own tax adviser with respect to his or her own particular circumstances and with respect to the specific tax consequences of the merger to him or her, including the applicability and effect of state, local and foreign tax laws, estate tax laws and proposed changes in applicable tax laws.

Restrictions on Resale of NM Acquisition Corp. Common Stock

      The shares of NM Acquisition Corp. common stock issuable to Concentric and NEXTLINK stockholders have been registered under the Securities Act. Such shares may be traded freely without restriction by those stockholders who are not deemed to be “affiliates” of Concentric, as that term is defined in the rules under the Securities Act.

      Shares of NM Acquisition Corp. common stock received by those stockholders of Concentric who are deemed to be “affiliates” of Concentric may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. NEXTLINK has obtained or will obtain prior to the effective time of the merger agreements by each stockholder of Concentric who is an “affiliate” of Concentric to this effect.

Accounting Treatment

      The merger will be accounted for as a “purchase” for accounting and financial reporting purposes. For purposes of preparing the combined company’s consolidated financial statements, NEXTLINK will establish a new accounting basis for Concentric’s assets and liabilities based upon their fair values and NEXTLINK’s purchase price, including the direct costs of the acquisition. A final determination of required purchase accounting adjustments and of the fair value of the assets and liabilities of Concentric has not yet been made. After the merger, NEXTLINK will undertake a study to determine the fair value of Concentric’s assets and liabilities and will make appropriate purchase accounting adjustments upon completion of the study. For financial reporting purposes, NEXTLINK will consolidate the results of Concentric’s operations with those of NEXTLINK’s operations, beginning with the closing of the merger, but NEXTLINK’s financial statements for prior periods will not be restated as a result of the merger.

      NM Acquisition Corp.’s indirect acquisition through the LHP share exchange of the 50% interest in INTERNEXT, L.L.C. that NEXTLINK does not already own will be recorded by NM Acquisition Corp. at Eagle River’s historical cost, since the entities involved are under common control.

Stock Exchange Listing of NM Acquisition Corp. Class A Common Stock

      It is a condition to the obligations of Concentric and NEXTLINK to consummate the merger that the shares of NM Acquisition Corp. class A common stock to be issued in the merger be approved for listing on The Nasdaq National Market. NM Acquisition Corp. will file an additional listing application with The Nasdaq Stock Market covering such shares, and we expect the application to be approved at or before the close of the merger.

Delisting and Deregistration of Concentric Common Stock After the Merger

      If the merger is completed, Concentric common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

THE MERGER AGREEMENT AND RELATED AGREEMENTS

      The following is only a summary of the material provisions of the merger agreement not already described above and we urge you to read the merger agreement in its entirety.

Representations and Warranties

      Concentric made a number of representations in the merger agreement relating to, among other things:

•	its organization and similar corporate matters and the organization and similar corporate matters regarding its subsidiaries;

•	its capital structure;

•	authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

•	the absence of conflicts under certificates of incorporation or bylaws, required consents or approvals and violations of any instruments or law;

•	documents filed with the Securities and Exchange Commission and the accuracy of the information contained therein;

•	absence of certain specified material adverse changes, material litigation or material undisclosed liabilities;

•	tax, labor and employee benefit matters;

•	certain intellectual property matters;

•	compliance with applicable laws including environmental laws;

•	the accuracy of information supplied by Concentric in connection with the preparation of this proxy statement/information statement/prospectus and the related registration statement,

•	the receipt of a fairness opinion from Bear Stearns;

•	the absence of undisclosed litigation;

•	the existence of material contracts.

•	the exemption of the merger and the merger agreement from the restrictions of Section 203 of the Delaware General Corporation Law; and

•	the taking of all necessary action to render the Concentric preferred shares rights agreement inapplicable to the merger.

      Under the merger agreement, NEXTLINK made a number of representations relating to, among other things:

•	its organization and similar corporate matters and the organization and similar corporate matters regarding its subsidiaries;

•	its capital structure;

•	authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

•	the absence of conflicts under certificates of incorporation or bylaws, required consents or approvals and violations of any instruments or law;

•	documents filed with the Securities and Exchange Commission and the accuracy of the information contained therein;

•	absence of certain specified material adverse changes, material litigation or material undisclosed liabilities;

•	tax matters;

•	certain intellectual property matters;

•	compliance with applicable laws including environmental laws;

•	the accuracy of information supplied by NEXTLINK in connection with the preparation of this proxy statement/ information statement/ prospectus and the related registration statement;

•	the receipt of a fairness opinion from Merrill Lynch;

•	the absence of undisclosed litigation; and

•	the existence of material contracts.

      Each of Concentric and NEXTLINK has agreed promptly to notify the other of any event likely to result in the failure of a representation or warranty to be true in any material respect or the material breach of a covenant under the merger agreement.

Conduct of Concentric Business Pending the Merger

      Pursuant to the merger agreement, Concentric has agreed that, except as expressly contemplated by the merger agreement or as agreed by NEXTLINK, until the consummation of the merger or the termination of the merger agreement, Concentric will, and will cause its subsidiaries to, among other things:

•	conduct their business in the ordinary course;

•	pay debts and taxes when due; and

•	use reasonable efforts consistent with past practice to preserve intact their present business, keep available the services of their officers and key employees and maintain in effect all material licenses and authorizations.

      Specifically, neither Concentric nor any of its subsidiaries will, except as disclosed in the Concentric disclosure schedule to the merger agreement or as consented to by NEXTLINK in writing:

•	amend its certificate of incorporation or bylaws;

•	amend any material term of any outstanding securities;

•	split, combine or reclassify any shares of capital stock;

•	declare, set aside or pay any dividend or distribution, except for regular dividends on outstanding preferred stock or dividends paid by a subsidiary wholly owned by Concentric;

•	issue, deliver or sell shares of capital stock or convertible securities, except for issuance pursuant to the exercise or conversion of outstanding options or convertible securities and the granting of options specified in the Concentric disclosure schedule to the merger agreement;

•	incur capital expenditures exceeding $45 million;

•	acquire any assets other than pursuant to agreements in effect as of the date of the merger agreement, assets used in the ordinary course of business consistent with past practice and assets with a fair market value exceeding $5 million in individual transactions or $25 million in the aggregate;

•	sell, lease, license, encumber or transfer any domestic assets with a fair market value exceeding $5 million in any one transaction or series of related transactions or $25 million in the aggregate, except pursuant to agreements in effect as of the date of the merger agreement;

•	incur, assume or guarantee any indebtedness other than as expressly contemplated in the Concentric disclosure schedule to the merger agreement or as otherwise agreed with NEXTLINK;

•	make any loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in its wholly owned subsidiaries of Concentric, except for advances to Internet Technology Group plc not to exceed $12 million in the aggregate;

•	engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any respect any contract or other right outside of the ordinary course of Concentric’s business consistent with past practice (except as otherwise specifically permitted by the merger agreement);

•	enter into any agreement or arrangement that materially limits or otherwise materially restricts Concentric or any of its subsidiaries or any of their respective affiliates or successors or that would, after the effective time, materially limit or restrict NEXTLINK, any of its subsidiaries, the combined company or any of their affiliates, from engaging in any line of business;

•	enter into any commitment to provide or amend any existing arrangement for severance pay to any director, officer or employee or establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee, except to the extent mandated by applicable law, except as required pursuant to existing written, binding agreements listed in the Concentric disclosure schedule to the merger agreement;

•	increase the compensation, bonus or other benefits payable to any director, officer or employee or amend the terms of any outstanding option to purchase shares in Concentric common stock; other as required by any agreement in effect as of the date hereof and raises and option grants to employees (other than officers and directors) in the ordinary course;

•	change its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in U.S. generally accepted accounting principles or by law, or its fiscal year;

•	enter into or amend in any material respect any agreement of general or limited partnership, limited liability company agreement or any other agreement creating a “joint venture” (as defined in the Hart-Scott-Rodino Act) involving assets or liabilities in excess of $5 million;

•	settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim in an aggregate amount for all such matters in excess of $1,500,000, (excluding amounts for which Concentric is contractually entitled to indemnification from a third party);

•	make any material tax election or enter into any settlement or compromise of any material tax liability;

•	take any action that would make any representation or warranty of Concentric in the merger agreement inaccurate in any material respect at the effective time of the merger; or

•	agree or commit to do any of the foregoing.

Conditions Precedent to the Merger

      The respective obligations of Concentric and NEXTLINK to effect the merger are subject to the fulfillment or waiver of the following conditions at or prior to the merger:

•	approval of the merger agreement by the Concentric stockholders;

•	expiration or termination of the waiting period and any extension thereof under the Hart-Scott-Rodino Act (which waiting period has been terminated);

•	absence of any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order restraining, enjoining or otherwise prohibiting the merger;

•	effectiveness of the registration statement and the absence of any stop order suspending the effectiveness of the registration statement; and

•	the listing on The Nasdaq National Market of the shares of NM Acquisition Corp. common stock to be issued in the merger.

      The obligations of NEXTLINK to effect the merger are also subject to the fulfillment or waiver at or prior to the merger of the following additional conditions:

•	performance in all material respects by Concentric of its obligations under the merger agreement;

•	the representations and warranties of Concentric in the merger agreement being true and correct at and as of the effective time, except for representations and warranties made as of a specific date which must be true as of that date, with only such exceptions, individually or in the aggregate, have not had and would not be reasonably expected to have a material adverse effect on Concentric and its subsidiaries taken as a whole; and

•	receipt by NEXTLINK of the opinion of Willkie Farr & Gallagher, its legal counsel, to the effect that the merger will be treated for federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code and that each of NEXTLINK, Concentric and NM Acquisition Corp. will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

      The obligations of Concentric to effect the merger are also subject to the fulfillment or waiver at or prior to the merger of the following additional conditions:

•	performance in all material respects by NEXTLINK of its obligations under the merger agreement;

•	the representations and warranties of NEXTLINK in the merger agreement being true and correct at and as of the effective time, except for representations and warranties made as of a specific date which must be true as of that date, with only such exceptions, individually or in the aggregate, have not had and would not be reasonably expected to have a material adverse effect on NEXTLINK and its subsidiaries taken as a whole; and

•	receipt by Concentric of the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, its outside legal counsel, to the effect that the merger will be treated for federal income tax purposes as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code and that each of NEXTLINK, Concentric and NM Acquisition Corp. will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

      Concentric has specifically agreed that NEXTLINK and its subsidiaries may enter into certain transactions subsequent to the signing of the merger agreement and prior to the effective time, including acquisitions, divestitures, issuances of equity interests and strategic alliances without the results of such transactions being deemed to be a breach of any representation or warranty of NEXTLINK in the merger agreement, so long as:

•	NEXTLINK obtains an opinion from a nationally recognized investment bank to the effect that, from a financial point of view, the subsequent transaction is fair to holders of NEXTLINK common stock and, if applicable, NEXTLINK, except that no such opinion is required with respect to three transactions which NEXTLINK commenced prior to the date of the merger agreement; and

•	the subsequent transaction will not cause the merger to be treated as other than a tax-free reorganization under Section 368 of the Internal Revenue Code.

Required Regulatory Approvals

      Under the merger agreement, the obligations of both Concentric and NEXTLINK to consummate the merger are subject to the expiration or termination of any waiting period (and any extensions thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino (HSR) Act and no action having been instituted by the Department of Justice or the Federal Trade Commission, or FTC, challenging or seeking to enjoin the consummation of the merger, which action shall not have been withdrawn or terminated.

      Transactions such as the merger are reviewed by the Department of Justice and the FTC to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the merger may not be consummated until such time as certain information has been furnished to the Department of Justice and the FTC and the specified waiting period requirements of the HSR Act have been satisfied. Pursuant to the HSR Act, on February 10, 2000, Concentric and NEXTLINK each furnished notification of the merger and provided certain information to the Department of Justice and the FTC. Concentric and NEXTLINK received early termination of the waiting period requirements of the HSR Act on February 23, 2000. We cannot assure you that a challenge to the merger on antitrust grounds will not be made by the Department of Justice, the FTC, state attorney’s general, or a private person or entity. If such a challenge is made, Concentric and NEXTLINK may not prevail and may be required to accept certain conditions, possibly including certain divestitures in order to consummate the merger.

      NEXTLINK is required to obtain, and is in the process of obtaining, the approval of eleven state public utility service commissions to the merger of NEXTLINK with and into NM Acquisition Corp.

Limitation on Concentric Negotiations With Third Parties

      Until the merger is completed or the merger agreement terminated, Concentric has agreed not to directly or indirectly solicit other acquisition proposals. Acquisition proposals are defined in the merger agreement to include, subject to limited exceptions, a bona fide offer or proposal for:

•	a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving Concentric or any of its significant subsidiaries;

•	the acquisition by a third party of 25% or more of the voting securities of Concentric or any of its significant subsidiaries; or

•	the acquisition by a third party of assets, securities or ownership interests representing 25% or more of the consolidated assets or earning power of Concentric and its subsidiaries on a consolidated basis.

      Concentric’s no-solicitation obligations prohibit Concentric from doing or causing any of its subsidiaries, agents or advisors to do any of the following:

•	take any action to solicit, initiate or knowingly facilitate or encourage the submission of any acquisition proposal;

•	engage in any discussions with, or disclose any non-public information relating to Concentric or any of its subsidiaries to any person known by Concentric to be considering making, or who has made, an acquisition proposal, other than discussions or disclosures in the ordinary course of business and not related to an acquisition proposal;

•	afford access to the properties, books or records of Concentric or any of its subsidiaries to any person known by Concentric to be considering making, or who has made, an acquisition proposal, other than access in the ordinary course of business and not related to an acquisition proposal;

•	amend or grant any waiver or release under standstill or similar agreement with respect to any class of equity securities of Concentric;

•	approve any transaction or any person’s becoming an “interested stockholder” under Section 203 of the Delaware General Corporation Law;

•	to the fullest extent permitted by Delaware law, amend or grant any waiver or release or approve any transaction or redeem any rights under the Concentric Preferred Shares Rights Agreement; or

•	enter into any agreement with respect to an acquisition proposal.

      Until the merger is completed or the merger agreement terminated, Concentric has agreed to promptly notify NEXTLINK of any third party inquiries or requests for non-public information or access to books and records that may result in any acquisition proposals. The notice must identify the person making the acquisition proposal or request for information or access, and the terms and conditions of the acquisition proposal. Concentric must also keep NEXTLINK fully informed of the status and details of any acquisition proposal or request for information and access.

      Concentric may negotiate with, furnish non-public information to and provide a waiver or release of a standstill agreement to a third party who delivers an unsolicited acquisition proposal if the following conditions are met:

•	Concentric has complied with its no-solicitation obligations under the merger agreement;

•	the board of directors of Concentric has determined by majority vote, after consultation with outside counsel, that it must negotiate with and/or provide non-public information or a waiver or release of a standstill agreement to the third party to comply with its fiduciary duties under applicable law; and

•	the third party executes a confidentiality agreement with terms no less favorable in the aggregate to Concentric than those contained in the November 18, 1999 confidentiality agreement between Concentric and NEXTLINK.

      Concentric may withdraw, or modify in a manner adverse to NEXTLINK, its recommendation to Concentric stockholders to approve the merger agreement and the merger, under the following circumstances:

•	Concentric has complied with its no-solicitation obligations under the merger agreement;

•	a superior proposal is pending;

•	the Concentric board of directors determines, after consultation with outside counsel, that it is required to withdraw or modify its recommendation in order to satisfy its fiduciary duty under applicable law; and

•	Concentric has delivered to NEXTLINK a written notice that it intends to withdraw or modify its recommendation.

      A superior proposal is defined in the merger agreement as a bona fide, unsolicited acquisition proposal that the board of directors of Concentric determines in good faith by a majority vote, after consultation with its financial advisor, and taking into account all the terms and conditions of the acquisition proposal, is more favorable to Concentric’s stockholders than the merger and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the board of directors of Concentric.

Termination Fees and Expenses

      Concentric has agreed to pay NEXTLINK a termination fee of $110 million upon the occurrence of any of the following events:

•	The Concentric board withdraws, modifies or refrains from recommending the merger, and NEXTLINK terminates the merger agreement;

•	Concentric breaches any of its obligations with respect to the solicitation of alternative acquisition proposals, and NEXTLINK terminates the merger agreement; or

•	Concentric stockholders fail to approve the merger during the pendency of a third party acquisition proposal, NEXTLINK terminates the merger agreement, and within one year an alternative acquisition agreement is signed or an alternative acquisition tender offer is commenced.

      Otherwise, Concentric and NEXTLINK will generally pay their own fees and expenses in connection with the merger, whether or not the merger is completed.

Termination of the Merger Agreement

      The merger agreement may be terminated by either Concentric of NEXTLINK following circumstances by mutual consent and if:

•	the merger is not completed on or before August 31, 2000, unless caused by the breach of any provision of the merger agreement by the party seeking to terminate the merger agreement;

•	any law or regulation makes consummation of the merger illegal or otherwise prohibited;

•	any court or other governmental authority of competent jurisdiction shall have taken any action having the effect or permanently enjoining the consummation of the merger; or

•	the required approval of the stockholders of Concentric is not obtained at the Concentric stockholders special meeting or any adjournment or postponement thereof.

      Additionally, NEXTLINK may terminate the merger agreement if:

•	the board of directors of Concentric has failed to recommend or has withdrawn, or modified in a manner adverse to NEXTLINK, its approval or recommendation of the merger agreement and the merger, of has materially breached its obligation to call the Concentric special stockholders meeting;

•	Concentric has willfully and materially breached any of its obligations under the merger agreement with respect to solicitation of alternative acquisition proposals or the approval of a superior acquisition proposal; or

•	Concentric has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach would constitute a failure of a condition to closing the merger and which cannot be cured prior to August 31, 2000 in order to render the condition to closing satisfied.

      Additionally, Concentric may terminate the merger agreement if:

•	Eagle River has materially breached its voting agreement;

•	NEXTLINK has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach would constitute a failure of a condition to closing the merger and which cannot be cured prior to August 31, 2000 in order to render the condition to closing satisfied; or

•	its board of directors authorizes Concentric to enter into a binding written agreement concerning a transaction which constitutes a superior proposal, notifies NEXTLINK in writing of such agreement, NEXTLINK fails to make a matching offer deemed by the Concentric board to be at least a favorable to Concentric as the superior proposal, Concentric pays to NEXTLINK a breakup fee in the amount of $110 million plus any other fees owed to NEXTLINK under the merger agreement, and Concentric has complied with its no-solicitation obligations in the merger agreement.

      Concentric cannot terminate the merger agreement solely because the price of NEXTLINK common stock declines.

Concentric Voting Agreements

      To induce NEXTLINK to enter into the merger agreement, ten Concentric officers and directors entered into voting agreements with NEXTLINK with respect to shares of Concentric common stock they beneficially own. The voting agreements require these Concentric stockholders to vote all their shares in favor of the merger and the adoption of the merger agreement and against approval of any proposal opposing or competing against the merger. These Concentric stockholders also granted an irrevocable proxy in favor of NEXTLINK to vote each of the Concentric stockholders’ shares in favor of the merger and the merger agreement. These Concentric stockholders were not paid additional consideration in connection with the voting agreements or irrevocable proxies.

      On the record date, directors and executive officers of Concentric and their affiliates owned approximately   percent of the issued and outstanding shares of Concentric common stock. The Concentric stockholders who An aggregate of 1,983,976 shares of Concentric common stock, including shares issuable upon exercise of options, representing approximately 3.67% of Concentric’s common stock as of the record date, are subject to the terms of the voting agreements.

Eagle River Voting Agreement

      To induce Concentric to enter into the merger agreement, Eagle River agreed to vote all of its shares of NEXTLINK common stock in favor of the merger and the adoption of the merger agreement and against approval of any proposal opposing or competing against the merger. On May 10, 2000 Eagle River executed a written consent in lieu of a stockholders meeting pursuant to which it approved the merger and the merger agreement. Eagle River owns shares of NEXTLINK class A common stock and class B common stock representing more than 50% of the total voting power of all outstanding NEXTLINK common stock. Under Delaware law and the terms of NEXTLINK’s certificate of incorporation and bylaws, Eagle River’s approval is sufficient to approve the merger and the merger agreement. Eagle River was not paid additional consideration in connection with the voting agreement.

Consent Solicitation

      On March 8, 2000 NEXTLINK and Concentric commenced a solicitation of consents from holders of Concentric’s 12 3/4% senior notes due 2007 and 13 1/2% series B redeemable exchangeable preferred stock due 2010 to conform certain covenants contained in the indenture relating to the notes and the certificate of designations relating to the preferred stock to corresponding covenants contained in NEXTLINK’s 10 1/2% senior notes due 2009. The consent solicitation expired on March 24, 2000 with the consents of holders of a majority of the outstanding principal amount of Concentric senior notes and of a majority of the outstanding shares of Concentric series B preferred stock having been obtained. NM Acquisition Corp., as successor to NEXTLINK will pay the holders of the Concentric senior notes and series B preferred stock an aggregate consent fee of approximately $6.8 million upon consummation of the merger.

Waiver and Amendment

      At any time before the completion of the merger, Concentric or NEXTLINK may extend the time for the performance of any of the obligations or other acts of the parties of the merger agreement, waive any inaccuracies in the representations and warranties of the other contained in the merger agreement or waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

      The merger agreement may be amended by Concentric and NEXTLINK at any time before or after the approval by the stockholders of Concentric and the approval by written consent of Eagle River of the merger agreement. After approval is obtained from the Concentric stockholders, however, no amendment may be made that by law requires stockholder approval without obtaining such further approval.

Surrender of Concentric Stock Certificates

      Promptly after the completion of the merger, NM Acquisition Corp., at that time renamed NEXTLINK Communications, Inc., will cause its exchange agent to mail to each Concentric stockholder of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the merger, represented shares of Concentric common stock in exchange for certificates representing shares of NM Acquisition Corp. class A common stock. Concentric stockholders should not surrender stock certificates for exchange until they receive a letter of transmittal from NM Acquisition Corp.’s exchange agent.

      Upon the surrender of a Concentric common stock certificate to NM Acquisition Corp.’s exchange agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the exchange agent, the holder of such certificate will be entitled to receive in exchange therefor a certificate representing the number of shares of NM Acquisition Corp. class A common stock, plus cash in lieu of fractional shares, to which the holder of Concentric common stock is entitled pursuant to the provisions merger agreement. In the event of a transfer of ownership of Concentric common stock which is not registered in the transfer records of Concentric, a certificate representing the appropriate number of shares of NM Acquisition Corp. class A common stock may be issued to the transferee if the certificate representing such Concentric common stock is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, along with a duly executed letter of transmittal.

      Until a certificate representing Concentric common stock has been surrendered to the exchange agent, each such certificate will be deemed at any time after the completion of the merger to represent only the right to receive upon such surrender the certificate representing the number of shares of NM Acquisition Corp. class A common stock, and cash in lieu of fractional shares, to which the Concentric stockholder is entitled under the merger agreement. Upon consummation of the merger, shares of Concentric common stock will cease to be traded on The Nasdaq National Market, and there will be no further market for Concentric common stock.

      Under the terms of the merger agreement, at the effective time, outstanding shares of NEXTLINK class A common stock and NEXTLINK class B common stock will automatically be converted on a one-for-one basis into shares of NM Acquisition Corp. class A common stock and class B common stock, respectively, and NM Acquisition Corp. will change its name to NEXTLINK Communications, Inc. Therefore, certificates representing shares of NEXTLINK common stock and class B common stock prior to the merger will not be exchanged and will, after the effective time, be deemed to represent shares of NM Acquisition Corp. class A common stock and class B common stock, respectively.

Officers and Directors After the Merger

      After the merger, the NM Acquisition Corp. board of directors will consist of the current NEXTLINK board of directors, with the addition of Henry Nothhaft, President, Chief Executive Officer and Chairman of the Board of Concentric, and Peter C. Waal, currently a member of the Board of Directors of Concentric. The officers of NEXTLINK immediately prior to the consummation of the merger will be the officers of NM Acquisition Corp. following consummation of the merger, with the addition of Mr. Nothhaft as Vice Chairman of NM Acquisition Corp.

Indemnification of Officers and Directors

      Under the merger agreement, from and after the effective time, NM Acquisition Corp. will indemnify each person who is an officer and/or a director of Concentric or any Concentric subsidiary for any liability arising in whole or in part out of the person’s status as an officer and/or director at or prior to the effective time. The indemnification will be to the fullest extent permitted under:

•	applicable law;

•	the amended and restated certificate of incorporation and the bylaws of Concentric or any Concentric subsidiary, as applicable; and

•	any agreement between the indemnified person and Concentric or any Concentric subsidiary, as applicable.

      After the merger, NM Acquisition Corp. will provide officer’s and director’s liability insurance for a period of six years after the effective time covering officers and directors of Concentric and its subsidiaries who were covered by such insurance prior on the date of the merger agreement. The coverage and amount of the officer’s and director’s liability insurance to be provided by NM Acquisition Corp. is to be no less favorable than the Concentric policy in effect on the date of the merger agreement, so long as the annual premium paid by NM Acquisition Corp. is not in excess of two times the last annual premium paid by Concentric prior to the date of the merger agreement.

LHP Share Exchange

      Craig O. McCaw owns 50% of the limited liability company interests of LHP, L.L.C., a Washington limited liability company, which in turn owns 100% of the limited liability company interest in INTERNEXT, L.L.C., a Delaware limited liability company. INTERNEXT owns an interest in a national fiber optic network now under construction that will connect 50 cities in the United States and Canada, including all of the major metropolitan markets that NEXTLINK’s current and planned local networks serve. NEXTLINK currently owns the other 50% of LHP.

      Immediately prior to consummation of the merger of NEXTLINK with and into NM Acquisition Corp., Craig O. McCaw will contribute to NM Acquisition Corp. all of his interest in LHP in exchange for 3,426,791 shares of NM Acquisition Corp. class A common stock. Upon consummation of the LHP share exchange and the merger, NM Acquisition Corp. will own, directly or indirectly, 100% of LHP.

      NM Acquisition Corp. will grant registration rights to Craig O. McCaw with respect to the NM Acquisition Corp. class A common stock issued to Craig O. McCaw in the LHP share exchange. NM Acquisition Corp. and Craig O. McCaw will execute a registration rights agreement upon consummation of the LHP share exchange.

      At the closing of the LHP share exchange, NM Acquisition Corp. will reimburse Eagle River Funding, LLC, a subsidiary of Eagle River, L.L.C., in cash for amounts advanced by Eagle River Funding, LLC to LHP after December 6, 1999, together with interest at the prime rate. Approximately $10.3 million had been advanced by Eagle River Funding, L.L.C. as of May 10, 2000.

      The consummation of the merger and the consummation of the LHP share exchange are expressly not conditioned on the consummation of the other. In the merger agreement, NEXTLINK has made a number of representations and warranties to Eagle River and its controlling affiliate, Craig O. McCaw, and Eagle River and Craig O. McCaw have made a number of representations and warranties to NEXTLINK, including representations and warranties:

•	by each of NEXTLINK, Eagle River and Craig O. McCaw, relating to corporate existence and authority to enter into the merger agreement;

•	by each of NEXTLINK, Eagle River and Craig O. McCaw, relating to due authorization of the merger agreement;

•	by each of NEXTLINK, Eagle River and Craig O. McCaw, relating to no conflict with or contravention of laws, organizational documents or agreements as a result of the execution and delivery of the merger agreement, the registration rights agreement and the consummation of the LHP share exchange;

•	by NEXTLINK, relating to the NM Acquisition Corp. class A common stock to be issued to Eagle River or its controlling affiliate being duly authorized, validly issued, fully paid and non-assessable;

•	by Eagle River and Craig O. McCaw, to the effect that Craig O. McCaw beneficially owns the LHP membership interests being contributed to NM Acquisition Corp. free and clear of any liens, other than those created by NEXTLINK or NM Acquisition Corp.;

•	by Eagle River and Craig O. McCaw, to the effect that no action has been taken, other than pursuant to the merger agreement, binding, or purporting to bind, LHP or INTERNEXT or any of their assets in any manner;

•	by Eagle River and Craig O. McCaw, relating to its acquisition of NM Acquisition Corp. common stock for investment purposes only; and

•	by NEXTLINK, acknowledging that NEXTLINK has led and controlled the business of LHP and INTERNEXT.

      Neither Concentric on the one hand, nor Eagle River and Craig O. McCaw on the other hand, has made any representations to the other.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined

Financial Statements of NEXTLINK and Concentric

      The following unaudited pro forma condensed combined financial statements combine the historical consolidated balance sheets and statements of operations of NEXTLINK and Concentric, including their respective subsidiaries after giving effect to the merger. The unaudited pro forma condensed combined balance sheet as of December 31, 1999, set forth below gives effect to the merger as if it occurred on December 31, 1999. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 and 1999 give effect to the merger as if it occurred January 1, 1998. These statements are prepared on the basis of accounting for the merger as a purchase business combination and are based on the notes set forth in the notes to these unaudited pro forma condensed combined financial statements.

      The following unaudited pro forma financial information has been prepared based upon, and should be read in conjunction with, the audited historical consolidated financial statements of NEXTLINK and Concentric. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on December 31, 1999 or at the beginning of the period for which the merger is being given effect, nor is it necessarily indicative of future financial position or operating results.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 1999
(Dollars in thousands, except per share amounts)

	Historical	Historical	Historical	Pro Forma
	NEXTLINK	Concentric	Combined	Adjustment	Note	Total

ASSETS

Current assets:

Cash and cash equivalents	$868,463	$25,891	$894,354			$894,354

Restricted cash	—	144,060	144,060			144,060

Marketable securities	1,013,301	80,095	1,093,396	(27,000)	2	1,066,396

Accounts receivable, net	80,746	29,114	109,860			109,860

Note receivable	—	16,000	16,000			16,000

Other current assets	24,498	10,049	34,547			34,547

Pledged securities	40,759	—	40,759			40,759

Total current assets	2,027,767	305,209	2,332,976	(27,000)		2,305,976

Property and equipment, net	1,180,021	82,894	1,262,915			1,262,915

Investment in fixed wireless licenses	933,128	—	933,128			933,128

Goodwill and other intangible assets	—	70,627	70,627	2,181,928	2	2,252,555

Investments	—	27,101	27,101			27,101

Other assets, net	456,192	11,963	468,155	209,502	2	677,657

Total assets	$4,597,108	$497,794	$5,094,902	$2,364,430		$7,459,332

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Total current liabilities	249,217	59,594	308,811			308,811

Long-term debt	3,733,342	146,642	3,879,984			3,879,984

Other long-term liabilities	15,319	8,544	23,863			23,863

Total liabilities	3,997,878	214,780	4,212,658			4,212,658

Redeemable preferred stock	612,352	220,860	833,212			833,212

Shareholders’ equity (deficit):

Common stock	1,139,232	420,515	1,559,747	2,070,226	2	3,606,249
				396,791	2
				(420,515)	3a

Deferred compensation	(85,489)	(524)	(86,013)	524	3a	(85,489)

Accumulated other comprehensive income	150,634	—	150,634			150,634

Accumulated deficit	(1,217,499)	(357,837)	(1,575,336)	357,837	3a	(1,257,932)
				(40,433)	2

Total Shareholders’ equity (deficit)	(13,122)	62,154	49,032	2,364,430		2,413,462

Total liabilities and shareholders’ equity (deficit)	$4,597,108	$497,794	$5,094,902	$2,364,430		$7,459,332

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 1999
(Dollars in thousands, except per share amounts)

	Historical	Historical	Historical	Pro Forma
	NEXTLINK	Concentric	Combined	Adjustment	Note	Total

Revenue	$274,324	$147,060	$421,384	$—		$421,384

Costs and Expenses:

Operating	221,664	121,144	342,808	—		342,808

Selling, general and administrative	266,908	64,637	331,545	—		331,545

Restructuring	30,935	—	30,935	—		30,935

Deferred compensation	12,872	373	13,245	—		13,245

Depreciation	93,097	28,404	121,501	—		121,501

Amortization	15,378	7,913	23,291	364,079	3b	387,370

Write-off of in-process technology	—	—	—	40,433	2	40,433

Total costs and expenses	640,854	222,471	863,325	404,512		1,267,837

Loss from operations	(366,530)	(75,411)	(441,941)	(404,512)		(846,453)

Net interest expense and other	(192,162)	(9,674)	(201,836)	—		(201,836)

Net Loss	(558,692)	(85,085)	(643,777)	(404,512)		(1,048,289)

Preferred stock dividends and accretion	(69,189)	(26,697)	(95,886)	—		(95,886)

Net loss applicable to common shares	$(627,881)	$(111,782)	$(739,663)	$(404,512)		$(1,144,175)

Net loss per share (basic and diluted)	(5.02)	(2.76)				(7.66)

Shares used in computation of net loss per share	125,132,459	40,473,000				149,416,259

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 1998
(Dollars in thousands, except per share amounts)

	Historical	Historical	Historical	Pro Forma
	NEXTLINK	Concentric	Combined	Adjustment		Total

Revenue	$139,667	$82,807	$222,474	$—		$222,474

Costs and Expenses:

Cost of revenue	123,675	73,779	197,454	—		197,454

Selling, general and administrative	156,929	44,683	201,612	—		201,612

Deferred compensation	4,993	373	5,366	—		5,366

Depreciation	45,638	24,442	70,080	—		70,080

Amortization	14,616	3,842	18,458	364,079	3b	382,537

Acquisition related charges	—	1,291	1,291			1,291

Write-off of in-process technology	—	5,200	5,200	40,433	2	45,633

Total costs and expenses	345,851	153,610	499,461	404,512		903,973

Loss from operations	(206,184)	(70,803)	(276,987)	(404,512)		(681,499)

Net interest expense and other	(72,156)	(14,345)	(86,501)	—		(86,501)

Loss before extraordinary item	(278,340)	(85,148)	(363,488)	(404,512)		(768,000)

Extraordinary gain on early retirement of debt	—	3,042	3,042	—		3,042

Net Loss	(278,340)	(82,106)	(360,446)	(404,512)		(764,958)

Preferred stock dividends and accretion	(58,773)	(11,958)	(70,731)	—		(70,731)

Net loss applicable to common shares	$(337,113)	$(94,064)	$(431,177)	$(404,512)		$(835,689)

Net loss per share (basic and diluted)	(3.13)	(3.23)				(6.68)

Shares used in computation of net loss per share	107,708,000	29,094,000				125,164,400

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note  1.  Basis of Presentation

      The unaudited pro forma condensed combined balance sheet as of December 31, 1999, gives effect to the merger as if it had occurred on December 31, 1999. The unaudited pro forma combined statement of operations for the year ended December 31, 1998 and 1999 give effect to the merger as if it had occurred January 1, 1998. These statements are prepared on the basis of accounting for the merger as a purchase business combination.

Note  2.  Purchase Price and Purchase Price Allocation

      The merger will be accounted for as a purchase of Concentric by NEXTLINK. The merger will therefore result in an allocation of purchase price to the tangible and intangible assets of Concentric, as well as a write-off of the portion of the purchase price allocated to in-process technology. The transaction is not expected to result in an increased deferred tax liability. This allocation reflects our estimate of the fair value of assets to be acquired by NEXTLINK based upon information available to us at the date of the accompanying unaudited pro forma condensed combined financial statements. We plan to adjust this allocation based on the final purchase price and our final determination of asset value.

      Concentric’s primary common stock outstanding was based on shares outstanding on January 7, 2000. NEXTLINK’s market value per share used to calculate the exchange ratio, and the calculation of the number of shares of NM Acquisition Corp. class A common stock to be exchanged for Concentric common stock, was based on NEXTLINK’s class A common stock average closing price before and after the date the merger announced, which was $74.49 per share.

      Concentric’s outstanding options and warrants will be converted to equivalent options and warrants of NM Acquisition Corp. The number of options and warrants and the exercise prices will be adjusted so that the NM Acquisition Corp. options and warrants issued for Concentric options and warrants will have an equivalent intrinsic value per option and warrant. The term and vesting of the options and warrants will not be modified. We have therefore included the estimated fair value of these options and warrants in the purchase price. We calculated the fair value of the options and warrants to purchase shares in NM Acquisition Corp. based on the number of options and warrants outstanding as of April 10, 2000, the latest practicable date.

      The aggregate purchase price was determined as follows (in thousands):

Concentric common shares outstanding at January 7, 2000	46,320

Exchange ratio ($45 per share/NEXTLINK market value per share)	0.60

Equivalent NEXTLINK common stock exchanged	27,792

NEXTLINK market value per share (see note 2)	$74.49

Fair value of common stock issued	$2,070,226

Fair value of Concentric liabilities at December 31, 1999	214,780

Fair value of Concentric preferred stock at December 31, 1999	220,860

Fair value of Concentric options	259,725

Fair value of Concentric warrants	137,066

Estimated investment banking, legal and accounting fees, and fees paid to holders of Concentric notes and preferred stock	27,000

Total consideration	$2,929,657

      The aggregate purchase price was allocated to the tangible and intangible assets of Concentric as follows (in thousands):

Fair value of assets acquired	$497,794

Fair value of current products and technology	105,714

Fair value of core technology	46,323

Fair value of customer lists	44,322

Fair value of in-process technology	40,433

Fair value of Concentric trade name	13,143

Preliminary goodwill	2,181,928

Aggregate purchase price	$2,929,657

      The exchange ratio of NM Acquisition Corp common stock for Concentric common stock is subject to change and may affect the final purchase price if the 20-day average trading price of NEXTLINK Class A common stock prior to closing is less than $69.23 or greater than $90.91. Each $1 increase in the 20-day average trading price of NEXTLINK common stock in excess of $90.91 will result in an increase in goodwill of approximately $23 million and an annual increase of goodwill amortization of approximately $3.29 million.

Note  3.  Other Pro Forma Adjustments

      a.  The pro forma adjustments reflect the elimination of Concentric’s historical common stock, deferred compensation and accumulated deficit as of December 31, 1999.

      b.  The effect of allocating the aggregate purchase price to the tangible and intangible assets of Concentric results in additional amortization expense of $364.1 million for the years ended December 31, 1998 and 1999. For amortization purposes, goodwill and has been assigned a seven-year life and all other acquired intangible assets have been assigned a four-year life.

      c.  Proforma shares outstanding used in the computation of net loss per share for the year ended December 31, 1999 and 1998 is based on the exchange rate (see Note 2) multiplied by Concentric’s historically reported weighted average shares outstanding for the period plus NEXTLINK’s historically reported weighted average shares outstanding for the period.

Note  4.  Reclassifications

      Certain historical amounts have been reclassified to conform with the pro forma condensed combined presentation.

DESCRIPTION OF NM ACQUISITION CORP. CAPITAL STOCK

      This section of the proxy statement/information statement/prospectus describes the material terms of the capital stock of NM Acquisition Corp. under the certificate of incorporation and bylaws that will be in effect immediately after the merger is completed. The terms of the NM Acquisition Corp. restated certificate of incorporation and bylaws are more detailed than the general information below. Therefore, you should carefully consider the actual provisions of these documents. The NM Acquisition Corp. restated certificate of incorporation is attached as Appendix E to this proxy statement/information statement/ prospectus and the NM Acquisition Corp. restated bylaws are attached as Appendix F to this proxy statement/ information statement/prospectus.

Authorized Common Stock

      Total Shares. NM Acquisition Corp. initially will have authority to issue a total of 1,120,000,000 shares of common stock consisting of:

•	1,000,000,000 shares of class A common stock, par value $0.02 per share; and

•	120,000,000 shares of class B common stock, par value $0.02 per share.

      Class A Common Stock. Following completion of the merger, we anticipate that approximately 145,000,000 shares (290,000,000 shares if the proposed NEXTLINK class A common stock dividend is paid) of NM Acquisition Corp. class A common stock will be outstanding.

      Class B Common Stock. Following completion of the merger, we anticipate that approximately 54,880,000 shares (109,760 shares if the proposed NEXTLINK class A common stock dividend is paid) of NM Acquisition Corp. class B common stock will be outstanding.

      Listing. NEXTLINK intends to apply to list the NM Acquisition Corp. class A common stock on the Nasdaq National Market under the symbol “NXLK”.

      Preemptive Rights. The holders of NM Acquisition Corp. class A common stock and class B common stock will not have preemptive rights to purchase or subscribe for any stock or other securities of NM Acquisition Corp.

NM Acquisition Corp. Class A Common Stock

      Voting Rights. Each outstanding share of NM Acquisition Corp. class A common stock will be entitled to one vote per share and will vote with the NM Acquisition Corp. class B common stock as a single class on all matters on which holders of common stock are entitled to vote.

      Dividends. NM Acquisition Corp. class A common stock will participate equally in any dividend, when and as declared by the board of directors of NM Acquisition Corp. out of funds lawfully available therefor, with the NM Acquisition Corp. class B common stock.

      Liquidation Rights. In the event of the liquidation or distribution of assets of NM Acquisition Corp., whether voluntary or involuntary, and subject to the rights, if any, of any outstanding shares of NM Acquisition Corp. Preferred Stock, the NM Acquisition Corp. class A common stock shall participate equally with the NM Acquisition Corp. class B common stock.

NM Acquisition Corp. Class B Common Stock

      Voting Rights. Each outstanding share of NM Acquisition Corp. class B common stock will be entitled to ten votes per share and will vote with the NM Acquisition Corp. class A common stock as a single class on all matters on which holders of common stock are entitled to vote.

      Dividends. NM Acquisition Corp. class B common stock shall participate equally in any dividend, when and as declared by the board of directors of NM Acquisition Corp. out of funds lawfully available therefor, with the NM Acquisition Corp. class A common stock.

      Liquidation Rights. In the event of the liquidation or distribution of assets of NM Acquisition Corp., whether voluntary or involuntary, and subject to the rights, if any, of any outstanding shares of NM Acquisition Corp. Preferred Stock, the NM Acquisition Corp. class B common stock shall participate equally with the NM Acquisition Corp. class A common stock.

      Conversion. Each share of NM Acquisition Corp. class B common stock will be convertible, at any time and at the option of the holder thereof, into one share of NM Acquisition Corp. class A common stock. In addition, each share of NM Acquisition Corp. class B common stock will be convertible at the option of the board of directors of NM Acquisition Corp. into one share of its class A common stock at any time the class B common stock is transferred or presented to NM Acquisition Corp. for transfer on its records by the holder thereof.

COMPARISON OF STOCKHOLDER RIGHTS

      NEXTLINK, Concentric and NM Acquisition Corp. are each incorporated under the laws of the State of Delaware. The holders of Concentric common stock whose rights as stockholders are currently governed by Delaware law, Concentric’s certificate of incorporation, and the Concentric bylaws will, upon the exchange of their shares pursuant to the merger, become holders of NM Acquisition Corp. class A common stock, and their rights as such will be governed by the Delaware corporate law, the NM Acquisition Corp. certificate of incorporation and the NM Acquisition Corp. bylaws. The material differences between the rights of holders of Concentric common stock and the rights of holders of NM Acquisition Corp. class A common stock, which result from differences in their governing corporate documents, are summarized below.

      The following summary is not intended to be complete and is qualified in its entirety by reference to Delaware law, the Concentric certificate of incorporation, the Concentric bylaws, the NM Acquisition Corp. restated certificate of incorporation (attached hereto as Appendix E) and the restated NM Acquisition Corp. bylaws (attached hereto as Appendix F), as appropriate. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist.

Authorized Capital Stock

      The Concentric certificate of incorporation provides for authorized stock consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 500,000 shares have been designated as series A junior preferred stock, 295,000 shares have been designated as 13 1/2% series B redeemable exchangeable preferred stock, par value $1.00 per share, and 110,000 shares have been designated as 7% series C convertible redeemable preferred stock, par value $1.00 per share.

      The NEXTLINK certificate of incorporation provides for authorized stock consisting of 400,000,000 shares of class A common stock, par value $0.02 per share, 60,000,000 shares of class B common stock, par value $0.02 per share and 25,000,000 shares of preferred stock, par value $0.01 per share, of which 11,700,000 shares have been designated as 14% redeemable preferred stock, 4,600,000 shares have been designated as 6  1/2% convertible preferred stock, 584,375 shares have been designated as series C convertible participating preferred stock and 265,625 shares have been designated as series D convertible participating preferred stock.

      Upon consummation of the merger, the NM Acquisition Corp. certificate of incorporation will provide for authorized stock consisting of 1,000,000,000 shares of class A common stock, par value $0.02 per share, 120,000,000 shares of class B common stock, par value $0.02 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which 11,700,000 shares will be designated as series A preferred stock (corresponding to the NEXTLINK 14% redeemable preferred stock), 4,600,000 shares will be designated as series B preferred stock (corresponding to the NEXTLINK 6 1/2% convertible preferred stock), 584,375 shares will be designated as series C preferred stock (corresponding to the NEXTLINK series C convertible participating preferred stock), 265,625 shares will be designated as series D preferred stock (corresponding to the NEXTLINK series D convertible participating preferred stock), 295,000 shares will be designated as series E preferred stock (corresponding to the Concentric 13 1/2% series B redeemable exchangeable preferred stock) and 110,000 shares will be designated as series F preferred stock (corresponding to the Concentric 7% convertible redeemable preferred stock).

Board of Directors

      Under Delaware law, a board of directors must have one or more members, as fixed by, or in the manner provided by, the bylaws, unless fixed by the certificate of incorporation. The certificate of incorporation, an initial bylaw or a bylaw adopted by a vote of the stockholders may provide for staggered terms for the directors up to three classes of directors. Directors, unless their terms are staggered, are elected at each annual stockholder meeting. The Concentric certificate of incorporation provides for a staggered board of directors, each serving three year terms. The number of directors is fixed by resolution of the board of directors. The Concentric board currently consists of 5 directors. Concentric directors are elected by a majority of stockholders entitled to vote on the election of directors in favor of the director.

      The NEXTLINK certificate of incorporation does not, and the NM Acquisition Corp. certificate of incorporation will not, provide for a staggered board of directors. The number of directors of NM Acquisition Corp. will be fixed by the board of directors. The NEXTLINK board currently consists of eleven directors, and, following consummation of the merger, the NM Acquisition Corp. board will consist of thirteen directors.

Voting Rights

      Under Delaware law, each outstanding share of common stock, regardless of class, is entitled to one vote unless the certificate of incorporation provides otherwise. Accordingly, each outstanding share of Concentric common stock is entitled to one vote. However, the NEXTLINK certificate of incorporation provides that each share of NEXTLINK class A common stock has one vote and each share of NEXTLINK class B common stock has ten votes. Each share of NEXTLINK class B common stock is convertible, at the option of the holder, into one share of NEXTLINK class A common stock. Additionally, each share of NEXTLINK class B common stock may be converted, at the option of NEXTLINK as determined in the sole discretion of its board of directors, into one share of NEXTLINK class A common stock at any time such NEXTLINK class B common stock is transferred, or is presented to NEXTLINK for transfer on the records of NEXTLINK by the holder of such NEXTLINK class B common stock. The NEXTLINK class B common stock is not registered under the Securities Exchange Act of 1934. The NM Acquisition Corp., certificate of incorporation will contain voting provisions that are substantially the same as these provisions of the NEXTLINK certificate of incorporation.

      The NEXTLINK certificate of incorporation provides that the NEXTLINK class A common stock and NEXTLINK class B common stock vote together as a single class. However, pursuant to Section 242(b)(2) of the Delaware General Corporation Law, the holders of each class of common stock are entitled to vote separately to increase or decrease the aggregate number of authorized shares of such class, unless the certificate of incorporation provides otherwise. The NM Acquisition Corp. restated certificate of incorporation will provide that the NM Acquisition Corp. class A common stock and NM Acquisition Corp. Class B common stock will vote together as a single class to increase or decrease the aggregate number of authorized shares of either class.

      The certificates of incorporation of Concentric and NEXTLINK both permit the directors to establish the voting rights of preferred stock. Concentric’s board of directors adopted a stockholder rights plan (the “Shareholder Rights Plan”) on November 10, 1999. Pursuant to the Shareholder Rights Plan, Concentric’s board of directors declared a dividend distribution of one Preferred Share Purchase Right (a “Right”) on each outstanding share of Concentric common stock. Each Right entitles Concentric stockholders to buy one one-thousandth of a share of Concentric’s series A junior participating preferred stock at an exercise price of $175.00. The Rights become exercisable following the tenth day after a person or group announces acquisition of 15% or more of Concentric’s common stock or announces commencement of a tender offer the consummation of which would result in ownership by the person or group of 15% or more of the Concentric common stock (each, a “Triggering Event”). Concentric may redeem the Rights at $0.001 per Right at any time on or before the tenth day following acquisition by a person or group of 15% or more of Concentric’s Common Stock. Prior to ten days after a Triggering Event, a separate certificate for each Right is not issued to stockholders of Concentric, but each certificate for a share of the Company’s Common Stock also represents a Right.

      If prior to redemption of the Rights, a person or group acquires 15% or more of the Concentric’s common stock, each Right not owned by a holder of 15% or more of the Concentric’s common stock will entitle its holder to purchase, at the Right’s then current exercise price, that number of shares of common stock of Concentric (or, in certain circumstances as determined by the board, cash, other property or other securities) having a market value at that time of twice the Right’s exercise price. If, after the tenth day following acquisition by a person or group of 15% or more of Concentric’s common stock, Concentric sells more than 50% of its assets or earning power or is acquired in a merger or other business combination transaction, the acquiring person must assume the obligations under the Rights and the Rights will become exercisable to acquire common stock of the acquiring person at the discounted price. At any time after an event triggering exercisability of the Rights at a discounted price and prior to the acquisition by the acquiring person of 50% or more of the outstanding common stock, Concentric’s board of directors may exchange the Rights (other than those owned by the acquiring person or its affiliates) for common stock of Concentric at an exchange ratio of one share of common stock per Right. Concentric’s board of directors has taken all necessary action to render the Shareholder Rights Plan inapplicable to the merger and the other transactions contemplated by the merger agreement, and the Rights will not become exercisable in connection with the merger or the other transactions contemplated by the merger agreement.

      Neither NEXTLINK nor NM Acquisition Corp. has adopted a shareholder rights plan and no shares equivalent to Concentric’s series A junior participating preferred stock will be authorized by NM Acquisition Corp. upon consummation of the merger.

      Neither the Concentric nor the NEXTLINK certificate of incorporation provide for cumulative voting in the election of directors, although Delaware law permits such voting is set forth in a corporation’s certificate of incorporation.

Action by Written Consent

      Delaware law permits stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise, as long as the consent is signed by stockholders having at least the minimum number of votes required to authorize such action at a meeting (subject to certain restrictions in the case of election of directors by written consent). The Concentric certificate of incorporation does not permit stockholders to take action by written consent in lieu of a meeting but the NEXTLINK certificate of incorporation does not, and the NM Acquisition Corp. certificate of incorporation will not prohibit stockholder action by written consent.

Special Meeting of Stockholders

      Delaware law provides that special meetings of the stockholders of a corporation may be called by the corporation’s board of directors or by such other persons as may be authorized in the corporation’s certificate of incorporation or bylaws. The Concentric certificate of incorporation states that special meetings of stockholders may be called only by the president or the chairman of the board or by the board of directors or by the holders of shares entitled to cast not less than 10% of the votes at the meeting. The NEXTLINK certificate of incorporation is, and the NM Acquisition certificate of incorporation will be silent as to special meetings, but the NEXTLINK bylaws provide, and the NM Acquisition bylaws will provide that special meetings of stockholders may be called by the president, the board of directors or by the holders of shares entitled to cast at least 25% of votes eligible to be cast.

Business Combinations

      Section 203 of the Delaware General Corporation Law prohibits generally a public Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which an interested stockholder became such, unless certain conditions are met. A corporation is not governed by Section 203 if it expressly elects in its certificate of incorporation not to be governed by Section 203. Concentric has elected not to be governed by Section 203, but NEXTLINK has not so elected. NM Acquisition will not elect not to be governed by Section 203.

WHERE YOU CAN FIND MORE INFORMATION

      Concentric and NEXTLINK are each subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may access these materials through the SEC’s website at www.sec.gov and may also inspect and copy these materials in person at the public reference facilities maintained by the SEC at:

Judiciary Plaza		Seven World Trade Center
Room 1024	or	13th Floor
450 Fifth Street, N.W.		New York, New York 10048
Washington, D.C. 20549

      Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

      This proxy statement/information statement/prospectus incorporates important business and financial information about Concentric and NEXTLINK that is not included in or delivered with this document. You may obtain documents that are filed with the SEC and incorporated by reference in this document without charge by making written request from Concentric (for Concentric stockholders) and NEXTLINK (for NEXTLINK stockholders) at the following addresses:

CONCENTRIC NETWORK CORPORATION 1400 Parkmoor Avenue San Jose, CA 95126 Attention: Secretary	NEXTLINK COMMUNICATIONS, INC. 1505 Farm Credit Drive, 6th Floor McLean, VA 22102 Attention: Investor Relations

      If you would like to request documents from Concentric or NEXTLINK and want to receive them prior to the Concentric stockholder meeting, please make your request by five business days before the date of such meeting, or June 8, 2000.

      Concentric’s world wide web home page is located at www.concentric.com. NEXTLINK’s world wide web home page is located at www.nextlink.com. Information contained in either Concentric’s or NEXTLINK’s website does not constitute, and shall not be deemed to constitute, part of this proxy statement/information statement/prospectus.

      NEXTLINK’s and Concentric’s common stock is each quoted for trading on The Nasdaq National Market and, accordingly, reports, proxy statements and other information concerning NEXTLINK or Concentric, as the case may be, may also be inspected at:

The Nasdaq Stock Market,

33 Whitehall Street,
New York, NY 10004,
(212) 858-4000

      NM Acquisition Corp. has filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the shares of its class A common stock and class B common stock offered by this proxy statement/information statement/prospectus. This proxy statement/information statement/prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to NM Acquisition Corp., you may review the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and are qualified in their entirety to the copy of the contract or other document filed as an exhibit to the registration statement. You may review a copy of the registration statement without charge at the offices of the SEC public reference room at the address noted above. This proxy statement/information statement/prospectus is a part of that registration statement and constitutes a prospectus of NM Acquisition Corp. in addition to being a proxy statement of Concentric for use at its special meeting and an information statement of NEXTLINK.

      NEXTLINK has supplied all information contained or incorporated by reference in this proxy statement/information statement/prospectus relating to NEXTLINK and NM Acquisition Corp., and Concentric has supplied all information contained or incorporated by reference in this proxy statement/information statement/prospectus relating to Concentric. Neither NEXTLINK nor Concentric warrants the accuracy or completeness of information relating to the other.

      You should rely only on the information contained or incorporated by reference in this proxy statement/information statement/prospectus to vote your shares at the special meeting. Neither NEXTLINK nor Concentric has authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement/information statement and prospectus. This proxy statement/information statement/prospectus is dated May 12, 2000. You should not assume the information contained in this proxy statement/information statement/prospectus is accurate as of any date other than that date, or any other date as this proxy statement/information statement/prospectus indicates. Neither the mailing of this proxy statement/information statement/prospectus to you, nor the issuance of common stock in the merger, creates any implication to the contrary.

DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/

INFORMATION STATEMENT/ PROSPECTUS

      This proxy statement/information statement/prospectus incorporates documents by reference which are not presented in or delivered with this document. To obtain these additional documents, see “Where You Can Find More Information” on page 77.

      The SEC allows NEXTLINK and Concentric to incorporate by reference information into this proxy statement/information statement/prospectus, which means that NEXTLINK and Concentric can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/information statement and prospectus, except for any information superseded by information contained directly in this proxy statement/information statement/prospectus or in later filed documents incorporated by reference in this proxy statement/information statement/prospectus.

      The following document, which have been filed by NEXTLINK with the SEC, is incorporated by reference into this proxy statement/information statement/prospectus:

•	NEXTLINK’s annual report on Form 10-K for the fiscal year ended December 31, 1999 (filed on March 30, 2000);

•	NEXTLINK’s Current Report on Form 8-K dated January 10, 2000 (filed on January 11, 2000);

•	NEXTLINK’s Current Report on Form 8-K dated January 24, 2000; and

•	NEXTLINK’s Current Report on Form 8-K dated February 14, 2000 (filed on February 16, 2000).

      All documents filed by NEXTLINK pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this proxy statement/information statement/prospectus and prior to the date the merger is consummated shall be deemed to be incorporated by reference in this proxy statement/information statement/prospectus and to be a part of this proxy statement/information statement/prospectus from the date any such document is filed.

      The following documents, which have been filed by Concentric with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/information statement/prospectus:

•	Concentric’s annual report on Form 10-K for the fiscal year ended December 31, 1999 (filed on March 30, 2000);

•	Concentric’s amendment to annual report on Form 10-K/A for the fiscal year ended December 31, 1999 (filed on April 26, 2000);

•	Concentric’s Current Report on Form 8-K dated January 12, 2000; and

•	Concentric’s Current Report on Form 8-K dated February 14, 2000.

      All documents filed by Concentric pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this proxy statement/information statement/prospectus and prior to the date of the special meeting shall be deemed to be incorporated by reference into this proxy statement/information statement/prospectus and to be a part of this proxy statement/information statement/prospectus from the date any such document is filed.

      Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this proxy statement/information statement/prospectus to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/information statement/prospectus.

EXPERTS

      The consolidated financial statements of NEXTLINK as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, included in the annual report on Form 10-K of NEXTLINK for the year ended December 31, 1999, incorporated by reference in this proxy statement/ information statement/ prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such report.

      The consolidated financial statements of Concentric at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, included in the annual report on Form 10-K of Concentric for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent public accountants, as set forth in their report to these financial statements incorporated by reference in this proxy statement/information statement/prospectus, and are incorporated in this proxy statement/information statement/prospectus in reliance upon the authority of Ernst & Young LLP as experts in accounting and auditing.

SHAREHOLDER PROPOSALS

      Proposals submitted by stockholders of Concentric for presentation at the 2000 annual meeting of stockholders, to be scheduled if the merger is not approved at the special meeting, must be received by the secretary of Concentric no later than June 22, 2000 for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting of stockholders.

LEGAL MATTERS

      The validity of the common stock offered by this proxy statement/information statement/prospectus will be passed upon for NEXTLINK by Willkie Farr & Gallagher, New York, New York.

      Willkie Farr & Gallagher, counsel for NEXTLINK, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for Concentric, will pass upon federal income tax consequences of the merger for NEXTLINK and Concentric, respectively. See details of the opinions provided by these firms under “The Merger — Material Tax Consequences of the Merger.”

APPENDIX A

       Amended and Restated Agreement and Plan of Merger and

Share Exchange Agreement dated as of May 10, 2000

by and among

Concentric Network Corporation,

NEXTLINK Communications, Inc.,
Eagle River Investments, L.L.C.,
Craig O. McCaw and
NM Acquisition Corp.

(i)

(ii)

(iii)

EXHIBITS

A —	Form of NEXTLINK Voting Agreement Exhibit
B —	Form of Concentric Voting Agreement
C —	Form of Concentric Rule 145 Affiliate Letter
D —	Form of Craig O. McCaw Registration Rights Agreement
E —	Form of NM Acquisition Corp. Certificate of Incorporation
F —	Form of NM Acquisition Corp. Bylaws

(iv)

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER
AND SHARE EXCHANGE AGREEMENT

       AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE AGREEMENT (this “AGREEMENT”) dated as of May 10, 2000 by and among Concentric Network Corporation, a Delaware corporation (“CONCENTRIC”), NEXTLINK Communications, Inc., Inc. a Delaware corporation (“NEXTLINK”), Eagle River Investments, L.L.C., a Washington limited liability company (“EAGLE RIVER”), Craig O. McCaw (“MCCAW”) and NM Acquisition Corp., a Delaware corporation (“NEWCO”).

      WHEREAS, on January 9, 2000, Concentric, NEXTLINK, Eagle River and Newco entered into an Agreement and Plan of Merger and Share Exchange Agreement (the “ORIGINAL AGREEMENT”), pursuant to which, among other things, (i) NEXTLINK and Concentric agreed to consummate the mergers of each of NEXTLINK and Concentric with and into Newco and (ii) Eagle River, NEXTLINK and Newco agreed to consummate the contribution of the Contributed Interest (as hereinafter defined) by Eagle River to Newco in exchange for Newco Common Stock (as hereinafter defined), in each case in accordance with the terms and conditions set forth in the Original Agreement;

      WHEREAS, the respective Boards of Directors of NEXTLINK and Concentric approved the Original Agreement, and authorized certain officers of NEXTLINK and Concentric, respectively, to enter into additional agreements, including this Agreement, in furtherance of the transactions contemplated by the Original Agreement;

      WHEREAS, the respective Boards of Directors of NEXTLINK and Concentric deem it advisable and in the best interests of their respective stockholders to consummate the Mergers (as defined herein) of each of Concentric and NEXTLINK into Newco on the terms and conditions set forth herein;

      WHEREAS, as a condition and inducement to Concentric’s entering into the Original Agreement, concurrently with the execution and delivery of the Original Agreement, Concentric and Eagle River entered into a Voting Agreement in the form attached as Exhibit A hereto (the “NEXTLINK VOTING AGREEMENT”), pursuant to which Eagle River has agreed to deliver its consent as majority stockholder approving the Mergers (the “EAGLE RIVER CONSENT”);

      WHEREAS, as a condition and inducement to NEXTLINK’s entering into the Original Agreement, concurrently with the execution and delivery of the Original Agreement, NEXTLINK, Concentric and the Concentric stockholders parties thereto entered into Voting Agreements in the form attached hereto as Exhibit B (the “CONCENTRIC VOTING AGREEMENT”);

      WHEREAS, on the date of the Original Agreement, Eagle River and NEXTLINK together owned 100% of the limited liability company interests in LHP, L.L.C., a Washington limited liability company (“LHP”), and LHP owned 100% of the limited liability company interests in INTERNEXT, L.L.C., a Delaware limited liability company (“INTERNEXT”);

      WHEREAS, on May 5, 2000, Eagle River transferred all of the LHP limited liability company interests owned by it to McCaw, the controlling affiliate of Eagle River, so that, on the date of this Agreement, McCaw and NEXTLINK together own 100% of the LHP limited liability company interests;

      WHEREAS, immediately prior to the closing of the Mergers, McCaw will contribute to Newco all of the LHP limited liability company interests (or capital stock of LHP in the event that LHP is converted into a corporation) owned by McCaw (the “CONTRIBUTED INTEREST”) in consideration of the issuance by Newco of shares of Newco Common Stock (as hereinafter defined) to McCaw as set forth herein (the “LHP SHARE EXCHANGE”);

      WHEREAS, it is intended that, for federal income tax purposes, the Mergers shall qualify as reorganizations within the meaning of the provisions of Section 368(a) of the Internal Revenue Code of 1986 (the “CODE”) and the LHP Share Exchange in conjunction with the Mergers shall qualify as a tax-free exchange under Section 351 of the Code;

      WHEREAS, following the date of the Original Agreement, NEXTLINK declared a stock dividend (the “NEXTLINK Stock Dividend”) of one share of NEXTLINK Common Stock (as hereinafter defined) for each share of NEXTLINK Common Stock, which NEXTLINK Stock Dividend will, subject to receipt of required stockholder approvals, be paid at the close of business on June 15, 2000 (the “NEXTLINK Stock Dividend Payment Date”);

      WHEREAS, in the event that the Closing Date occurs after the NEXTLINK Stock Dividend Payment Date, the Common Stock Ratio (as hereinafter defined) will be adjusted as set forth herein; and

      WHEREAS, in order to (i) modify the LHP Share Exchange to reflect the transfer of LHP limited liability company interests from Eagle River to McCaw, (ii) provide for the adjustment of the Common Stock Ratio in connection with the NEXTLINK Stock Dividend, if necessary, and (iii) make certain other changes to the Original Agreement, Concentric, NEXTLINK, Eagle River, McCaw and Newco desire to amend and restate the Original Agreement in its entirety, as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE 1.

DEFINITIONS

      SECTION 1.1.  Definitions. (a) The following terms, as used herein, have the following meanings:

      “ACQUISITION PROPOSAL” means any bona fide offer or proposal made, renewed or continued after the date hereof for (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction involving Concentric or any Concentric Significant Subsidiary or (ii) the acquisition, directly or indirectly, of (A) an equity interest representing more than 25% of the voting securities of Concentric or any Concentric Significant Subsidiary or (B) assets, securities or ownership interests representing an amount equal to or greater than 25% of the consolidated assets or earning power of the Concentric Group, other than the transactions contemplated by this Agreement or permitted pursuant to Section 7.1 hereof.

      “AFFILIATE” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

      “BENEFIT ARRANGEMENT” means, with respect to any Person, any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered, or contributed to or obligated to contribute to, as the case may be, by such Person or any of its Subsidiaries and (iii) covers any employee or former employee of such Person or any of its Subsidiaries. “CONCENTRIC BENEFIT ARRANGEMENTS” means the Benefit Arrangements of Concentric or the Concentric Subsidiaries and “NEXTLINK BENEFIT ARRANGEMENTS” means the Benefit Arrangements of NEXTLINK or the NEXTLINK Subsidiaries.

      “BUSINESS DAY” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

      “COMMON STOCK RATIO” means, subject to adjustment in accordance with Section 3.1 (o), the quotient (rounded to the nearest 1/10,000) determined by dividing $45.00 by the Weighted Average Sales Price; provided that the Common Stock Ratio shall not be less than .495 or greater than .650.

      “CONCENTRIC BALANCE SHEET” means the Consolidated Balance Sheets of Concentric and its consolidated subsidiaries as of September 30, 1999 and the footnotes thereto set forth in the Concentric 10-Q.

      “CONCENTRIC BALANCE SHEET DATE” means September 30, 1999.

      “CONCENTRIC COMMON STOCK” means Common Stock, par value $0.001 per share, of Concentric.

      “CONCENTRIC DEBENTURES” means Concentric’s 13 1/2% Subordinated Debentures due 2010 issuable in exchange for Concentric Series B Preferred Stock at the option of Concentric.

      “CONCENTRIC GROUP” means Concentric and the Concentric Subsidiaries.

      “CONCENTRIC MATERIAL ADVERSE EFFECT” means a material adverse effect on financial condition, assets or results of operations of the Concentric Group taken as a whole, excluding any such effect resulting from or arising in connection with (i) this Agreement, the transactions contemplated hereby or the pendancy or announcement thereof including, but not limited to the Concentric Board of Directors’ decision to enter into this Agreement or the failure to receive the consent of the holders of Concentric Senior Notes, Concentric Debentures, Concentric Series B Preferred Stock and Concentric Series C Preferred Stock described in Section 7.4 hereof or any default under or any obligation of Concentric to offer to repurchase the subject securities under the respective indentures for the Concentric Senior Notes or the Concentric Debentures or under the certificate of designations for the Concentric Series B Preferred Stock or Concentric Series C Preferred Stock or any appraisal liability in respect of the Concentric Series B Preferred Stock or Concentric Series C Preferred Stock under Section 262 of the Delaware General Corporation Law resulting from the consummation of the Mergers, (ii) changes or conditions generally affecting the industries in which the Concentric Group operates or (iii) changes in general economic, regulatory or political conditions.

      “CONCENTRIC SENIOR NOTES” means the 12 3/4% Senior Notes due 2007 of Concentric.

      “CONCENTRIC PREFERRED STOCK” means Concentric Series B Preferred Stock and Concentric Series C Preferred Stock, collectively.

      “CONCENTRIC RIGHTS AGREEMENT” means the Preferred Shares Rights Agreement, dated as of November 10, 1999.

      “CONCENTRIC SERIES A JUNIOR PREFERRED STOCK” means the Series A Junior Participating Preferred Stock of Concentric.

      “CONCENTRIC SERIES B PREFERRED STOCK” means the 13 1/2% Series B Redeemable Exchangeable Preferred Stock, par value $1.00 per share, of Concentric.

      “CONCENTRIC SERIES C PREFERRED STOCK” means the 7% Series C Convertible Redeemable Preferred Stock, par value $1.00 per share, of Concentric.

      “CONCENTRIC SIGNIFICANT SUBSIDIARY” means any Concentric Subsidiary that would constitute a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC as of September 30, 1999.

      “CONCENTRIC SUBSIDIARY” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time, directly or indirectly, owned by Concentric, including any Concentric subsidiary included in the Concentric consolidated financial statements in accordance with GAAP.

      “CONCENTRIC 10-K” means Concentric’s annual report on Form 10-K for the fiscal year ended December 31, 1998.

      “CONCENTRIC 10-Q” means Concentric’s quarterly report on Form 10-Q for the quarter ended September 30, 1999.

      “DEFERRED COMPENSATION PLAN” means, with respect to any Person, any plan, agreement or arrangement that (i) is described under Sections 4(b)(5) or 401(a)(1) of ERISA (or similar plan covering one or more non-employee directors of a Person), (ii) is maintained, administered or contributed to or required to be contributed to by such Person or any of its Affiliates and (iii) covers any current or former employee or director of such Person or any of its Subsidiaries. “CONCENTRIC DEFERRED COMPENSATION PLAN” means a Deferred Compensation Plan of Concentric or any Concentric Affiliate for the benefit of any current or former employee or director of Concentric or any Concentric Subsidiary.

      “DELAWARE LAW” means the General Corporation Law of the State of Delaware.

      “EMPLOYEE PLAN” means, with respect to any Person, any “employee benefit plan,” as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered, contributed to or obligated to contribute to by such Person or any of its Affiliates and (iii) covers any employee or former employee of such Person or any of its Subsidiaries. “CONCENTRIC EMPLOYEE PLAN” means an Employee Plan of Concentric or any of the Concentric Subsidiaries. “NEXTLINK EMPLOYEE PLAN” means an Employee Plan of NEXTLINK or any of the NEXTLINK Subsidiaries.

      “ENVIRONMENTAL LAWS” means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

      “ENVIRONMENTAL PERMITS” means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

      “ERISA” means the Employee Retirement Income Security Act of 1974.

      “ERISA AFFILIATE” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

      “FCC” means the Federal Communications Commission.

      “FORSTMANN LITTLE AGREEMENT” means the Stock Purchase Agreement, dated as of December 7, 1999, by and between NEXTLINK and the purchasers named therein and all agreements contemplated thereby.

      “HSR ACT” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      “KNOWLEDGE” means, with respect to any fact, the conscious awareness of such fact by an executive officer (as defined under the 1933 Act) of the relevant Person.

      “LEVEL 3” means Level 3 Communications, L.L.C., a Delaware limited liability company.

      “LEVEL 3 AGREEMENT” means the Cost Sharing and IRU Agreement, dated July 18, 1998, between Level 3 and INTERNEXT.

      “LIEN” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

      “MULTIEMPLOYER PLAN” means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

      “NASDAQ” means The Nasdaq National Market.

      “NEWCO CLASS B COMMON STOCK” means the Class B Common Stock, par value $0.02, of Newco.

      “NEWCO COMMON STOCK” means the Class A Common Stock, par value $0.02 per share, of Newco.

      “NEWCO PREFERRED STOCK” means the Newco Series A Preferred Stock, Newco Series B Preferred Stock, Newco Series C Preferred Stock, Newco Series D Preferred Stock, Newco Series E Preferred Stock and Newco Series F Preferred Stock, collectively.

      “NEWCO SERIES A PREFERRED STOCK” means the series of Newco 14% redeemable preferred stock, par value $0.01 per share, to be designated by Newco as Series A Preferred Stock.

      “NEWCO SERIES B PREFERRED STOCK” means the series of Newco 6 1/2% convertible preferred stock, par value $0.01 per share, to be designated by Newco as Series B Preferred Stock.

      “NEWCO SERIES C PREFERRED STOCK” means the series of cumulative participating preferred stock, par value $0.01 per share, to be designated by Newco as Series C Preferred Stock.

      “NEWCO SERIES D PREFERRED STOCK” means the series of cumulative participating preferred stock, par value $0.01 per share, to be designated by Newco as Series D Preferred Stock.

      “NEWCO SERIES E PREFERRED STOCK” means the series of Newco 13 1/2% redeemable exchangeable preferred stock, par value $1.00 per share, to be designated as by Newco as Series E Preferred Stock.

      “NEWCO SERIES F PREFERRED STOCK” means the series of Newco 7% convertible redeemable preferred stock, par value $1.00 per share, to be designated as by Newco as Series F Preferred Stock.

      “NEXTLINK BALANCE SHEET” means the Consolidated Balance Sheet of NEXTLINK and its consolidated subsidiaries as of September 30, 1999 and the footnotes thereto, as set forth in the NEXTLINK 10-Q.

      “NEXTLINK BALANCE SHEET DATE” means September 30, 1999.

      “NEXTLINK CLASS B COMMON STOCK” means the Class B Common Stock, par value $.02 per share, of NEXTLINK.

      “NEXTLINK COMMON STOCK” means the Class A Common Stock, par value $.02 per share, of NEXTLINK.

      “NEXTLINK 14% PREFERRED STOCK” means the series of NEXTLINK redeemable preferred stock, par value $0.01 per share, currently designated as NEXTLINK 14% Redeemable Preferred Stock.

      “NEXTLINK GROUP” means NEXTLINK and the NEXTLINK Subsidiaries.

      “NEXTLINK MATERIAL ADVERSE EFFECT” means a material adverse effect on the financial condition, assets or results of operations of NEXTLINK Group, taken as a whole, excluding any such effect resulting from or arising in connection with (i) this Agreement, the transactions contemplated hereby or pendancy or the announcement thereof including, but not limited to the NEXTLINK Board of Director’s decision to enter into this Agreement, (ii) changes or conditions generally affecting the industries in which NEXTLINK and the NEXTLINK Subsidiaries operate or (iii) changes in general economic, regulatory or political conditions.

      “NEXTLINK PREFERRED STOCK” means the NEXTLINK 14% Preferred Stock, NEXTLINK Series C Preferred Stock, NEXTLINK Series D Preferred Stock and NEXTLINK 6 1/2% Preferred Stock, collectively.

      “NEXTLINK SERIES C PREFERRED STOCK” means the Series C Cumulative Convertible Participating Preferred Stock of NEXTLINK.

      “NEXTLINK SERIES D PREFERRED STOCK” means the Series D Cumulative Convertible Participating Preferred Stock of NEXTLINK.

      “NEXTLINK SIGNIFICANT SUBSIDIARY” means any NEXTLINK Subsidiary that would constitute a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X of the SEC as of September 30, 1999.

      “NEXTLINK 6 1/2% PREFERRED STOCK” means the series of NEXTLINK preferred stock, par value $0.01 per share, currently designated as NEXTLINK 6 1/2% Convertible Preferred Stock.

      “NEXTLINK SUBSIDIARY” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time, directly or indirectly, owned by NEXTLINK, including any NEXTLINK subsidiary included in the NEXTLINK consolidated financial statements in accordance with GAAP.

      “NEXTLINK 10-K” means NEXTLINK’s annual report on Form 10-K for the fiscal year ended December 31, 1998.

      “NEXTLINK 10-Q” means NEXTLINK’s quarterly report on Form 10-Q for the quarter ended September 30, 1999.

      “1933 ACT” means the Securities Act of 1933.

      “1934 ACT” means the Securities Exchange Act of 1934.

      “PENSION PLAN” means any plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA.

      “PERSON” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      “PRIME RATE” means, at any time, the rate of interest per annum equal to the rate of interest per annum quoted, published and commonly known as the “prime rate” of the Bank of America, which the Bank of America establishes at its main office in New York, New York, as the reference rate of interest in order to determine interest rates for loans in U.S. dollars to its U.S. borrowers, adjusted automatically with each quoted or published change in such rate.

      “REGISTRATION RIGHTS AGREEMENT” means the registration rights agreement to be entered into between Eagle River and NEXTLINK or Eagle River and Newco, as the case may be, for the registration of NEXTLINK Common Stock or Newco Common Stock, as the case may be, received by Eagle River in the LHP Share Exchange, which Registration Rights Agreement shall be substantially in the form set forth as Exhibit D hereto.

      “RIGHTS” means the rights to purchase one one-thousandth share of Concentric Series A Junior Preferred Stock issued pursuant to the Rights Agreement.

      “SEC” means the Securities and Exchange Commission.

      “SPECIAL COMMITTEE” means the special committee of the independent directors of NEXTLINK formed to pass upon the LHP Share Exchange.

      “SUBSEQUENT TRANSACTION” means any transaction whereby (i) any member of the NEXTLINK Group would acquire or divest (by merger, consolidation, purchase or sale of stock or assets or otherwise) any corporation, limited liability company, partnership, other business organization or assets or division thereof, (ii) any member of the NEXTLINK Group would acquire or divest an investment interest in any of the foregoing, (iii) any member of the NEXTLINK Group would issue or retire any equity interest or incur or repay any indebtedness whether in connection with any item described in (i) or (ii) or otherwise,

(iv) any member of the NEXTLINK Group enters into or engages in a strategic alliance or other commercial relationship or (v) any member of the NEXTLINK Group is acting in the ordinary course consistent with past practice; provided, however, in connection with a Subsequent Transaction described in items (i), (ii), (iii) or (iv) of this definition, (other than (A) the pending acquisition through Wispra, a Canadian entity in which NEXTLINK owns 65% of the equity and 35% of the voting rights, of fixed wireless spectrum from Industry Canada, (B) the issuance of NEXTLINK Series C Preferred Stock and NEXTLINK Series D Preferred Stock pursuant to the Forstmann Little Agreement and (C) the implementation by NEXTLINK of a secured bank credit facility in an amount up to $2,000,000,000) which is material to the business or financial condition of NEXTLINK Group taken as a whole, NEXTLINK shall have received an opinion from a nationally recognized investment bank, acting as financial advisor to NEXTLINK, to the effect that, from a financial point of view, such Subsequent Transaction is fair to the holders of NEXTLINK Common Stock and, if applicable, NEXTLINK, and such transaction would not cause (x) the Mergers or the Alternative Merger, as applicable, to be treated as other than 368 Reorganizations, (y) the LHP Share Exchange in conjunction with the Mergers or the Alternative Merger, as applicable, to be treated as other than a 351 Transaction or (z) any of the conditions set forth in Article 10 hereof not to be satisfied.

      “SUBSIDIARY” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person, including any subsidiary included in consolidated financial statements in accordance with GAAP.

      “SUPERIOR PROPOSAL” means any bona fide, unsolicited written Acquisition Proposal that the Board of Directors of Concentric determines in good faith by a majority vote, after consultation with its financial advisor, and taking into account all the terms and conditions of the Acquisition Proposal, is more favorable to Concentric’s stockholders than the Mergers and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of Concentric.

      “TEN DAY AVERAGE CLOSING PRICE” means the average closing price of one share of NEXTLINK Common Stock as quoted by the National Association of Securities Dealers Automated Quotation System for the ten trading days immediately preceding January 15, 2000.

      “WEIGHTED AVERAGE SALES PRICE” means, subject to adjustment in accordance with Section 3.1(o), for the twenty trading day period ending on the third trading day prior to the Effective Times, the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of NEXTLINK Common Stock on Nasdaq for each day during such period, as reported by Bloomberg, L.P.

      Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

      Any reference herein to “the date hereof” shall, unless otherwise noted, refer to the date of the Original Agreement.

      (b)  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Adjusted Option	3.3(a)

Alternative Merger	2.5

Certificates	3.2(b)

Certificates of Merger	2.1(b)

Closing	2.6

Closing Date	2.6

Code	Preamble

Common Stock Consideration	3.1(c)

Concentric	Preamble

Concentric Benefit Arrangements	1.1(a)

Term	Section

Concentric Employee Plan	1.1(a)

Concentric Intellectual Property	4.20

Concentric Rule 145 Affiliate	9.8

Concentric SEC Documents	4.7(a)

Concentric Series B Consideration	3.1(h)

Concentric Series C Consideration	3.1(i)

Concentric Stockholders’ Meeting	4.9

Concentric Stockholders’ Approval	4.22

Concentric Stock Option	3.3(a)

Concentric Voting Agreement	Preamble

Confidentiality Agreement	7.3(a)

Contributed Interest	Preamble

Eagle River	Preamble

Effective Times	2.1(b)

End Date	11.1(b)

Exchange Agent	3.2(a)

Exchange Consideration	7.5(a)

Exchange Fund	3.2(a)

Exchange Offer	7.5(a)

Exchange Offer Conditions	7.5(a)

Exchange Offer Documents	7.5(b)

Exchange Offer Merger	7.5(g)

Exchange Offer Transactions	9.7(a)

Exchange Registration Statement	7.5(b)

GAAP	4.8

Governmental Authority	4.3

Indemnified Person	8.2(a)

INTERNEXT	Preamble

INTERNEXT Guarantee	9.1(c)

IRS	4.16

LHP	Preamble

LHP Consideration	2.2(a)

LHP Share Exchange	Preamble

McCaw	Preamble

Merger Consideration	3.1(i)

Mergers	2.1(a)

Newco	Preamble

New Directors	8.4

New Directors Committee	8.4

NEXTLINK	Preamble

NEXTLINK 6 1/2% Preferred Consideration	3.1(e)

NEXTLINK 14% Preferred Consideration	3.1(d)

NEXTLINK Benefit Arrangements	1.1(a)

NEXTLINK Employee Plan	1.1(a)

NEXTLINK Intellectual Property	5.18

NEXTLINK SEC Documents	5.7(a)

NEXTLINK Securities	5.5(c)

NEXTLINK Series C Preferred Consideration	3.1(f)

NEXTLINK Series D Preferred Consideration	3.1(g)

NEXTLINK Stock Dividend	Preamble

NEXTLINK Stock Dividend Payment Date	Preamble

Term	Section

NEXTLINK Stock Options	3.3(b)

NEXTLINK Subsidiary	1.1(a)

Offer to Exchange	7.5(c)

Original Agreement	Preamble

Proxy Statement	4.9

Registration Statement	4.9

Schedule 14D-1.	7.5(b)

Schedule 14D-9.	7.5(d)

Standstill Agreement	7.3(a)

Stockholders’ Meetings	4.9

Successor Plan	8.5(b)

Surviving Corporation	2.1(a)

Taxes	4.16

Tax Return	4.16

Termination Fee	11.3(b)

Third Party	7.3(a)

Transferred Employees	8.5(a)

351 Transaction	9.7(a)

368 Reorganization	9.7(a)

ARTICLE 2.

THE MERGERS

      SECTION 2.1.  The Mergers. (a) At the applicable Effective Time, NEXTLINK shall be merged with and into Newco, and Concentric shall immediately thereafter be merged with and into Newco (collectively, the “MERGERS”) in accordance with Delaware Law and upon the terms set forth in this Agreement, whereupon the separate existence of Concentric and NEXTLINK shall cease and Newco shall be the surviving corporation (the “SURVIVING CORPORATION”).

      (b)  As soon as practicable (and, in any event, within 5 Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Mergers set forth in Article 10, other than conditions that by their nature are to be satisfied at the Effective Times and will in fact be satisfied at the Effective Times, certificates of merger shall be duly prepared, executed and acknowledged by Concentric and Newco and by NEXTLINK and Newco, respectively, and thereafter delivered to the Secretary of State of Delaware for filing pursuant to Delaware Law. Such certificates of merger shall be referred to herein as the “CERTIFICATES OF MERGER.” The Mergers shall become effective at such time (their respective “EFFECTIVE TIMES”) as the relevant Certificates of Merger are duly filed with the Secretary of State of Delaware (or at such later time as may be agreed by Concentric and NEXTLINK and specified in the Certificates of Merger).

      (c)  From and after the Effective Times, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of NEXTLINK and Concentric, all as provided under Delaware Law.

      SECTION 2.2.  LHP Share Exchange. (a) At the Closing immediately prior to the Effective Times, McCaw shall contribute to Newco, and Newco shall accept from McCaw all of McCaw’s right, title and interest in and to the Contributed Interest, free and clear of any Liens other than Liens created by NEXTLINK or Newco, for the consideration described and payable as provided in Section 2.2(d) (the “LHP CONSIDERATION”).

      (b)  Immediately after the Effective Times, Newco shall assume, and shall thereafter perform and be bound by, and indemnify McCaw against, any and all of the conditions, covenants and obligations of McCaw solely as a member of LHP arising after the Effective Times, and effective as of the Effective Times, Newco shall become the sole member of LHP and McCaw shall cease to be a member of LHP.

      (c)  At the Closing, immediately prior to the Effective Times, McCaw shall deliver to Newco, free and clear of any Liens other than Liens created by NEXTLINK or Newco, the Contributed Interest.

      (d)  At the Closing, Newco shall pay the LHP Consideration in full by issuing a certificate registered in the name of McCaw representing:

(i) if the Ten Day Average Closing Price is greater than or equal to $42.80, but less than or equal to $64.20, 4,112,150 shares of Newco Common Stock;

(ii) if the Ten Day Average Closing Price is greater than $64.20, 3,426,791 shares of Newco Common Stock; or

(iii) if the Ten Day Average Closing Price is less than $42.80, 5,140,187 shares of Newco Common Stock.

      (e)  Newco shall reimburse Eagle River in cash all amounts advanced or loaned by Eagle River to LHP after December 6, 1999 to enable INTERNEXT to satisfy payments due to Level 3 under the Level 3 Agreement, together with interest on such amounts from the transfer date or dates to the Closing, at the rate per annum equal to the Prime Rate.

      SECTION 2.3.  Certificate of Incorporation and Bylaws of the Surviving Corporation. (a)  The certificate of incorporation of Newco, prior to the Effective Times and thereafter, shall be in the form attached hereto as Exhibit E, except as amended (i) at the Effective Times pursuant to Sections 2.3(b) and (c) and (ii) thereafter in accordance with its terms and the Delaware General Corporation Law. The bylaws of Newco, prior to the Effective Times and thereafter, shall be in the form attached hereto as Exhibit F, until amended in accordance with its terms, the Certificate of Incorporation and the Delaware General Corporation Law.

      (b)  Upon the filing of the Certificate of Merger relating to the merger of NEXTLINK with and into Newco, the Surviving Corporation’s certificate of incorporation shall be amended to (i) change the name of Newco to NEXTLINK Communications, Inc. and (ii) so as to contain the designation of Newco Preferred Stock issuable upon the conversion of NEXTLINK Preferred Stock as provided herein.

      (c)  Upon the filing of the Certificate of Merger relating to the merger of Concentric with and into Newco, the Surviving Corporation’s certificate of incorporation shall be amended to so as to contain the designation of Newco Preferred Stock issuable upon the conversion of Concentric Preferred Stock as provided herein.

      SECTION 2.4.  Directors and Officers of the Surviving Corporation. From and after the Effective Times, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of NEXTLINK at the Effective Time of the NEXTLINK Merger, together with the New Directors as specified in Section 8.4, shall be the directors of the Surviving Corporation and (ii) the officers of NEXTLINK at the Effective Time of the NEXTLINK Merger shall be the officers of the Surviving Corporation.

      SECTION 2.5.  Alternative Transaction Structure. (a) The parties anticipate and intend that immediately following the Effective Times (i) Newco will be deemed to be a successor issuer to NEXTLINK and Concentric for purposes of Rule 12g-3 under the 1934 Act, (ii) Newco will be entitled to include the prior activities and status of NEXTLINK and Concentric in determining whether Newco meets the eligibility requirements for the use of Form S-3, (iii) Newco will be entitled to include the prior reporting history of NEXTLINK and Concentric in determining whether it has complied with the public information requirements of Rule 144(c)(1) and (iv) Newco will not be required to comply with the prospectus or delivery requirements of Section 4(3) of the 1933 Act by virtue of Rule 174(b) promulgated thereunder. If, prior to the Effective Time, the parties shall not have received a no-action letter or other similar assurance from the Securities and Exchange Commission reasonably satisfactory to NEXTLINK and Concentric to the foregoing effect, the parties will restructure the transaction to provide for the merger of Concentric with and into NEXTLINK in the manner contemplated by this Section 2.5. In such event, all references to the term “Mergers” shall be deemed references to the transactions contemplated by this Section 2.5; all references to the term “Surviving Corporation” shall be deemed references to NEXTLINK as the Surviving Corporation in the merger of Concentric into NEXTLINK; all references to the term “Effective Time” in this Agreement shall be deemed references to the time at which the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as is specified in the certificate of merger) with respect to the merger as restructured in the manner contemplated by this Section 2.5; Section 2.1 shall no longer be of any force or effect; and the provisions of this Section 2.5 shall govern the terms of the Merger. The Merger, restructured as contemplated by this Section 2.5 is sometimes referred to as the “ALTERNATIVE MERGER.” The Alternative Merger shall not affect the consummation of the LHP Share Exchange, which shall take place between Eagle River and NEXTLINK, whether or not it qualifies as a 351 Transaction.

      (b)  The following terms shall apply to the Alternative Merger: At the Effective Time of the Alternative Merger, Concentric shall be merged with and into NEXTLINK in accordance with Delaware Law and upon the terms set forth in this Agreement, whereupon the separate existence of Concentric shall cease; the representations, warranties and other provisions of this Agreement shall be appropriately amended to account for the change while otherwise effecting the intent of the parties as expressed in this Agreement; for the avoidance of doubt at the effective time of the Alternative Merger, (i) each issued and outstanding share of Concentric Common Stock shall be converted into the right to receive a number of fully paid and nonassessable shares of NEXTLINK Common Stock equal to the Common Stock Ratio (together with cash in lieu of fractional shares of NEXTLINK Common Stock as specified below), (ii) each issued and outstanding share of Concentric Series B Preferred Stock shall be converted into the right to receive one share of a series of preferred stock to be designated by NEXTLINK, which series shall have terms that are identical to those of Concentric Series B Preferred Stock (giving effect to any amendments thereto as contemplated by Section 7.4 and except that such series shall rank pari passu with the NEXTLINK 14% Preferred Stock), (iii) each issued and outstanding share of Concentric Series C Preferred Stock shall be converted into the right to receive one share of a series of preferred stock to be designated by NEXTLINK, which series shall have terms that are identical to those of Concentric Series C Preferred Stock (except that such series shall rank pari passu with the NEXTLINK 6 1/2% Preferred Stock), (iv) each outstanding option to acquire Concentric Common Stock then outstanding shall be assumed by NEXTLINK, (v) each outstanding warrant to purchase Concentric Common Stock will become exercisable for NEXTLINK Common Stock in accordance with its terms, (vi) the Alternative Merger shall not otherwise affect the provisions of Article 3 hereof; provided, that the provisions of Sections 3.1(a), 3.1(b), 3.1(d), 3.1(e), 3.1(f), 3.1(g) and 3.1(h) shall be of no force or effect and the current references to Newco Common Stock and Newco Preferred Stock in Article 3 shall be deemed to be references to NEXTLINK Common Stock and NEXTLINK Preferred Stock, respectively, and the current references to NEXTLINK Common Stock shall be disregarded, (vii) all obligations of NEXTLINK set forth herein shall not be affected or limited by the Alternative Merger, (viii) all obligations of Newco hereunder shall cease, and, as applicable, shall become obligations of NEXTLINK, (ix) the LHP Share Exchange shall be consummated, except that the LHP Consideration shall be in the form of NEXTLINK Common Stock rather than Newco Common Stock and (x) NEXTLINK shall be responsible for the obligations of the Surviving Corporation under Section 8.2 hereof. The parties shall execute and deliver an amendment and restatement of this Agreement giving effect to the intentions of the parties to implement the Alternative Merger as described in this Section 2.5.

      SECTION 2.6.  Closing. The closing of the Mergers and the LHP Share Exchange (the “CLOSING”) will take place on a date and time to be specified by the parties (the “CLOSING DATE”), which shall be no later than the fifth Business Day after satisfaction or waiver of the conditions set forth in Article 10 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or at such other location as may be agreed to by the parties hereto.

ARTICLE 3.

CONVERSION OF SECURITIES

      SECTION 3.1.  Effect on Capital Stock. As of the Effective Times, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock of Concentric, NEXTLINK or Newco:

(a) NEXTLINK Common Stock. Each share of NEXTLINK Common Stock issued and outstanding immediately prior to the Effective Times (other than shares to be canceled in accordance with Section 3.1(j)) shall, by operation of the merger of NEXTLINK with and into Newco, be converted into one share of Newco Common Stock and each certificate representing shares of NEXTLINK Common Stock immediately prior to the Effective Times shall be deemed to represent the same number of shares of Newco Common Stock.

(b) NEXTLINK Class B Common Stock. Each share of NEXTLINK Class B Common Stock issued and outstanding immediately prior to the Effective Times (other than shares to be canceled in accordance with Section 3.1(j)) shall, by operation of the merger of NEXTLINK with and into Newco, be converted into one share of Newco Class B Common Stock and each certificate representing shares of NEXTLINK Class B Common Stock immediately prior to the Effective Times shall be deemed to represent the same number of shares of Newco Class B Common Stock.

(c) Conversion of Concentric Common Stock. Subject to Section 3.1(m), each issued and outstanding share (other than shares to be canceled in accordance with Section 3.1(j)) of Concentric Common Stock shall be converted into the right to receive a number of fully paid and nonassessable shares of Newco Common Stock equal to the Common Stock Ratio (together with the cash in lieu of fractional shares of Newco Common Stock as specified below, the “COMMON STOCK CONSIDERATION”) and the associated Rights shall be terminated immediately prior thereto. As of the Effective Times, all such shares of Concentric Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Concentric Common Stock Consideration upon surrender of such certificate in accordance with Section 3.2. Holders of fractional shares of Concentric Common Stock as a result of the Mergers shall, in lieu of such fractional shares, receive cash in the amount of the fair market value thereof, as provided in Section 3.2(e).

(d) Conversion of NEXTLINK 14% Preferred Stock. Subject to Section 3.1(m), each issued and outstanding share (other than shares to be canceled in accordance with Section 3.1(j)) of NEXTLINK 14% Preferred Stock outstanding immediately prior to the Effective Times shall be converted into the right to receive one share of Newco Series A Preferred Stock (the “NEXTLINK 14% PREFERRED CONSIDERATION”) that shall have terms that are identical to those of NEXTLINK 14% Preferred Stock, provided that (A) the Newco Series A Preferred Stock shall rank on parity with the Newco Series E Preferred Stock and senior to all other shares of Newco Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, (B) as a result of the Mergers, the issuer thereof shall be Newco rather than NEXTLINK; and (C) Newco’s obligations with respect to quarterly dividends on Newco Series A Preferred Stock shall accrue from the date of the last dividend paid on NEXTLINK 14% Preferred Stock.

(e) Conversion of NEXTLINK 6 1/2% Preferred Stock. Subject to Section 3.1(m), each issued and outstanding share (other than shares to be canceled in accordance with Section 3.1(j)) of NEXTLINK 6 1/2% Preferred Stock outstanding immediately prior to the Effective Times shall be converted into the right to receive one share of Newco Series B Preferred Stock (the “NEXTLINK 6 1/2% PREFERRED CONSIDERATION”) that shall have terms that are identical to those of NEXTLINK 6 1/2% Preferred Stock, provided that (A) the Newco Series B Preferred Stock shall rank on parity with the Newco Series F Preferred Stock and junior to all other series of Newco Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up,

(B) as a result of the Mergers, the issuer thereof shall be Newco rather than NEXTLINK; and (C) Newco’s obligations with respect to quarterly dividends on Newco Series B Preferred Stock shall accrue from the date of the last dividend paid on NEXTLINK 6 1/2% Preferred Stock.

(f) Conversion of NEXTLINK Series C Preferred Stock. Subject to Section 3.1(m), each issued and outstanding share (other than shares to be canceled in accordance with Section 3.1(j)) of NEXTLINK Series C Preferred Stock outstanding immediately prior to the Effective Times shall be converted into the right to receive one share of Newco Series C Preferred Stock (the “NEXTLINK SERIES C PREFERRED CONSIDERATION”) that shall have terms that are identical to those of NEXTLINK Series C Preferred Stock, provided that (A) the Newco Series C Preferred Stock shall rank on parity with the Newco Series D Preferred Stock, senior to the Newco Series B Preferred Stock and Newco Series F Preferred Stock, and junior to the Newco Series A Preferred Stock and Newco Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, (B) as a result of the Mergers, the issuer thereof shall be Newco rather than NEXTLINK; and (C) Newco’s obligations with respect to quarterly dividends on Newco Series C Preferred Stock shall accrue from the date of the last dividend paid on NEXTLINK Series C Preferred Stock, or the date of issuance, if no such dividends have been paid.

(g) Conversion of NEXTLINK Series D Preferred Stock. Subject to Section 3.1(m), each issued and outstanding share (other than shares to be canceled in accordance with Section 3.1(j)) of NEXTLINK Series D Preferred Stock outstanding immediately prior to the Effective Times shall be converted into the right to receive one share of Newco Series D Preferred Stock (the “NEXTLINK SERIES D PREFERRED CONSIDERATION”) that shall have terms that are identical to those of NEXTLINK Series D Preferred Stock, provided that (A) the Newco Series D Preferred Stock shall rank on parity with the Newco Series C Preferred Stock, senior to the Newco Series B Preferred Stock and Newco Series F Preferred Stock, and junior to the Newco Series A Preferred Stock and Newco Series E Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, (B) as a result of the Mergers, the issuer thereof shall be Newco rather than NEXTLINK; and (C) Newco’s obligations with respect to quarterly dividends on Newco Series D Preferred Stock shall accrue from the date of the last dividend paid on NEXTLINK Series D Preferred Stock, or the date of issuance, if no such dividends have been paid.

(h) Conversion of Concentric Series B Preferred Stock. Each issued and outstanding share (other than shares to be canceled in accordance with Section 3.1(j)) of Concentric Series B Preferred Stock outstanding immediately prior to the Effective Times shall be converted into the right to receive one share of Newco Series E Preferred Stock (the “CONCENTRIC SERIES B CONSIDERATION”) that shall have terms that are identical to those of Concentric Series B Preferred Stock (giving effect to any amendments thereto contemplated by Section 7.4), provided that (A) the Newco Series E Preferred Stock shall rank on parity with the Newco Series A Preferred Stock and senior to all other Newco Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, (B) as a result of the Mergers, the issuer thereof shall be Newco rather than Concentric; and (C) Newco’s obligations with respect to quarterly dividends on Newco Series E Preferred Stock shall accrue from the date of the last dividend paid on Concentric Series B Preferred Stock.

(i) Conversion of Concentric Series C Preferred Stock. Each issued and outstanding share (other than shares to be canceled in accordance with Section 3.1(m)) of Concentric Series C Preferred Stock outstanding immediately prior to the Effective Times shall be converted into the right to receive one share of Newco Series F Preferred Stock (the “CONCENTRIC SERIES C CONSIDERATION” and, together with the Common Stock Consideration, the NEXTLINK 14% Preferred Consideration, the NEXTLINK 6 1/2% Preferred Consideration, the NEXTLINK Series C Preferred Consideration, the NEXTLINK Series D Preferred Consideration and the Concentric Series B Consideration, the “MERGER CONSIDERATION”) that shall have terms that are identical to those of Concentric Series C Preferred Stock, provided that (A) the Newco Series F Preferred Stock shall rank on a parity with the Newco Series B Preferred Stock and junior to all other Newco Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, (B) as a result of the Mergers, the issuer thereof shall be Newco rather than Concentric; (C) Newco’s obligations with respect to quarterly dividends on Newco Series F Preferred Stock shall accrue from the date of the last dividend paid on Concentric Series C Preferred Stock; (D) the last sentence of Section 3 of the Amended Certificate of Designation relating thereto shall be omitted; and (E) the Newco Series F Preferred Stock shall initially be convertible into a number of shares of Newco Common Stock equal to (x) the “Conversion Rate” of Concentric Series C Preferred Stock in effect immediately prior to the Effective Times multiplied by (y) the Common Stock Ratio.

(j) Cancellation of Stock. All shares of Concentric Common Stock, NEXTLINK Common Stock, Concentric Preferred Stock and NEXTLINK Preferred Stock that are directly owned by Concentric or NEXTLINK shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. The Concentric Series A Junior Preferred Stock shall cease to exist as a class, and any outstanding shares thereof shall be canceled.

(k) Options. At the Effective Times, all stock options to purchase Concentric Common Stock and NEXTLINK Common Stock then outstanding shall be assumed by Newco in accordance with Section 3.3.

(l) Warrants. Outstanding warrants to purchase Concentric Common Stock and NEXTLINK Common Stock will become exercisable for Newco Common Stock in accordance with their terms.

(m) Anti-Dilution Provisions. In the event NEXTLINK changes (or establishes a record date for changing) the number of shares of its common stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to its outstanding common stock and the record date therefor shall be prior to the Effective Date, the Common Stock Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares of similar transaction.

(n) Treatment of NEXTLINK Common Certificates. Each certificate representing shares of NEXTLINK Common Stock and NEXTLINK Class B Common Stock immediately prior to the Effective Times shall from and after the Effective Times be deemed to evidence the ownership of shares of Newco Common Stock and Newco Class B Common Stock, respectively, into which such shares were converted in accordance with Sections 3.1(a) and 3.1(b) hereof, and each holder of such a certificate shall have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distribution upon, the shares of Newco Common Stock and Newco Class B Common Stock evidenced by such outstanding certificates.

(o) Adjustment for NEXTLINK Stock Dividend Paid Prior to the Closing Date. If the Closing Date occurs after the NEXTLINK Stock Dividend Payment Date, then (x) for purposes of calculating the Weighted Average Sales Price, the applicable trading prices on any trading day that is on or prior to the NEXTLINK Stock Dividend Payment Date shall be divided by two and (y) “COMMON STOCK RATIO” shall be defined as “the quotient (rounded to the nearest 1/10,000) determined by dividing $45.00 by the Weighted Average Sales Price; provided that the Common Stock Ratio shall not be less than .99 or greater than 1.3.”

      SECTION 3.2.  Exchange of Certificates.

      (a)  Exchange Agent. Prior to the Effective Times, Newco shall appoint a bank or trust company to act as exchange agent hereunder for the purpose of exchanging Certificates, as defined below, for the Merger Consideration (the “EXCHANGE AGENT”). At or prior to the Effective Times, NEXTLINK shall cause Newco to deposit with the Exchange Agent, in trust for the benefit of the holders of Concentric Common Stock, Concentric Preferred Stock and NEXTLINK Preferred Stock, certificates representing the Newco Common Stock and Newco Preferred Stock issuable pursuant to Section 3.1 in exchange for the outstanding shares of Concentric Common Stock, Concentric Preferred Stock and NEXTLINK Preferred Stock, respectively, and such cash as it deems likely to be sufficient to pay cash in lieu of fractional shares pursuant to Section 3.2(e) and any dividends and other distributions pursuant to Section 3.2(c). The cash and certificates of Newco Common Stock, and Newco Preferred Stock deposited with the Exchange Agent shall hereinafter be referred to as the “EXCHANGE FUND.”

      (b)  Exchange Procedures. As soon as is practicable after the Effective Times, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Times represented outstanding shares of Concentric Common Stock, Concentric Preferred Stock, and NEXTLINK Preferred Stock (the “CERTIFICATES”) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as NEXTLINK may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock or Newco Preferred Stock that such holder has the right to receive pursuant to the provisions of this Article 3, certain dividends or other distributions in accordance with Section 3.2(c), and cash in lieu of any fractional share of Newco Common Stock in accordance with Section 3.2(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Concentric Common Stock, Concentric Preferred Stock, or NEXTLINK Preferred Stock that is not registered in the transfer records of Concentric or NEXTLINK, respectively, a certificate representing the proper number of shares of Newco Common Stock, or Newco Preferred Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate has been properly endorsed or otherwise is in proper form for transfer, and if the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Newco Common Stock or Newco Preferred Stock to a Person other than the registered holder of such Certificate (or shall establish to the satisfaction of NEXTLINK that such tax has been paid or is not applicable). Until surrender as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Times to represent only the right to receive upon such surrender the Merger Consideration and any cash in lieu of fractional shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with this Section 3.2. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article 3.

      (c)  Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Newco Common Stock or Newco Preferred Stock with a record date after the Effective Times shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Newco Common Stock or Newco Preferred Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e), until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article 3. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Newco Common Stock or Newco Preferred Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Times theretofore paid with respect to such whole shares of Newco Common Stock or Newco Preferred Stock and the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 3.2(e); and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Times but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Newco Common Stock or Newco Preferred Stock.

      (d)  No Further Ownership Rights in Concentric and NEXTLINK Stock. All shares of Newco Common Stock and Newco Preferred Stock issued upon the exchange of Certificates in accordance with the terms of this Article 3 (including any cash paid pursuant to this Article 3) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Concentric Common Stock, Concentric Preferred Stock, and NEXTLINK Preferred Stock previously represented by such Certificates, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Times which may have been declared or made by Concentric or NEXTLINK on shares of Concentric Common Stock, Concentric Preferred Stock, and NEXTLINK Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Concentric Common Stock, Concentric Preferred Stock and NEXTLINK Preferred Stock which were outstanding immediately prior to the Effective Times. The stock transfer books of NEXTLINK relating to the NEXTLINK Common Stock and NEXTLINK Class B Common Stock immediately prior to the Effective Times shall be the stock transfer books of Newco at the Effective Times with respect to Newco Common Stock and Newco Class B Common Stock. If, after the Effective Times, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 3.

      (e)  No Fractional Shares. No certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution by Newco shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Newco. All fractional shares of Newco Common Stock that a holder of shares of Concentric Common Stock is entitled to as a result of the Mergers shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes that may be required thereon, equal to such fractional part of a share of NEXTLINK Common Stock multiplied by the volume-weighted average per share closing price of NEXTLINK Common Stock on the Closing Date as reported by Bloomberg, L.P.

      (f)  Termination. Any holders of the Certificates who have not complied with this Article 3 shall thereafter look only to Newco for payment of their claim for Merger Consideration, any dividends or distributions with respect to Newco Common Stock and Newco Preferred Stock and any cash in lieu of fractional shares of Newco Common Stock.

      (g)  No Liability. None of NEXTLINK, Concentric, Newco or the Exchange Agent shall be liable to any Person in respect of any shares of Newco Common Stock and Newco Preferred Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Newco Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to the earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate pursuant to this Article 3, would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

      (h)  Investment. The Exchange Agent shall invest any cash provided to it pursuant to this Article 3, as directed by NEXTLINK, and any interest and other income resulting from such investments shall be paid to NEXTLINK.

      (i)  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Newco, and subject to the posting by such Person of a bond in such reasonable amount as Newco may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Newco Common Stock or Newco Preferred Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

      (j)  Return of Consideration. Any portion of the Concentric Series B Consideration or Concentric Series C Consideration made available to the Exchange Agent pursuant to Section 3.2(a) to pay for shares of

Concentric Series B Preferred Stock or Concentric Series C Preferred Stock for which appraisal rights have been perfected shall be returned to Newco upon demand.

      SECTION 3.3.  Stock Options. (a) After the Effective Times, each outstanding option to purchase shares of Concentric Common Stock granted under any Concentric stock option or compensation plans or arrangements (a “CONCENTRIC STOCK OPTION”), whether or not exercisable or vested, shall be adjusted as necessary to provide that, at the Effective Times, each Concentric Stock Option outstanding immediately prior to the Effective Times shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Concentric Stock Option (including terms regarding vesting), the same number of shares of Newco Common Stock as the holder of such Concentric Stock Option would have been entitled to receive pursuant to the Mergers had such holder exercised such Concentric Stock Option in full immediately prior to the Effective Times, at a price per share of Newco Common Stock equal to (A) the aggregate exercise price for the shares of Concentric Common Stock otherwise purchasable pursuant to such Concentric Stock Option divided by (B) the aggregate number of shares of Newco Common Stock deemed purchasable pursuant to such Concentric Stock Option (each, as so adjusted, an “ADJUSTED OPTION”) rounded up to the nearest cent; provided that any fractional share of Newco Common Stock resulting from an aggregation of all the shares of a holder subject to Concentric Stock Option shall be rounded down to the nearest whole share, and provided further that, for any Concentric Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

      (b)  After the Effective Times, each outstanding option to purchase shares of NEXTLINK Common Stock granted under any NEXTLINK stock option or compensation plans or arrangements (a “NEXTLINK STOCK OPTION”), whether or not exercisable or vested, shall be deemed to constitute an option to acquire the same number of shares of Newco Common Stock, on the same terms and conditions as were applicable under such NEXTLINK Stock Option (including terms regarding vesting), as the number of shares of NEXTLINK Common Stock which could be acquired on exercise of such NEXTLINK Stock Option prior to the Effective Times. Newco shall take such actions as are necessary for the assumption of the NEXTLINK Stock Options pursuant to this Section 3.3 and any obligations to issue NEXTLINK Common Stock under the existing terms of any other plans, agreements or arrangements of NEXTLINK covering any current or former employee or director of NEXTLINK or any NEXTLINK Subsidiary, including the reservation, issuance and listing of Newco Common Stock as is necessary to effectuate the transactions contemplated by this Section 3.3(b). Each NEXTLINK Benefit Arrangement and NEXTLINK Employee Plan shall be assumed by Newco and continue in full force and effect after the Effective Times. Newco shall take such actions as are necessary for the assumption of any obligations to issue NEXTLINK Common Stock under the existing terms of any other plans, agreements or arrangements of NEXTLINK covering any current or former employee or director of NEXTLINK or any NEXTLINK Subsidiary, including the reservation, issuance and listing of Newco Common Stock as is necessary to effectuate the transactions contemplated by this Section 3.3.

      (c)  Newco shall take such actions as are necessary for the assumption of the Concentric Stock Options pursuant to this Section 3.3 and any obligations to issue Concentric Common Stock under the existing terms of any other plans, agreements or arrangements of Concentric covering any current or former employee or director of Concentric or any Concentric Subsidiary, including the reservation, issuance and listing of Newco Common Stock as is necessary to effectuate the transactions contemplated by this Section 3.3.

      (d)  On or before the next Business Day following the Effective Times, Newco shall prepare and file with the SEC a registration statement on Form S-8 (or any other appropriate form) or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of Newco Common Stock subject to the Adjusted Options and the assumed NEXTLINK Stock Options and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the Effective Times and to maintain the effectiveness of such registration statement covering such Adjusted Options and the assumed NEXTLINK Stock Options (and to maintain the current status of the prospectus contained therein) for so long as such Adjusted Options and the assumed

NEXTLINK Stock Options remain outstanding. With respect to those individuals, if any, who, subsequent to the Effective Times, will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Newco shall use all reasonable efforts to administer any Adjusted Options and assumed NEXTLINK Stock Options assumed pursuant to Section 3.3 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent that the Concentric Stock Option in respect of which such Adjusted Option has been issued complied with such rule prior to the Mergers.

      (e)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration of the vesting of any Concentric Stock Option.

      SECTION 3.4.  Withholding Rights. Newco shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Newco so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Concentric Common Stock, Concentric Preferred Stock, NEXTLINK Common Stock, NEXTLINK Class B Common Stock or NEXTLINK Preferred Stock as the case may be, in respect of which NEXTLINK made such deduction and withholding.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF CONCENTRIC

      Except as set forth in the Concentric Disclosure Schedule or as disclosed in the Concentric SEC Documents filed prior to the date hereof and after December 31, 1998, Concentric represents and warrants to NEXTLINK as follows:

      SECTION 4.1.  Corporate Existence and Power. Concentric is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Concentric is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a Concentric Material Adverse Effect. Concentric has heretofore delivered or made available to NEXTLINK true and complete copies of the certificate of incorporation and bylaws of Concentric as currently in effect.

      SECTION 4.2.  Corporate Authorization. The execution, delivery and performance by Concentric of this Agreement and the consummation by Concentric of the transactions contemplated hereby are within Concentric’s corporate powers and, except for the required approval of Concentric’s stockholders of this Agreement and except as contemplated by Section 7.2(b), have been duly authorized by all necessary corporate action on the part of Concentric. At a meeting duly called and held prior to the execution of this Agreement, Concentric’s Board of Directors: (i) determined that this Agreement and the transactions contemplated hereby are advisable and fair to and in the best interests of Concentric’s stockholders; (ii) approved and adopted this Agreement and the transactions contemplated hereby; and (iii) resolved to recommend approval and adoption of this Agreement by its stockholders, subject to the provisions of Section 7.2(b). This Agreement constitutes a valid and binding agreement of Concentric, enforceable against Concentric in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights, and (ii) for the limitations imposed by general principles of equity.

      SECTION 4.3.  Governmental Authorization. The execution, delivery and performance by Concentric of this Agreement and the consummation by Concentric of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign (a “GOVERNMENTAL AUTHORITY”), other than: (i) the filing of a certificate of Merger with respect to the Mergers with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Concentric is qualified to do business; (ii) compliance with the applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the 1933 Act, 1934 Act, and any other applicable securities laws, whether state or foreign; and (iv) any actions or filings the absence of which, individually or in the aggregate, would not be reasonably expected to have a Concentric Material Adverse Effect or materially impair or delay the ability of Concentric to consummate the transactions contemplated by this Agreement.

      SECTION 4.4.  Non-contravention. The execution, delivery and performance by Concentric of this Agreement and the consummation by Concentric of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Concentric; (ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which any member of the Concentric Group is entitled under (A) any provision of any agreement or other instrument binding upon any member of the Concentric Group or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, any member of the Concentric Group; or (iv) result in the creation or imposition of any Lien on any asset of any member of the Concentric Group, other than such exceptions in the case of clauses (ii), (iii) and (iv) as would not be, individually or in the aggregate, reasonably expected to have a Concentric Material Adverse Effect or materially impair or delay the ability of Concentric to consummate the transactions contemplated by this Agreement.

      SECTION 4.5.  Capitalization. (a) As of December 31, 1999, the authorized capital stock of Concentric consists of 100,000,000 shares of Concentric Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 500,000 shares have been designated as Concentric Series A Junior Preferred Stock and reserved for issuance upon the exercise of Rights, (ii) 295,000 shares have been designated as Concentric Series B Preferred Stock; and (iii) 110,000 shares have been designated as Concentric Series C Preferred Stock. As of December 30, 1999, there were outstanding (i) 45,556,564 shares of Concentric Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or arrangements), (ii) Concentric Stock Options to purchase an aggregate of not more than 8,939,367 shares of Concentric Common Stock (of which options to purchase an aggregate of not more than 1,509,332 shares of Concentric Common Stock were vested and exercisable), (iii) phantom shares or stock units issued under any stock option, compensation or deferred compensation plan or arrangement with respect to an aggregate of no shares of Concentric Common Stock (except in respect of share purchase rights under Concentric’s 1997 employee stock purchase plan), (iv) no shares of Concentric Series A Preferred Stock, (v) 176,589.4 shares of Concentric Series B Preferred Stock, and (vi) 51,478 shares of Concentric Series C Preferred Stock, and there has been no change to the foregoing capitalization since December 31, 1999 (other than option exercises in the ordinary course). All outstanding shares of capital stock of Concentric have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. Concentric has also reserved for issuance 4,244,510 shares of Concentric Common Stock for issuance upon exercise of outstanding warrants.

      (b)  Except as set forth in this Section 4.5 and for changes since December 30, 1999 resulting from the exercise of employee stock options outstanding on such date or granted thereafter in the ordinary course of business within the limitations described in the Concentric Disclosure Schedule and the conversion of Concentric Series C Preferred Stock outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of Concentric, (ii) securities of Concentric convertible into or exchangeable for shares of capital stock or voting securities of Concentric or (iii) options, warrants or other rights to acquire from Concentric, or other obligation of Concentric to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Concentric. There are no outstanding obligations of Concentric or any Concentric Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) and (iii) above.

      SECTION 4.6.  Subsidiaries. (a) Each Concentric Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of organization and has all corporate, LLC, partnership or other similar powers required to carry on its business as now conducted, other than such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a Concentric Material Adverse Effect. Each Concentric Subsidiary is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably expected to have a Concentric Material Adverse Effect. The Concentric Disclosure Schedule sets forth a list of all Concentric Subsidiaries and their respective jurisdictions of organization and identifies Concentric’s (direct or indirect) percentage ownership interest therein.

      (b)  All of the outstanding capital stock of, or other voting securities or ownership interests in, each Concentric Subsidiary, is owned by Concentric, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) other than transfer restrictions under the 1933 Act and the Rules promulgated thereunder. There are no outstanding (i) securities of any member of the Concentric Group convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Concentric Subsidiary or (ii) options or other rights to acquire from any member of the Concentric Group, or other obligation of any member of the Concentric Group to issue any capital stock, or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Concentric Subsidiary. There are no outstanding obligations of Concentric or any Concentric Significant Subsidiary to repurchase, redeem or otherwise acquire any of the items referred to in clauses (i) and (ii) above. Except as set forth in the Concentric Disclosure Schedule or provided hereunder, no member of the Concentric Group is obligated to make any investment in any other Person.

      SECTION 4.7.  SEC Filings. (a) Concentric has timely filed all reports required to be filed by it with the SEC since July 31, 1997 pursuant to the 1934 Act. Concentric has delivered or made available to NEXTLINK: (i) Concentric’s annual report on Form 10-K for its fiscal year ended December 31, 1998 and the Concentric 10-K; (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Concentric held since December 31, 1998; and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in this Section 4.7(a), including any exhibits thereto or documents incorporated therein by reference, collectively, the “CONCENTRIC SEC DOCUMENTS”).

      (b)  As of its filing date, each Concentric SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

      (c)  As of its filing date, each Concentric SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (d)  Each Concentric SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 4.8.  Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Concentric included in the Concentric SEC Documents fairly present, in all material respects, in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Concentric and its consolidated Subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements) and except that unaudited financial statements may not contain all notes required under GAAP with respect to audited financial statements.

      SECTION 4.9.  Information Supplied. The information supplied by Concentric for inclusion or incorporation in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of Newco Common Stock (or NEXTLINK Common Stock, as applicable) issuable in the Mergers will be registered with the SEC (the “REGISTRATION STATEMENT”) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Concentric for inclusion in the joint proxy statement/information statement/prospectus (the “PROXY STATEMENT”) to be sent to the stockholders of Concentric in connection with their meeting to consider this Agreement and the Mergers (the “CONCENTRIC STOCKHOLDERS’ MEETING”) and to the stockholders of NEXTLINK in connection with the Mergers shall not, on the date the Proxy Statement is first mailed to the stockholders of Concentric and NEXTLINK or at the time of either of the Stockholders’ Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.10.  Absence of Certain Changes. Since the Concentric Balance Sheet Date, the business of Concentric and the Concentric Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

(a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or would be reasonably expected to have a Concentric Material Adverse Effect; or

(b) any action, event, occurrence or transaction that would have been prohibited by clause (a), (b), (c), (d), (f), (g) or (i) of the second sentence of Section 7.1 (or committed to do any of the foregoing) if this Agreement had been in effect as of the time thereof.

      SECTION 4.11.  No Undisclosed Material Liabilities. There are no liabilities or obligations of Concentric or any Concentric Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than:

(a) liabilities or obligations disclosed and provided for in the Concentric Balance Sheet or in the notes thereto or in Concentric SEC Documents filed prior to the date hereof or in the Concentric 10-K;

(b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Concentric Balance Sheet; and

(c) liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have a Concentric Material Adverse Effect.

      SECTION 4.12.  Compliance with Laws and Court Orders. Each member of the Concentric Group holds all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a Concentric Material Adverse Effect. Each member of the Concentric Group is and has been in compliance with, and to the Knowledge of Concentric, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a Concentric Material Adverse Effect.

      SECTION 4.13.  Litigation. There is no action, suit, investigation or proceeding (or, to the Knowledge of Concentric, any reasonable basis therefor) pending against, or, to the Knowledge of Concentric, threatened against or affecting, Concentric or any Concentric Subsidiary or any of their respective properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would be reasonably expected to have a Concentric Material Adverse Effect.

      SECTION 4.14.  Finders’ Fees. Except for Bear Stearns & Co., Inc. there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Concentric or any Concentric Subsidiary who might be entitled to any fee or commission from NEXTLINK, any of the NEXTLINK Subsidiaries, Concentric or any of the Concentric Subsidiaries in connection with the transactions contemplated by this Agreement. A copy of Bear Stearns & Co., Inc.’s engagement agreement has been provided to NEXTLINK.

      SECTION 4.15.  Opinion of Financial Advisor. The Board of Directors of Concentric has received an opinion of Bear Stearns & Co., Inc., financial advisor to Concentric, to the effect that the Common Stock Consideration is fair to the holders of Concentric Common Stock from a financial point of view.

      SECTION 4.16.  Taxes. Except as set forth in the Concentric Balance Sheet (including the notes thereto) and except as would not be, individually or in the aggregate, reasonably expected to have a Concentric Material Adverse Effect, (i) all Concentric Tax Returns required to be filed with any taxing authority by, or with respect to, Concentric and the Concentric Subsidiaries have been filed in accordance with all applicable laws; (ii) Concentric and the Concentric Subsidiaries have timely paid all Taxes shown as due and payable on the Concentric Tax Returns that have been so filed (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Concentric Balance Sheet), and, as of the time of filing, the Concentric Tax Returns were correct and complete; (iii) Concentric and the Concentric Subsidiaries have made provision for all Taxes payable by Concentric and the Concentric Subsidiaries for which no Concentric Tax Return has yet been filed (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Concentric Balance Sheet and other than payroll and similar taxes (excluding the income taxes of Concentric or a Concentric Subsidiary) incurred in the ordinary course of business since the Concentric Balance Sheet Date); (iv) the charges, accruals and reserves for Taxes with respect to Concentric and the Concentric Subsidiaries reflected on the Concentric Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Concentric or any Concentric Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) the federal income Tax Returns of Concentric and the Concentric Subsidiaries have been examined and settled with the Internal Revenue Service (the “IRS”) (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1995; and (vii) there are no material Liens or encumbrances for Taxes on any of the assets of Concentric or any Concentric Subsidiary except liens for current Taxes not yet due. For purposes of this Agreement, “TAXES” shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, “TAX RETURNS” shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

      SECTION 4.17.  Tax Opinions. There are no facts or circumstances relating to Concentric or, to the Knowledge of Concentric, that would prevent Wilson Sonsini Goodrich & Rosati, Professional Corporation from delivering the opinion referred to in Section 10.3(b) as of the date hereof.

      SECTION 4.18.  Employee Benefit Plans and Labor Matters. Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a Concentric Material Adverse Effect:

(a) The Concentric Disclosure Schedule contains a true and complete list, as of the date hereof, of all Concentric Employee Plans and all Concentric Benefit Arrangements. Copies of each Concentric Employee Plan and each Concentric Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and formal, written interpretations thereof have been made available to NEXTLINK as of the date hereof or will have been made available to NEXTLINK within thirty days after the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Concentric Employee Plan.

(b) None of the Concentric Employee Plans is a Multiemployer Plan and neither the Concentric nor any Concentric ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan.

(c) None of the Concentric Employee Plans is a Pension Plan and neither Concentric nor any Concentric ERISA Affiliate has any liability with respect to any Pension Plan.

(d) Each Concentric Employee Plan that is intended to qualify under Section 401 of the Code has either received a favorable determination, opinion, notification or advisory letter, as applicable, from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a) or has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and any trust maintained pursuant to any such Concentric Employee Plan is intended to be exempt from federal income taxation under Section 501 of the Code, and to Concentric’s Knowledge nothing has occurred with respect to the operation of any such Concentric Employee Plan that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

(e) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of Concentric or any Concentric Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

(f) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Concentric Employee Plans and Concentric Benefit Arrangements or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date.

(g) There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Concentric Employee Plans and Concentric Benefit Arrangements with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Concentric Employee Plans and Concentric Benefit Arrangements.

(h) Each Concentric Employee Plan and Concentric Benefit Arrangement has been maintained, in all material respects, in accordance with its terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither Concentric, nor, to the Knowledge of Concentric, any “party in interest” or “disqualified person” with respect to the Concentric Employee Plans has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or 4975 of the Code, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder). To the Knowledge of Concentric, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan.

(i) There are no actions, claims or lawsuits which are pending or, to the Knowledge of Concentric, threatened against any Concentric Employee Plan or Concentric Benefit Arrangement, the assets of any of the trusts under such plans or arrangements or the sponsors or the administrators, or against any fiduciary of such plans or arrangements with respect to their operation (other than routine benefit claims), nor does Concentric have Knowledge of facts which could form the basis for any such claim or lawsuit.

(j) All amendments and actions required to bring the Concentric Employee Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

(k) None of the Concentric Employee Plans or Concentric Benefit Arrangements provide retiree health benefits except as may be required under Section 4980B of the Code, Section 601 of ERISA or any similar provision of state law, or at the expense of the participant or the participant’s beneficiary. Concentric and the Concentric ERISA Affiliates have at all times complied with the notice and health care continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

(l) Except as set forth in the Concentric Disclosure Schedule hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of Concentric, (ii) increase any benefits otherwise payable under any Concentric Employee Plan or Concentric Benefit Arrangement, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Concentric Employee Plan or Concentric Benefit Arrangement (except to the extent required by the Code and ERISA if NEXTLINK causes a partial or full termination to occur under any Concentric Employee Plan), or (iv) qualify as a “change of control” or similar event under any Concentric Employee Plan or Concentric Benefit Arrangement.

(m) Except as set forth in the Concentric Disclosure Schedule, no stock or other security issued by Concentric or any Affiliate forms or has formed a material part of the assets of any Concentric Employee Plan.

(n) There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local “plant closing” law in the four years prior to the Effective Times.

(o) The Concentric Disclosure Schedule contains a complete and accurate list of the following information for each key employee or officer of the Company, including such employee on leave of absence or layoff status: employer; name; and job title.

(p) Except as set forth on the Concentric Disclosure Schedule, no stock appreciation rights were granted that are currently outstanding under the Concentric 1995 Stock Incentive Plan for Employees and Consultants, the Concentric Amended and Restated 1996 Stock Plan, the Concentric 1997 Stock Plan or the Concentric 1999 Nonstatutory Stock Option Plan or any other equity-based compensation plan maintained by Concentric or any Concentric Subsidiary (the “Concentric Equity Plans”). Set forth on the Concentric Disclosure Schedule is a complete list of stock options granted and currently outstanding under all of the Concentric Equity Plans, separately identifying the optionholders and number of options held, vesting status and exercise price for each stock option.

(q) To Concentric’s Knowledge, no employee or director of Concentric or any Concentric Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other person or entity (“Proprietary Rights Agreement”) that in any way adversely affects or will affect (i) the performance of his duties as an employee of Newco or an employee or director of

Concentric or any Concentric Subsidiary, or (ii) the ability of Concentric or any Concentric Subsidiary to conduct its business, including any Proprietary Rights Agreement with Concentric or any Concentric Subsidiary by any such employee or director. To Concentric’s Knowledge, no employees of Concentric or any Concentric Subsidiary intend to terminate their employment with Concentric.

(r) Neither Concentric nor any Concentric Subsidiary has for the last two years been nor currently is a party to any collective bargaining or other labor contract. For the last two years, there has not been, there is not presently pending or existing, and to Concentric’s Knowledge there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting Concentric or any Concentric Subsidiary relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Concentric or any Concentric Subsidiary or its premises, or (c) any application for certification of a collective bargaining agent. To Concentric’s Knowledge, no event has occurred or circumstance exists that could provide the basis for any such work stoppage or other labor dispute. There is no lockout of any employees by Concentric or any Concentric Subsidiary, and no such action is contemplated by Concentric or any Concentric Subsidiary. Concentric and each Concentric Subsidiary has complied in all material respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Concentric nor any Concentric Subsidiary is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

      SECTION 4.19.  Environmental Matters. (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a Concentric Material Adverse Effect:

(i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or, to the Knowledge of Concentric, any reasonable basis therefor) is pending or, to the Knowledge of Concentric, is threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

(ii) Each member of the Concentric Group is and has been in compliance with all Environmental Laws and all Environmental Permits; and

(iii) there are no liabilities of or relating to any member of the Concentric Group of any kind whatsoever, whether accrued, contingent, absolute, determined, or arising under or relating to Environmental Laws or any facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

      (b)  To the Knowledge of Concentric, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted in relation to the current or prior business of any member of the Concentric Group or any property or facility now or previously owned or leased by any member of the Concentric Group that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a Concentric Material Adverse Effect.

      (c)  For purposes of this Section 4.19, the terms “CONCENTRIC GROUP” shall include any entity that is, in whole or in part, a predecessor of any member of the Concentric Group.

      SECTION 4.20.  Intellectual Property. With such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a Concentric Material Adverse Effect, each member of the Concentric Group owns or has a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the “CONCENTRIC INTELLECTUAL PROPERTY”) necessary to carry on its business substantially as currently conducted. No member of the Concentric Group has received any notice of infringement of or conflict with, and to Concentric’s Knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any Concentric Intellectual Property that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, a Concentric Material Adverse Effect.

      SECTION 4.21.  Contracts. Except as disclosed in Concentric SEC Documents, no member of the Concentric Group is a party to or bound by (i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a “material contract” but for the exception for contracts entered into in the ordinary course of business, (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit any member of the Concentric Group (or after the Mergers, any member of the NEXTLINK Group) from engaging in any line of business, or (iii) any material agreement, contract or commitment to which SBC, Williams, Microsoft or any of their respective Affiliates is a party that is not in the ordinary course of business of the Concentric Group. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, a Concentric Material Adverse Effect, (x) each of the contracts, agreements and commitments of the Concentric Group is valid and in full force and effect and (y) no member of the Concentric Group has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the Knowledge of Concentric, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Concentric Material Adverse Effect. Neither Concentric nor any Concentric Subsidiary is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of the Concentric Group. Concentric has provided or made available to NEXTLINK a copy of each agreement described in item (i), (ii) or (iii) above (except for such agreements filed as exhibits to the Concentric SEC Documents).

      SECTION 4.22.  Vote Required. The only vote of the holders of any class or series of capital stock of Concentric necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of Concentric Common Stock (the “CONCENTRIC STOCKHOLDERS’ APPROVAL”)

      SECTION 4.23.  Antitakeover Statutes; Rights Agreement. (a) Concentric has taken all action necessary to exempt the Mergers and this Agreement and the transactions contemplated hereby from the restrictions of Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

      (b)  Concentric and the Concentric Board have taken all necessary action to (i) render the Concentric Rights Agreement inapplicable to the Mergers and the other transactions contemplated by this Agreement, (ii) provide that (A) none of NEXTLINK, any NEXTLINK Subsidiary or Newco shall be deemed an Acquiring Person (as defined in the Rights Agreement) as a result of this Agreement or any of the transactions contemplated hereby, (B) no Distribution Date (as defined in the Rights Agreement) shall be deemed to have occurred as a result of this Agreement or the consummation of any of the transactions contemplated hereby and (C) the rights issuable pursuant to the Rights Agreement will not separate from the shares of Concentric Common Stock, as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF NEXTLINK

      Except as set forth in the NEXTLINK Disclosure Schedule or as disclosed in the NEXTLINK SEC Documents filed prior to the date hereof, NEXTLINK represents and warrants to Concentric (and to McCaw to the extent provided in Section 5.21) that:

      SECTION 5.1.  Corporate Existence and Power. (a) NEXTLINK is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. NEXTLINK is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a NEXTLINK Material Adverse Effect. NEXTLINK has heretofore delivered or made available to Concentric true and complete copies of the certificate of incorporation and bylaws of NEXTLINK, as currently in effect.

      (b)  Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the Sate of Delaware and has all corporate powers required to carry on its business as now conducted.

      SECTION 5.2.  Corporate Authorization. (a) The execution, delivery and performance by NEXTLINK and the consummation by NEXTLINK of the transactions contemplated hereby are within the corporate powers of NEXTLINK and, except for the approval of Nextlink’s stockholders of this Agreement, have been duly authorized by all necessary corporate action including, without limitation, NEXTLINK’s Board of Directors having: (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of NEXTLINK’s stockholders; (ii) approved this Agreement and the transactions contemplated hereby; and (iii) resolved to recommend approval and adoption of this Agreement by its stockholders. This Agreement constitutes a valid and binding agreement of NEXTLINK enforceable against NEXTLINK in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights, (ii) provisions providing for indemnity for liability under the securities laws and (iii) for the limitations imposed by general principles of equity.

      (b)  The execution, delivery and performance by Newco and the consummation by Newco of the transactions contemplated hereby are within the corporate powers of Newco, and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Newco enforceable against Newco in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights, (ii) provisions providing for indemnity for liability under the securities laws and (iii) for the limitations imposed by general principles of equity.

      SECTION 5.3.  Governmental Authorization. The execution, delivery and performance by NEXTLINK and Newco of this Agreement and the consummation by NEXTLINK and Newco of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than: (i) the filing of a certificate of Merger with respect to the Mergers with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which NEXTLINK is qualified to do business; (ii) compliance with any applicable requirements of the HSR Act; (v) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state or foreign; (vi) as set forth in the NEXTLINK Disclosure Schedule; and (vii) any actions or filings the absence of which, individually or in the aggregate, would not be reasonably expected to have a NEXTLINK Material Adverse Effect or materially impair or delay the ability of NEXTLINK and Newco to consummate the transactions contemplated by this Agreement.

      SECTION 5.4.  Non-contravention. The execution, delivery and performance by NEXTLINK and Newco of this Agreement and the consummation by NEXTLINK and Newco of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of NEXTLINK or Newco; (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree; (iii) require any consent or other action by any Person under, constitute a default under (or an event that, with or without notice or lapse of time or both, would constitute a default), or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which NEXTLINK, Newco or any NEXTLINK Subsidiary is entitled under (A) any provision of any agreement or other instrument binding upon NEXTLINK, Newco or any NEXTLINK Subsidiary or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of NEXTLINK, Newco or any NEXTLINK Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of NEXTLINK, Newco or any NEXTLINK Subsidiary, other than such exceptions in the case of clauses (ii), (iii) and (iv) as would not be, individually or in the aggregate, reasonably expected to have a NEXTLINK Material Adverse Effect or materially impair the ability of NEXTLINK or Newco to consummate the transactions contemplated by this Agreement.

      SECTION 5.5.  Capitalization. (a) As of December 30, 1999, the authorized capital stock of NEXTLINK consists of (i) 400,000,000 shares of NEXTLINK Common Stock (ii) 60,000,000 shares of NEXTLINK Class B Common Stock, (iii) 25,000,000 shares of Preferred Stock, $0.01 par value per share of which (A) 11,700,000 shares have been designated 14% Redeemable Preferred Stock, (B) 4,600,000 have been designated 6 1/2% Convertible Preferred Stock, (C) 584,375 shares have been designated as NEXTLINK Series C Preferred Stock and (D) 265,625 shares have been designated as NEXTLINK Series D Preferred Stock. As of December 30, 1999, there were outstanding (i) 75,222,269 shares of NEXTLINK Common Stock, (ii) 58,902,550 shares of NEXTLINK Class B Common Stock, (iii) employee and non-employee director and consultant stock options to purchase an aggregate of not more than 28,146,011 shares of NEXTLINK Common Stock (of which options to purchase an aggregate of not more than 4,446,178 shares of NEXTLINK Common Stock were exercisable), (v) 8,324,796 shares of NEXTLINK 14% Preferred Stock, (vi) 4,000,000 shares of NEXTLINK 6 1/2% Preferred Stock and (vii) no shares of NEXTLINK Series C Preferred Stock or NEXTLINK Series D Preferred Stock. NEXTLINK has entered into an agreement to issue and sell all of the authorized shares of NEXTLINK Series C Preferred Stock and NEXTLINK Series D Preferred Stock. All outstanding shares of capital stock of NEXTLINK have been duly authorized and validly issued and are fully paid and nonassessable.

      (b)  Except as set forth in this Section 5.5 and for changes since December 30, 1999 resulting from (x) the exercise of employee and non-employee director and consultant stock options outstanding on such date (and the grant or award of employee and non-employee director and consultant stock options in the ordinary course of business and the exercise thereof), (y) the conversion of shares of NEXTLINK 6 1/2% Preferred Stock outstanding on such date and (z) issuance of NEXTLINK Series C Preferred Stock and NEXTLINK Series D Preferred Stock pursuant to the Forstmann Little Agreement, there are no outstanding (i) shares of capital stock or voting securities of NEXTLINK, (ii) securities of NEXTLINK convertible into or exchangeable for shares of capital stock or voting securities of NEXTLINK or (iii) options or other rights to acquire from NEXTLINK or other obligations of NEXTLINK to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of NEXTLINK. There are no outstanding obligations of NEXTLINK or any NEXTLINK Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above (collectively, the “NEXTLINK SECURITIES”).

      (c)  As of December 30, 1999, the authorized capital stock of Newco consisted of (i) 800,000,000 shares of Newco Common Stock (ii) 120,000,000 of Newco Class B Common Stock, (iii) 25,000,000 shares of Preferred Stock, $0.01 par value per share and (iv) 10,000,000 shares of Preferred Stock, $0.001 par value per share. As of December 30, 1999, there were no outstanding shares of Newco capital stock. There will be no outstanding shares of Newco capital stock prior to the Effective Time.

      (d)  The Newco Common Stock and the Newco Preferred Stock or the NEXTLINK Securities, as applicable, to be issued as part of the Merger Consideration (or upon exercise of Adjusted Options) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement (or the

Adjusted Options, as the case may be), will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or similar right.

      SECTION 5.6.  Subsidiaries. (a) Each NEXTLINK Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of organization, has all corporate, LLC, partnership or other similar powers required to carry on its business as now conducted other than such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a NEXTLINK Material Adverse Effect. Each NEXTLINK Subsidiary is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably expected to have a NEXTLINK Material Adverse Effect. The NEXTLINK Disclosure Schedule sets forth a list of all NEXTLINK Significant Subsidiaries and their respective jurisdictions of incorporation and identifies NEXTLINK’s (direct or indirect) percentage ownership interest therein.

      (b)  All of the outstanding capital stock of, or other voting securities or ownership interests in, each NEXTLINK Significant Subsidiary is owned by NEXTLINK, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests, other than transfer restrictions under the 1933 Act and the rules promulgated thereunder). There are no outstanding (i) securities of NEXTLINK or any NEXTLINK Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any NEXTLINK Significant Subsidiary or (ii) options or other rights to acquire from NEXTLINK or any NEXTLINK Subsidiary, or other obligations of NEXTLINK or any NEXTLINK Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any NEXTLINK Significant Subsidiary. There are no outstanding obligations of NEXTLINK or any NEXTLINK Significant Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

      SECTION 5.7.  SEC Filings. (a) NEXTLINK has delivered or made available to Concentric (i) NEXTLINK’s annual reports on Form 10-K for its fiscal years ended December 31, 1998 and 1997, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by NEXTLINK’s stockholders held since December 31, 1998, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in this Section 5.7(a) including any exhibits thereto or documents incorporated therein by reference, collectively, the “NEXTLINK SEC DOCUMENTS”).

      (b)  As of its filing date, each NEXTLINK SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

      (c)  As of its filing date, each NEXTLINK SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (d)  Each NEXTLINK SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 5.8.  Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of NEXTLINK included in the NEXTLINK SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of NEXTLINK and its consolidated Subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements) and except that unaudited financial statements may not contain all notes required under GAAP with respect to audited Financial Statements.

      SECTION 5.9.  Information Supplied. The information supplied by NEXTLINK for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by NEXTLINK for inclusion in the Proxy Statement to be sent to the stockholders of Concentric in connection with the Concentric Stockholders’ Meeting and to the stockholders of NEXTLINK in connection with the Mergers shall not, on the date the Proxy Statement is first mailed to the stockholders of Concentric and NEXTLINK or at the time either of the Stockholders’ Meetings or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 5.10.  Absence of Certain Changes. Since the NEXTLINK Balance Sheet Date, the business of NEXTLINK and the NEXTLINK Subsidiaries has been conducted in the ordinary course consistent with past practices. Since the NEXTLINK Balance Sheet Date, there has not been any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or would be reasonably expected to have a NEXTLINK Material Adverse Effect.

      SECTION 5.11.  No Undisclosed Material Liabilities. There are no liabilities or obligations of NEXTLINK or any NEXTLINK Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than:

(a) liabilities or obligations disclosed and provided for in the NEXTLINK Balance Sheet or in the notes thereto or in the NEXTLINK SEC Documents filed prior to the date hereof;

(b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the NEXTLINK Balance Sheet Date; or

(c) liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have a NEXTLINK Material Adverse Effect.

      SECTION 5.12.  Compliance with Laws and Court Orders. NEXTLINK and the NEXTLINK Subsidiaries hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Authorities necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a NEXTLINK Material Adverse Effect. NEXTLINK and each of the NEXTLINK Subsidiaries are, and have been in compliance with, and to the Knowledge of NEXTLINK, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a NEXTLINK Material Adverse Effect.

      SECTION 5.13.  Litigation. There is no action, suit, investigation or proceeding (or to the Knowledge of NEXTLINK, any reasonable basis therefor) pending against, or, to the Knowledge of NEXTLINK, threatened against or affecting, NEXTLINK, any NEXTLINK Subsidiary, or any of their respective properties before any court or arbitrator or before or by any other Governmental Authority, that, individually or in the aggregate, would be reasonably expected to have a NEXTLINK Material Adverse Effect.

      SECTION 5.14.  Finders’ Fees. Except for Merrill Lynch & Co., a copy of whose engagement agreement has been provided to Concentric, whose fees will be paid by NEXTLINK, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of NEXTLINK, Newco or any NEXTLINK Subsidiary who might be entitled to any fee or commission from

NEXTLINK or any of the NEXTLINK Subsidiaries upon consummation of the transactions contemplated by this Agreement.

      SECTION 5.15.  Taxes. Except as set forth in the NEXTLINK Balance Sheet (including the notes thereto) and except as would not be, individually or in the aggregate, reasonably expected to have a NEXTLINK Material Adverse Effect: (i) all NEXTLINK Tax Returns required to be filed with any taxing authority by, or with respect to, NEXTLINK and the NEXTLINK Subsidiaries have been filed in accordance with all applicable laws; (ii) NEXTLINK and the NEXTLINK Subsidiaries have timely paid all Taxes shown as due and payable on the NEXTLINK Tax Returns that have been so filed, and, as of the time of filing, the NEXTLINK Tax Returns were correct and complete (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the NEXTLINK Balance Sheet); (iii) NEXTLINK and the NEXTLINK Subsidiaries have made provision for all Taxes payable by NEXTLINK and the NEXTLINK Subsidiaries for which no NEXTLINK Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to NEXTLINK and the NEXTLINK Subsidiaries reflected on the NEXTLINK Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to NEXTLINK or any NEXTLINK Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) the federal income Tax Returns of NEXTLINK and the NEXTLINK Subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1991; and (vii) there are no material Liens or encumbrances for Taxes on any of the assets of NEXTLINK or any NEXTLINK Subsidiary except liens for current Taxes not yet due.

      SECTION 5.16.  Tax Opinions. There are no facts or circumstances relating to NEXTLINK or Newco that would prevent Willkie Farr & Gallagher from delivering the opinion referred to in Section 10.2(a)(ii) as of the date hereof.

      SECTION 5.17.  Environmental Matters. (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a NEXTLINK Material Adverse Effect:

(i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or, to the Knowledge of NEXTLINK, any reasonable basis therefor) is pending or, to the Knowledge of NEXTLINK, is threatened by any Governmental Authority or other Person relating to or arising out of any Environmental Law;

(ii) NEXTLINK is and has been in compliance with all Environmental Laws and all Environmental Permits; and

(iii) there are no liabilities of or relating to NEXTLINK or any NEXTLINK Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, or arising under or relating to Environmental Laws or any facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

      (b)  To the Knowledge of NEXTLINK, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted of which NEXTLINK has knowledge in relation to the current or prior business of NEXTLINK or any NEXTLINK Subsidiary or any property or facility now or previously owned or leased by NEXTLINK or any NEXTLINK Subsidiary that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a NEXTLINK Material Adverse Effect.

      (c)  For purposes of this Section 5.17, the terms “NEXTLINK” and “NEXTLINK SUBSIDIARY” shall include any entity that is, in whole or in part, a predecessor of NEXTLINK or any NEXTLINK Subsidiary.

      SECTION 5.18.  Intellectual Property. With such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a NEXTLINK Material Adverse Effect, each of NEXTLINK and the NEXTLINK Subsidiaries own or have a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the “NEXTLINK INTELLECTUAL PROPERTY”) necessary to carry on its business substantially as currently conducted. Neither NEXTLINK nor any NEXTLINK Subsidiary has received any notice of infringement of or conflict with, and to NEXTLINK’s knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any NEXTLINK Intellectual Property that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, a NEXTLINK Material Adverse Effect.

      SECTION 5.19.  Contracts. Other than as disclosed in the SEC Documents, (a) neither NEXTLINK nor any of the NEXTLINK Subsidiaries is a party to or bound by (i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a “material contract” but for the exception for contracts entered into in the ordinary course of business, (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit NEXTLINK or the NEXTLINK Subsidiaries (or after the Mergers, Concentric or the Concentric Subsidiaries) from engaging in any line of business. With such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a NEXTLINK Material Adverse Effect, (x) each of the contracts, agreements and commitments of NEXTLINK and the NEXTLINK Subsidiaries is valid and in full force and effect and (y) neither NEXTLINK nor any of the NEXTLINK Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any such contract, agreement or commitment. To the Knowledge of NEXTLINK, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a NEXTLINK Material Adverse Effect. Neither NEXTLINK nor any NEXTLINK Subsidiary is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of NEXTLINK and the NEXTLINK Subsidiaries, taken as a whole. NEXTLINK has provided or made available to Concentric a copy of each agreement of the type described in item (i) or (ii) above (except for such agreements filed as exhibits to the NEXTLINK SEC Documents.)

      (b)  Newco is a newly formed corporation with no operations or material assets and is not a party to any contracts.

      SECTION 5.20.  Vote Required. The only vote of the holders of any class or series of capital stock necessary to approve the issuance of NEXTLINK Common Stock in the Alternative Merger is the affirmative vote of a majority of the votes cast by holders of NEXTLINK Common Stock and NEXTLINK Class B Common Stock (voting as a single class). The NEXTLINK Voting Agreement covers a number of votes sufficient for such approval. Pursuant to Section 251(f) of the Delaware Law, no vote of holders of Newco Capital Stock is required to approve the Mergers or the Alternative Merger.

      SECTION 5.21.  Reliance of McCaw on NEXTLINK Representations and Warranties. McCaw shall be entitled to rely on the representations of NEXTLINK contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.14 of this Article 5 to the extent applicable to the LHP Share Exchange; provided that references to this Agreement in such representations shall be deemed to include references to the Registration Rights Agreement, except that the Registration Rights Agreement is to be executed and delivered on the Closing Date. In addition to the foregoing, NEXTLINK and Newco hereby represent and warrant to McCaw as follows:

(a) Newco is acquiring the Contributed Interest for investment and not with a view toward any resale or distribution of the Contributed Interest except in compliance with the 1933 Act.

(b) The shares of Newco Common Stock (or NEXTLINK Common Stock, as applicable), when issued and delivered to McCaw in payment of the LHP Consideration in accordance with the terms of this Agreement, will have been duly authorized and validly issued and will be fully-paid and non-assessable.

(c) NEXTLINK has been leading and controlling the business of LHP and INTERNEXT (assuming that the representation of Eagle River and McCaw in the first sentence of Section 6.6 to be true and correct) and, except as otherwise expressly provided in this Agreement, is not relying on any representation of Eagle River or McCaw with respect to the respective business, operations or commercial prospects of LHP or INTERNEXT.

ARTICLE 6.

REPRESENTATIONS AND WARRANTIES OF EAGLE RIVER AND MCCAW

      Eagle River and McCaw hereby represent and warrant to NEXTLINK and Newco that:

      SECTION 6.1.  Organization and Authority. Eagle River and, to the Knowledge of Eagle River and McCaw, LHP, are each a limited liability company duly formed, validly existing and in good standing under the laws of the State of Washington. Eagle River has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

      SECTION 6.2.  Due Authorization etc. The execution, delivery and performance by Eagle River of this Agreement has been authorized by all necessary action on Eagle River’s behalf. Eagle River and McCaw have duly executed and delivered this Agreement. McCaw will, by the Closing Date, have duly executed and delivered the Registration Rights Agreement. This Agreement constitutes legal, valid and binding obligations of Eagle River and McCaw, enforceable against Eagle River and McCaw in accordance with its terms.

      SECTION 6.3.  No Conflicts, etc. The execution, delivery and performance by Eagle River and McCaw of this Agreement and by McCaw of the Registration Rights Agreement, and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement do not: (a) conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both) (i) any applicable law statute, ordinance, rule, regulation, judgment, injunction, order or decree; (ii) the certificate of formation or other organizational documents of Eagle River; or (iii) any material contract, agreement or other instrument to which either Eagle River or McCaw is a party or by which their respective properties or assets may be bound; or (b) create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) on, the Level 3 Agreement or the rights of INTERNEXT therein.

      SECTION 6.4.  Consents. Neither Eagle River nor McCaw is required to obtain any consent, approval or authorization of any Governmental Authority or other consent in connection with the execution and delivery of this Agreement or the Registration Rights Agreement, or the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

      SECTION 6.5.  Title to Contributed Interest, etc. McCaw owns, beneficially and of record, the Contributed Interest, free and clear of any Liens other than Liens created by NEXTLINK or Newco. Upon the payment for the Contributed Interest at the Closing under this Agreement, Newco will acquire good and valid title to the Contributed Interest free and clear of any Liens other than Liens created by NEXTLINK or Newco.

      SECTION 6.6.  No Actions. Except for this Agreement, neither Eagle River nor McCaw has taken any action (i) binding, or purporting to bind, LHP or INTERNEXT or any of their respective assets in any manner; or (ii) committing, or purporting to commit, LHP or INTERNEXT to issue any additional limited liability company interests or admit any Person as a member of LHP or INTERNEXT. To the best knowledge of Eagle River and McCaw, neither LHP nor INTERNEXT has any liabilities or obligations of any nature except those arising hereunder, under the Level 3 Agreement and any that may have been created by NEXTLINK.

      SECTION 6.7.  Brokers, Finders, etc. All negotiations relating to this Agreement, and the transactions contemplated by this Agreement, have been carried on without the participation of any Person acting on behalf of Eagle River, McCaw or, to the best knowledge of Eagle River and McCaw, LHP in such a manner as to give rise to any valid claim against Newco, LHP or INTERNEXT for any brokerage or finder’s commission, fee or similar compensation.

      SECTION 6.8.  Acquisition for Investment. McCaw is acquiring shares of Newco Common Stock or NEXTLINK Common Stock, as the case may be, for investment and not with a view toward any resale or distribution of such shares except in compliance with the 1933 Act.

ARTICLE 7.

COVENANTS OF CONCENTRIC

      Concentric agrees that:

      SECTION 7.1.  Concentric Interim Operations. Except as set forth in the Concentric Disclosure Schedule or otherwise contemplated by this Agreement and the other agreements by and between Concentric and its affiliates, on the one hand, and NEXTLINK and its affiliates, on the other hand, and the several transactions contemplated hereby and thereby, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Times, Concentric agrees (except to the extent that NEXTLINK shall otherwise have previously consented in writing) to carry on the Concentric Group’s respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of Concentric Group when due (unless debts and Taxes are subject to a dispute that Concentric is reasonably and actively seeking to resolve), to pay or perform other obligations when due (unless such obligations are the subject of a dispute that Concentric is actively seeking to resolve) and, to the extent consistent with such businesses, use its reasonable efforts consistent with past practice and policies to preserve intact Concentric Group’s present business organizations, keep available the services of its present officers and key employees, to maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for Concentric or any Concentric Subsidiary to carry on its business and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving the Concentric Group’s goodwill and ongoing business at the Effective Times, and to refrain from taking such action that would cause any of the conditions contained in Article IX hereof not to be satisfied; provided, however, that Concentric shall not be deemed in breach of this Section 7.1 because of attrition, if any, among Concentric’s employees which may occur as a result of this Agreement, the transactions contemplated hereby or the announcement or pendancy thereof, so long as Concentric uses reasonable efforts to retain such employees at Concentric. Without limiting the generality of the foregoing, except as set forth in the Concentric Disclosure Schedule or as otherwise contemplated by this Agreement, from the date hereof until the Effective Times, without the prior written consent of NEXTLINK, Concentric shall not, nor shall it permit any Concentric Subsidiary to:

(a) amend its certificate of incorporation or by-laws or other applicable governing instrument;

(b) amend any material term of any of its outstanding securities;

(c) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of Concentric or any Concentric Subsidiary, except for (i) regular dividends on outstanding preferred stock pursuant to the terms of such securities, (ii) dividends paid by any Concentric Subsidiary that is, directly or indirectly, wholly owned by Concentric;

(d) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Concentric Subsidiaries and acquisitions or mergers of a Concentric Subsidiary, in which the sole consideration consists of cash in an amount not to exceed $5,000,000 in any one transaction or series of related transactions or $25,000,000 in the aggregate);

(e) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (i) the issuance of shares of Concentric Common Stock upon the exercise of stock options or warrants in accordance with their present terms, (ii) issuances pursuant to the conversion of convertible securities outstanding on the date hereof in accordance with their present terms, (iii) the granting of options to acquire shares of Concentric Common Stock in accordance with Section 7.1(e) of the Concentric Disclosure Schedule;

(f) incur any capital expenditures exceeding by more than $5 million the amount currently budgeted therefor as set forth in the Concentric Disclosure Schedule;

(g) except for capital expenditures, which shall be governed by clause (f), acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, other than (i) pursuant to agreements in effect as of the date hereof and listed in the Concentric Disclosure Schedule, (ii) assets used in the ordinary course of business of Concentric and the Concentric Subsidiaries in a manner that is consistent with past practice or (iii) assets having a fair market value not exceeding $5,000,000 in individual cases or $25,000,000 in the aggregate;

(h) other than pursuant to agreements in effect as of the date hereof and listed in the Concentric Disclosure Schedule, sell, lease, license, encumber or otherwise transfer any domestic assets having a fair market value exceeding $5,000,000 in any one transaction or series of related transactions or $25,000,000 in the aggregate;

(i) incur, assume or guarantee any indebtedness for borrowed money other than as expressly contemplated in the Concentric Disclosure Schedule or as otherwise agreed with NEXTLINK;

(j) make any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly owned Subsidiaries, except for advances to Internet Technology Group plc not to exceed $12 million in the aggregate;

(k) engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any respect any contract or other right outside of the ordinary course of Concentric’s business consistent with past practice (except as otherwise specifically permitted by this Section 7.1);

(l) enter into any agreement or arrangement that materially limits or otherwise materially restricts Concentric, any Concentric Subsidiary or any of their respective Affiliates or any successor thereto or that would, after the Effective Time, materially limit or restrict NEXTLINK, any NEXTLINK Subsidiary, the Surviving Corporation or any of their Affiliates, from engaging in any line of business;

(m) except as required pursuant to existing written, binding agreements listed in the Concentric Disclosure Schedule or as otherwise mandated by law as of the date hereof (i) enter into any commitment to provide any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of Concentric or any Concentric Subsidiary, (ii) increase the benefits payable under any existing severance or termination pay policy or employment agreement (other than as may be increased by function of the existing terms of any such policy or agreement), (iii) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer or employee of Concentric or any Concentric Subsidiary, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of Concentric or any Concentric Subsidiary, except that Concentric and the Concentric Subsidiaries may amend any such existing agreement or plan or adopt a successor plan or arrangement to the extent mandated by applicable law or to the extent that such amendment would not result in a more than de minimis increase in the costs or liabilities under such agreement or plan, (v) other as required by any agreement in effect as of the date hereof, increase the compensation, bonus or other benefits payable to any director, officer or employee of Concentric or any Concentric Subsidiary or (vi) amend the terms of any outstanding option to purchase shares in Concentric Common Stock; provided, that nothing in this Section 7.1(m) shall prohibit raises and option grants to employees (other than officers and directors) in the ordinary course;

(n) change (i) its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in U.S. GAAP or by law or (ii) its fiscal year;

(o) enter into or amend in any material respect any agreement of general or limited partnership, limited liability company agreement or any other agreement creating a “joint venture” (as defined in the HSR Act) involving assets or liabilities in excess of $5 million;

(p) settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim in an aggregate amount for all such matters in excess of $1,500,000, (excluding amounts for which Concentric is contractually entitled to indemnification from a third party);

(q) make any material tax election or enter into any settlement or compromise of any material tax liability;

(r) take any action that would make any representation or warranty of Concentric hereunder inaccurate in any material respect at the Effective Time; or

(s) agree or commit to do any of the foregoing;

provided that the limitations set forth above shall not apply to any transaction between Concentric and any Concentric Subsidiary that is wholly owned by Concentric or between any such wholly owned Concentric Subsidiaries.

      SECTION 7.2.  Concentric Stockholders’ Meeting; Proxy Material. (a) Concentric shall cause the Concentric Stockholders’ Meeting to be duly called and held as soon as reasonably practicable following the receipt of an order of the SEC declaring the Registration Statement effective under the 1933 Act for the purpose of voting on the approval and adoption of this Agreement and the Mergers. In connection with such meeting, Concentric will (i) subject to Section 7.2(b), use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (ii) otherwise comply with all legal requirements applicable to such meeting.

      (b)  Except as provided below, the Board of Directors of Concentric shall unanimously recommend approval and adoption of this Agreement and the Mergers or the Alternative Merger, as applicable, by Concentric’s stockholders and shall take all lawful action to solicit such approval including calling a special meeting of its stockholders and mail the Proxy Statement in connection therewith. The Board of Directors of Concentric shall be permitted to withdraw, or modify in a manner adverse to NEXTLINK, its recommendation to its stockholders, but only if: (i) Concentric has complied with the terms of Section 7.3, including, without limitation, the requirement in Section 7.3(b) that it notify NEXTLINK promptly after its receipt of any Acquisition Proposal, or has made good faith efforts to comply with such terms of Section 7.3 and has substantially complied with them; (ii) a Superior Proposal is pending at the time the Board of Directors determines to take any such action; (iii) the Board of Directors determines in good faith by a majority vote, after consultation with Concentric’s outside counsel, that it is required to take such action to satisfy its fiduciary duties under applicable law; and (iv) Concentric shall have delivered to NEXTLINK a prior written notice advising NEXTLINK that it intends to take such action (such notice to be delivered not less than two days prior to the time such action is taken). Unless this Agreement is previously terminated in accordance with Article 11, Concentric shall submit this Agreement to its stockholders at the Concentric Stockholders’ Meeting even if the Concentric Board of Directors determines at any time after the date hereof that is no longer advisable or recommends that the Concentric stockholders reject it.

      SECTION 7.3.  No Solicitation. (a) From the date hereof until the termination hereof, Concentric will not, and will cause the Concentric Subsidiaries and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors of Concentric and the Concentric Subsidiaries not to, directly or indirectly: (i) take any action to solicit, initiate, or knowingly facilitate or encourage the submission of any Acquisition Proposal; (ii) other than in the ordinary course of business and not related to an Acquisition Proposal, engage in any discussions or negotiations with, or disclose any non-public information relating to Concentric or any Concentric Subsidiary or afford access to the properties, books or records of Concentric or any Concentric Subsidiary to, any Person who is known by Concentric to be considering making, or has made, an Acquisition Proposal; (iii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Concentric (a “STANDSTILL AGREEMENT”), (B) approve any transaction under Section 203 of Delaware Law, (C) to the fullest extent permitted by Delaware Law, amend or grant any waiver or release or approve any transaction or redeem any Rights or (D) approve of any Person’s becoming an “interested stockholder” under Section 203 of Delaware Law or (iv) enter into any agreement with respect to an Acquisition Proposal (other than a confidentiality agreement as described in item (C) below); provided that Concentric may negotiate or otherwise engage in substantive discussions with, and furnish non-public information and provide a waiver or release of a Standstill Agreement to, any Person (a “THIRD PARTY”) who delivers an unsolicited Acquisition Proposal that the Concentric Board of Directors reasonably believes will lead to a Superior Proposal if: (A) Concentric has complied with the terms of this Section 7.3, including without limitation, the requirement in Section 7.3(b) that it notify NEXTLINK promptly after its receipt of any Acquisition Proposal (or has made good faith efforts to comply with such terms and has substantially complied with them); (B) the Board of Directors of Concentric determines in good faith by a majority vote, after consultation with Concentric’s outside legal counsel, that it must take such action to comply with its fiduciary duties under applicable law; and (C) the Third Party executes a confidentiality agreement with terms no less favorable in the aggregate to Concentric than those contained in the Confidentiality Agreement dated as of November 18, 1999 between Concentric and NEXTLINK (the “CONFIDENTIALITY AGREEMENT”). Nothing contained in this Agreement shall prevent the Board of Directors of Concentric from complying with applicable securities laws and regulations including, without limitation, the 1934 Act and Rule 14e-2 and Rule 14d-9 thereunder with regard to an Acquisition Proposal.

      (b)  Concentric will notify NEXTLINK promptly (but in no event later than 48 hours) after receipt by Concentric (or any of its advisors) of any Acquisition Proposal, or of any request (other than in the ordinary course of business and not related to an Acquisition Proposal) for non-public information relating to Concentric or any of the Concentric Subsidiaries or for access to the properties, books or records of Concentric or any Concentric Subsidiary by any Person who is known to be considering making, or has made, an Acquisition Proposal. Concentric shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal, indication or request. Concentric shall keep NEXTLINK fully informed, on a prompt basis (but in any event no later than 48 hours), of the status and details of any such Acquisition Proposal, indication or request. Concentric shall, and shall cause the Concentric Subsidiaries and the directors, employees and other agents of Concentric and the Concentric Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

      SECTION 7.4.  Bondholder and Preferred Consent. (a) Each of Concentric and NEXTLINK shall (i) solicit, and use its commercially reasonable efforts to obtain, the consent of holders of the Concentric Senior Notes and the Concentric Series B Preferred Stock to the Mergers and, at NEXTLINK’s request, to the replacement, as of the Effective Time, of the covenants contained in the indentures relating to the Concentric Senior Notes and the Concentric Debentures and the Concentric Series B Preferred Stock covenants substantially identical, mutatis mutandis, to those applicable to NEXTLINK’s 10 1/2% Senior Notes due 2009 and the consent of the holder of the Concentric Series C Preferred Stock to the items contemplated by clauses (A) and (D) of Section 3.1(i), provided that any fees or other inducements paid or provided for in connection therewith shall be paid by NEXTLINK in such amounts, at such times and subject to such contingencies as NEXTLINK shall determine in its sole discretion and/or, if NEXTLINK elects to do so,

(ii) exchange the Concentric Series B Preferred Stock for Concentric Debentures in accordance with its terms and subject such Concentric Notes and the Concentric Debentures to covenant defeasance in accordance with Section 403 of the respective indentures related thereto, effective immediately prior to the Mergers, in the case of the Concentric Senior Notes, and effective immediately prior to the exchange of Concentric Series B Preferred Stock for Concentric Debentures, in the case of the Concentric Debentures, in each case with the funds therefor to be supplied by NEXTLINK, provided that nothing contained in this Agreement will require NEXTLINK to elect such covenant defeasance.

      (b)  If, within forty (40) days after the date Concentric distributes a consent solicitation contemplated in Section 7.4(a)(i) or such extension thereof as NEXTLINK shall determine, with the consent of Concentric not to be unreasonably withheld (the “SOLICITATION TERMINATION DATE”), Concentric has not received the requisite consents of holders of the Concentric Senior Notes and Concentric Series B Preferred Stock to the actions described in Section 7.4(a)(i), NEXTLINK may elect (the “NEXTLINK ELECTION”) to commence an exchange offer as set forth in Section 7.5. NEXTLINK shall exercise the NEXTLINK Election, if it determined, in its sole discretion, to do so, by delivering written notice to Concentric within five (5) Business Days after the Solicitation Termination Date. Concentric agrees to provide NEXTLINK with written notice of the Solicitation Termination Date at least five (5) Business Days prior to the occurrence of the Solicitation Termination Date.

      SECTION 7.5.  The Exchange Offer.

      (a)  Terms of the Exchange Offer. Upon the making of a NEXTLINK Election, Newco shall announce as promptly as practicable in accordance with applicable law the commencement (within the meaning of Rule 14d-2 under the 1934 Act) of an irrevocable exchange offer (the “EXCHANGE OFFER”) to acquire all of the issued and outstanding shares of Concentric Common Stock and Concentric Series C Preferred Stock in exchange for the Common Stock Consideration and the Concentric Series C Consideration, respectively (the “EXCHANGE CONSIDERATION”), and with such other terms and conditions which make the Exchange Offer at least as favorable to the exchanging holders of such shares as the Mergers. Newco shall conduct such Exchange Offer in accordance with this Section 7.5 and applicable law. To the extent practicable in the context of the Exchange Offer, the parties hereto shall seek to provide to each other all of the benefits of the provisions of this Agreement. Newco hereby agrees that within two (2) Business Days following the later to occur of the expiration of the minimum statutory period during which exchange offers must remain open and all Exchange Offer Conditions (as defined below) having been satisfied or waived, Newco shall accept for exchange all shares of Concentric Common Stock and Concentric Series C Preferred Stock tendered and promptly issue the Exchange Consideration to the holders of Concentric Common Stock and Concentric Series C Preferred Stock who shall have tendered their shares in the Exchange Offer.

      The obligation of Newco to consummate the Exchange Offer once it is commenced and to accept for exchange the shares of Concentric Common Stock and Concentric Series C Preferred Stock tendered pursuant to the Exchange Offer shall be subject only to the following conditions (the “EXCHANGE OFFER CONDITIONS”): (i) the holders of the outstanding Concentric Common Stock and Concentric Series C Preferred Stock (on a fully converted basis) representing at least 50.1% of the voting power of the Concentric Common Stock (on a fully diluted basis) as of the date the Exchange Offer is commenced (and all shares of Concentric Common Stock and Concentric Series C Preferred Stock (on a fully converted basis) held by Newco, each NEXTLINK Subsidiary and each affiliate thereof shall be deemed to be included within such 50.1%) accepting the Exchange Offer, (ii) the resignations of Concentric’s directors prior to consummation of the Exchange Offer and (iii) the satisfaction of the following conditions precedent sections of this Agreement (to the extent applicable to an exchange offer): 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(f), 10.2(a)(i), 10.2(a)(ii), 10.3(a) and 10.3(b). Newco expressly reserves the right to waive any such condition, to increase the consideration payable in the Exchange Offer and to make any other changes in the terms and conditions of the Exchange Offer which make the Exchange Offer more favorable to the holders of the issued and outstanding shares of Concentric Common Stock and Concentric Series C Preferred Stock than the Mergers and than the requirements for the Exchange Offer set forth herein. Notwithstanding the foregoing, no change may be made which (i) causes the Exchange Offer not to meet the requirements of this Section 7.5, (ii) decreases or changes the Exchange Consideration to be paid in the Exchange Offer, (iii) reduces the number of shares of Concentric Common Stock and Concentric Series C Preferred Stock sought to be purchased in the Exchange Offer, (iv) imposes conditions to the Exchange Offer other than those permitted by this Section 7.5, (v) extends the expiration date of the Exchange Offer or (vi) otherwise alters or amends any term of the Exchange Offer in any manner materially adverse to the holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock; provided, however, that subject to the right of the parties to terminate this Agreement pursuant to Section 10.1, the Exchange Offer may be extended for any period to the extent required to satisfy any Exchange Offer Condition or to the extent required by law or by any rule, regulation, interpretation or position of the SEC or the staff thereof, so long as the Exchange Offer shall not extend beyond the End Date. Newco shall not acquire less than all of the shares of Concentric Common Stock and Concentric Series C Preferred Stock or other securities that are tendered pursuant to the Exchange Offer.

      (b)  Exchange Offer Documents. As promptly as practicable after the election by the Newco to commence the Exchange Offer, Newco shall file with the SEC a registration statement (together with the amendments thereof or supplements thereto, the “EXCHANGE REGISTRATION STATEMENT”) in connection with the registration under the 1933 Act of the Newco Common Stock and Newco Series F Preferred Stock to be issued pursuant to the Exchange Offer. Newco shall use all reasonable efforts to have or cause the Exchange Registration Statement to become effective as promptly as practicable. As promptly as practicable (and in any event within five (5) Business Days) after the Exchange Registration Statement has become effective, Newco shall commence the Exchange Offer. As promptly as practicable on the date of commencement of the Exchange Offer, Newco shall file with the SEC a Tender Exchange Offer Statement on Schedule 14D-1 promulgated under the 1934 Act (together with all amendments and supplements thereto, the “SCHEDULE 14D-1”) with respect to the Exchange Offer, and take such steps as are reasonably necessary to cause the Exchange Offer to be disseminated to the holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock as and to the extent required by applicable federal securities laws. The Schedule 14D-1 shall contain an offer to exchange (the “OFFER TO EXCHANGE”) and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Exchange Registration Statement, the Offer to Exchange and such other documents as may be required by the 1934 Act, Nasdaq, the National Association of Securities Dealers or any other applicable laws, rules or regulations, together with all amendments and supplements thereto, the “EXCHANGE OFFER DOCUMENTS”). Newco shall use its best efforts to distribute such Exchange Offer Documents, and any other documents required by law or this Agreement to all holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock, in accordance with the requirements of this Section 7.5. Newco and Concentric shall correct promptly any information provided by any of them for use in the Exchange Offer Documents if such information shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and Newco shall use all reasonable efforts to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Exchange Offer Documents as so corrected to be disseminated to holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock, in each case as and to the extent required by applicable federal securities laws and this Section 7.5. Concentric and its counsel shall be given a reasonable opportunity to review and comment on the Exchange Offer Documents prior to their being filed with the SEC, and Newco will provide Concentric and its counsel with copies of any written comments that Newco receives from the SEC or its staff with respect to the Exchange Offer Documents promptly after receipt of any such comments.

      (c)  Stock Options. The Exchange Offer will extend to all shares of Concentric Common Stock which may be issued as a result of the exercise of outstanding options, warrants and other rights to purchase or acquire Concentric Common Stock, and will involve assumption of other options, warrants and rights, to the same extent as required with respect to the Mergers under Sections 3.1(k) and 3.1(l).

      (d)  Concentric Recommendation. On the date the Schedule 14D-1 is filed with the SEC, Concentric shall file with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 promulgated under the 1934 Act (together with all amendments and supplements thereto, the “SCHEDULE 14D-9”)

containing the recommendation of the Board of Directors of Concentric for the stockholders of Concentric to accept the Exchange Offer, except to the extent the Board of Directors would be permitted to alter its recommendation under Section 7.2(b) with respect to the Mergers, and shall take such steps as are necessary to cause the Schedule 14D-9 to be disseminated to the holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock as and to the extent required by the National Association of Securities Dealers or any other applicable laws, rules and regulations, including, without limitation, applicable federal securities laws. Newco, Concentric and NEXTLINK shall amend or correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and Concentric shall take all steps necessary to cause the Schedule 14D-9 as so amended or corrected to be filed with the SEC and disseminated to holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock, in each case as and to the extent required by applicable federal securities laws. Newco and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC, and Concentric will provide Newco and its counsel with copies of any written comments that Concentric receives from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of any such comments.

      (e)  Stockholder List. In connection with the Exchange Offer, Concentric shall cause Concentric’s transfer agent to furnish Newco promptly with mailing labels containing the names and addresses of all record holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock and with security position listings of shares of Concentric Common Stock and Concentric Series C Preferred Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Concentric Common Stock and Concentric Series C Preferred Stock. Concentric shall furnish Newco with such additional information, including, without limitation, updated listings and files of stockholders, mailing labels and security position listings and such other assistance as Newco or its representatives may reasonably request in communicating the Exchange Offer to record and beneficial holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock. Subject to the requirements of the 1933 Act, the 1934 Act, Nasdaq, the National Association of Securities Dealers and any other applicable laws, rules or regulations, and except for such steps as are necessary to disseminate the Exchange Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Newco shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the transactions contemplated by this Agreement, and, if this Agreement shall be terminated in accordance with Section 10, shall deliver to Concentric all copies of, and any extracts or summaries from, such information then in its possession or control.

      (f)  Cooperation. In connection with the Exchange Offer, Concentric shall furnish Newco with such information (which will be treated and held in confidence by Newco except to the extent required to be disclosed pursuant to the Exchange Offer or this Agreement) and assistance as Newco or its representatives may reasonably request in connection with the preparation of the Exchange Offer and communicating the Exchange Offer to the record and beneficial holders of shares of Concentric Common Stock and Concentric Series C Preferred Stock.

      (g)  Merger Following the Closing of the Exchange Offer. Prior to the closing of the Exchange Offer, Newco shall create a wholly owned subsidiary (“NEWCO MERGER SUB”) and, immediately following the closing of the Exchange Offer, NEXTLINK shall merge with and into Newco Merger Sub (the “EXCHANGE OFFER MERGER”) in accordance with Delaware Law, with NEXTLINK being the surviving corporation of such merger and the separate corporate existence of Newco Merger Sub shall cease. In the Exchange Offer Merger, each outstanding share of capital stock of Newco Merger Sub will be converted into a share of capital stock of the surviving corporation of the Exchange Offer Merger, (i) each issued and outstanding share of NEXTLINK capital stock will be converted into a share of capital stock of Newco as contemplated for each class and series thereof by Section 3.1. Immediately following the consummation of the Exchange Offer Merger and the Exchange Offer, the LHP Share Exchange shall be consummated as contemplated by Section 2.2.

      (h)  Subsequent Merger. In the event that the requisite consents for the actions to be taken pursuant to Section 7.4(a)(i) are obtained following commencement of the Exchange Offer, Newco will continue with the Exchange Offer pursuant to this Section 7.5, and promptly following consummation of the Exchange Offer Newco, NEXTLINK and Concentric will cause the Mergers to occur, with the Common Stock Ratio equal to the exchange ratio applicable to the Exchange Offer. Newco, NEXTLINK and Concentric will make all requisite filings in connection with the Mergers, including the preparation and distribution of a registration statement and any required information statement. If the requisite consents are obtained after the Solicitation Termination Date but prior to the time the Exchange Offer is commenced, Newco shall either proceed as set forth in this paragraph or abandon the Exchange Offer and (by written notice to Concentric) restore the obligations of the parties with respect to the Mergers, fully as though the requisite consents had been obtained prior to commencement of the Exchange Offer.

ARTICLE 8.

COVENANTS OF NEXTLINK

      NEXTLINK agrees that:

      SECTION 8.1.  Eagle River Consent. NEXTLINK will set a record date to obtain the written consent of Eagle River to this Agreement and the consummation of the transactions contemplated hereunder no later that the date the Registration Statement is declared effective.

      SECTION 8.2.  Director and Officer Liability. (a) From and after the Effective Times, Newco will indemnify each officer and director of the Concentric Group as of the Effective Times (each an “INDEMNIFIED PERSON”) to the fullest extent permitted under applicable law, the Amended and Restated Certificate of Incorporation and Bylaws of Concentric or any Concentric subsidiary, as applicable, and any agreement between the Indemnified Person and Concentric or any Concentric Subsidiary, as applicable, in each case as in effect as of the date hereof with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense based in whole or in part on, or arising in whole or in part out of, the fact that the Indemnified Person was a director or officer of the Concentric Group at or prior to the Effective Times. The rights under this Section 8.2 are contingent upon the occurrence of, and will survive consummation of, the transactions contemplated hereby and are expressly intended to benefit each Indemnified Person.

      (b)  Without limiting the provisions of paragraph (a), after the Effective Times Newco will indemnify and hold harmless each Indemnified Person against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of the Concentric Group arising out of or pertaining to this Agreement or the transactions contemplated by this Agreement for a period of six years after the Effective Times; provided, however, that if, at any time prior to the sixth anniversary of the Effective Times, any Indemnified Person delivers to Newco a written notice asserting a claim for indemnification under this Section 8.2, then the claim asserted in such notice shall survive the sixth anniversary of the Effective Times until such time as such claim is fully and finally resolved. In the event of any such claim, action, suit, proceeding or investigation Newco will pay the reasonable fees and expenses of counsel for the Indemnified Person promptly after statements therefor are received (provided that in the event that any Indemnified Person is not entitled to indemnification hereunder, any amounts advanced on his or her behalf shall be remitted to NEXTLINK); provided, however, that Newco will not be liable for any settlement effected without its express written consent which consent will not be unreasonably withheld. The Indemnified Persons as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Persons.

      (c)  For six years after the Effective Times, Newco shall provide officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Times (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) covering and for the benefit of each such Indemnified Person currently covered by Concentric’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount (including with respect to the payment of attorney’s fees) no less favorable than those of such policy in effect on the date hereof (which policy has been provided by Concentric to NEXTLINK); provided that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of premium paid by Concentric as of the date hereof for such insurance, then the Surviving Corporation shall provide a policy with the best coverage as shall then be available at 200% of such rate.

      (d)  The rights of each Indemnified Person and its heirs and legal representatives under this Section 8.2 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of Concentric or any Concentric Subsidiary, or under Delaware Law or any other applicable laws. These rights shall survive consummation of the Mergers and are intended to benefit, and shall be enforceable by, each Indemnified Person and shall be binding on all successors and assigns.

      SECTION 8.3.  Quotation of Stock. NEXTLINK shall use its best efforts to cause (i) the shares of Newco Common Stock (or NEXTLINK Common Stock, as applicable) to be issued in connection with the Mergers, (ii) shares of Newco Common Stock (or NEXTLINK Common Stock, as applicable) reserved for issuance upon conversion of the Newco Series B Preferred Stock (or NEXTLINK Common Stock, as applicable) (iii) shares of Newco Common Stock reserved for issuance in connection with the Adjusted Options to be approved for quotation on Nasdaq, subject to official notice of issuance.

      (b)  NEXTLINK shall use its best efforts to cause the NEXTLINK 14% Preferred Stock and NEXTLINK 6 1/2% Preferred Stock to be approved for quotation on Nasdaq prior to the record date for the Eagle River consent.

      SECTION 8.4.  NEXTLINK Board of Directors. Immediately prior to the Effective Times, the Board of Directors of NEXTLINK will take all necessary action to expand the size of its Board of Directors by two members and to appoint Mr. Henry R. Nothhaft (or, in the event Mr. Nothhaft is unable to serve, such other person as may be designated by Concentric and reasonably satisfactory to NEXTLINK) and one other person who is currently serving as a Concentric Director and who is selected by Concentric and reasonably satisfactory to NEXTLINK (Mr. Nothhaft and such person, the “NEW DIRECTORS”) to the NEXTLINK Board of Directors. From the Effective Times until and including the second annual meeting of the stockholders of NEXTLINK taking place after the Effective Times, (i) the Board of Directors of NEXTLINK will nominate the New Directors for reelection to the NEXTLINK Board of Directors at each subsequent annual or special meeting of the stockholders of NEXTLINK at which the New Directors’ terms expire and (ii) and for so long as Mr. Nothhaft is a New Director, he will be a Vice Chairman of the Board.

      SECTION 8.5.  Employee Matters. (a) Newco shall:

(i) honor the terms of all Concentric Employee Plans and Concentric Benefit Arrangements in existence at the Effective Times, and pay the benefits required under the terms of such plans and arrangements, in each case subject to Section 8.5(c); and

(ii) until December 31, 2000 with respect to employees of Concentric or any of Concentric Subsidiaries at the Effective Times (“TRANSFERRED EMPLOYEES”), provide a level of employee benefits and aggregate compensation which is substantially comparable in the aggregate to the level of employee benefits and aggregate compensation provided by Concentric and Concentric Subsidiaries as of the Effective Times (other than the benefits provided under any severance or termination benefit plans and arrangements of Concentric or any Concentric Subsidiary).

      (b)  If Transferred Employees are included in any benefit plan program or arrangement of the Surviving Corporation, including without limitation, any plan or arrangement providing vacation benefits, the Transferred Employees shall receive credit for service prior to the Effective Times with Concentric and the Concentric Subsidiaries and their predecessors to the same extent such service was counted under similar

Concentric Employee Plans, Concentric Benefit Arrangements and Concentric International Plans for purposes of determining eligibility to participate and vesting and benefit accrual (except that with respect to benefit accrual, such service shall not be counted to the extent that it would result in a duplication of benefits). If Transferred Employees or their dependents are included in any medical, dental, vision or health plan other than the plan or plans they participated in at the Effective Times (a “SUCCESSOR PLAN”), any such Successor Plan shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under any similar Concentric Employee Plan at the Effective Times.

      (c)  Except as otherwise specifically set forth above, nothing contained herein shall be construed as requiring NEXTLINK or any NEXTLINK Subsidiary to continue any specific Employee Plan or Benefit Arrangement including any Concentric Employee Plan or Concentric Benefit Arrangement to continue the employment of any specific person, provided however that any changes that Newco may make to any such Employee Plan or Benefit Arrangement are permitted by the terms of the applicable Employee Plan or Benefit Arrangement and under any applicable law.

      (d)  Following the Effective Times, Newco will implement the performance incentives described in Section 8.5 of the NEXTLINK Disclosure Schedule for the benefit of the Transferred Employees.

      SECTION 8.6.  Assumption of Concentric Stock Option Plans; Form S-8 Employee Plans.

      (a)  At the Effective Times, Newco shall assume all outstanding Concentric Stock Options under existing Concentric option plans and such Concentric option plans shall be canceled with respect to future grants thereunder, and shall file, no later than five days after the Closing, a registration statement on Form S-8 covering the shares of Newco Common Stock issuable pursuant to outstanding Concentric Options granted under the Concentric Option Plans. Concentric shall cooperate with and assist NEXTLINK in the preparation of such registration statement prior to the Effective Times.

      (b)  Immediately prior to the Effective Times, outstanding purchase rights under Concentric’s 1997 Employee Stock Purchase Plan (the “ESPP”) shall be exercised in accordance with the terms of the ESPP and each share of Concentric Common Stock purchased pursuant to such exercise shall, without any action on the part of the holder thereof, be converted into the right to receive a number of shares of NEXTLINK Common Stock determined according to the Exchange Ratio, without the issuance of certificates representing issued and outstanding shares of Concentric Common Stock to ESPP participants. Concentric agrees that it shall terminate the ESPP immediately following the aforesaid purchase of shares of Concentric Common Stock thereunder.

      SECTION 8.7.  Newco Certificate of Incorporation and Bylaws. Newco shall, prior to the Effective Times, (i) file a restated certificate of incorporation substantially in the form attached hereto as Exhibit E with the Secretary of State of the State of Delaware and (ii) adopt restated bylaws substantially in the form attached hereto as Exhibit F.

ARTICLE 9.

COVENANTS OF NEXTLINK, CONCENTRIC, EAGLE RIVER AND MCCAW

      The parties hereto agree that:

      SECTION 9.1.  Reasonable Efforts. (a) Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents, tax opinions and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

      (b)  In furtherance and not in limitation of the foregoing, each of NEXTLINK and Concentric agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, (iii) use best efforts to complete the review process under the HSR Act to permit the consummation of the Mergers including, but not limited to, causing the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and use their best efforts to cooperate in presenting any applicable arguments, presentations or materials to any governmental agency requesting such information in connection with this transaction.

      (c)  Eagle River, McCaw and NEXTLINK hereby covenant for the benefit of each other to use their commercially reasonable efforts to terminate Eagle River’s guarantee (the “INTERNEXT GUARANTEE”), dated as of July 18, 1998, of the obligations of INTERNEXT under the Level 3 Agreement.

      SECTION 9.2.  Proxy Statement; Registration Statement. (a) NEXTLINK, Newco and Concentric shall prepare and file the Proxy Statement with the SEC, and Newco shall prepare and file the Registration Statement (in which the Proxy Statement will be included) with the SEC. Newco, NEXTLINK and Concentric shall use their reasonable best efforts to cause the Registration Statement (which Registration Statement shall also register such other securities issued or assumed in the Merger or the Alternative Merger, as applicable, as is required by applicable law) to become effective under the 1933 Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Mergers. The Proxy Statement shall include the recommendation of the Board of Directors of Concentric in favor of approval and adoption of this Agreement and the Mergers, except to the extent the Board of Directors of Concentric shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 7.2(b). NEXTLINK shall cause the Proxy Statement to be mailed to its stockholders, and Concentric shall cause the Proxy Statement to be mailed to its stockholders, in each case as promptly as practicable after the Registration Statement becomes effective. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and the Registration Statement and advise one another of any oral comments received from the SEC. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the 1933 Act and the 1934 Act, respectively.

      (b)  Newco, NEXTLINK and Concentric shall make all necessary filings with respect to the Mergers and the transactions contemplated thereby under the 1933 Act and the 1934 Act and applicable state blue sky laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Newco Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement or the Registration Statement, or correspondence with the SEC with respect thereto, shall be filed without the approval of Newco, NEXTLINK and Concentric, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Effective Time, any information relating to Newco, NEXTLINK or Concentric, or any of their respective Affiliates, officers or directors, should be discovered by NEXTLINK or Concentric that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of NEXTLINK and Concentric.

      SECTION 9.3.  Public Announcements. So long as this Agreement is in effect, (a) Concentric and NEXTLINK will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and (b) Eagle River, McCaw and

NEXTLINK will consult with each other before issuing any press release or making any public statement with respect to the LHP Share Exchange and, except as may be required by applicable law or any listing agreement with any national securities exchange or Nasdaq, such parties will not issue any such press release or make any such public statement without the prior consent of the other respective party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange or Nasdaq may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other respective party.

      SECTION 9.4.  Further Assurances. At and after the Effective Times, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of NEXTLINK and Concentric, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NEXTLINK and Concentric, any other actions and things to vest, perfect or confirm of record in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of NEXTLINK and Concentric acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Mergers.

      SECTION 9.5.  Access to Information. From the date hereof until the Effective Times or earlier termination of this Agreement and subject to applicable law, each of Concentric and NEXTLINK shall, and shall cause their respective subsidiaries to (i) give to the other party and the other party’s counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such party and its Subsidiaries, (ii) furnish to the other party and the other party’s counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in such other party’s investigation. Any investigation pursuant to this Section 9.5 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section 9.5 shall affect or be deemed to modify any representation or warranty made by any party hereunder. Each party will hold such information which is non-public in confidence in accordance with the provisions of the Confidentiality Agreement.

      SECTION 9.6.  Notices of Certain Events. Each of Concentric and NEXTLINK shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Times in a manner such that the conditions set forth in Section 10.2(a)(i) or Section 10.3(a)(i) would not be satisfied;

(d) any actions or suits commenced, or to the Knowledge of Concentric or NEXTLINK, threatened with respect to this Agreement or the transactions contemplated hereby; and

(e) any failure of such party to comply with or satisfy any condition set forth in Article X hereof; provided, however, that the delivery of any notice pursuant to this Section 9.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      SECTION 9.7.  Tax-free Reorganization; Tax-free Exchange. (a) Prior to the Effective Times, NEXTLINK and Concentric shall use all commercially reasonable efforts to cause either (i) the Mergers or the Alternative Merger, as applicable, to qualify as reorganizations within the meaning of the provisions of Section 368(a) of the Code (“368 REORGANIZATION”), or (ii) as the case may be, the Exchange

Offer, the Exchange Offer Merger, and the LHP Share Exchange, when taken as a whole (collectively, the “EXCHANGE OFFER TRANSACTIONS”), to qualify as a transaction described in Section 351 of the Code (a “351 TRANSACTION”), and will not take any action reasonably likely to cause the Mergers or the Exchange Offer Transactions, as the case may be, not to so qualify.

      (b)  NEXTLINK and Concentric covenant and agree to (and to cause any affiliate or successor to their assets or business to) vigorously and in good faith defend all challenges to the tax-free status of the Mergers or the Exchange Offer Transactions, as the case may be.

      (c)  It is understood and agreed that both Willkie Farr & Gallagher and Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall issue to their respective clients substantially identical opinions to the effect that either (i) the Mergers or the Alternative Merger, as applicable, will qualify as reorganizations under Code Section 368(a) and related matters for description, and inclusion as Exhibits, in the S-4 Registration Statement and the Proxy Statement or (ii) the Exchange Offer and the Exchange Offer Merger will qualify as 351 Transactions and related matters for description, and inclusion as Exhibits, in the Exchange Registration Statement and the Proxy Statement.

      (d)  NEXTLINK and Concentric covenant to each other that none of NEXTLINK, Concentric or any of their respective subsidiaries has taken (or will take) any action, including, without limitation, any such action inconsistent with any representation, warranty, or covenant made or to be made in connection with opinions to be delivered pursuant to Sections 10.2(a)(ii) or 10.3(b) hereof. In addition, NEXTLINK and Concentric each agree that in the event such party becomes aware of any such fact or circumstance that is reasonably likely to prevent the Mergers or the Alternative Merger, as applicable, from qualifying as a 368 Reorganization or the Exchange Offer and the Exchange Offer Merger from qualifying as a 351 Transaction, it will promptly notify the other party in writing.

      (e)  Subject to Section 2.5, prior to the Effective Times, NEXTLINK and Concentric shall take such actions as Eagle River and/ or McCaw may reasonably request (without material cost or inconvenience to NEXTLINK or Concentric) to cause the LHP Share Exchange in conjunction with the Mergers or the Alternative Merger, as applicable, to qualify as a 351 Transaction. Newco or NEXTLINK, as applicable, shall grant McCaw registration rights as set forth in the Registration Rights Agreement, subject to the limitations set forth therein, with respect to the shares of NEXTLINK Common Stock or Newco Common Stock received by McCaw in exchange for the Contributed Interest. None of NEXTLINK, Concentric or Newco has made any representation or warranty to Eagle River or McCaw as to whether the LHP Share Exchange will qualify as a 351 Transaction, and in no event will any of them have any liability with respect to any failure to so qualify. Nothing contained in this Section 9.7(e) will limit NEXTLINK’s right to make an election to proceed with an Exchange Offer or to proceed with the Alternative Merger.

      (f)  Neither NEXTLINK or Concentric shall file any tax return or take any position which would be inconsistent with the qualification of the LHP Share Exchange in conjunction with the Mergers as a 351 Transaction. NEXTLINK and Concentric shall make customary representations and warranties to Ernst & Young LLP for the purposes of their rendering to McCaw a tax opinion as the qualification of the LHP Share Exchange in conjunction with the Mergers, or the Alternative Merger, as applicable as a tax-free contribution under Section 351 of the Code.

      SECTION 9.8.  Affiliates. (a) Within 30 days following the date of the Original Agreement, Concentric shall have delivered to NEXTLINK a letter identifying all known Persons who may be deemed affiliates of Concentric under Rule 145 of the 1933 Act (a “CONCENTRIC RULE 145 AFFILIATE”). Concentric shall use its best efforts to obtain a written agreement from each Concentric Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Times, substantially in the form of Exhibit C hereto.

      SECTION 9.9.  Certain Other Agreements and Acknowledgments of NEXTLINK, Eagle River and McCaw Relating to the LHP Share Exchange.

      Eagle River, McCaw and NEXTLINK make the following covenants and acknowledgments relating to the LHP Share Exchange, which shall only inure to the benefit of such parties.

      (a)  McCaw acknowledges to NEXTLINK that the shares of Newco Common Stock acquired in connection with the LHP Share Exchange will not be registered under the 1933 Act, and, therefore, until such time as such shares are registered under the 1933 Act, such shares cannot be sold except pursuant to an exemption from such registration.

      (b)  McCaw and Eagle River covenant to NEXTLINK that, for a period of three years commencing on the Closing of the LHP Share Exchange, neither of them will sell, assign or otherwise transfer that number of shares of Newco Class B Common Stock (including any Newco Common Stock issued upon conversion of such Newco Class B Common Stock) owned by either Eagle River or McCaw as is equal to the number of the shares of Newco Common Stock acquired in the LHP Share Exchange(but may sell such shares of Newco Common Stock free and clear of this restriction), except:

(i) in connection with a transaction in which all or substantially all of the shares of the capital stock of Newco are sold, assigned or otherwise transferred to a Person which is not an Affiliate of Newco; and

(ii) that such shares of Newco Class B Common Stock (or Newco Common Stock, as the case may be) may be subject to a bona fide pledge, and any pledgee of such shares will not be bound in any way by this restriction.

      (c)  Newco will, within ten days of submission of such expenses to Newco, reimburse Eagle River and McCaw for all their expenses incident to preparing for, entering into and carrying out the terms of this Agreement relating to the LHP Share Exchange, and the consummation of the LHP Share Exchange (and any registration rights granted pursuant to Section 9.7(e)), up to a maximum of $200,000. Otherwise, each of NEXTLINK, Eagle River, and McCaw shall pay their own expenses arising from the LHP Share Exchange.

      (d)  In the event that this Agreement terminates or is terminated prior to the consummation of the Mergers, the Alternative Merger or the Exchange Offer (other than as a result of a breach by Eagle River or McCaw of their representations, warranties, covenants or obligations hereunder, unless waived by NEXTLINK) McCaw and NEXTLINK shall consummate the LHP Share Exchange within 20 days of the date of such termination as follows: McCaw shall exchange LHP limited liability interests (or LHP shares in the event that LHP is converted into a corporation) for a number of shares of NEXTLINK Common Stock determined in accordance with the provisions of Section 2.2(d) hereof; provided that the obligations of the parties under this Section 9.9(d) shall be subject to the satisfaction or waiver of the conditions in Sections 10.2(b) and 10.4 hereof, as the case may be.

      (e)  During the period between the date of this Agreement and the date of the Closing of the LHP Share Exchange, (i) NEXTLINK shall continue to control the management of LHP and Internext and (ii) Eagle River shall continue to advance its proportionate share of payments due to Level 3 pursuant to the Level 3 Agreement, which payments shall be reimbursed at the Closing of the LHP Share Exchange as provided in Section 2.2(e) hereof.

      (f)  In the event that shares of NEXTLINK Common Stock, instead of Newco Common Stock, are issued to McCaw in the LHP Share Exchange, references to Newco Common Stock, Newco Class B Stock and Newco in this Section 9.9 and in Sections 10.2(b) and 10.4 shall be deemed to be references to NEXTLINK Common Stock, NEXTLINK Class B Stock or NEXTLINK, as the case may be.

      SECTION 9.10.  Subsequent Transaction.

      NEXTLINK shall promptly, and in any case within 48 hours after the entry into any Subsequent Transaction that is material to the business and financial condition of the NEXTLINK Group taken as a whole, inform Concentric in writing of the material terms and conditions of any such Subsequent Transaction (other than with respect to the transactions noted in the parenthetical in the definition of “Subsequent Transaction” entered into by NEXTLINK and shall provide to Concentric a copy of an opinion, which shall not be deemed to be addressed to Concentric, from a nationally recognized investment bank, acting as financial advisor to NEXTLINK, to the effect that, from a financial point of view, such Subsequent Transaction is fair to NEXTLINK or to the holders of NEXTLINK Common Stock, as applicable and, if applicable, NEXTLINK shall confirm in writing to Concentric the reasonable belief of NEXTLINK that such Subsequent Transaction would not cause: (x) the Mergers or the Alternative Merger, as applicable, to be treated as other than a 368 Reorganization or a 351 Transaction and the Exchange Offer to be treated as other than a 351 Transaction, (y) any of the conditions set forth in Article 10 hereof not to be satisfied, and (z) any such Subsequent Transaction would not, or would reasonably not be expected to, prevent, impair or materially delay the ability of NEXTLINK or Concentric to consummate the transactions contemplated hereunder or constitute or result in a NEXTLINK Material Adverse Effect.

      NEXTLINK shall be entitled to update the representations and warranties made by NEXTLINK in this Agreement solely for informational purposes and solely to the extent required as a result of the entering into of any such Subsequent Transaction.

ARTICLE 10.

CONDITIONS TO THE MERGERS

      SECTION 10.1.  Conditions to the Obligations of Concentric and NEXTLINK to Consummate the Mergers. The obligations of Concentric and NEXTLINK to consummate the Mergers or the Alternative Merger, as applicable, are subject to the satisfaction of the following conditions:

(a) the Concentric Stockholders’ Approval shall have been obtained;

(b) any applicable waiting period under the HSR Act relating to the Mergers or the Alternative Merger, as applicable, shall have expired or been terminated;

(c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Mergers or the Alternative Merger, as applicable; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such restraints and to appeal as promptly as possible any such restraints that may be entered;

(d) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

(e) the shares of Newco Common Stock (or NEXTLINK Common Stock, as applicable) to be issued in the Mergers or the Alternative Merger, as applicable, shall have been approved for quotation on Nasdaq, subject to official notice of issuance;

      SECTION 10.2.  Conditions to the Obligations of NEXTLINK. (a) The obligations of NEXTLINK to consummate the Mergers or the Alternative Merger, as applicable, are subject to the satisfaction of the following further conditions:

(i) (A) Concentric shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Times; provided that a breach of the covenant of Concentric under Section 6.1(r) shall not be deemed to be a failure of a condition hereunder unless such breach is reasonably likely to have a Concentric Material Adverse Effect, (B) the representations and warranties of Concentric contained in this Agreement (as modified or supplemented by the Concentric Disclosure Schedule), disregarding all qualifications and exceptions contained therein relating to materiality or a Concentric Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Times, as if made at and as of such times (other than representations or warranties that address matters only as of a certain date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have Concentric Material Adverse Effect, and (C) NEXTLINK shall have received a certificate signed by an executive officer of Concentric to the foregoing effect;

(ii) NEXTLINK shall have received an opinion of Willkie Farr & Gallagher in form and substance reasonably satisfactory to NEXTLINK, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Times, to the effect that either (x) the Mergers or the

Alternative Merger, as applicable, will be treated for federal income tax purposes as a 368 Reorganization and that each of NEXTLINK, Concentric and Newco will be a party to the reorganization within the meaning of Section 368(b) of the Code or (y) the Exchange Offer Transactions will be treated as a 351 Transaction, as the case may be. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of Concentric and NEXTLINK.

      (b)  The obligations of NEXTLINK and Newco to consummate the LHP Share Exchange are subject to the satisfaction of the following further conditions:

(i) The representations, warranties and covenants of Eagle River and McCaw contained in Section 6 shall be true and correct in all material respects, in each case, on the date of the Original Agreement (with respect to representations and warranties made by Eagle River) and on the date of this Agreement (with respect to representations and warranties made by McCaw) and, in both cases, on and as of the date of the Closing of the LHP Share Exchange with the same force and effect as though such representations, warranties and covenants had been made on and as of such date.

(ii) McCaw shall have duly performed and complied in all material respects with all agreements or obligations of McCaw contained in this Agreement required to be performed or complied with by him at or before the Closing.

(iii) Eagle River shall have delivered to Newco a certificate dated the date of the Closing of the LHP Share Exchange and executed by an authorized senior officer of Eagle River, in the capacity of such officer, certifying the fulfillment of the conditions specified in Section 10.2(b)(i) relating to Eagle River.

(iv) The Special Committee shall not have (i) determined in the exercise of its fiduciary duties to withdraw its recommendation to the board of directors of NEXTLINK that the acquisition of the Contributed Interest by Newco upon the terms and conditions of this Agreement is in the best interests of NEXTLINK and (ii) so withdrawn such recommendation.

(v) The board of directors of NEXTLINK shall not have (i) determined in the exercise of its fiduciary duties to revoke its authorization and approval of the acquisition of the Contributed Interest by Newco on the terms and conditions of this Agreement and (ii) so revoked such authorization and approval.

(vi) The board of directors of NEXTLINK shall have received the opinion of Credit Suisse First Boston, in form and substance satisfactory to the board of directors of NEXTLINK, attesting that the acquisition of the Contributed Interest on the terms and subject to the conditions of this Agreement is fair to NEXTLINK from a financial point of view, which opinion shall not have been withdrawn or modified, except for modifications which are in form and substance satisfactory to the Special Committee.

(vii) NEXTLINK shall have received from a nationally recognized expert, an opinion, in form and substance satisfactory to NEXTLINK, in compliance with Section 1015 of the Indenture, dated as of April 25, 1996, among NEXTLINK, NEXTLINK Capital, Inc., and United States Trust Company of New York, which opinion shall not have been withdrawn or modified, except for modifications which are in form and substance satisfactory to NEXTLINK.

(viii) NEXTLINK shall have received from its counsel an opinion, in form and substance reasonably satisfactory to NEXTLINK, dated as of the date of the Closing of the LHP Share Exchange, as to the absence of conflicts with NEXTLINK’s material agreements.

(ix) NEXTLINK shall have received from the counsel to Eagle River and McCaw, an opinion, in form and substance reasonably satisfactory to NEXTLINK, dated as of the date of the Closing of the LHP Share Exchange, as to customary matters, including, but not limited to, the due authorization, execution and delivery of this Agreement by Eagle River and McCaw and the absence of conflicts.

(x) NEXTLINK shall have received evidence, in form and substance satisfactory to NEXTLINK, that the Level 3 Agreement is in full force and effect in the form as originally executed and will not be subject to any limitation or modifications as a result of the termination of the INTERNEXT Guarantee.

(xi) No action, suit, proceeding, litigation or investigation shall have been commenced by any Governmental Authority that questions the validity or legality of the LHP Share Exchange or any action taken or to be taken in connection therewith. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the LHP Share Exchange shall be in effect.

For avoidance of doubt, neither the conditions contained in this Section 10.2(b) nor consummation of the LHP Share Exchange shall be conditions to the obligations of NEXTLINK, Concentric or Newco to consummate the Mergers, the Alternative Merger or the Exchange Offer.

      SECTION 10.3.  Conditions to the Obligations of Concentric. The obligations of Concentric to consummate the Mergers or the Alternative Merger, as applicable, are subject to the satisfaction of the following further conditions:

(a) (i) NEXTLINK shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Times, (ii) the representations and warranties of NEXTLINK contained in this Agreement (as modified or supplemented by the NEXTLINK Disclosure Schedule) disregarding all qualifications and exceptions contained therein relating to materiality or NEXTLINK Material Adverse Effect or any similar standard or qualification shall be true at and as of the Effective Times as if made at and as of such times (other than representations and warranties that address matters only as of a certain date, which shall be true as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a NEXTLINK Material Adverse Effect and (iii) Concentric shall have received a certificate signed by an executive officer of NEXTLINK to the foregoing effect;

(b) Concentric shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation in form and substance reasonably satisfactory to Concentric, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Times, to the effect that either (x) the Mergers or the Alternative Merger, as applicable, will be treated for federal income tax purposes as a 368 Reorganization and that each of NEXTLINK, Concentric and Newco will be a party to the reorganization within the meaning of Section 368(b) of the Code or (y) the Exchange Offer will be treated as a 351 Transaction, as the case may be. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of Concentric and NEXTLINK and each of Concentric and NEXTLINK agree to make such reasonable representations as may be requested by tax counsel in connection with rendering such opinions;

(c) Notwithstanding anything to the contrary contained in Section 10.3(a)(ii) or anywhere else in this Agreement, NEXTLINK may enter into a Subsequent Transaction, and the state of facts resulting from any such Subsequent Transaction shall not be deemed to be a breach of any representation or warranty of NEXTLINK contained in this Agreement; provided, in each case, that any such Subsequent Transaction would not cause: (x) the Mergers or the Alternative Merger, as applicable, to be treated as other than a 368 Reorganization and the Exchange Offer Transactions to be treated as other than a 351 Transaction, (y) any of the conditions set forth in Article 10 hereof not to be satisfied, and (z) any such Subsequent Transaction would not, or would reasonably not be expected to, prevent, impair or materially delay the ability of NEXTLINK or Concentric to consummate the transactions contemplated hereunder or constitute or result in a NEXTLINK Material Adverse Effect; and

(d) The failure of the LHP Share Exchange to be consummated or the breach by any of NEXTLINK or Eagle River of any representation, warrant, agreement or obligation relating to the LHP Share Exchange shall not give rise to any right or claim on the part of Concentric.

      SECTION 10.4.  Conditions to the Obligations of McCaw. The obligations of McCaw to consummate the LHP Share Exchange are subject to the satisfaction of the following further conditions:

(a) The representations, warranties and covenants of NEXTLINK contained in Section 5.21 shall be true and correct in all material respects, in each case, on the date of the Original Agreement and on and as of the date of the Closing of the LHP Share Exchange with the same force and effect as though such representations, warranties and covenants had been made on and as of such date.

(b) NEXTLINK shall have duly performed and complied in all material respects with all agreements or obligations of NEXTLINK contained in this Agreement relating to the LHP Share Exchange required to be performed or complied with by it at or before the Closing; provided that McCaw shall not be relieved of his obligations to consummate the LHP Share Exchange due to the termination of this Agreement by Concentric or the failure of Concentric and NEXTLINK to consummate the Mergers.

(c) NEXTLINK shall have delivered to McCaw a certificate dated the date of the Closing of the LHP Share Exchange and executed by an authorized senior officer of NEXTLINK, in the capacity of such officer, certifying the fulfillment of the conditions specified in Sections 10.4 (a) and (b).

(d) Eagle River shall have received evidence reasonably satisfactory to Eagle River to the effect that the INTERNEXT Guarantee has been terminated, effective as of the Closing.

(e) Newco shall have delivered to McCaw the certificate representing the shares of Newco Common Stock in payment of the LHP Consideration.

(f) McCaw shall have received from the counsel to NEXTLINK, an opinion, in form and substance reasonably satisfactory to McCaw, dated as of the date of the Closing of the LHP Share Exchange, as to customary matters, including, but not limited to, the due authorization, execution and delivery of this Agreement by NEXTLINK and Newco and the absence of conflicts (it being understood by the parties that such opinion shall not include any opinion regarding tax treatment of the LHP Share Exchange).

      SECTION 10.5.  Waiver of NEXTLINK and McCaw Conditions. The conditions to each of NEXTLINK’s and McCaw’s obligations to consummate the LHP Share Exchange are for the sole benefit of such parties and may be waived by any such party in whole or in part to the extent permitted by applicable law; provided that the waiver of any such conditions by NEXTLINK requires the consent of the Special Committee.

ARTICLE 11.

TERMINATION

      SECTION 11.1.  Termination. This Agreement may be terminated and the Mergers or the Alternative Merger, as applicable, may be abandoned at any time prior to the Effective Times (notwithstanding any approval of this Agreement by the stockholders of Concentric):

(a) by mutual written agreement of Concentric and NEXTLINK;

(b) by either Concentric or NEXTLINK, if:

(i) the Mergers or the Alternative Merger has not been consummated on or before August 31, 2000 (the “END DATE”); provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Mergers or the Alternative Merger to be consummated by the End Date;

(ii) (A) there shall be any law or regulation that makes consummation of the Mergers or the Alternative Merger, as applicable, illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Authority having competent jurisdiction enjoining Concentric and NEXTLINK from consummating the Mergers is entered and such judgment, injunction, judgment or order shall have become final and non-appealable; or

(iii) Concentric Stockholders’ Approval shall not have been obtained at the Concentric Stockholders’ Meeting (or any adjournment or postponement thereof);

(c) by NEXTLINK if:

(i) the Board of Directors of Concentric shall have failed to recommend or shall have withdrawn, or modified in a manner adverse to NEXTLINK, its approval or recommendation of this Agreement and the Mergers, or shall have materially breached its obligation to call the Concentric Stockholders’ Meeting in accordance with Section 7.2(a) (or the Board of Directors of Concentric resolves to do any of the foregoing);

(ii) Concentric shall have willfully and materially breached any of its obligations under Sections 7.2(b) or 7.3; or

(iii) a breach of any representation, warranty, covenant or agreement on the part of Concentric set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 10.2(a)(i) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date.

(d) by Concentric, if:

(i) Eagle River shall have materially breached the Voting Agreement;

(ii) a breach of any representation, warranty, covenant or agreement on the part of NEXTLINK set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.3(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or

(iii) (A) the Board of Directors of Concentric authorizes Concentric, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Concentric notifies NEXTLINK in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (which version shall be updated on a current basis as subsequent versions are delivered by the proposed parties); (B) NEXTLINK does not make, within five days of receipt of Concentric’s written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of Concentric determines, in good faith after consultation with its financial advisors, is at least as favorable to the stockholders of Concentric as the Superior Proposal; (C) Concentric, prior to or contemporaneous with such termination pursuant to this clause (iii), pays to NEXTLINK in immediately available funds the fees required to be paid pursuant to Section 11.3(b); and (D) Concentric shall have complied with Section 7.3(a). Concentric agrees to notify NEXTLINK promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

The party desiring to terminate this Agreement pursuant to this Section 11.1 (other than pursuant to Section 11.1(a)) shall give notice of such termination to the other party.

      SECTION 11.2.  Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that (a) the agreements contained in this Section 11.2, in Section 11.3 and in the Confidentiality Agreement shall survive the termination hereof, (b) the LHP Share Exchange shall be consummated pursuant to Section 9.9(d) and (c) no such termination shall relieve any party of any liability or damages resulting from any willful breach by such party of this Agreement or the Voting Agreement.

      SECTION 11.3.  Fees and Expenses. (a) Except as otherwise provided in this Section 11.3, Section 7.4 and in Section 9.9(c), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense whether or not the Mergers are consummated; provided that Concentric and NEXTLINK shall share equally all fees and expenses, other than attorneys’ and accounting fees and expenses, incurred in relation to the printing and filing of the Registration Statement and the Proxy Statement other than those paid by Eagle River pursuant to Section 9.9(c).

      (b)  If this Agreement is terminated pursuant to Sections 11.1(c)(i) and Section 11.1(c)(ii), Concentric shall pay to NEXTLINK a cash termination fee (the “TERMINATION FEE”) equal to the sum of $110,000,000 and the amount of any fees or other inducements theretofore paid by NEXTLINK pursuant to Section 7.4(a)(i).

      (c)  If (A) this Agreement is terminated pursuant to Section 11.1(b)(iii), (B) prior to the Concentric Stockholders’ Meeting, an Acquisition Proposal is made by any Person and not withdrawn prior to such meeting and (C) within one year of the Concentric Stockholders’ Meeting, either (1) Concentric or any Concentric Subsidiary enters into an agreement with any Person with respect to an Acquisition Proposal which provides for (x) transfer or issuance of securities representing more than 50% of the equity or voting interests in Concentric, (y) a Merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of any Person (other than a reincorporation or a holding company Merger that results in the Concentric stockholders owning all of the equity interests in the surviving corporation) to Concentric stockholders in exchange for more than 50% of the equity or voting interests in Concentric, or (z) transfer of assets, securities or ownership interests representing more than 50% of the consolidated assets or earning power of the Concentric Group, or (2) any Person commences a tender offer that results or would result in the acquisition by the Person making the tender offer of a majority of the Concentric Common Stock, then Concentric shall pay to NEXTLINK the Termination Fee.

      (d)  Any payment of the Termination Fee pursuant to this Section 11.3 shall be made within one Business Day after termination of this Agreement except that (i) any payment of the Termination Fee pursuant to Section 11.3(c) shall be paid within one Business Day after it becomes payable. Any payment of the Termination Fee shall be made by wire transfer of immediately available funds. If one party fails to pay to the other promptly any fee or expense due hereunder (including the Termination Fee), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Bank of New York in New York City from the date such fee was required to be paid to the date it is paid.

      SECTION 11.4.  Termination of LHP Share Exchange.

      (a)  The LHP Share Exchange (and the provisions of this Agreement relating thereto) may be terminated at any time prior to the consummation of the LHP Share Exchange by an agreement in writing signed by NEXTLINK and McCaw with the concurrence of the Special Committee.

      (b)  Either NEXTLINK or McCaw (and in the case of NEXTLINK, with the concurrence of the Special Committee) may terminate this Agreement as it relates to the LHP Share Exchange (and the provisions of this Agreement relating thereto) prior to the consummation of the LHP Share Exchange if:

(i) any court of competent jurisdiction in the United States or other Governmental Authority issues an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement with respect solely to the LHP Share Exchange obligations, and such order, decree, ruling or other action is final and non-appealable; or

(ii) the Closing of the LHP Share Exchange does not occur by the 21st day after the End Date, provided that the right to terminate this Agreement pursuant to this Section 11.4(b) will not be available to either NEXTLINK or McCaw if such party fails to fulfill any of its obligations under this Agreement which failure results in the failure of the Closing of the LHP Share Exchange to occur on or before such date.

      (c)  NEXTLINK (with the concurrence of the Special Committee) may terminate this Agreement with respect solely to the LHP Share Exchange obligations if:

(i) McCaw fails to perform, in any material respect, any of its material obligations under this Agreement, which failure to perform is not cured by the Closing of the LHP Share Exchange, provided that notice of such failure to perform shall have been given by NEXTLINK to McCaw; or

(ii) there is a material breach of any of Eagle River’s or McCaw’s representations, warranties and covenants contained in this Agreement.

      (d)  McCaw may terminate this Agreement with respect solely to the LHP Share Exchange obligations if:

(i) NEXTLINK fails to perform, in any material respect, any of its material obligations under this Agreement, which failure to perform is not cured by the Closing of the LHP Share Exchange, provided that notice of such failure to perform shall have been given by Eagle River to NEXTLINK; or

(ii) there is a material breach of any of NEXTLINK’s representations, warranties and covenants contained in this Agreement.

      (e)  If the LHP Share Exchange is terminated pursuant to this Section 11.4, such termination will be without liability on the part of NEXTLINK, McCaw or Eagle River, or any shareholder, partner, member, director, officer, employer, agent, consultant or representative of any such party, or to the other parties, other than the provisions of this Section 11.4, and Sections 9.9 and 11.5; provided that nothing in this Section 11.4 shall be deemed to release any such party from any liability for any breach by such party of the representations, warranties or covenants of such party, or other terms, contained in this Agreement.

      SECTION 11.5.  Survival of NEXTLINK, Eagle River and McCaw Representations and Warranties Relating to the LHP Share Exchange; Indemnification.

      (a)  All representations, warranties and covenants of NEXTLINK, Eagle River and McCaw pertaining to the LHP Share Exchange contained in this Agreement will survive the execution and delivery of this Agreement and the Closing.

      (b)  Eagle River and McCaw jointly and severally agree to indemnify NEXTLINK and hold NEXTLINK harmless from and against, and pay and reimburse NEXTLINK for, any and all demands, claims, actions, losses, damages, liabilities, obligations, out-of-pocket costs and expenses (including reasonable consultants’ and attorneys’ fees), whether or not resulting from third-party claims, including interest and penalties with respect thereto, asserted against or incurred or sustained by NEXTLINK as a result of or arising out of any breach or inaccuracy of any representation or warranty of Eagle River or McCaw contained in Section 6, or any covenant made by Eagle River in this Agreement.

      (c)  NEXTLINK agrees to indemnify Eagle River and McCaw and hold Eagle River and McCaw harmless from and against, and pay and reimburse Eagle River and McCaw for, any and all demands, claims, actions, losses, damages, liabilities, obligations, out-of-pocket costs and expenses (including reasonable consultants’ and attorneys’ fees), whether or not resulting from third-party claims, including interest and penalties with respect thereto, asserted against or incurred or sustained by Eagle River or McCaw as a result of or arising out of any breach or inaccuracy of any representation or warranty of NEXTLINK made to Eagle River and McCaw and contained in Section 5.21, or any covenant made by NEXTLINK for the benefit of Eagle River and McCaw in this Agreement.

ARTICLE 12.

MISCELLANEOUS

      SECTION 12.1.  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to NEXTLINK, to:

NEXTLINK Communications, Inc., 1505 Farm Credit Drive McLean, VA 22102 Attention: General Counsel Fax: (703) 547-2025

with a copy to:

Willkie Farr & Gallagher 787 Seventh Avenue New York, New York 10019 Attention: Bruce R. Kraus, Esq. Fax: (212) 728-8111

           if to Concentric, to:

Concentric Network Corporation 1400 Parkmoor Avenue San Jose, CA 95126 Attention: Michael Anthofer Fax: (408) 817-2876

           with a copy to:

Wilson Sonsini Goodrich, Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Attention: David J. Segre, Esq. Fax: 650-493-6811

           if to Eagle River or Craig McCaw, to:

2300 Carillon Point Kirkland, WA 98033 Attention: C. James Judson, Esq. Fax: (425) 828-8061

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

      SECTION 12.2.  Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Times or the termination of this Agreement, except as provided under Section 11.2 and 11.5.

      SECTION 12.3.  Amendments; No Waivers. (a) Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Times if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of Concentric, no such amendment or waiver shall be made or given that requires the approval of the stockholders of Concentric unless the required approval is obtained.

      (b)  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      (c)  References to “party” in this Section 12.3 shall, with respect to any amendment or waiver relating solely to the Mergers, the Alternative Merger or the Exchange Offer, refer only to NEXTLINK, Concentric and Newco and shall, with respect to any amendment or waiver relating to solely to the LHP Share Exchange, refer only to NEXTLINK, Newco, Eagle River and McCaw.

      SECTION 12.4.  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

      SECTION 12.5.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

      SECTION 12.6.  Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.1 shall be deemed effective service of process on such party.

      SECTION 12.7.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 12.8.  Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns except as provided in Sections 7.3, 7.5 and 7.6.

      SECTION 12.9.  Entire Agreement. This Agreement, together with the Voting Agreements, the Concentric Disclosure Schedule, the NEXTLINK Disclosure Schedule (which Disclosure Schedules shall be deemed part of this Agreement) and the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes the Original Agreement and all other prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      SECTION 12.10.  Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      SECTION 12.11.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      SECTION 12.12.  Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 12.13.  Schedules. Each of Concentric and NEXTLINK has set forth information in its respective Disclosure Schedule in a section thereof that corresponds to the section of this Agreement to which it relates. Such information will qualify other sections hereof only to the extent that such applicability is manifestly evident on the face of such disclosures. The fact that any item of information is disclosed in a Disclosure Schedule to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

[Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONCENTRIC NETWORK CORPORATION

By:	/s/ HENRY NOTHHAFT

Name: Henry Nothhaft
Title: President and Chief Executive Officer

NEXTLINK COMMUNICATIONS, INC.

By:	/s/ DANIEL F. AKERSON

Name: Daniel F. Akerson
Title: Chairman and Chief Executive Officer

EAGLE RIVER INVESTMENTS, LLC

By:	/s/ C. JAMES JUDSON

Name: C. James Judson

Title: Vice President

NM ACQUISITION CORP.

By:	/s/ GARY D. BEGEMAN

Name: Gary D. Begeman

Title: Vice President

/s/ CRAIG O. MCCAW

Craig O. McCaw

[EXHIBITS OMITTED]

APPENDIX B

FAIRNESS OPINION OF BEAR, STEARNS & CO. INC.

[BEAR STEARNS LOGO]

January 8, 2000

Board of Directors

Concentric Network Corporation
1400 Parkmoor Avenue
San Jose, California 95126

Members of the Board:

We understand that Concentric Network Corporation (“Concentric”), NEXTLINK Communications, Inc. (“NEXTLINK”), Eagle River Investments, L.L.C. and NM Acquisition Corp. (“Newco”) propose to enter into an Agreement and Plan of Merger and Share Exchange Agreement, dated as of January 9, 2000 (the “Agreement”), which provides for, among other things, the mergers of Concentric and NEXTLINK with and into Newco (the “Mergers”), with Newco being the surviving corporation. The terms and conditions of the Mergers (as well as of an Alternative Merger and an Exchange Offer and a related Exchange Offer Merger) are more fully set forth in the Agreement, a copy of which has been provided to us. All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Agreement.

Pursuant to the Agreement, (i) each outstanding share of Concentric Common Stock shall be converted into the right to receive a certain number of shares of Newco Common Stock equal to the quotient determined by dividing $45.00 by the Weighted Average Sale Price, provided that such quotient shall not be less than 0.4950 or greater than 0.6500 (the “Common Stock Ratio”), (ii) each share of Concentric Series B Preferred Stock shall be converted into the right to receive one share of Newco Series E Preferred Stock having terms as set forth in Section 3.1(h) of the Agreement, which terms are substantially identical to those of the Concentric Series B Preferred Stock and (iii) each share of Concentric Series C Preferred Stock shall be converted into the right to receive one share of Newco Series F Preferred Stock having terms as set forth in Section 3.1(i) of the Agreement, which terms are substantially identical to those of the Concentric Series C Preferred Stock, provided that each share of Newco Series F Preferred Stock shall be convertible into a number of shares of Newco Common Stock adjusted to reflect the Common Stock Ratio. Outstanding options and warrants to purchase shares of Concentric Common Stock shall be converted into options and warrants to purchase shares of Newco Common Stock subject to adjustment based on the Common Stock Ratio.

In addition, each outstanding share of NEXTLINK Common Stock shall be converted into one share of Newco Common Stock and each outstanding share of NEXTLINK Class B Common Stock shall be converted into one share of Newco Class B Common Stock. Furthermore, each share of NEXTLINK 14.0% Preferred Stock, (ii) NEXTLINK 6.50% Preferred Stock, (iii) NEXTLINK Series C Preferred Stock and (iv) NEXTLINK Series D Preferred Stock (collectively, the “NEXTLINK Preferred Stock”) shall be converted into one share of (w) Newco Series A Preferred Stock, (x) Newco Series B Preferred Stock, (y) Newco Series C Preferred Stock, and (z) Newco Series D Preferred Stock (collectively, the “Newco Preferred Stock”), respectively, with each series of Newco Preferred Stock having terms substantially identical to those of its respective series of NEXTLINK Preferred Stock. Outstanding options and warrants to purchase shares of NEXTLINK Common Stock shall be converted into options and warrants to purchase shares of Newco Common Stock in accordance with the terms of such options and warrants.

Concentric Network Corporation
January 8, 2000

You have asked us to render our opinion as to whether the Common Stock Ratio is fair, from a financial point of view, to the holders of shares of Concentric Common Stock. In the course of performing our review and analyses for rendering this opinion, we have:

•	reviewed the Agreement;

•	reviewed Concentric’s and NEXTLINK’s (i) respective Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 1997 and 1998, (ii) respective Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1999 and (iii) respective Current Reports on Form 8-K filed during calendar years ended December 31, 1997, 1998 and 1999 and through January 8, 2000;

•	reviewed certain operating and financial information relating to Concentric’s business and prospects on a standalone basis, including certain projections, all of which was prepared and provided to us by Concentric’s management;

•	reviewed certain operating and financial information relating to NEXTLINK’s business and prospects on a standalone basis, which was prepared and provided to us by NEXTLINK’s management, and certain projections, which were prepared and provided to us by Concentric’s management based on extensive verbal guidance from NEXTLINK’s management;

•	reviewed certain estimates of revenue enhancements, cost savings and other combination benefits expected to result from the Mergers, prepared and provided to us by Concentric’s management;

•	met with certain members of Concentric’s and NEXTLINK’s senior management to discuss each company’s respective business, operations, historical and projected financial results and future prospects;

•	reviewed the historical prices, trading multiples and trading volumes of the shares of Concentric Common Stock and NEXTLINK Common Stock;

•	reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Concentric and NEXTLINK;

•	reviewed the terms of recent precedent mergers and acquisitions involving companies which we deemed generally comparable to Concentric;

•	performed discounted cash flow analyses relating to Concentric and NEXTLINK on a standalone basis and on a pro forma combined basis, both including and excluding the estimated combination benefits;

•	reviewed the financial condition and capitalization of Newco giving effect to the Mergers; and

•	conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by Concentric and NEXTLINK, including without limitation certain projections and estimated combination benefits expected to result from the Mergers. With respect to such projections and estimated combination benefits that could be achieved upon consummation of the Mergers, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Concentric and NEXTLINK as to the expected future performance of Concentric, NEXTLINK and Newco. We have not assumed any responsibility for the independent verification of any such information or of the projections and combination benefits provided to us, and we have further relied upon the assurances of the senior managements of Concentric and NEXTLINK that they are unaware of any facts that would make the information, projections and synergy estimates provided to us incomplete or misleading.

Concentric Network Corporation
January 8, 2000

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Concentric, NEXTLINK or Newco, nor have we been furnished with any such appraisals. We have assumed that the Mergers will qualify as a tax-free “reorganization” within the meaning of Section 368 (in the event that either the Mergers are effected or the Alternative Merger is effected) or Section 351 (in the event that the Exchange Offer and the Exchange Offer Merger are effected) of the Internal Revenue Code. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

We do not express any opinion as to the price or range of prices at which the shares of Concentric Common Stock or NEXTLINK Common Stock may trade subsequent to the announcement of the Mergers or as to the price or range of prices at which the shares of Newco Common Stock may trade subsequent to the consummation of the Mergers.

We have acted as a financial advisor to Concentric in connection with the Mergers and will receive a fee for such services. Bear Stearns has been previously engaged by Concentric to provide certain investment banking and financial advisory services for which we received customary compensation. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of Concentric and NEXTLINK for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is intended for the benefit and use of the Board of Directors of Concentric and does not constitute a recommendation to the Board of Directors of Concentric or any holders of shares of Concentric Common Stock as to how to vote in connection with the Mergers. This opinion does not address Concentric’s underlying business decision to pursue the Mergers. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of shares of Concentric Common Stock in connection with the Mergers.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Ratio is fair, from a financial point of view, to holders of shares of Concentric Common Stock.

Very truly yours,

/s/ J. ROBERT BURTON

BEAR, STEARNS & CO. INC.

APPENDIX C

FAIRNESS OPINION OF MERRILL LYNCH & CO.

January 9, 2000

Board of Directors

NEXTLINK Communications, Inc.
1505 Farm Credit Drive
McLean, VA 22102

Gentlemen:

      NEXTLINK Communications, Inc. (“NEXTLINK”), Concentric Network Corporation (“Concentric”), NM Acquisition Corp., a newly formed corporation (“Newco”), and the other parties signatories thereto have entered into an Agreement and Plan of Merger and Share Exchange Agreement, dated as of January 9, 2000 (the “Agreement”), pursuant to which Concentric and NEXTLINK will each be merged with Newco in a transaction (the “Merger”) in which each outstanding share of Concentric’s common stock, par value $0.001 per share (the “Concentric Common Stock”), will be converted into the right to receive the number of shares of Class A common stock, par value of $0.02 per share, of Newco (the “Newco Common Stock”) equal to the quotient of $45.00 divided by the Weighted Average Sales Price (as defined in the Agreement) of NEXTLINK Common Stock (as defined below) (the “Exchange Ratio”); provided that the Exchange Ratio will not be less than 0.495 nor greater than 0.650; each outstanding share of NEXTLINK’s Class A common stock, par value $0.02 per share (the “NEXTLINK Common Stock”), shall be converted into one share of Newco Common Stock; and each outstanding share of NEXTLINK’s Class B common stock, par value $0.02 per share, shall be converted into one share of Class B common stock, par value $0.02 per share, of Newco, all as described more fully in the Agreement. Under circumstances specified in the Agreement, in lieu of the Merger, pursuant to the Agreement, Concentric will be merged with NEXTLINK in a transaction (the “Alternative Merger”) in which each outstanding share of Concentric Common Stock will be converted into the right to receive the number of shares of NEXTLINK Common Stock equal to the Exchange Ratio; provided that the Exchange Ratio will not be less than 0.495 nor greater than 0.650. Also pursuant to the Agreement, Newco, in the case of the Merger, or NEXTLINK, in the case of the Alternative Merger, will acquire 50% of the limited liability company interests in (or, in the event it is converted into a corporation, the capital stock of) LHP, L.L.C. (“LHP”) from Eagle River Investments, L.L.C. (“Eagle River”), an affiliate of NEXTLINK (the “LHP Transaction”), in exchange for a number of shares of, in the case of the Merger, Newco Common Stock, or, in the case of the Alternative Merger, NEXTLINK Common Stock, determined as set forth in the Agreement. Currently, NEXTLINK owns 50% of the limited liability company interests in LHP. Neither the consummation of the Merger nor the consummation of the Alternative Merger is conditioned upon the consummation of the LHP Transaction, and the consummation of the LHP Transaction is not conditioned upon the consummation of either the Merger or the Alternative Merger.

      You have asked us whether, in our opinion, the Exchange Ratio, in the context of the Merger and the Alternative Merger, is fair from a financial point of view to NEXTLINK.

      In arriving at the opinion set forth below, we have, among other things:

(1) Reviewed certain publicly available business and financial information relating to Concentric and NEXTLINK that we deemed to be relevant;

(2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Concentric and NEXTLINK furnished to us by Concentric and NEXTLINK, respectively, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger or the Alternative Merger (the “Expected Synergies”) furnished to us by NEXTLINK;

(3) Conducted discussions with members of senior management and representatives of Concentric and NEXTLINK concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger or the Alternative Merger, and the Expected Synergies;

(4) Reviewed the market prices and valuation multiples of the Concentric Common Stock and the NEXTLINK Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

(5) Reviewed the results of operations of Concentric and NEXTLINK and compared them with those of certain publicly traded companies that we deemed to be relevant;

(6) Compared the proposed financial terms of the Merger and the Alternative Merger with the financial terms of certain other transactions that we deemed to be relevant;

(7) Participated in certain discussions and negotiations among representatives of Concentric and NEXTLINK and their financial and legal advisors;

(8) Reviewed the potential pro forma impact of the Merger and the Alternative Merger;

(9) Reviewed the Agreement; and

(10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

      In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Concentric or NEXTLINK or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Concentric or NEXTLINK. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by Concentric or NEXTLINK, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgement of Concentric’s or NEXTLINK’s management as to the expected future financial performance of Concentric or NEXTLINK, as the case may be, and the Expected Synergies. We have also assumed that all pending acquisition transactions by Concentric and NEXTLINK and the LHP Transaction will be successfully completed on the terms and conditions as known as of the date of this letter. We have further assumed that the Merger and the Alternative Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

      Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger or the Alternative Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the Alternative Merger.

      We are acting as financial advisor to NEXTLINK in connection with the Merger/ Alternative Merger and will receive a fee from NEXTLINK for our services, a significant portion of which is contingent upon the consummation of the Merger or the Alternative Merger. In addition, NEXTLINK has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently, and have in the past, provided financial advisory and financing services to NEXTLINK and/ or its affiliates, including Eagle River, and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Concentric Common Stock and other securities of Concentric, as well as the NEXTLINK Common Stock and other securities of NEXTLINK, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      This opinion is for the use and benefit of the Board of Directors of NEXTLINK. Our opinion does not address the merits of the underlying decision by NEXTLINK to engage in the Merger or the Alternative Merger and does not constitute a recommendation to any shareholder of NEXTLINK as to how such shareholder should vote on the proposed Merger or the Alternative Merger or any matter related thereto. This opinion also does not address any aspect of the LHP Transaction, including, without limitation, the consideration proposed to be paid to Eagle River.

      We are not expressing any opinion herein as to the prices at which the Newco Common Stock or the NEXTLINK Common Stock, as the case may be, will trade following the announcement or consummation of the Merger or the Alternative Merger.

      On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio, in the context of the Merger and the Alternative Merger, is fair from a financial point of view to NEXTLINK.

                                                                     Very truly yours,

/s/ KURT SIMON

                                                                     MERRILL LYNCH,PIERCE,FENNER & SMITH

INCORPORATED

APPENDIX D

DELAWARE CODE ANNOTATED

SECTION 262. APPRAISAL RIGHTS

TITLE 8. CORPORATIONS

CHAPTER 1. GENERAL CORPORATION LAW

SUBCHAPTER IX. MERGER OR CONSOLIDATION

8 DEL.

      SECTION 262. Appraisal Rights. Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word stockholder means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words stock and share mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words depository receipt mean a receipt or other instrument issued by a depository representing an interest in one or more shares’ or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251 (other than a merger effected pursuant to section 251(g) of this title), section 252, section 254, section 257, section 258, section 263 or section 264 of this title:

      Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of section 251 of this title.

      Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

(a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

(b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

(c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

(d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      Appraisal rights shall be perfected as follows:

      If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date or the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may-proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

      The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

APPENDIX E

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NM ACQUISITION CORP.

       Pursuant to Section 102 of the General Corporation Law of Delaware, the undersigned does hereby submit this Certificate of Incorporation for the purpose of forming a business corporation.

1. Name. The name of the corporation is:

NM ACQUISITION CORP.

      NM Acquisition Corp. is referred to as the “Corporation” hereafter in this Certificate of Incorporation.

           2.  Purpose. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

           3.  Shares. The Corporation shall have authority to issue One Billion One Hundred Twenty Million (1,120,000,000) shares of common stock (the “Common Stock”), which shall be divided into two classes, One Billion (1,000,000,000) shares of Class A Common Stock, par value $0.02 per share (the “Class A Common Stock”), and One Hundred Twenty Million (120,000,000) shares of Class B Common Stock, par value $0.02 per share (the “Class B Common Stock”). The Corporation shall have authority to issue Twenty-Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

      The Class A and Class B Common Stock are entitled to vote on all matters which come before the stockholders. Subject to the differential voting power hereafter described in this paragraph 3, all Common Stock shall vote together as a single class. Each share of Class A Common Stock shall have one (1) vote and each share of Class B Common Stock shall have ten (10) votes on all matters on which holders of Common Stock are entitled to vote. Each share of Class B Common Stock may be converted, at any time and at the option of the holder, into one share of Class A Common Stock. Each share of Class B Common Stock may also be converted, at the option of the Corporation as determined in the sole discretion of its Board of Directors, into one share of Class A Common Stock at any time such Class B Common Stock is transferred, or is presented to the Corporation for transfer on the Corporation’s records by the holder of such Class B Common Stock, whether such transfer results from a contractual obligation of the holder, by operation of law, by a change in control of the holder, by testamentary disposition or gift, or for any other reason.

      Pursuant to Section 242(b)(2) of the Delaware General Corporation Law, an affirmative vote of the majority of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class shall be sufficient to increase or decrease the aggregate number of authorized shares of any such class.

      Except with regard to the differential voting power hereinbefore described in this paragraph 3, the Class A Common Stock and the Class B Common Stock shall carry identical characteristics, rights, preferences, and limitations, including but not limited to participating equally in any dividends when and as declared by the Directors out of funds lawfully available therefor and in any distribution resulting from a liquidation or distribution of assets, whether voluntary or involuntary, in each case subject to any preferential rights granted to any series of Preferred Stock that may be then outstanding.

      Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the

Board of Directors of the Corporation (the “Board of Directors”) and recorded in a Certificate of Designations adopted and filed as required by Section 151 of the General Corporation Law of Delaware prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative participating, option or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

           4.  Bylaws. In furtherance and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire Board of Directors.

           5.  Registered Agent and Office. The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

Name	Address

The Corporation Trust Company	1209 Orange Street Wilmington, DE 19801

           8.  Directors. The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The initial Board of Directors shall consist of one director and his name and address are as follows:

Name	Address

Gary D. Begeman	NM Acquisition Corp. 1505 Farm Credit Drive McLean, VA 22102

      The term of the initial directors shall be until the first annual meeting of the stockholders or until their successors are elected and qualified, unless removed in accordance with the provisions of the Bylaws. Elections of directors need not be by written ballot.

9. Incorporator. The name and mailing address of the incorporator are as follows:

Tony O. Thompson
Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019

10. Indemnification.

(a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this paragraph 10.

(c) The indemnification and other rights set forth in this paragraph 10 shall not be exclusive of any provisions with respect thereto in the bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(d) Neither the amendment nor repeal of this paragraph 10, subparagraph (a), (b) or (c), nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph 10, subparagraph (a), (b) or (c), shall eliminate or reduce the effect of this paragraph 10, subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph 10, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

           11.  Limitation of Director Liability. A director shall have no liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the director, conduct violating Section 174 of the General Corporation Law of Delaware, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the General Corporation Law of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of Delaware, executes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this  day of June, 2000.

Incorporator

APPENDIX F

FORM OF

RESTATED
BYLAWS
OF
NM ACQUISITION CORP.

      These Bylaws are intended to conform to the mandatory requirements of the General Corporation Law of Delaware (the “Act”). Any ambiguity arising between these Bylaws and the discretionary provisions of the Act shall be resolved in favor of the application of the Act.

ARTICLE I.

STOCKHOLDERS

      SECTION 1. Place.

      Stockholders meetings shall be held at the registered office of the Corporation unless a different place shall be designated by the Board of Directors.

      SECTION 2. Annual Meeting.

      The annual meeting of the Stockholders shall be held on the date and time designated by the Board of Directors. The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, whether stated in the notice of meeting or not, except as otherwise expressly stated in the Certificate of Incorporation. If the election of Directors shall not be held on the day designated herein, the Board of Directors shall cause the election to be held at a special meeting of the Stockholders on the next convenient day.

      SECTION 3. Special Meetings.

      Special meetings of the Stockholders may be called by the President or the Board of Directors for any purpose at any time, and shall be called by the President at the request of the holders of shares entitled to cast at least 25% of votes eligible to be cast. Special meetings shall be held at such place or places within or without the state of Delaware as shall be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

      SECTION 4. Notice.

      Written or printed notice stating the place, hour and day of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each Stockholder of record entitled to vote at such meeting, or for such other notice period as may be required by the Act. Such notice and the effective date thereof shall be determined as provided in the Act.

      SECTION 5. Quorum.

      A majority of votes entitled to be cast by the shares issued, outstanding and entitled to vote upon the subject matter at the time of the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders.

      SECTION 6. Adjourned Meetings.

      If there is no quorum present at any annual or special meeting the Stockholders present may adjourn to such time and place as may be decided upon by the holders of the majority of the shares present, in person or by proxy, and notice of such adjournment shall be given in accordance with Section 4 of this Article, but if a quorum is present, adjournment may be taken from day to day or to such time and place as may be decided and announced by a majority of the Stockholders present, and subject to the requirements of the Act, no notice of such adjournment need be given. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

      SECTION 7. Voting.

      Each Stockholder entitled to vote on the subject matter shall be entitled to that number of votes provided in the Certificate of Incorporation for each share of stock standing in the name of the Stockholder on the books of the Corporation at the time of the closing of the Transfer Books for said meeting, whether represented and present in person or by proxy. The affirmative vote of the holders of a majority of the shares of each class represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

      The secretary shall prepare and make, at least ten days before every election of directors, a complete list of the Stockholders entitled to vote, arranged in alphabetical order and showing the address of each Stockholder and the number of shares of each Stockholder. Such list shall be open at the offices of the Corporation for said ten days, to the examination of any Stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any Stockholder who may be present.

      SECTION 8. Proxies.

      At all meetings of Stockholders, a Stockholder may vote in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

      SECTION 9. Record Date.

      The Board of Directors is authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of the Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent Stockholders for any purposes, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed pursuant to this Section.

      SECTION 10. Conduct of Meetings.

      The Chairman of the Board of Directors or, in his absence the Chief Executive Officer, President, or the Vice-President designated by the Chairman of the Board, shall preside at all regular or special meetings of Stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to Stockholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE II.

DIRECTORS

      SECTION 1. In General.

      The business and affairs of the Corporation shall be managed by a Board of Directors initially consisting of one (1) director, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The member of the first Board of Directors shall hold office until the first annual meeting of the Stockholders and until his successor(s) shall have been elected and qualified. Thereafter, the term of the Directors shall begin upon each Director’s election by the Stockholders as provided in Article I, Section 7 above, and shall continue until his successor shall have been elected and qualified.

      SECTION 2. Powers.

      The corporate powers, business, property and interests of the Corporation shall be exercised, conducted and controlled by the Board of Directors, which shall have all power necessary to conduct, manage and control its affairs, and to make such rules and regulations as it may deem necessary as provided by the Act; to appoint and remove all officers, agents and employees; to prescribe their duties and fix their compensation; to call special meetings of Stockholders whenever it is deemed necessary by the Board, to incur indebtedness and to give securities, notes and mortgages for same. It shall be the duty of the Board to cause a complete record to be kept of all the minutes, acts, and proceedings of its meetings.

      SECTION 3. Vacancies.

      Vacancies in the Board of Directors may be temporarily filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors. Such temporary Director or Directors shall hold office until the first meeting of the Stockholders held thereafter, at which time such vacancy or vacancies shall be permanently filled by election according to the procedure specified in Section 1 of this Article II.

      SECTION 4. Annual Meeting.

      There shall be an annual meeting of the Board of Directors which shall be held immediately after the annual meeting of the Stockholders and at the same place.

      SECTION 5. Special Meeting.

      Special meetings may be called from time to time by the President or any one of the Directors. Any business may be transacted at any special meeting.

      SECTION 6. Quorum.

      A majority of the Directors shall constitute a quorum. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present. Interested Directors may be counted for quorum purposes.

      SECTION 7. Notice and Place of Meetings.

      Notice of all Directors’ meetings shall be given in accordance with the Act. No notice need be given of any annual meeting of the Board of Directors. One day prior notice shall be given for all special meetings of the Board, but the purpose of special meetings need not be stated in the notice.

      Meetings of the Board of Directors may be held at the principal office of the corporation, or at such other place as shall be stated in the notice of such meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at this meeting.

      SECTION 8. Compensation.

      By resolution of the Board of Directors, each Director may either be reimbursed for his expenses, if any, for attending each meeting of the Board of Directors or may be paid a fixed fee for attending each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 9. Removal or Resignation of Directors.

      Any Director may resign by delivering written notice of the resignation to the Board of Directors or an officer of the Corporation. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors.

      SECTION 10. Presumption of Assent.

      A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be manifested in the manner required by the Act. Such right to dissent shall not apply to a Director who voted in favor of such action.

      SECTION 11. Committees.

      The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Act. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Board of Directors. Any vacancy in the Executive Committee may be filled from among the directors by a resolution of a majority of the whole Board of Directors. Other committees of two or more Directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

ARTICLE III.

OFFICERS AND AGENTS — GENERAL PROVISIONS

      SECTION 1. Number, Election and Term.

      Officers of the Corporation shall be a President, Secretary, and Treasurer. Officers shall be elected by the Board of Directors at its first meeting, and at each regular annual meeting of the Board of Directors thereafter. Each officer shall hold office until the next succeeding annual meeting of the Directors and until his successor shall be elected and qualified. Any one person may hold more than one office if it is deemed advisable by the Board of Directors.

      SECTION 2. Additional Officers and Agents.

      The Board of Directors may appoint and create such other officers and agents as may be deemed advisable and prescribe their duties.

      SECTION 3. Resignation or Removal.

      Any officer or agent of the Corporation may resign from such position by delivering written notice of the resignation to the Board of Directors, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      SECTION 4. Vacancies.

      Vacancies in any office caused by any reason shall be filled by the Board of Directors at any meeting by selecting a suitable and qualified person to act during the unexpired term.

      SECTION 5. Salaries.

      The salaries of all the officers, agents and other employees of the Corporation shall be fixed by the Board of Directors and may be changed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation. All Directors, including interested Directors, are specifically authorized to participate in the voting of such compensation irrespective of their interest.

ARTICLE IV.

DUTIES OF THE OFFICERS

      SECTION 1. Chairman of the Board.

      The Chairman of the Board, if any, shall be a member of the Board of Directors and, subject to Sections 2 and 3 of this Article IV, shall preside at all meetings of the Stockholders and Directors; perform all duties required by the Bylaws of the Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Stockholders as may be required.

      SECTION 2. Chief Executive Officer.

      The Chief Executive Officer, if any, shall have general charge and control of the affairs of the Corporation subject to the direction of the Board of Directors; sign as President all Certificates of Stock of the Corporation; perform all duties required by the Bylaws of the Corporation, and as may be assigned from time to time by the Board of Directors; and shall make such reports to the Board of Directors and Stockholders as may be required. In addition, if no Chairman of the Board is elected by the Board or if the Chairman is unavailable, the Chief Executive Officer shall perform all the duties required of such officer by these Bylaws.

      SECTION 3. President.

      The President shall, if no Chief Executive Officer shall have been appointed or if the Chief Executive Officer is unavailable, perform all of the duties of the Chief Executive Officer. If a Chief Executive Officer shall have been appointed, the President shall perform such duties as shall be assigned by the Board of Directors, and in the case of absence, death or disability of the Chief Executive Officer, shall perform and be vested with all of the duties and powers of the Chief Executive Officer, until the Chief Executive Officer shall have resumed such duties or the Chief Executive Officer’s successor shall have been appointed.

      SECTION 4. Vice President.

      The Vice President, or any of them, shall perform such duties as shall be assigned by the Board of Directors, and in the case of absence, disability or death of the President, the Vice President shall perform and be vested with all the duties and powers of the President, until the President shall have resumed such duties or the President’s successor is elected. In the event there is more than one Vice President, the Board of Directors may designate one or more of the Vice Presidents as Executive Vice Presidents, who, in the event of the absence, disability or death of the President shall perform such duties as shall be assigned by the Board of Directors.

      SECTION 5. Secretary.

      The Secretary shall keep a record of the proceedings at the meetings of the Stockholders and the Board of Directors and shall give notice as required in these Bylaws of all such meetings; have custody of all the books, records and papers of the Corporation, except such as shall be in charge of the Treasurer or some other person authorized to have custody or possession thereof by the Board of Directors; sign all Certificates of Stock of the Corporation; from time to time make such reports to the officers, Board of Directors and Stockholders as may be required and shall perform such other duties as the Board of Directors may from time to time delegate. In addition, if no Treasurer is elected by the Board, the Secretary shall perform all the duties required of the office of Treasurer by the Act and these Bylaws.

      SECTION 6. Treasurer.

      The Treasurer shall keep accounts of all monies of the Corporation received or disbursed; from time to time make such reports to the officers, Board of Directors and Stockholders as may be required, perform such other duties as the Board of Directors may from time to time delegate.

      SECTION 7. Assistant Secretary.

      The Assistant Secretary, if any, shall assist the Secretary in all duties of the office of Secretary. In the case of absence, disability or death of the Secretary, the Assistant Secretary shall perform and be vested with all the duties and powers of the Secretary, until the Secretary shall have resumed such duties or the Secretary’s successor is elected.

      SECTION 8. Assistant Treasurer.

      The Assistant Treasurer, if any, shall assist the Treasurer in all duties of the office of Treasurer. In the case of absence, disability or death of the Treasurer, the Assistant Treasurer shall perform and be vested with all the duties and powers of the Secretary, until the Treasurer shall have resumed such duties or the Treasurer’s successor is elected.

ARTICLE V.

STOCK

      SECTION 1. Certificates.

      The shares of stock of the Corporation shall be evidenced by an entry in stock transfer records of the Corporation, and may be represented by stock certificates in a form adopted by the Board of Directors and every person who shall become a Stockholder shall be entitled, upon request, to a certificate of stock. All certificates shall be consecutively numbered by class. Certificates, if any, shall be signed by the Chairman of the Board of Directors, the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer may be facsimile.

      SECTION 2. Transfer of Certificates.

      Any certificates of stock transferred by endorsement shall be surrendered, canceled and new certificates issued to the purchaser or assignee.

      SECTION 3. Transfer of Shares.

      Shares of stock shall be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney, and no transfers of certificates of stock shall be binding upon the Corporation until this Section and, with respect to certificated shares, Section 2 of this Article are met to the satisfaction of the Secretary of the Corporation.

      The Board of Directors may make other and further rules and regulations concerning the transfer and registration of shares of the Corporation, and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

      The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.

      SECTION 4. Lost Certificates.

      In the case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

      SECTION 5. Dividends.

      The Board of Directors may from time to time declare, and the Corporation may then pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Act and in its Certificate of Incorporation.

      SECTION 6. Working Capital.

      Before the payment of any dividends or the making of any distributions of the net profits, the Board of Directors may set aside out of the net profits of the Corporation such sum or sums as in their discretion they think proper, as a working capital or as a reserve fund to meet contingencies. The Board of Directors may increase, diminish or vary the capital of such reserve fund in their discretion.

ARTICLE VI.

SEAL

      There shall be no corporate seal.

ARTICLE VII.

WAIVER OF NOTICE

      Whenever any notice is required to be given to any Stockholder or Director of the Corporation, a waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VIII.

ACTION BY STOCKHOLDERS OR DIRECTORS

WITHOUT A MEETING

      Any action required to be taken at a meeting of the Stockholders of the Corporation, or any other action which may be taken at a meeting of the Stockholders, may be taken without a meeting, if a consent in writing setting forth the actions so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof. Such consent shall have the same effect and force as a vote of said Stockholders.

      Any action required to be taken at a meeting of the Board of Directors of the Corporation, or any other action which may be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the Board of Directors or committee, as the case may be. Such consent shall have the same effect and force as a unanimous vote of said Directors or committee.

ARTICLE IX.

MISCELLANEOUS

      SECTION 1. Fiscal Year.

      The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board of Directors.

      SECTION 2. Notices.

      Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given as provided in the General Corporation Law of Delaware.

      SECTION 3. Waiver of Notice.

      Any Stockholder or director may at any time, by writing or by fax, waive any notice required to be given under these Bylaws, and if any Stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

      SECTION 4. Voting Stock of Other Corporations.

      Except as otherwise ordered by the Board of Directors, the Chairman of the Board, Chief Executive Officer, President, Secretary or Treasurer, or any Vice President, Assistant Secretary or Assistant Treasurer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting such person shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present.

ARTICLE X.

AMENDMENTS

      Any and all of these Bylaws may be altered, amended, repealed or suspended by the affirmative vote of a majority of the Directors at any meeting of the Directors. New Bylaws may be adopted in like manner.

IDENTIFICATION

      I hereby certify that I was the Secretary of the first Directors’ meeting of NM Acquisition Corp. and that the foregoing Bylaws in twelve typewritten pages numbered consecutively from 1 to           , were and are the Bylaws adopted by the Directors of the Corporation at that meeting.

Gary Begeman
Secretary

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

      In accordance with the Delaware Law, the Certificate of Incorporation of NM Acquisition Corp. contains a provision to limit the personal liability of the directors of NM Acquisition Corp. for violations of their fiduciary duty. This provision eliminates each director’s liability to NM Acquisition Corp. for violations of their fiduciary duty. This provision eliminates each director’s liability to NM Acquisition Corp. or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to NM Acquisition Corp. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

      The directors and officers of NM Acquisition Corp. will be covered by directors’ and officers’ insurance policies relating to NM Acquisition Corp. and its subsidiaries.

      The Certificate of Incorporation of NM Acquisition Corp. provides for indemnification of the officers and directors of NM Acquisition Corp. to the full extent permitted by applicable law.

Item 21.  Exhibits and Financial Statement Schedules.

      (a) Exhibits

Exhibit No.		Description

**2.1		Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 11, 2000, by and among Concentric Network Corporation, NEXTLINK Communications, Inc., Eagle River Investments, L.L.C., Craig O. McCaw and NM Acquisition Corp. (included as Appendix A to the proxy statement/ information statement/ prospectus forming a part of this Registration Statement and incorporated herein by reference)
*3.1		Certificate of Incorporation of the Registrant
**3.2		Form of Restated Certificate of Incorporation of the Registrant (included as Appendix E to the proxy statement/ information statement/ prospectus forming a part of this Registration Statement and incorporated herein by reference)
*3.3		Bylaws of the Registrant
**3.4		Form of Restated By-laws of the Registrant (included as Appendix F to the proxy statement/ information statement/ prospectus forming a part of this Registration Statement and incorporated herein by reference)
3.5	.1	Certificate of Incorporation of NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 3.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
3.5	.2	Certificate of Amendment of Certificate of Incorporation of NEXTLINK Communications, Inc., dated August 25, 1999 (Incorporated herein by reference to exhibit 3.2 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
3.5	.3	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of NEXTLINK 14% Senior Exchangeable Redeemable Preferred Shares and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to the exhibit 4.2 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
3.5	.4	Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of NEXTLINK 6 1/2% Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 4.8 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
3.5	.5	Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of NEXTLINK Series C Cumulative Convertible Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
3.5	.6	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of NEXTLINK Series D Convertible Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.6 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
3.6		By-laws of NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 3.2 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
3.7	.1	Form of Amended and Restated Certificate of Incorporation of Concentric (Incorporated herein by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))

Exhibit No.		Description

3.7	.2	Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 13 1/2% Series A and Series B Senior Redeemable Exchangeable Preferred Stock, due 2010 of Concentric. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))
3.8		Amended and Restated Bylaws of Concentric (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))
**3.9	.1	Form of Certificate of Designations of NM Acquisition Corp. Series A 14% Redeemable Preferred Stock
**3.9	.2	Form of Certificate of Designations of NM Acquisition Corp. Series B 6 1/2% Convertible Preferred Stock
**3.9	.3	Form of Certificate of Designations of NM Acquisition Corp. Series C Convertible Participating Preferred Stock
**3.9	.4	Form of Certificate of Designations of NM Acquisition Corp. Series D Convertible Participating Preferred Stock
**3.9	.5	Form of Certificate of Designations of NM Acquisition Corp. Series E 13 1/2% Redeemable Exchangeable Preferred Stock
**3.9	.6	Form of Certificate of Designations of NM Acquisition Corp. Series F 7% Convertible Redeemable Preferred Stock
4.1	.1	Form of stock certificate of 14% Senior Exchangeable Redeemable Preferred Shares (Incorporated herein by reference to exhibit 4.4 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.1	.2	Form of stock certificate of Class A common stock (Incorporated herein by reference to exhibit 4.4 filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (File No. 333-32001))
4.1	.3	Form of stock certificate of 6 1/2% Cumulative Convertible Preferred Stock (Incorporated herein by reference to exhibit 4.1.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.1	.4	Form of stock certificate of Series C Cumulative Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.4 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.1	.5	Form of stock certificate of Series D Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.2	.1	Indenture, dated as of April 25, 1996, by and among NEXTLINK Communications, Inc., NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee, relating to 12 1/2% Senior Notes due April 15, 2006, including form of global note (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, L.L.C. (the predecessor of NEXTLINK Communications, Inc.) and NEXTLINK Capital, Inc. (File No. 333-4603))
4.2	.2	First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK Communications, Inc., NEXTLINK Communications, L.L.C., NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.6 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

Exhibit No.		Description

4.2	.3	Second Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 25, 1996, by and among NEXTLINK Communications, Inc., NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.10 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
4.3	.1	Indenture dated September 25, 1997 between United States Trust Company, as Trustee and NEXTLINK Communications, Inc., relating to the 9 5/8% Senior Notes due 2007 (Incorporated herein by reference to exhibit 4.7 filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (File No. 333-77577))
4.3	.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated September 25, 1997, by and between NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.11 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
4.4	.1	Indenture, dated March 3, 1998, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc., relating to the 9% Senior Notes due 2008 (Incorporated herein by reference to exhibit 4.7 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.4	.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated March 3, 1998, by and between NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.12 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
4.5	.1	Indenture, dated April 1, 1998, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc., relating to the 9.45% Senior Discount Notes due 2008 (Incorporated herein by reference to exhibit 4.9 filed with the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.5	.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 1, 1998, by and between NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.13 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
4.6		Indenture, dated November 12, 1998, by and among NEXTLINK Communications, Inc. and United States Trust Company of New York, as trustee relating to the 10 3/4% Senior Notes due 2008 (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-71749))
4.7		Indenture, dated June 1, 1999, by and among NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee, relating to the 10 3/4% Senior Notes due 2009 (Incorporated herein by reference to exhibit 4.16 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.8		Indenture, dated June 1, 1999, by and among NEXTLINK Communications Inc. and United States Trust Company of Texas, as Trustee, related to the 12 1/4% Senior Discount Notes due 2009 (Incorporated herein by reference to exhibit 4.17 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

Exhibit No.		Description

4.9		Indenture, dated November 17, 1999, by and among NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee, relating to the 10 1/2% Senior Notes due 2009 (Incorporated herein by reference to exhibit 4.1(i) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-30388))
4.1	0	Indenture, dated November 17, 1999, by and among NEXTLINK Communications, Inc. and United States Trust Company of Texas, as Trustee, relating to the 12 1/8% Senior Discount Notes due 2009 (Incorporated herein by reference to exhibit 4.1(ii) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-30388))
4.1	1	Form of $150,000,000 Concentric 12 3/4% Senior Notes due 2007 (Incorporated by reference from Concentric’s Registration Statement on Form S-4 (File No. 333-45055))
4.1	2	Form of Warrant to purchase Concentric common stock (Incorporated by reference from Concentric’s Registration Statement on Form S-4 (File No. 333-58641))
4.1	3	Form of Indenture for Exchange Debentures. (Incorporated by reference from Concentric’s Registration Statement on Form S-4 (File No. 333-58641)
**5.1		Opinion of Willkie Farr & Gallagher regarding legality of securities being registered.
**8.1		Opinion of Willkie Farr & Gallagher regarding certain U.S. income tax aspects of the merger.
**8.2		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding certain U.S. income tax aspects of the merger.
10.1		Stock Option Plan of NEXTLINK Communications, Inc. as amended (Incorporated herein by reference to exhibit 10.1 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (File No. 333-586641))
10.2		Employee Stock Purchase Plan of NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 10.2 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
10.3		NEXTLINK Communications, Inc. Change of Control Retention Bonus and Severance Pay Plan (Incorporated herein by reference to exhibit 10.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.4		Registration Rights Agreement, dated as of January 15, 1997, between NEXTLINK Communications, Inc. and the signatories listed therein (Incorporated herein by reference to exhibit 10.4 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.5		Registration Rights Agreement, dated as of November 4, 1997, between NEXTLINK Communications, Inc. and Wendy P. McCaw (Incorporated herein by reference to exhibit 10.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.6		Registration Right Agreement, dated as of June 30, 1999, between NEXTLINK Communications, Inc. and Craig O. McCaw (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.7		Registration Rights Agreement dated as of January 20, 2000, between NEXTLINK Communications, Inc. and the purchasers listed on the signature pages thereto, relating to Class A common stock issuable upon conversion of Series C and D convertible preferred stock (Incorporated herein by reference to exhibit 10.7 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.8		Registration Rights Agreement, dated January 14, 1999, between NEXTLINK Communications, Inc. and the Holders referred to therein. (Incorporated herein by reference to exhibit 10.2 filed with the current report on Form 8-K filed on January 19, 1999)

Exhibit No.		Description

10.9		Employment Agreement, effective September 21, 1999, by and between Daniel Akerson and NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 10.11 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	0	Letter agreement, dated June 9, 1998, between NEXTLINK Communications, Inc. and Jan Loichle (Incorporated herein by reference to exhibit 10.10 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	1	Employment Agreement, dated as of January 3, 2000, by and between Nathaniel A. Davis and NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 10.11 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	2	Fiber Lease and Innerduct Use Agreement, dated February 23, 1998, by and between NEXTLINK Communications, Inc. and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.5 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	3	Amendment No. 1 to Fiber Lease and Innerduct Use Agreement, dated March 4, 1998, by and between NEXTLINK Communications, Inc. and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	4	Cost sharing and IRU Agreement, dated July 18, 1998, between Level 3 Communications, LLC and INTERNEXT LLC. (Incorporated herein by reference to exhibit 10.8 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	5	Guaranty Agreement, dated July 18, 1998, between NEXTLINK Communications, Inc. and Level 3 Communications, LLC. (Incorporated herein by reference to exhibit 10.7 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	6	Credit and Guaranty Agreement, dated as of February 3, 2000, among NEXTLINK Communications, Inc., certain subsidiaries of NEXTLINK Communications, Inc., as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as administrative agent, Barclays Bank PLC, and The Chase Manhattan Bank, as co-documentation agents and Goldman Sachs Credit Partners L.P., and TD Securities (USA) Inc., as joint lead arrangers (Incorporated herein by reference to exhibit 10.1 filed with the current report on Form 8-K filed on February 16, 2000)
10.1	7	1995 Concentric Stock Incentive Plan for Employees and Consultants, as amended February 21, 1996. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.1	8	Amended and Restated 1996 Stock Plan of Concentric. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.1	9	1997 Stock Plan of Concentric. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.2	0	1997 Employee Stock Purchase Plan of Concentric. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.2	1	Form of 1999 Non-Statutory Stock Option Plan of Concentric. (Incorporated by reference from Concentric’s Annual Report on Form 10-KA for the fiscal year ended December 31, 1998)

Exhibit No.		Description

10.2	2	Note and Warrant Purchase Agreement, dated June 19, 1997, by and between Concentric and Williams Communications Group, Inc. (“WCG”). (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.2	3	Carrier Agreement by and between the Registrant and MCI Telecommunications Corporation, dated August 12, 1998. (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
10.2	4	Definitive Agreement between SBC Operations, Inc. and Concentric, dated April 1, 1999. (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)
10.2	5	Amended and Restated Employee Services and Staffing Agreement, dated June 19, 1997, between Concentric and Critical Technologies, Inc., as amended on September 30, 1996, and October 23, 1996, including Colocation Services Agreement, dated as of November 1, 1994, between Concentric and Critical Technologies, Inc. and amendments thereto (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))
10.2	6	Virtual Private Network Services, dated August 16, 1996, between Concentric and WebTv Networks, Inc. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))
10.2	7	Amendment to Virtual Private Network Services Agreement between Concentric and WebTv Networks, Inc. dated November 1, 1997 (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)
10.2	8	Amendment Number Four to Virtual Private Network Services Agreement between Concentric and WebTv Networks, Inc., dated November 18, 1998 (Incorporated by reference from Concentric’s Registration Statement on Form S-3 (File No. 333-71235))
10.2	9	WebTV 2000 Pricing Term Sheet, dated June 18, 1999, between WebTV and Concentric. (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the SEC on August 14, 1999)
10.3	0	Stock Purchase Agreement by and between Concentric and Southwestern Bell Internet Services, Inc., dated October 19, 1998 (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
10.3	1	Agreement, dated June 18, 1999, between Microsoft Corporation and Concentric (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)
**23.1		Consent of Willkie Farr & Gallagher (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)
**23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference)
**23.3		Consent of Ernst & Young LLP
**23.4		Consent of Arthur Andersen LLP
**23.5		Consent of Merrill Lynch & Co.
**23.6		Consent of Bear, Stearns & Co. Inc.
*24.1		Powers of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference)
*99.1		Opinion of Bear, Stearns & Co. Inc. (included as Appendix B to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).
*99.2		Opinion of Merrill Lynch & Co. (included as Appendix C to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

Exhibit No.	Description

**99.3	Form of Proxy of Concentric Network Corporation.
*99.4	Consent of Henry Nothhaft to be named as a director.
*99.5	Consent of Peter C. Waal to be named as a director.

*  Previously filed.
** Filed herewith.

      (b) Schedules

      All schedules are omitted as the required information is presented in the Registrant’s consolidated financial statements or related notes or such schedules are not applicable.

Item 22.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (1)  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (2)  that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

      (3)  that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (4)  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request; and

      (5)  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 of may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused Amendment #1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, State of Virginia on May 12, 2000.

NM ACQUISITION CORP.

By:	/s/ DANIEL F. AKERSON* _______________________ Name: Daniel F. Akerson Title: President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL F. AKERSON* Daniel F. Akerson	President (Principal Executive Officer)	May 12, 2000

/s/ MARK GUNNING* Mark Gunning	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2000
/s/ GARY D. BEGEMAN Gary D. Begeman	Director	May 12, 2000

*By: /s/ GARY D. BEGEMAN Gary D. Begeman Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description

**2.1		Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 11, 2000, by and among Concentric Network Corporation, NEXTLINK Communications, Inc., Eagle River Investments, L.L.C., Craig O. McCaw and NM Acquisition Corp. (included as Appendix A to the proxy statement/ information statement/ prospectus forming a part of this Registration Statement and incorporated herein by reference)
*3.1		Certificate of Incorporation of the Registrant
**3.2		Form of Restated Certificate of Incorporation of the Registrant (included as Appendix E to the proxy statement/ information statement/ prospectus forming a part of this Registration Statement and incorporated herein by reference)
*3.3		Bylaws of the Registrant
**3.4		Form of Restated By-laws of the Registrant (included as Appendix F to the proxy statement/ information statement/ prospectus forming a part of this Registration Statement and incorporated herein by reference)
3.5	.1	Certificate of Incorporation of NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 3.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
3.5	.2	Certificate of Amendment of Certificate of Incorporation of NEXTLINK Communications, Inc., dated August 25, 1999 (Incorporated herein by reference to exhibit 3.2 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
3.5	.3	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of NEXTLINK 14% Senior Exchangeable Redeemable Preferred Shares and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to the exhibit 4.2 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
3.5	.4	Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of NEXTLINK 6 1/2% Cumulative Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 4.8 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
3.5	.5	Certificate of Designation of Powers, Preferences and Relative, Participating, Optional and Other Special Rights of NEXTLINK Series C Cumulative Convertible Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
3.5	.6	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of NEXTLINK Series D Convertible Participating Preferred Stock and Qualifications, Limitations and Restrictions Thereof (Incorporated herein by reference to exhibit 3.1.6 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
3.6		By-laws of NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 3.2 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
3.7	.1	Form of Amended and Restated Certificate of Incorporation of Concentric (Incorporated herein by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))

Exhibit No.		Description

3.7	.2	Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 13 1/2% Series A and Series B Senior Redeemable Exchangeable Preferred Stock, due 2010 of Concentric. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))
3.8		Amended and Restated Bylaws of Concentric (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))
**3.9	.1	Form of Certificate of Designations of NM Acquisition Corp. Series A 14% Redeemable Preferred Stock
**3.9	.2	Form of Certificate of Designations of NM Acquisition Corp. Series B 6 1/2% Convertible Preferred Stock
**3.9	.3	Form of Certificate of Designations of NM Acquisition Corp. Series C Convertible Participating Preferred Stock
**3.9	.4	Form of Certificate of Designations of NM Acquisition Corp. Series D Convertible Participating Preferred Stock
**3.9	.5	Form of Certificate of Designations of NM Acquisition Corp. Series E 13 1/2% Redeemable Exchangeable Preferred Stock
**3.9	.6	Form of Certificate of Designations of NM Acquisition Corp. Series F 7% Convertible Redeemable Preferred Stock
4.1	.1	Form of stock certificate of 14% Senior Exchangeable Redeemable Preferred Shares (Incorporated herein by reference to exhibit 4.4 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.1	.2	Form of stock certificate of Class A common stock (Incorporated herein by reference to exhibit 4.4 filed with the Registration Statement on Form S-1 of NEXTLINK Communications, Inc. (File No. 333-32001))
4.1	.3	Form of stock certificate of 6 1/2% Cumulative Convertible Preferred Stock (Incorporated herein by reference to exhibit 4.1.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.1	.4	Form of stock certificate of Series C Cumulative Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.4 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.1	.5	Form of stock certificate of Series D Convertible Participating Preferred Stock (Incorporated herein by reference to exhibit 4.1.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.2	.1	Indenture, dated as of April 25, 1996, by and among NEXTLINK Communications, Inc., NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee, relating to 12 1/2% Senior Notes due April 15, 2006, including form of global note (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, L.L.C. (the predecessor of NEXTLINK Communications, Inc.) and NEXTLINK Capital, Inc. (File No. 333-4603))
4.2	.2	First Supplemental Indenture, dated as of January 31, 1997, by and among NEXTLINK Communications, Inc., NEXTLINK Communications, L.L.C., NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.6 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

Exhibit No.		Description

4.2	.3	Second Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 25, 1996, by and among NEXTLINK Communications, Inc., NEXTLINK Capital, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.10 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
4.3	.1	Indenture dated September 25, 1997 between United States Trust Company, as Trustee and NEXTLINK Communications, Inc., relating to the 9 5/8% Senior Notes due 2007 (Incorporated herein by reference to exhibit 4.7 filed with the Registration Statement on Form S-3 of NEXTLINK Communications, Inc. (File No. 333-77577))
4.3	.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated September 25, 1997, by and between NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.11 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
4.4	.1	Indenture, dated March 3, 1998, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc., relating to the 9% Senior Notes due 2008 (Incorporated herein by reference to exhibit 4.7 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.4	.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated March 3, 1998, by and between NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.12 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
4.5	.1	Indenture, dated April 1, 1998, between United States Trust Company, as Trustee and NEXTLINK Communications, Inc., relating to the 9.45% Senior Discount Notes due 2008 (Incorporated herein by reference to exhibit 4.9 filed with the quarterly report on Form 10-Q for the quarterly period ended March 31, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.5	.2	First Supplemental Indenture, dated June 3, 1998, amending Indenture dated April 1, 1998, by and between NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee (Incorporated herein by reference to exhibit 4.13 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
4.6		Indenture, dated November 12, 1998, by and among NEXTLINK Communications, Inc. and United States Trust Company of New York, as trustee relating to the 10 3/4% Senior Notes due 2008 (Incorporated herein by reference to exhibit 4.1 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-71749))
4.7		Indenture, dated June 1, 1999, by and among NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee, relating to the 10 3/4% Senior Notes due 2009 (Incorporated herein by reference to exhibit 4.16 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
4.8		Indenture, dated June 1, 1999, by and among NEXTLINK Communications Inc. and United States Trust Company of Texas, as Trustee, related to the 12 1/4% Senior Discount Notes due 2009 (Incorporated herein by reference to exhibit 4.17 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)

Exhibit No.		Description

4.9		Indenture, dated November 17, 1999, by and among NEXTLINK Communications, Inc. and United States Trust Company of New York, as Trustee, relating to the 10 1/2% Senior Notes due 2009 (Incorporated herein by reference to exhibit 4.1(i) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-30388))
4.1	0	Indenture, dated November 17, 1999, by and among NEXTLINK Communications, Inc. and United States Trust Company of Texas, as Trustee, relating to the 12 1/8% Senior Discount Notes due 2009 (Incorporated herein by reference to exhibit 4.1(ii) filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-30388))
4.1	1	Form of $150,000,000 Concentric 12 3/4% Senior Notes due 2007 (Incorporated by reference from Concentric’s Registration Statement on Form S-4 (File No. 333-45055))
4.1	2	Form of Warrant to purchase Concentric common stock (Incorporated by reference from Concentric’s Registration Statement on Form S-4 (File No. 333-58641))
4.1	3	Form of Indenture for Exchange Debentures. (Incorporated by reference from Concentric’s Registration Statement on Form S-4 (File No. 333-58641)
**5.1		Opinion of Willkie Farr & Gallagher regarding legality of securities being registered.
**8.1		Opinion of Willkie Farr & Gallagher regarding certain U.S. income tax aspects of the merger.
**8.2		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding certain U.S. income tax aspects of the merger.
10.1		Stock Option Plan of NEXTLINK Communications, Inc. as amended (Incorporated herein by reference to exhibit 10.1 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. (File No. 333-586641))
10.2		Employee Stock Purchase Plan of NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 10.2 filed with the Registration Statement on Form S-4 of NEXTLINK Communications, Inc. (File No. 333-53975))
10.3		NEXTLINK Communications, Inc. Change of Control Retention Bonus and Severance Pay Plan (Incorporated herein by reference to exhibit 10.3 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.4		Registration Rights Agreement, dated as of January 15, 1997, between NEXTLINK Communications, Inc. and the signatories listed therein (Incorporated herein by reference to exhibit 10.4 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1996 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.5		Registration Rights Agreement, dated as of November 4, 1997, between NEXTLINK Communications, Inc. and Wendy P. McCaw (Incorporated herein by reference to exhibit 10.5 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.6		Registration Right Agreement, dated as of June 30, 1999, between NEXTLINK Communications, Inc. and Craig O. McCaw (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.7		Registration Rights Agreement dated as of January 20, 2000, between NEXTLINK Communications, Inc. and the purchasers listed on the signature pages thereto, relating to Class A common stock issuable upon conversion of Series C and D convertible preferred stock (Incorporated herein by reference to exhibit 10.7 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.8		Registration Rights Agreement, dated January 14, 1999, between NEXTLINK Communications, Inc. and the Holders referred to therein. (Incorporated herein by reference to exhibit 10.2 filed with the current report on Form 8-K filed on January 19, 1999)

Exhibit No.		Description

10.9		Employment Agreement, effective September 21, 1999, by and between Daniel Akerson and NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 10.11 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	0	Letter agreement, dated June 9, 1998, between NEXTLINK Communications, Inc. and Jan Loichle (Incorporated herein by reference to exhibit 10.10 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	1	Employment Agreement, dated as of January 3, 2000, by and between Nathaniel A. Davis and NEXTLINK Communications, Inc. (Incorporated herein by reference to exhibit 10.11 filed with the Annual Report on Form 10-K for the year ended December 31, 1999 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	2	Fiber Lease and Innerduct Use Agreement, dated February 23, 1998, by and between NEXTLINK Communications, Inc. and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.5 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	3	Amendment No. 1 to Fiber Lease and Innerduct Use Agreement, dated March 4, 1998, by and between NEXTLINK Communications, Inc. and Metromedia Fiber Network, Inc. (Incorporated herein by reference to exhibit 10.6 filed with the Annual Report on Form 10-KSB for the year ended December 31, 1997 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	4	Cost sharing and IRU Agreement, dated July 18, 1998, between Level 3 Communications, LLC and INTERNEXT LLC. (Incorporated herein by reference to exhibit 10.8 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	5	Guaranty Agreement, dated July 18, 1998, between NEXTLINK Communications, Inc. and Level 3 Communications, LLC. (Incorporated herein by reference to exhibit 10.7 filed with the quarterly report on Form 10-Q for the quarterly period ended September 30, 1998 of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc.)
10.1	6	Credit and Guaranty Agreement, dated as of February 3, 2000, among NEXTLINK Communications, Inc., certain subsidiaries of NEXTLINK Communications, Inc., as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Toronto Dominion (Texas), Inc., as administrative agent, Barclays Bank PLC, and The Chase Manhattan Bank, as co-documentation agents and Goldman Sachs Credit Partners L.P., and TD Securities (USA) Inc., as joint lead arrangers (Incorporated herein by reference to exhibit 10.1 filed with the current report on Form 8-K filed on February 16, 2000)
10.1	7	1995 Concentric Stock Incentive Plan for Employees and Consultants, as amended February 21, 1996. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.1	8	Amended and Restated 1996 Stock Plan of Concentric. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.1	9	1997 Stock Plan of Concentric. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.2	0	1997 Employee Stock Purchase Plan of Concentric. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.2	1	Form of 1999 Non-Statutory Stock Option Plan of Concentric. (Incorporated by reference from Concentric’s Annual Report on Form 10-KA for the fiscal year ended December 31, 1998)

Exhibit No.		Description

10.2	2	Note and Warrant Purchase Agreement, dated June 19, 1997, by and between Concentric and Williams Communications Group, Inc. (“WCG”). (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241)
10.2	3	Carrier Agreement by and between the Registrant and MCI Telecommunications Corporation, dated August 12, 1998. (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
10.2	4	Definitive Agreement between SBC Operations, Inc. and Concentric, dated April 1, 1999. (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)
10.2	5	Amended and Restated Employee Services and Staffing Agreement, dated June 19, 1997, between Concentric and Critical Technologies, Inc., as amended on September 30, 1996, and October 23, 1996, including Colocation Services Agreement, dated as of November 1, 1994, between Concentric and Critical Technologies, Inc. and amendments thereto (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))
10.2	6	Virtual Private Network Services, dated August 16, 1996, between Concentric and WebTv Networks, Inc. (Incorporated by reference from Concentric’s Registration Statement on Form S-1 (File No. 333-27241))
10.2	7	Amendment to Virtual Private Network Services Agreement between Concentric and WebTv Networks, Inc. dated November 1, 1997 (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)
10.2	8	Amendment Number Four to Virtual Private Network Services Agreement between Concentric and WebTv Networks, Inc., dated November 18, 1998 (Incorporated by reference from Concentric’s Registration Statement on Form S-3 (File No. 333-71235))
10.2	9	WebTV 2000 Pricing Term Sheet, dated June 18, 1999, between WebTV and Concentric. (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed with the SEC on August 14, 1999)
10.3	0	Stock Purchase Agreement by and between Concentric and Southwestern Bell Internet Services, Inc., dated October 19, 1998 (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
10.3	1	Agreement, dated June 18, 1999, between Microsoft Corporation and Concentric (Incorporated by reference from Concentric’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)
**23.1		Consent of Willkie Farr & Gallagher (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)
**23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference)
**23.3		Consent of Ernst & Young LLP
**23.4		Consent of Arthur Andersen LLP
**23.5		Consent of Merrill Lynch & Co.
**23.6		Consent of Bear, Stearns & Co. Inc.
*24.1		Powers of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference)
*99.1		Opinion of Bear, Stearns & Co. Inc. (included as Appendix B to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).
*99.2		Opinion of Merrill Lynch & Co. (included as Appendix C to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

Exhibit No.	Description

**99.3	Form of Proxy of Concentric Network Corporation.
*99.4	Consent of Henry Nothhaft to be named as a director.
*99.5	Consent of Peter C. Waal to be named as a director.

*  Previously filed.
** Filed herewith.